As filed with the Securities and Exchange Commission on July 30, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SECURITY WITH ADVANCED TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	7373	20-1978398
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1722 Boxelder Street, Suite 101

Louisville, Colorado 80027

Telephone: (303) 475-3786

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey G. McGonegal

Chief Executive Officer

Security With Advanced Technology, Inc.

1722 Boxelder Street, Suite 101

Louisville, Colorado 80027

Telephone: (303) 475-3786

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Scott M. Stanton, Esq. J. Nathan Jensen, Esq. Morrison & Foerster LLP 12531 High Bluff Drive San Diego, California 92130 (858) 720-5100	Adam J. Agron, Esq. Brownstein Hyatt Farber Schreck, LLP 410 17th Street, 22nd Floor Denver, Colorado 80202 (303) 223-1100

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and prior to the effective time of the proposed merger described in this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock	17,219,799	N/A	$10,016.07	$0.39

(1)	Represents the maximum number of shares of common stock of SWAT issuable in exchange for shares of capital stock of PepperBall in connection with the merger of a SWAT subsidiary with and into PepperBall.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2) of the Securities Act, based on one-third of the par value of the securities SWAT will receive in the merger due to the fact that PepperBall has an accumulated capital deficit, calculated as the product of (i) one-third times (ii) 30,048,200,the total number of PepperBall shares of common stock, Series A preferred stock and Series B preferred stock outstanding, times (iii) $0.001, the par value per share of the PepperBall common stock, Series A preferred stock and Series B preferred stock.
(3)	This fee has been calculated pursuant to Section 6(b) of the Securities Act by multiplying the maximum aggregate offering price by 0.0000393. Pursuant to Rule 457(p) of the Securities Act the registrant is offsetting the filing fee due in connection with the filing of this Registration Statement by $0.39 of filing fees previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 30, 2008

TO THE STOCKHOLDERS OF SECURITY WITH ADVANCED TECHNOLOGY, INC.

AND PEPPERBALL TECHNOLOGIES, INC.

A MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT!

Security With Advanced Technology, Inc. (“SWAT”) and PepperBall Technologies, Inc. (“PepperBall”) have entered into a merger agreement. In the merger, holders of PepperBall capital stock will receive shares of SWAT common stock in exchange for the shares of PepperBall capital stock they own. Upon completion of the merger, the former stockholders of PepperBall capital stock will own 50% of the combined company’s outstanding capital stock, and PepperBall will become a wholly-owned subsidiary of SWAT. In addition, the name of the combined company will be changed to PepperBall Technologies, Inc. SWAT common stock is listed on The Nasdaq Capital Market under the trading symbol “SWAT,” and the SWAT common stock closed at $0.75 per share on July 28, 2008. SWAT is a provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. PepperBall develops, manufactures and markets non-lethal and less lethal weapons and compliance technology for use by law enforcement, correctional facilities and the military, as well as private security officers and consumers. SWAT and PepperBall expect that after completion of the merger the common stock of the combined company will trade under the symbol “PBAL” on The Nasdaq Capital Market.

SWAT is requesting that its shareholders approve the adoption of the merger agreement, the approval of the merger, and the issuance of shares of SWAT common stock in the merger. SWAT is also asking its shareholders to approve an amendment to SWAT’s amended articles of incorporation to change SWAT’s name to PepperBall Technologies, Inc., provide that SWAT’s board may have up to 10 members and increase SWAT’s authorized number of shares of common stock from 30,000,000 shares to 50,000,000 shares. Further, SWAT is asking its shareholders to approve the conversion of SWAT’s outstanding shares of Series B preferred stock into shares of SWAT common stock.

The exact number of shares to be issued in the merger is calculated pursuant to an exchange ratio, which will be determined at the closing of the merger. Assuming that 17,219,799 shares of SWAT’s common stock remain outstanding (assuming conversion of all outstanding SWAT preferred stock), the aggregate number of shares of SWAT common stock to be issued to the PepperBall stockholders in the merger would be approximately 17,219,799. This number of shares would result in PepperBall stockholders owning 50% of SWAT’s common stock (assuming conversion of all outstanding SWAT preferred stock). Based on an approximate exchange ratio of 0.559325, as described more fully on page 47, and a price per share of SWAT common stock of $[            ], each existing share of PepperBall common stock would be worth approximately $[            ].

Further, SWAT is requesting that its shareholders approve a 1-for-2 reverse stock split of SWAT’s common stock.

In addition, SWAT is requesting that its shareholders re-elect SWAT’s current five directors to serve for additional one-year terms.

PepperBall is requesting that its stockholders vote to adopt the merger agreement and approve the merger with SWAT.

This joint proxy statement/prospectus provides you with detailed information about the proposed merger, a description of which begins on page 26. You should also carefully read the section entitled “Risk Factors” beginning on page 11 for a discussion of specific risks that you should consider in determining how to vote on the proposed merger.

Neither the Securities and Exchange Commission nor any state securities regulator has approved the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [                    ], 2008 and is first being mailed to shareholders of SWAT and PepperBall on or about [                    ], 2008.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend either meeting, please vote as soon as possible to make sure that your shares are represented at the meeting.

We strongly support the proposed transactions and join with our boards of directors in enthusiastically recommending that you vote in favor of the proposals presented to you for approval. In considering the merger, the boards of directors of SWAT and PepperBall considered the following factors, among others:

The combination of SWAT and PepperBall will create one of the largest providers of less-lethal weapon products, with a full line of products from projectiles to launchers;

The belief that the less-lethal market has future growth opportunities;

The merger will allow for the settlement of the intellectual property litigation between SWAT and PepperBall which, to date, has consumed significant resources and management time and attention; and

The expectation that the merger would provide the shareholders of both companies with the potential for more financial success than either company has on its own.

Jeffrey G. McGonegal Chief Executive Officer Security With Advanced Technology, Inc.	Eric P. Wenaas Chief Executive Officer PepperBall Technologies, Inc.

[SWAT LOGO]

SECURITY WITH ADVANCED TECHNOLOGY, INC.

Notice of Annual Meeting of Shareholders

to be held [                    ], 2008

The annual meeting of shareholders of Security With Advanced Technology, Inc. (“SWAT”) will be held at the offices of Brownstein Hyatt Farber Schreck, LLP located at 410 17th Street, 22nd Floor, Denver, Colorado, on [            ], [                    ], 2008, at [        ] a.m., local time, for the following purposes:

1. To approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of May 27, 2008, by and among PepperBall Technologies, Inc. (“PepperBall”), SWAT and PTI Acquisition Corp., a wholly-owned subsidiary of SWAT (“Merger Sub”), pursuant to which Merger Sub will merge with and into PepperBall with PepperBall as the surviving corporation. The approval of the adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement, including the issuance of shares in the merger.

2. To approve the amendment to SWAT’s amended articles of incorporation to change SWAT’s name to PepperBall Technologies, Inc., provide that SWAT’s board may have up to 10 members and, increase SWAT’s authorized number of shares of common stock from 30,000,000 to 50,000,000. Even if Proposal 2 is approved, the amendment to the amended articles of incorporation would take effect only if the merger is approved.

3. To approve the conversion of SWAT’s Series B preferred stock into shares of SWAT common stock.

4. To approve a 1-for-2 reverse stock split of SWAT’s common stock

5. To elect Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David Welch to the board of directors of SWAT to serve for the ensuing one-year term and until their successors are duly elected.

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the joint proxy statement/prospectus that accompanies this notice. The board of directors has fixed the close of business on [                    ], 2008 as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

of Security With Advanced Technology, Inc.

Jeffrey G. McGonegal

Chief Executive Officer

Louisville, Colorado

[                    ], 2008

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

[LOGO OF PEPPERBALL TECHNOLOGIES, INC.]

Notice of Special Meeting of Stockholders

to be held [                    ], 2008

The special meeting of stockholders of PepperBall Technologies, Inc. (“PepperBall”) will be held at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California 92130 on [            ], [    ], 2008, at [        ] a.m., local time, for the following purposes:

1. To approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of May 27, 2008, by and among PepperBall, Security With Advanced Technology, Inc. (“SWAT”) and PTI Acquisition Corp., a wholly-owned subsidiary of SWAT (“Merger Sub”), pursuant to which Merger Sub will merge with and into PepperBall, with PepperBall as the surviving corporation. In the merger, your shares of PepperBall common stock will be exchanged for shares of SWAT common stock. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement, including the conversion of all outstanding shares of PepperBall preferred stock to common stock. If the merger is approved by the shareholders of SWAT and PepperBall, the five current members of PepperBall’s board of directors, Dr. Eric P. Wenaas, John C. Stiska, Jeffrey M. Nash, Jack Fitzpatrick and Richard A. Collato will be appointed to SWAT’s board of directors following completion of the merger.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the joint proxy statement/prospectus that accompanies this notice.

The board of directors has fixed the close of business on [                    ], 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this special meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

of PepperBall Technologies, Inc.

Eric P. Wenaas

Chief Executive Officer

San Diego, California

[                    ], 2008

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS	5
The Companies	5
Structure of the Merger	5
The Terms of the Merger Agreement	5
Treatment of PepperBall Stock Options	6
Treatment of PepperBall Warrants	7
The Reasons the Boards of Directors of SWAT and PepperBall Approved the Merger	7
Intellectual Property Litigation	7
The Advance Note	8
New SWAT Notes	8
Anti-Dilution Protection	8
Interests of Certain Persons in the Merger	8
Board Composition Following the Merger	9
Relative Percentages of Ownership	9
The Recommendations of the Boards of SWAT and PepperBall	9
Risk Factors Related to the Merger	10
The Shareholders’ Meetings	10
Accounting Treatment	10
Governmental Approval of the Merger	10
Appraisal Rights for SWAT Shareholders and for PepperBall Stockholders	10
RISK FACTORS	11
Risks Related to the Merger	11
The merger will result in substantial dilution of the ownership interests of current SWAT shareholders	11
The volatility of the market price of SWAT common stock may reduce the value of the SWAT shares received in the merger by PepperBall stockholders	11
Future sales of the combined company’s common stock may depress its stock price	11
The rights of holders of PepperBall common stock will change as a result of the merger	11
Officers and directors of PepperBall will receive benefits that may have influenced them to support or approve the merger	12
Failure to complete the merger could cause SWAT’s stock price to decline and could harm SWAT’s and PepperBall’s business and operating results	12
The announcement of the merger may adversely affect SWAT and PepperBall	12
Risks Related to the Combined Company’s Business Following the Merger	13
The combined company’s common stock may not be listed on The Nasdaq Capital Market	13
Failure of the merger to achieve potential benefits could harm the business and operating results of the combined company	13
Both SWAT and PepperBall have incurred substantial losses since inception, which makes it difficult to evaluate the prospects of the combined company	13
The combined company will need to raise additional working capital or it may be forced to cease operations	14
If the market for the combined company’s products does not experience significant growth or if the combined company’s products do not achieve broad acceptance, the combined company’s operations will suffer	14
If the combined company is unable to manage growth in its business, its prospects may be limited and its future profitability may be adversely affected	14
The combined company may face personal injury, wrongful death and other liability claims that harm its reputation and adversely affect its sales and financial condition	14
If the combined company is unable to design, introduce and sell new products or new product features successfully, its business and financial results could be adversely affected	15

i

The combined company will expend significant resources in anticipation of a sale due to its lengthy sales cycle and may receive no revenue in return	15
Many of the combined company’s end-users are subject to budgetary and political constraints that may delay or prevent sales	15
Government regulation of products may adversely affect sales	15
If the combined company is unable to protect its intellectual property, it may lose a competitive advantage or incur substantial litigation costs to protect its rights	16
The combined company may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from its business	16
Competition in the market for the combined company’s products could reduce the combined company’s sales and prevent the combined company from achieving profitability	16
Product defects could reduce demand for the combined company’s products and result in a loss of sales, delay in market acceptance and injury to reputation	16
The combined company’s dependence on third party suppliers for key components of its devices could delay shipment of products and reduce sales	16
The combined company will depend on its ability to attract and retain key management and technical personnel	17
The combined company will incur significant costs as a result of operating as a public company, and the combined company’s management will be required to devote substantial time to comply with public company regulations	17
The application of “penny stock” rules could adversely affect the market price of the combined company’s common stock and increase your transaction costs to sell those shares	17
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
THE SWAT ANNUAL MEETING	19
Voting Rights and Solicitation of Proxies; Expenses	19
Purpose of the SWAT Annual Meeting	19
Record Date and Outstanding Shares	19
Stock Ownership of Management and Certain Shareholders	20
Vote Required	20
Quorum; Abstentions; Broker Non-Votes	20
Voting of Proxies; Revocation of Proxies	20
THE PEPPERBALL SPECIAL MEETING	22
Record Date; Outstanding Shares	22
Revocability of Proxies	22
Voting and Solicitation	22
Vote Required	22
Quorum; Abstentions	22
Rights of Dissenting Stockholders	23
Appraisal Rights Procedures	23
SWAT AND PEPPERBALL	26
PROPOSAL NO. 1 APPROVAL OF ADOPTION OF THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREUNDER	26
Background of the Merger	26
Reasons for the Merger	27
RECOMMENDATIONS OF THE SWAT AND THE PEPPERBALL BOARDS OF DIRECTORS	31
Recommendation of the SWAT Board	31
Recommendation of the PepperBall Board	31
Vote Required	31
Existing Business Relationships Between SWAT and PepperBall	31
Interests of Certain PepperBall Persons in the Merger	32
Treatment of PepperBall Stock Options	32
Treatment of PepperBall Warrants	33

v

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about SWAT that is not included in or being delivered with this joint proxy statement/prospectus. The incorporated information that is not included in or being delivered with this joint proxy statement/prospectus is available to you without charge upon your written or oral request. You can obtain any document that is incorporated by reference in this proxy statement/prospectus, excluding all exhibits that have not been specifically incorporated by reference, on the investor relations page of SWAT’s web site at http://www.swat-systems. com or by requesting it in writing or by telephone from SWAT at the following address or telephone number:

Security With Advanced Technology, Inc.

Attn.: Jeffrey G. McGonegal

1722 Boxelder Street, Suite 101

Louisville, CO 80027

Phone: (303) 475-3786

Web Address: www.swat-systems.com

If you would like to request any documents, please do so by [                    ], 2008 in order to receive them before the annual meeting. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus is a part to vote on the proposals being presented at the annual meeting and the special meeting. No one has been authorized to provide you with information that is different from what is contained in this document or in the incorporated documents.

Security With Advanced Technology, Inc. and the Security With Advanced Technology, Inc. logo are trademarks of Security With Advanced Technology, Inc. PepperBall Technologies, Inc. and the PepperBall logo are trademarks of PepperBall Technologies, Inc. Other product and brand names are trademarks or registered trademarks of their respective holders.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1:    What is the merger transaction?

A:    In general terms, the merger transaction involves the merger of PTI Acquisition Corp., a wholly-owned subsidiary of SWAT, into PepperBall Technologies, Inc. with PepperBall as the surviving corporation. Holders of PepperBall common stock will receive shares of SWAT common stock in exchange for the shares of PepperBall common stock they own, including common stock issued upon conversion of PepperBall preferred stock immediately prior to the merger. As a result of the merger, the former stockholders of PepperBall will own 50% of SWAT’s common stock (assuming conversion of all outstanding SWAT preferred stock) immediately after the merger. Following the merger, PepperBall’s Chief Executive Officer will be the Chief Executive Officer of the combined company, and SWAT’s Chief Executive Officer will be the Chief Financial Officer of the combined company.

Q2:    What will I receive in the merger?

A:    SWAT shareholders will not receive any consideration in the merger, and the number of shares of SWAT common stock that they hold will be unaffected. However, SWAT will be issuing approximately 17,219,799 shares of common stock to PepperBall stockholders in connection with the merger, which will dilute the percentage ownership of SWAT shareholders by 50%.

Immediately prior to the merger, each outstanding share of PepperBall preferred stock will be converted into PepperBall common stock. PepperBall stockholders will receive shares of SWAT common stock for the shares of PepperBall common stock they hold. The exact number of shares of SWAT common stock that PepperBall stockholders will receive for their shares of PepperBall common stock will be determined by an exchange ratio set forth in more detail on page 47. Assuming that 17,219,799 shares of SWAT’s common stock remain outstanding (assuming conversion of SWAT’s preferred stock into common stock), each share of PepperBall common stock will convert into the right to receive approximately 0.559325 shares of the common stock of the combined entity. Based on this exchange ratio, each share of common stock of the combined entity would be worth approximately $[            ]. In the aggregate, PepperBall stockholders will own 50% of the surviving corporation following the merger.

Q3:    What are the tax consequences of the merger?

A:    Subject to the discussion in “Material Federal Income Tax Consequences” below, SWAT and PepperBall have structured the merger so that, for federal income tax purposes, PepperBall stockholders will generally not recognize a gain or a loss upon the receipt of SWAT common stock in exchange for their PepperBall common stock in the merger, except with respect to cash received in connection with the exercise of appraisal rights. SWAT shareholders will not recognize taxable gains or losses as a result of the merger.

Q4:    What am I being asked to vote upon?

A:    SWAT shareholders are being asked to approve the adoption of the merger agreement and approval of the merger. Approval of the adoption of the merger agreement will include approval of all transactions contemplated thereby, including, without limitation, the issuance of approximately 17,219,799 shares of SWAT common stock in the merger. Further, SWAT shareholders are being asked to approve:

•

the amendment to SWAT’s amended articles of incorporation to change SWAT’s name to PepperBall Technologies, Inc., provide that SWAT’s board may have up to 10 members and increase SWAT’s authorized common stock from 30,000,000 shares to 50,000,000 shares. The amendment to SWAT’s amended articles of incorporation would take effect only if the merger is approved;

•	the conversion of SWAT’s Series B preferred stock into common stock;

•	a 1-for-2 reverse stock split of SWAT’s common stock; and

•	the election of Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David E. Welch as directors to serve for one-year terms.

PepperBall stockholders are being asked to approve the adoption of the merger agreement and approval of the merger. Approval of the adoption of the merger agreement will include approval of all transactions contemplated thereby, including, without limitation, the conversion of all of the outstanding shares of each series of preferred stock immediately prior to the merger.

Q5:    Why are SWAT shareholders being asked to approve an amendment to SWAT’s amended articles of incorporation to change SWAT’s name, provide that SWAT’s board may have up to 10 members and increase SWAT’s authorized common stock from 30,000,000 shares to 50,000,000 shares?

A:    The name of the combined company will be changed to PepperBall Technologies, Inc. to leverage the “PepperBall” brand name on a going forward basis. SWAT’s amended articles of incorporation currently provide that the number of directors shall not be more than nine. In connection with the merger, SWAT has proposed to amend its amended articles of incorporation to provide that its board may have up to 10 members in order to accommodate the election of 10 directors pursuant to the merger agreement. Finally, the increase in SWAT’s authorized number of shares of common stock will assure that an adequate number of shares of common stock will be available to complete the merger and for future issuances under the combined company’s equity compensation plan, and in the event the combined company’s board of directors determines that it is necessary or appropriate to issue additional shares in connection with the raising of additional capital, the acquisition of other businesses, the establishment of strategic relationships with corporate partners, or for other corporate purposes.

The amendment to SWAT’s amended articles of incorporation will take effect only if the merger is completed.

Q6:    Why are SWAT shareholders being asked to approve the conversion of SWAT’s outstanding Series B preferred stock into common stock?

A:    SWAT’s common stock is listed on The Nasdaq Capital Market and, therefore, it is subject to the Nasdaq Marketplace Rules. SWAT is asking its shareholders to approve the conversion of the Series B preferred stock to shares of common stock because Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) requires shareholder approval for any issuance of common stock (including securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power of the outstanding capital stock before issuance for less than the greater of book value or market value of the stock. The conversion price per share of the Series B preferred stock is less than the greater of book value or market value of SWAT’s common stock and, upon conversion into common stock, the Series B preferred stock will represent more than 20% of the voting power of SWAT’s capital stock. Further, if the conversion is not approved, the holders of the Series B preferred stock will have the right to require SWAT to redeem all or a portion of the shares of Series B preferred stock for cash at a price per share of Series B preferred stock equal to $5.00, subject to certain adjustments, plus simple interest on such price per share at the rate of 6% per annum. The decision to convert any outstanding Series B preferred stock is at the option of the holder of such stock. Shareholder approval of the conversion of SWAT’s outstanding Series B preferred stock into common stock will not require or effect an automatic conversion of the Series B preferred stock.

Q7:    Why are SWAT shareholders being asked to approve a 1-for-2 reverse stock split of SWAT’s common stock?

A:    SWAT’s board of directors’ primary objective in proposing the reverse stock split is to raise the per share trading price of SWAT’s common stock. SWAT’s board of directors believes that the reverse stock split would, among other things, (i) better enable SWAT to maintain the listing of its common stock on The Nasdaq Capital Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities, and (iii) better enable the combined company to raise funds to finance its planned operations.

Q8:    What vote is required to approve the proposals?

A:    SWAT shareholders: Assuming a quorum is present, the proposal regarding the merger, the proposal regarding the amendment to the amended articles of incorporation, the proposal regarding the conversion of the Series B preferred stock and the proposal regarding the reverse stock split will require that the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. If you abstain or do not instruct your broker how to vote, your abstention or broker non-vote will have the same effect as a vote against each of these proposals.

Assuming a quorum is present, the directors shall be elected by a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of directors.

Certain officers and directors of SWAT holding an aggregate of 12.1% of the outstanding common stock of SWAT (assuming exercise of the outstanding options held by such officers and directors) have entered into voting agreements and agreed to vote all shares of SWAT common stock held by them in favor of the merger.

PepperBall stockholders: Assuming a quorum is present, the proposal requires the affirmative vote of holders of a majority of the outstanding voting power of the common stock and the preferred stock, voting together as a single class, present and entitled to vote on the merger at the special meeting. If you abstain or do not vote, your abstention or non-vote will have the same effect as a vote against the merger proposal.

Certain officers and directors of PepperBall holding an aggregate of 25.6% of the outstanding common stock, Series A preferred stock and Series B preferred stock of PepperBall have entered into voting agreements and agreed to vote all shares of PepperBall capital stock held by them in favor of the merger.

Q9:    What constitutes a quorum at the shareholders’ meetings?

A:    For SWAT, a quorum is one-third of the outstanding shares entitled to vote which are present or represented by proxy at the SWAT annual meeting.

For PepperBall, a quorum is a majority of the outstanding shares entitled to vote which are present or represented by proxy at the PepperBall special meeting.

A quorum must exist for the transaction of business at the shareholders’ meetings. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes, which are shares held by a broker or nominee that are represented at the shareholders’ meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal, are also included in determining the presence of a quorum.

Q10:    What do I need to do now?

A:    After you read and consider the information in this document, mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the appropriate shareholders’ meeting. You should return your proxy card whether or not you plan to attend your shareholders’ meeting. If you attend your shareholders’ meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

Q11:    If my shares of SWAT common stock are held in “street name” by my broker, will my broker vote my shares for me?

A:    Your broker will vote your shares only if you provide instructions on how to vote. If you do not provide your broker with instructions on how to vote, your broker’s non-votes will have the same effect as votes against approval of the merger, approval of the amendment to the amended articles of incorporation, the conversion of the Series B preferred stock and the reverse stock split. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Abstentions and broker non-votes will have no effect on the election of directors.

Q12:    What do I do if I want to change my vote after I have sent in my proxy card?

A:    You can change your vote at any time before your proxy is voted at the appropriate shareholders’ meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card at a later date. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to SWAT or PepperBall, as the case may be, before your shareholders’ meeting. Finally, you can attend your shareholders’ meeting and vote in person. Simply attending your shareholders’ meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q13:    If I am a holder of PepperBall capital stock, how should I send in my stock certificates for exchange?

A:    Do not send in your stock certificates with your proxy card. You must keep your stock certificates until after the merger has been completed, after which you will receive a letter of transmittal describing how you may exchange your PepperBall stock certificates for certificates representing shares of SWAT common stock. At that time, you will have to submit your PepperBall stock certificates to the exchange agent with your completed letter of transmittal.

Q14:    Who can I call with questions?

A:    If you have any questions regarding the proposals or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact the individuals listed below:

If you are a SWAT shareholder and you have questions regarding the proposals or the solicitation of your proxy, you should contact:

Security With Advanced Technology, Inc.

1722 Boxelder St., Suite 101

Louisville, Colorado 80027

Attention: Jeffrey G. McGonegal

Phone Number: (303) 475-3786

If you are a PepperBall stockholder and you have questions regarding either the merger or the solicitation of your proxy, you should contact:

PepperBall Technologies, Inc.

6142 Nancy Ridge Drive, Suite 101

San Diego, California 92121

Attention: Eric P. Wenaas

Phone Number: (858) 638-0236

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this document and may not contain all of the information that is important to you. Even though we have highlighted what we believe is the most important information, we encourage you to read the entire joint proxy statement/prospectus for a complete understanding of the proposed merger of a wholly-owned subsidiary of SWAT into PepperBall. You should also review the other available information referred to in “Where You Can Find More Information” on page 200.

The Companies

Security With Advanced Technology, Inc.

SWAT was organized as a partnership in September 1999 and subsequently incorporated in Montana in January 2000 as A4S Technologies, Inc. In December 2004, A4S Technologies, Inc. reincorporated in Colorado and in October 2006 changed its name to Security With Advanced Technology, Inc. SWAT is an emerging provider of high-tech security products and services, which include non-lethal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments.

SWAT’s principal executive offices are located at 1722 Boxelder St., Suite 101, Louisville, Colorado 80027. SWAT’s telephone number is (303) 475-3786. SWAT’s web address is www.swat-systems.com. Information on SWAT’s website does not constitute a part of this joint proxy statement/prospectus.

PepperBall Technologies, Inc.

PepperBall was incorporated in Delaware in August 2000 as Jaycor Tactical Systems, Inc., and in September 2002 changed its name to PepperBall Technologies, Inc. PepperBall develops, manufactures and markets non-lethal and less lethal weapons and compliance technology for use by law enforcement, correctional facilities and the military, as well as private security officers and consumers.

PepperBall’s principal executive offices are located at 6142 Nancy Ridge Drive, Suite 101, San Diego, California 92121. PepperBall’s telephone number is (858) 638-0236. PepperBall’s web address is www.pepperball.com. Information on PepperBall’s website does not constitute a part of this joint proxy statement/prospectus.

Structure of the Merger

(page 47)

At the closing of the merger, a wholly-owned subsidiary of SWAT will merge into PepperBall and PepperBall will be the surviving corporation and a wholly-owned subsidiary of SWAT. Immediately prior to the merger, each share of PepperBall preferred stock shall be converted into that number of shares of common stock for which each share of preferred stock is then convertible. Each share of PepperBall common stock then will be converted into the right to receive shares of SWAT common stock. The merger has been structured so that, for federal income tax purposes, PepperBall stockholders will generally not recognize a gain or a loss upon the receipt of SWAT common stock in exchange for their PepperBall common stock in the merger, except with respect to cash received in connection with the exercise of appraisal rights.

The Terms of the Merger Agreement

The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

Conversion of securities; adjustment of exchange ratio (page 47). In the merger, each share of PepperBall common stock will be converted into the right to receive approximately 0.559325 of one share of SWAT common stock based on an exchange ratio set forth in more detail on page 47. Fractional shares resulting from the conversion will be rounded down to the nearest whole share. In the aggregate, the PepperBall stockholders will own 50% of the surviving corporation’s outstanding common stock (assuming the conversion of all of SWAT’s outstanding preferred stock) following the merger.

SWAT common stock (page 47). The SWAT common stock that holders of PepperBall common stock will receive as a result of the merger is traded and quoted on The Nasdaq Capital Market under the market symbol “SWAT.” Following the completion of the merger, the name of the company will be changed to PepperBall Technologies, Inc. and SWAT and PepperBall expect that the common stock of the combined company will trade under the symbol “PBAL” on The Nasdaq Capital Market.

Conditions to the merger (page 53). The completion of the merger depends upon the satisfaction of a number of conditions, including:

•	approval of the merger agreement and the transactions it contemplates by the shareholders of SWAT and PepperBall;

•	approval for quotation on The Nasdaq Capital Market of the shares of SWAT common stock to be issued in the merger;

•

SWAT’s shareholders shall have approved (i) a proposal to change SWAT’s name to PepperBall Technologies, Inc. and (ii) the conversion of SWAT’s Series B preferred stock into shares of SWAT Common Stock, and

•	SWAT must have minimum unrestricted cash on hand of at least $1,000,000.

No solicitation (page 57). Subject to certain exceptions, neither SWAT nor PepperBall may solicit or support any proposal for a merger or similar transaction involving any third party, participate in negotiations or discussions concerning any proposed acquisition by a third party, provide any non-public information to any third party relating to any proposed acquisition, or approve or recommend any proposed acquisition by a third party.

Termination (page 54). Subject to certain exceptions, either SWAT or PepperBall may terminate the merger agreement if the merger is not completed by February 27, 2009, and in various other circumstances.

Fees and expenses (page 55). In general, all fees and expenses incurred in connection with the merger agreement and the transactions it contemplates shall be paid by the party incurring such expenses, whether or not the merger is completed.

Treatment of PepperBall Stock Options

(page 32)

Under the terms of the merger agreement, SWAT has agreed to assume all PepperBall options, whether vested or unvested.

All outstanding PepperBall options shall remain subject to the terms and conditions of the existing PepperBall stock option plan, including any restrictions on the exercisability of each option and the term, exercisability and vesting schedule, except that:

•

each option will be exercisable for that number of shares of SWAT common stock equal to the product of the number of shares of PepperBall common stock that would be issuable upon exercise of the option immediately prior to the effective time of the merger multiplied by the exchange ratio;

•

the per share exercise price for the shares of SWAT common stock issuable upon exercise of each option will be equal to the quotient determined by dividing the exercise price per share of PepperBall common stock at which the option is exercisable immediately prior to the effective time of the merger by the exchange ratio; and

•	further adjustments may be made in the case of incentive stock options, if required under U.S. federal tax laws.

Treatment of PepperBall Warrants

(page 33)

Under the terms of the merger agreement, SWAT has agreed to assume all PepperBall warrants.

All outstanding PepperBall warrants shall remain subject to the terms and conditions of the existing PepperBall warrants, including any restrictions on the exercisability of each warrant and the term and exercisability, except that:

•

each warrant will be exercisable for that number of shares of SWAT common stock equal to the product of the number of shares of PepperBall common stock that would be issuable upon exercise of the warrant immediately prior to the effective time of the merger multiplied by the exchange ratio; and

•

the per share exercise price for the shares of SWAT common stock issuable upon exercise of each warrant will be equal to the quotient determined by dividing the exercise price per share of PepperBall common stock at which the warrant is exercisable immediately prior to the effective time of the merger by the exchange ratio.

The Reasons the Boards of Directors of SWAT and PepperBall Approved the Merger

(page 31)

The SWAT and the PepperBall boards of directors approved the merger based on a number of factors, including, among other things, their belief that the combination of SWAT and PepperBall will create a stronger, more successful company, with enhanced prospects for continued viability, by:

•	creating one of the largest providers of less-lethal products, with a full line of products from projectiles to launchers; and

•	providing the shareholders of both companies with the potential for more financial success than either company has on its own.

The two boards of directors also considered separate reasons for the merger, including:

•	SWAT’s board considered the fact that SWAT’s prospects as a stand-alone company have diminished; and

•	PepperBall’s board considered the fact that as a result of the merger PepperBall stockholders would receive potential liquidity through their ownership of publicly traded securities.

Further, the two boards considered the merger as a means to ending the costly intellectual property litigation between SWAT and PepperBall.

Intellectual Property Litigation

(page 36)

In April 2007, PepperBall brought an action in United States District Court, Southern District of California (Case No. ‘07CV 0672 JAH POR) against SWAT, Vizer Group, Inc. and Avurt International, Inc. The action alleges that SWAT and its subsidiaries infringed certain of PepperBall’s patents and breached a Reseller Agreement and Non-Disclosure Agreement. PepperBall is seeking (i) damages for the alleged patent infringement and breach of contract, (ii) an injunction to prohibit further alleged patent infringement, and (iii) other relief and costs. In the event the merger is consummated, this litigation will be settled and dismissed.

The Advance Note

(page 31)

Concurrently with the execution of the merger agreement, SWAT delivered $495,000 to PepperBall in exchange for a promissory note from PepperBall in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and PepperBall is not obligated to repay the Advance Note unless the merger is not consummated due to the failure of PepperBall’s stockholders to approve the merger or if the board of directors of PepperBall withdraws its recommendation of the merger. The Advance Note is payable within 90 days of either event. If PepperBall must repay the Advance Note, SWAT, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the intellectual property litigation between SWAT and PepperBall; and (ii) a non-exclusive worldwide license to use PepperBall’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that SWAT is having produced by Tiberius Arms. Such license shall (a) have a five year initial term and SWAT shall have the right to renew the license for additional five year terms unless SWAT is in default under the license, (b) carry a royalty equal to 3% of SWAT’s net sales of non-lethal projectiles and launchers (subject to a $100,000 per year maximum) and (c) provide for payment by SWAT to PepperBall of $250,000 upon the execution of the license (which shall be satisfied by SWAT’s waiver of the repayment of $250,000 of the Advance Note as described above), with 50% of such payment to be treated as a royalty prepayment. The Advance Note contains certain other customary provisions such as default provisions.

New SWAT Notes

(page 32)

Pursuant to the terms of the merger agreement, the holders of outstanding promissory notes issued by PepperBall will exchange such notes for promissory notes with the same principal amount issued by the combined company (the “New SWAT Notes”). The New SWAT Notes will bear interest at the rate of 10% per annum and shall mature 15 months from the closing of the merger. The New SWAT Notes will also be convertible into shares of the combined company’s common stock.

Anti-Dilution Protection

(page 55)

Pursuant to the merger agreement, if, within nine months following the closing of the merger, the combined company raises additional financing through the sale of equity securities, the former PepperBall stockholders will be entitled to receive additional shares of the combined company’s stock upon the closing of such subsequent equity financing, based upon a formula described on page 55.

Interests of Certain Persons in the Merger

(page 32)

At the closing of the merger Eric P. Wenaas will enter into an employment agreement with SWAT. Pursuant to this agreement, Dr. Wenaas will serve as the combined company’s chief executive officer. It is expected that the agreement will have an initial two year term and provide that Dr. Wenaas will receive an initial base salary of $150,000 per year. Further, it is expected that if the agreement is terminated upon Dr. Wenaas’ death or disability, by Dr. Wenaas for good reason or upon notice by the board of directors, Dr. Wenaas will be entitled to receive his then-current base salary for a period of six months following such termination.

Pursuant to the terms of the merger agreement, certain officers and directors of PepperBall will exchange promissory notes issued by PepperBall for the New SWAT Notes. These notes will bear interest at the rate of 10% per annum and will be convertible into shares of the combined company’s common stock.

Under the merger agreement, SWAT has agreed to honor any indemnification provisions of PepperBall’s certificate of incorporation and bylaws for a period of six years from the completion of the merger. SWAT has also agreed to provide for indemnification provisions in the certificate of incorporation and bylaws of the surviving corporation. In addition, SWAT has agreed to provide director and officer liability insurance for any claims arising in connection with the merger agreement for a period of not less than six years following the completion of the merger.

As a result of these interests, the directors and officers of PepperBall may be more likely to vote to approve the merger agreement than if they did not hold these interests. PepperBall stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

Board Composition Following the Merger

(page 33)

SWAT’s board of directors currently consists of five directors. Upon the closing of the merger:

•	the combined company’s board of directors will have 10 directors;

•

if re-elected at the annual meeting, the five existing SWAT directors, Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David E. Welch, will remain on the combined company’s board; and

•	the five existing PepperBall directors, Eric P. Wenaas, John C. Stiska, Jeffrey M. Nash, Jack Fitzpatrick and Richard A. Collato, will be appointed to the combined company’s board.

Following the closing of the merger, the term of each director shall expire at the next annual meeting of shareholders of the combined company.

Relative Percentages of Ownership

The final exchange ratio shall be determined using the number of shares of SWAT and PepperBall capital stock outstanding as of 11:59 pm (San Diego, California time) on the day immediately preceding the closing date of the merger. Based on the number of shares outstanding on June 30, 2008 for each of SWAT and PepperBall, immediately after the closing of the merger, the holders of PepperBall common stock would hold 50% of the outstanding capital stock of the combined company. The holders of SWAT capital stock would hold 50% of the outstanding combined company capital stock immediately after the closing.

The Recommendations of the Boards of SWAT and PepperBall

SWAT (page 31): The SWAT board of directors believes that the proposed merger is fair to, advisable for, and in the best interests of SWAT and its shareholders, has unanimously voted to approve the terms and provisions of the merger agreement, and unanimously recommends that you vote FOR the adoption of the merger agreement and approval of the merger, including all transactions contemplated thereby.

Additionally, the SWAT board of directors believes that the amendment to the amended articles of incorporation is in the best interests of SWAT and its shareholders, has unanimously voted to approve the amendment to the amended articles of incorporation and unanimously recommends that you vote FOR the approval of the amendment to the amended articles of incorporation.

Further, the SWAT board of directors believes that approving the conversion of SWAT’s outstanding Series B preferred stock into common stock is in the best interests of SWAT and its shareholders, has unanimously voted to approve the conversion and unanimously recommends that you vote FOR the approval of the conversion.

The SWAT board of directors believes that approving the 1-for-2 reverse stock split is in the best interests of SWAT and its shareholders, has unanimously voted to approve the reverse split and unanimously recommends that you vote FOR the approval of the reverse split.

The board of directors of SWAT further believes that the re-election of Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David E. Welch to the board is in the best interests of SWAT and its shareholders, has unanimously voted to approve the election of those directors and unanimously recommends that you vote FOR the election of those directors.

PepperBall (page 31): The PepperBall board of directors believes that the merger is fair to, advisable for, and in the best interests of PepperBall and its stockholders, has unanimously voted to approve the merger agreement, and unanimously recommends that you vote FOR the adoption of the merger agreement and approval of the merger, including all transactions contemplated thereby.

Risk Factors Related to the Merger

The “Risk Factors” beginning on page 11 should be considered carefully by both SWAT and PepperBall shareholders in evaluating whether to approve the adoption of the merger agreement and approval of the merger. These risk factors should be considered along with any other information included herein, including in conjunction with forward-looking statements made herein.

The Shareholders’ Meetings

(pages 19 and 22)

The annual meeting of the shareholders of SWAT will be held on [            ], [                    ], 2008, at [        ] a.m., local time, at the offices of Brownstein Hyatt Farber Schreck, LLP located at 410 17th Street, 22nd Floor, Denver, Colorado.

The special meeting of the stockholders of PepperBall will simultaneously be held on [            ], [                     ], 2008, at [        ] a.m., local time, at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California 92130.

Accounting Treatment

For accounting purposes, PepperBall will be the “accounting acquiror” of SWAT.

Governmental Approval of the Merger

(page 35)

SWAT and PepperBall have determined that filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is not required in connection with the merger.

Appraisal Rights for SWAT Shareholders and for PepperBall Stockholders

(page 23)

Under Delaware law, the holders of common stock (including the common stock issued upon conversion of PepperBall preferred stock immediately prior to the merger) of PepperBall will have appraisal rights and may be entitled to receive cash equal to the fair market value of their PepperBall common stock. To do so, they must follow the procedures set forth under Section 262 of the Delaware General Corporation Law. Section 262 is attached as Annex C to this joint proxy statement/prospectus.

Under Colorado law, SWAT shareholders do not have appraisal rights in connection with the merger.

RISK FACTORS

You should carefully consider the risks described below regarding the merger, together with all of the other information included in this joint proxy statement/prospectus, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to the Merger

The merger will result in substantial dilution of the ownership interests of current SWAT shareholders.

Upon completion of the merger, each share of PepperBall common stock will be exchanged for approximately 0.559325 shares of SWAT common stock, resulting in the issuance of an aggregate of approximately 17,219,799 shares of SWAT common stock. As a result, the current shareholders of SWAT will own 50% of the outstanding common stock of the combined company (assuming the conversion of all of SWAT’s preferred stock). This represents substantial dilution of the ownership interests and voting power of the current SWAT shareholders. As a result of the merger, SWAT’s shareholders will not be able to control the management or affairs of the combined company, including the election of directors and approval of significant corporate transactions.

The volatility of the market price of SWAT common stock may reduce the value of the SWAT shares received in the merger by PepperBall stockholders.

The market price of SWAT common stock has experienced significant volatility. SWAT expects this volatility to continue. This fluctuation is, or in the future may be, caused by many factors including:

•	fluctuations in operating results caused by inconsistencies in product performance;

•	changes in stock market analysts’ predictions as to SWAT’s future economic success;

•	the presence or absence of short-selling of its common stock; and

•	events affecting other companies that the market deems comparable to SWAT.

Accordingly, you should obtain recent market quotations for SWAT common stock in order to assess the market value of the SWAT shares that will be issued in exchange for the PepperBall shares.

If the market price of SWAT common stock declines prior to the closing of the merger, the value of the SWAT common stock to be received by holders of PepperBall common stock in the merger will be reduced.

Future sales of the combined company’s common stock may depress its stock price.

The shares of SWAT common stock issued to PepperBall’s former stockholders will be freely tradable in the public market. The market price of the combined company’s common stock could fall in response to sales of a large number of shares of its common stock in the market after the merger or in response to the perception that sales of a large number of shares could occur. In addition, these sales could create the perception by the public of difficulties or problems with the combined company’s products and services. As a result, these sales also might make it more difficult for the combined company to sell equity or equity-related securities in the future at a time and price that its board of directors deems appropriate.

The rights of holders of PepperBall common stock will change as a result of the merger.

Following the merger, holders of PepperBall common and preferred stock outstanding immediately prior to the merger will become holders of SWAT common stock. There are differences between the rights of SWAT shareholders under SWAT’s amended articles of incorporation and bylaws and the rights of PepperBall stockholders under PepperBall’s certificate of incorporation and bylaws. As a result of these differences, the holders of PepperBall common and preferred stock may have less control over corporate actions proposed to be taken by SWAT than those holders had over corporate actions proposed to be taken by PepperBall.

For more information, see “Comparison of Rights of Holders of SWAT Common Stock and PepperBall Common Stock,” beginning on page 58.

Officers and directors of PepperBall will receive benefits that may have influenced them to support or approve the merger.

Some of the directors and officers of PepperBall have arrangements that give them interests in the merger that are different from the interests of the stockholders of PepperBall, including the following:

•	SWAT has agreed to honor any indemnification provision of PepperBall’s certificate of incorporation, as amended, and bylaws for a period of six years from the completion of the merger;

•	Eric P. Wenaas will enter into an employment agreement with SWAT upon the closing of the merger; and

•	certain officers and directors of PepperBall will be issued promissory notes by the combined company.

For the above reasons, the directors and officers of PepperBall could be more likely to vote to approve the terms of the merger than if they did not have these interests. PepperBall stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. See “Interests of Certain PepperBall Persons in the Merger,” beginning on page 32.

Failure to complete the merger could cause SWAT’s stock price to decline and could harm SWAT’s and PepperBall’s business and operating results.

The merger agreement contains conditions which SWAT and/or PepperBall must meet in order to consummate the merger. In addition, the merger agreement may be terminated by either SWAT or PepperBall under certain circumstances. If the merger is not completed for any reason, SWAT and PepperBall may be subject to a number of risks, including the following:

•	the market price of SWAT common stock may decline to the extent that the relevant current market price reflects a market assumption that the merger will be completed;

•	many costs related to the merger, such as legal, accounting and financial printing fees, must be paid regardless of whether the merger is completed; and

•	there may be substantial disruption to the business of SWAT and PepperBall and distraction of their respective workforces and management teams.

The announcement of the merger may adversely affect SWAT and PepperBall.

In response to the announcement of the merger, customers or suppliers of SWAT and/or PepperBall may delay, defer or cancel product purchase or other decisions. Any delay, deferral or cancellation in product purchase or other decisions by customers or suppliers could harm the business of the relevant company, regardless of whether the merger is completed. Similarly, current and prospective SWAT and/or PepperBall employees may experience uncertainty about their future roles with SWAT or PepperBall until the merger is completed. As a result, the ability of SWAT and/or PepperBall to attract and retain key management, sales, marketing and technical personnel could suffer.

Risks Related to the Combined Company’s Business Following the Merger

In addition to the risk factors related to the merger set forth above, after the merger, the combined company will be subject to the following risks:

The combined company’s common stock may not be listed on The Nasdaq Capital Market.

SWAT’s common stock is currently listed on The Nasdaq Capital Market. On May 29, 2008, SWAT received a letter from Nasdaq Listing Qualifications stating that the merger may result in a change of control of SWAT. If this is the case, the combined company will be required to submit an initial listing application and meet all initial Nasdaq Capital Market inclusion criteria as set forth under Nasdaq Marketplace Rule 4340(a). If the combined company does not meet all initial Nasdaq Capital Market inclusion criteria, then the combined company’s common stock would be delisted from The Nasdaq Capital Market. SWAT and PepperBall do not believe that the combined company will be able to meet all initial Nasdaq Capital Market inclusion criteria. If the combined company’s common stock is delisted from The Nasdaq Capital Market, SWAT and PepperBall believe that the common stock would likely be traded on the OTC Bulletin Board or the Pink Sheets, which may reduce the liquidity of, and may adversely affect the price of, the combined company’s common stock.

Failure of the merger to achieve potential benefits could harm the business and operating results of the combined company.

SWAT and PepperBall expect that the combination of SWAT and PepperBall will result in potential benefits for the combined company. Achieving these potential benefits will depend on a number of factors, some of which include:

•	retention of key management, marketing and technical personnel after the merger;

•	the ability of the combined company to increase its customer base and to increase the sales of products; and

•	competitive conditions in the non-lethal and less lethal weapons and technology market.

The failure to achieve anticipated benefits could harm the business, financial condition and operating results of the combined company.

Both SWAT and PepperBall have incurred substantial losses since inception, which makes it difficult to evaluate the prospects of the combined company.

SWAT’s independent registered public accounting firm’s opinion on its 2007 financial statements includes an explanatory paragraph indicating substantial doubt about SWAT’s ability to continue as a going concern. In addition, PepperBall’s independent registered public accounting firm’s opinion on its 2007 financial statements includes an explanatory paragraph indicating substantial doubt about PepperBall’s ability to continue as a going concern. In the three months ended March 31, 2008 and in the year ended December 31, 2007, SWAT had revenues of $226,000 and $1,242,000, respectively, and incurred a net loss of $1,380,000 and $21,887,000, respectively. In the three months ended March 31, 2008 and in the year ended December 31, 2007, PepperBall had revenues of $725,000 and $3,264,000, respectively, and incurred a net loss of $257,000 and $1,266,000, respectively. As of March 31, 2008, SWAT had shareholders’ equity of $7,230,000, including an accumulated deficit of $40,820,000 and PepperBall had an accumulated shareholders’ capital deficit of $2,552,000, including an accumulated deficit of $13,180,000. SWAT and PepperBall expect that the combined company will continue to incur significant sales, marketing, general and administrative and product development expenses in connection with the development of its business. The combined company may never be profitable

The combined company will need to raise additional working capital or it may be forced to cease operations.

At March 31, 2008 SWAT had $3.1 million in cash on hand. SWAT and PepperBall expect that the combined company will need to raise at least $2 million to $3 million in additional capital to fund its operations for 12 months after the closing of the merger. Further, upon the closing of the merger the combined company will issue promissory notes in the approximate amount of $2.25 million. The principal and all accrued interest under these notes will be due and payable 15 months after the closing of the merger. Unless these notes are converted into common stock, the combined company will likely need to raise additional capital to pay its obligations under these notes. The combined company may not be able to raise the additional financing it needs in the future. Further, any available financing may be expensive to obtain, and the terms of such financing may be onerous to the combined company and its shareholders. Failure to raise additional capital when needed could cause the combined company to cease operations. In addition, any future issuances of securities will dilute the ownership interests of the shareholders of the combined company.

If the market for the combined company’s products does not experience significant growth or if the combined company’s products do not achieve broad acceptance, the combined company’s operations will suffer.

SWAT and PepperBall cannot accurately predict the future growth rate or the size of the market for the combined company’s products. The expansion of this market depends on a number of factors, such as:

•	the cost, performance and reliability of the combined company’s products and the products offered by competitors;

•	customers’ perceptions regarding the benefits of the combined company’s products;

•	public perceptions regarding the use of the combined company’s products;

•	customers’ satisfaction with the products; and

•	marketing efforts and publicity regarding the products.

If the combined company is unable to manage growth in its business, its prospects may be limited and its future profitability may be adversely affected.

The combined company intends to expand its sales and marketing programs and its manufacturing capacity as needed to meet future demand. Any significant expansion may strain the combined company’s managerial, financial and other resources. If the combined company is unable to manage its growth, its business, operating results and financial condition could be adversely affected. The combined company will need to continually improve its operations, financial and other internal systems to manage its growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

The combined company may face personal injury, wrongful death and other liability claims that harm its reputation and adversely affect its sales and financial condition.

The combined company’s products are often used in aggressive confrontations that may result in serious, permanent bodily injury or death to those involved. The combined company’s products may be associated with these injuries. A person injured in a confrontation or otherwise in connection with the use of the combined company’s products may bring legal action against the combined company to recover damages on the basis of theories including personal injury, wrongful death, negligent design, defective product or inadequate warning. The combined company may also be subject to lawsuits involving allegations of misuse of its products. If successful, personal injury, misuse and other claims could have a material adverse effect on the combined company’s operating results and financial condition. Significant litigation could result in a diversion of management’s attention and resources, negative publicity and a potential award of monetary damages in excess of the combined company’s insurance coverage. The outcome of any litigation is inherently uncertain and any litigation may have a material adverse effect on the combined company’s revenues, financial condition or financial results.

If the combined company is unable to design, introduce and sell new products or new product features successfully, its business and financial results could be adversely affected.

The combined company’s future success will depend on its ability to develop new products or new product features that achieve market acceptance in a timely and cost-effective manner. The development of new products and new product features is complex, and the combined company may experience delays in completing the development and introduction of new products. Further, any products that may be developed in the future may not achieve market acceptance. If the combined company fails to develop new products or new product features on a timely basis that achieve market acceptance, its business, financial results and competitive position could be adversely affected.

The combined company will expend significant resources in anticipation of a sale due to its lengthy sales cycle and may receive no revenue in return.

Generally, the combined company’s customers consider a wide range of issues before committing to purchase its products, including product benefits, training costs, the cost to use the products in addition to or in place of other non-lethal products, budget constraints and product reliability, safety and efficacy. The length of the sales cycle may range from a few weeks to as long as several years. Adverse publicity surrounding the combined company’s products or the safety of such products could lengthen the sales cycle with customers. The combined company may incur substantial selling costs and expend significant effort in connection with the evaluation of its products by potential customers before they place an order.

Many of the combined company’s end-users are subject to budgetary and political constraints that may delay or prevent sales.

Many of the combined company’s end-user customers will be government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency wants to acquire products, it may be unable to purchase them due to budgetary or political constraints. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays which frequently occur in connection with the acquisition of products by such agencies.

Government regulation of products may adversely affect sales.

Federal regulation of sales in the United States: Some of the combined company’s devices are firearms regulated by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. As a result, federal laws restrict sales of such devices in the United States. Additional federal regulation in the future could adversely affect sales of products.

Federal regulation of international sales: The combined company’s devices are controlled as a “crime control” product by the U.S. Department of Commerce, or DOC, for export directly from the United States. Consequently, the combined company must obtain an export license from the DOC for the export of its devices from the United States other than to Canada. An inability to obtain DOC export licenses on a timely basis for sales of devices to our international customers could significantly and adversely affect international sales.

State and local regulation: The combined company’s devices are controlled, restricted or their use prohibited by a number of state and local governments. The devices are banned from private citizen sale or use in seven states: New York, New Jersey, Rhode Island, Michigan, Wisconsin, Massachusetts and Hawaii. Other jurisdictions may ban or restrict the sale of the combined company’s products and product sales may be significantly affected by additional state, county and city governmental regulation.

If the combined company is unable to protect its intellectual property, it may lose a competitive advantage or incur substantial litigation costs to protect its rights.

The combined company’s future success depends upon its proprietary technology. The combined company’s protective measures, including patents, trademarks and trade secret protection, may prove inadequate to protect its proprietary rights. The right to stop others from misusing trademarks and service marks in commerce depends to some extent on an ability to show evidence of enforcement of rights against such misuse in commerce. The combined company’s efforts to stop improper use, if insufficient, may lead to loss of brand loyalty and notoriety among customers and prospective customers. The scope of any patent may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy and expensive. In addition, the combined company’s patents may be held invalid upon challenge, or others may claim rights in or ownership of such patents.

The combined company may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from its business.

Any intellectual property infringement claims against the combined company, with or without merit, could be costly and time-consuming to defend and divert management’s attention from business. If the combined company’s products were found to infringe a third party’s proprietary rights, the combined company could be required to enter into costly royalty or licensing agreements in order to be able to sell its products. Royalty and licensing agreements, if required, may not be available on terms acceptable to the combined company or at all.

Competition in the market for the combined company’s products could reduce the combined company’s sales and prevent the combined company from achieving profitability.

The market for the combined company’s products is highly competitive. The combined company faces competition from numerous larger, better capitalized and more widely known companies that make other non-lethal devices and products. Increased competition may result in greater pricing pressure, lower gross margins and reduced sales. If the combined company is unable to effectively compete, its results of operations will be adversely affected.

Product defects could reduce demand for the combined company’s products and result in a loss of sales, delay in market acceptance and injury to reputation.

Complex components and assemblies used in the combined company’s products may contain undetected defects that are subsequently discovered at any point in the life of the product. Product defects may result in a loss of sales, delay in market acceptance and injury to reputation and increased warranty costs.

The combined company’s dependence on third party suppliers for key components of its devices could delay shipment of products and reduce sales.

The combined company will depend on certain domestic and foreign suppliers for the delivery of components used in the assembly of products. Such reliance on third-party suppliers creates risks related to the combined company’s potential inability to obtain an adequate supply of components or subassemblies and reduced control over pricing and timing of delivery of components and sub-assemblies. Specifically, the combined company will depend on suppliers of sub-assemblies, machined parts, injection molded plastic parts, printed circuit boards, custom wire fabrications and other miscellaneous customer parts for products. The combined company also will not have long-term agreements with any of its suppliers and supply may be interrupted. Any interruption of supply for any material components of products could significantly delay the shipment of products and have a material adverse effect on revenues, profitability and financial condition.

The combined company will depend on its ability to attract and retain key management and technical personnel.

The combined company’s success will depend upon the continued service of its key management personnel. The combined company’s success also depends on its ability to continue to attract, retain and motivate qualified technical personnel. Although the combined company will have employment agreements with certain of its officers, the employment of such persons is “at-will” and either the combined company or the employee can terminate the employment relationship at any time, subject to the applicable terms of the employment agreements. The competition for key employees is intense. The loss of the service of one or more of key personnel would harm the combined company’s business.

The combined company will incur significant costs as a result of operating as a public company, and the combined company’s management will be required to devote substantial time to comply with public company regulations.

As a public company, the combined company will incur significant legal, accounting and other expenses that it would not otherwise incur if the combined company were a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC have imposed various requirements on public companies, including changes in corporate governance practices. The Sarbanes-Oxley Act requires the combined company to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of the combined company’s disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight are required. The combined company’s management and other personnel need to devote a substantial amount of time to these requirements. The combined company will have limited internal financial and accounting resources, and these resources may not be sufficient to support the combined company’s required compliance with these rules and regulations. Moreover, these rules and regulations increase the combined company’s legal and financial compliance costs and make some activities more time-consuming and costly.

In addition, the combined company will be required to perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of the combined company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The combined company’s compliance with Section  404 requires that the combined company incur substantial expense and expend significant management efforts.

The application of “penny stock” rules could adversely affect the market price of the combined company’s common stock and increase your transaction costs to sell those shares.

When the trading price of the combined company’s common stock is below $5.00 per share, the open-market trading of the combined company’s common stock will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common stock, and may result in decreased liquidity for the combined company’s common stock and increased transaction costs for sales and purchases of the combined company’s common stock as compared to other securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this joint proxy statement/prospectus, including the risk factors in this section, contains forward-looking statements that involve risks and uncertainties. These statements relate to, among other things, consummation of the merger, future financial and operating results of the combined company and benefits of the pending merger. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the risks factors described below, elsewhere in this joint proxy statement/prospectus and in SWAT’s periodic filings with the SEC. Before making a decision regarding the merger, you should be aware that the occurrence of the events described in these risk factors could harm SWAT’s business, operating results, and financial condition.

THE SWAT ANNUAL MEETING

The accompanying proxy is solicited by the board of directors of SWAT for use at the annual meeting of shareholders to be held on [                    ], 2008, at [        ] a.m., local time, or at any postponement or adjournment thereof. The meeting will be held at the offices of Brownstein Hyatt Farber Schreck, LLP located at 410 17th Street, 22 nd Floor, Denver, Colorado. SWAT’s telephone number is (303) 475-3786.

These proxy solicitation materials were mailed on or about [                    ], 2008 to all shareholders entitled to vote at the meeting.

Voting Rights and Solicitation of Proxies; Expenses

This solicitation of proxies is made on behalf of the board of directors of SWAT and the cost thereof will be borne by SWAT. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of SWAT common stock. Further solicitation of proxies may be made personally, by email or by telephone by SWAT’s directors, officers and employees who will not receive additional compensation for the solicitation.

On June 30, 2008, SWAT had outstanding 7,213,403 shares of common stock, all of which are entitled to vote with respect to the proposals presented in this joint proxy statement/prospectus. In addition, on June 30, 2008, SWAT had outstanding 2,528,266 shares of Series A preferred stock and 747,813 shares of Series B preferred stock, none of which are entitled to vote with respect to the proposals presented in this joint proxy statement/prospectus. Each common shareholder of record at the close of business on [                    ], 2008, is entitled to one vote for each share held. SWAT’s bylaws provide that one-third of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Certain officers and directors of SWAT holding an aggregate of 12.1% of the outstanding common stock of SWAT (assuming exercise of outstanding options held by such officers and directors) have signed voting agreements in which they have agreed to vote the shares held by them in favor of the merger.

Purpose of the SWAT Annual Meeting

The purpose of the SWAT annual meeting is to vote upon proposals for:

•	the approval of the merger agreement and the transactions contemplated by the merger agreement, including the issuance of shares of SWAT common stock in the merger;

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the amendment of SWAT’s amended articles of incorporation to change its corporate name to PepperBall Technologies, Inc., provide that SWAT’s board of directors may have up to 10 members and increase SWAT’s authorized common stock from 30,000,000 shares to 50,000,000 share;

•	the approval of the conversion of SWAT’s outstanding Series B preferred stock into common stock;

•	the approval of a 1-for-2 reverse stock split of SWAT’s common stock; and

•	the election of Gregory Pusey, Gail Schoettler, Thomas R. Marinelli, Robert J. Williams and David E. Welch as directors to serve for one-year terms.

The amendment to SWAT’s amended articles of incorporation would take effect only if the merger is approved.

Record Date and Outstanding Shares

The close of business on [                    ], 2008 has been fixed by the SWAT board of directors as the record date for determination of the shareholders of SWAT entitled to notice of, and to vote at, the SWAT annual meeting or any postponement or adjournment of the SWAT annual meeting. Holders of record of SWAT common stock at the close of business on the record date are entitled to notice of, and to vote at, the SWAT annual meeting. As of the record date, there were approximately [            ] shareholders of record holding an aggregate of [            ] shares of SWAT common stock. See “Stock Ownership of Management and Certain Shareholders” below.

Stock Ownership of Management and Certain Shareholders

As of the record date, the directors and executive officers of SWAT collectively owned approximately 12.1% of the outstanding shares (assuming the exercise of their outstanding options). As of the record date, the directors and executive officers of PepperBall collectively owned beneficially approximately 57.7% of the outstanding shares.

Vote Required

Each shareholder of record of SWAT common stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the shareholders of SWAT at the SWAT annual meeting.

Proposal 1 regarding the merger, Proposal 2 regarding the amendment to the amended articles of incorporation, Proposal 3 regarding the conversion of the Series B preferred stock and Proposal 4 regarding the reverse stock split each require that the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal at the annual meeting. Pursuant to voting agreements, all of the officers and directors have agreed to vote all of his or her shares in favor of SWAT’s merger proposal.

In order to comply with the rules of The Nasdaq Stock Market pertaining to the issuance of new shares, approval for issuances of 20% or more of SWAT’s outstanding stock is required by the shareholders of SWAT. By approving Proposal 1, the shareholders are approving the issuance of more than 20% of the outstanding shares of SWAT’s common stock upon the closing of the merger.

Proposal 5 to re-elect the five nominees as directors requires a plurality of the votes cast at the annual meeting of shareholders.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy duly authorized, of the holders of one-third of the outstanding voting shares of SWAT common stock will constitute a quorum for the transaction of business at the annual meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by brokers or nominees which are represented at the meeting, but that such broker or nominee is not empowered to vote on a particular proposal) and abstentions will be counted in determining whether a quorum is present at the annual meeting.

Abstentions and broker non-votes will have the same effect as a negative vote on the proposal relating to the merger, the proposal relating to the amendment of the amended articles of incorporation and the proposal relating to the conversion of the Series B preferred stock. Abstentions and broker non-votes will have no effect on the election of directors.

Voting of Proxies; Revocation of Proxies

The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the SWAT board of directors for use at the meeting. Please complete, date, and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to SWAT. All properly signed proxies that SWAT receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR the approval of the merger agreement, the issuance of shares in the merger, the amendment to SWAT’s amended articles of incorporation, the conversion of the Series B preferred stock, the reverse stock split and the election of SWAT’s nominees for directors.

You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	delivering a written notice to the secretary of SWAT by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

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attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

SWAT’s board of directors does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

THE PEPPERBALL SPECIAL MEETING

The accompanying proxy is solicited by the board of directors of PepperBall for use at the special meeting of stockholders to be held [            ], [                    ], 2008, at [        ] a.m., local time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The special meeting will be held at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California 92130. PepperBall’s telephone number is (858) 638-0236.

These proxy solicitation materials were mailed on or about [                    ], 2008 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on [                    ], 2008 are entitled to notice of and to vote at the special meeting. As of June 30, 2008, 17,075,496 shares of PepperBall common stock were issued and outstanding and 1,884,581 shares of PepperBall Series A preferred stock and 11,885,323 shares of Series B preferred stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to PepperBall a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

When voting together as a single class, each share of PepperBall common stock has one vote, each share of Series A preferred stock has one vote and each share of Series B preferred stock has one vote, calculated as provided in PepperBall’s certificate of incorporation, as amended.

The cost of soliciting proxies will be borne by PepperBall. Proxies may be solicited by certain of PepperBall’s directors, officers and regular employees, without additional compensation, personally or by telephone, telefax, email or otherwise.

Vote Required

Approval of Proposal No. 1 seeking authorization to adopt the merger agreement and approve the merger requires the affirmative vote of holders of at least a majority of the outstanding voting power of the common stock and the preferred stock, voting together as a single class, present and entitled to vote on the merger at the special meeting. Certain officers and directors of PepperBall holding an aggregate of 25.6% of the outstanding common stock, Series A preferred stock and Series B preferred stock of PepperBall have entered into voting agreements and agreed to vote all shares of PepperBall capital stock held by them in favor of the merger.

Quorum; Abstentions

The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by holders of shares of common and preferred stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such matter.

Rights of Dissenting Stockholders

The Delaware General Corporation Law grants appraisal rights in the merger to the holders of PepperBall’s common stock and preferred stock. Under the Delaware General Corporation Law, PepperBall stockholders may object to the merger and demand in writing that PepperBall pay the fair value of their shares. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. PepperBall has attached a copy of Section 262 of the Delaware General Corporation Law (which sets forth the appraisal rights) as Annex C to this joint proxy statement/prospectus.

Section 262 sets forth the required procedure a stockholder requesting appraisal rights must follow. Making sure that you actually perfect their appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your appraisal rights. PepperBall is providing you only a summary of your rights and the procedure. The following information is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedure. Neither SWAT nor PepperBall will give you any notice other than as described in this joint proxy statement/prospectus and as required by the Delaware General Corporation Law.

Appraisal Rights Procedures

If you are a PepperBall stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires, in part, the following:

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Your written demand for appraisal: You must deliver a written demand for appraisal to PepperBall before the vote is taken at the special meeting of stockholders. The written demand must be separate and apart from any vote against the merger.

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You refrain from voting for approval of the merger: You must not vote for approval of the merger agreement. If you vote in favor of the merger agreement, your right to appraisal will terminate, even if you previously filed a written demand for appraisal.

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You continuously hold your PepperBall shares: You must continuously hold your shares of PepperBall stock from the date you make the demand for appraisal through the closing of the merger. You should read the paragraphs below for more details on making a demand for appraisal.

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A written demand for appraisal of PepperBall stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder’s name appears on its stock certificate(s). If you are the beneficial owner of PepperBall stock but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

•	If you own PepperBall stock in a fiduciary capacity, such as a trustee, guardian, or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

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If you own PepperBall stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stock holder of record; however, the agent must expressly disclose who the stockholder of record is and that he is signing the demand as that stockholder’s agent.

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If you are a record owner, such as a broker, who holds PepperBall stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, PepperBall will assume that your written demand covers all the shares of PepperBall stock that are in your name.

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If you are a PepperBall stockholder, you should address the written demand to PepperBall Technologies, Inc., 6142 Nancy Ridge Drive, Suite 101, San Diego, California 92121, Attention: Eric P. Wenaas. It is important that PepperBall receive all written demands before the vote concerning the merger agreement is taken. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of such stockholder’s shares.

•	If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

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Written Notice: Within ten days after the closing of the merger, PepperBall must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

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Petition with the Chancery Court: Within 120 days after the closing of the merger, either PepperBall or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of PepperBall stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the chancery court. PepperBall has no intention at this time to file such a petition. Because PepperBall has no obligations to file such a petition, if you do not file such a petition within 120 days after the closing, you will lose your rights of appraisal.

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Withdrawal of Demand: If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of PepperBall. If you withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

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Request for Appraisal Rights Statement: If you have complied with the conditions of Section 262, you are entitled to receive a statement from PepperBall. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to PepperBall within 120 days after the closing of the merger. After the merger, PepperBall has ten days after receiving a request to mail the statement to the stockholder.

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Chancery Court Procedures: If you properly file a petition for appraisal in the chancery court and deliver a copy to PepperBall, PepperBall will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with PepperBall as to the value of their shares. The chancery court will then send notice of the time and place fixed for the hearing of the petition to all of the stockholders who have demanded appraisal rights. If the chancery court decides it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court’s directions, you may be dismissed from the proceeding.

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Appraisal of Chancery Shares: After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct PepperBall to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct PepperBall to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive the fair value for your shares, you must surrender your stock certificates to PepperBall.

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The chancery court could determine that the fair value of shares of PepperBall stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement.

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Costs and Expenses of Appraisal Proceeding: The costs and expenses of the appraisal proceeding may be assessed against PepperBall and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, PepperBall should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expense of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

•	Loss of Stockholders’ Rights: If you demand appraisal rights, after the closing of the merger you will not be entitled to:

•	vote your shares of stock, for any purpose, for which you have demanded appraisal rights;

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receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of merger; or

•	receive the payment of the consideration provided for in the merger agreement.

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However, you can regain these rights if no petition for an appraisal is filed within 120 days after the closing of the merger, or if you deliver to PepperBall a written withdrawal of your demand for an appraisal and your acceptance of the merger, either within 60 days after the closing of the merger or with the written consent of PepperBall. As explained above, these actions will also terminate your appraisal rights. However, an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves. The chancery court may condition its approval upon any terms that it deems just.

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If you fail to comply strictly with these procedures you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, PepperBall strongly urges you to consult a legal advisor before attempting to exercise your appraisal rights.

SWAT AND PEPPERBALL

PROPOSAL NO. 1

APPROVAL OF ADOPTION OF THE MERGER AGREEMENT

AND THE MERGER CONTEMPLATED THEREUNDER

THE MERGER

This section of the joint proxy statement/prospectus describes the proposed merger. While SWAT and PepperBall believe that the description in this section covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents SWAT and PepperBall have referred to in this joint proxy statement/prospectus for a more complete understanding of the merger.

Background of the Merger

In January 2005, Vizer Group, Inc. became a distributor of PepperBall products for the State of Colorado, and shortly thereafter was supplied PepperBall products for distribution. In 2006, Vizer informed PepperBall that it was developing a handheld launcher capable of launching PepperBall projectiles. In May 2006, the management of PepperBall and Vizer met in San Diego, California to discuss Vizer’s plans for its launcher. At that meeting Vizer asked PepperBall if it would license its projectiles to Vizer and, after consideration, PepperBall declined to do so. On May 26, 2006, PepperBall sent a letter to Vizer management outlining its intellectual property position covering both projectiles and launchers, and enclosed copies of issued patents and a list of patents pending covering PepperBall technology. The letter also proposed a meeting between the two companies to discuss how PepperBall and Vizer could proceed together, given their respective intellectual property positions.

On September 30, 2006, Vizer agreed to be acquired by SWAT, and the acquisition was consummated on December 31, 2006. Following the acquisition SWAT continued development of Vizer’s handheld launcher and introduced this launcher to the market in the spring of 2007. PepperBall filed an action against SWAT alleging patent infringement on April 13, 2007. SWAT denied the infringement and asserted counterclaims.

Concurrently, PepperBall began to seek additional capital to introduce three new handheld products to the market and to prosecute the litigation with SWAT. Between September 2007 and March 2008, PepperBall engaged a placement agent, prepared a descriptive memorandum outlining the company’s business and business prospects, and began a series of road shows in an effort to secure capital.

On September 14, 2007, PepperBall and SWAT principals met in San Diego, California to explore the possibility of settling the litigation between the companies, and several possible arrangements were discussed, including entering licensing agreements or combining the companies. In February 2008, the litigation between the companies was stayed pending review of two PepperBall patents by the U.S. Patent and Trademark Office.

From September 2007 through April 2008, management of SWAT and PepperBall held multiple telephone conferences, as well as in-person meetings at both PepperBall’s headquarters in San Diego, California and SWAT’s headquarters in Louisville, Colorado. At these meetings management of PepperBall and SWAT discussed each company’s financial condition, including each company’s cash and working capital position, and each company’s business as a whole. In addition, the management of each company discussed the valuation and terms of a potential merger. In early April 2008, the companies tentatively agreed on an all-stock merger-of-equals transaction.

During the weeks of April 7 and 14, 2008, Dr. Eric P. Wenaas, PepperBall’s Chief Executive Officer, and Jeffrey G. McGonegal, SWAT’s Chief Executive Officer, had several telephone discussions regarding the material terms of the potential merger. Dr. Wenaas prepared a summary of the principal terms of the agreement.

During those same weeks, the members of PepperBall’s board of directors considered the proposed SWAT transaction, the financing options available to PepperBall, including two proposals from outside financing sources, and the intellectual property litigation with SWAT. On April 18, 2008 the non-binding summary of terms was signed by Dr. Wenaas and Mr. McGonegal.

On May 1, 2008, Dr. Wenaas delivered a draft of the merger agreement, which had been prepared by Morrison & Foerster LLP, outside counsel to PepperBall, to Mr. McGonegal. Beginning the next day, and continuing until May 27, 2008, the date the merger agreement was executed and delivered by both parties, each of PepperBall and SWAT conducted due diligence reviews of the business, financial and legal condition of the other party. Concurrently, PepperBall and its advisors, and SWAT and its advisors, exchanged comments on the merger agreement and conducted numerous telephonic negotiations regarding the terms of the merger agreement.

On May 19, 2008, the PepperBall board held a meeting at PepperBall’s offices in San Diego, California attended by all directors either in person or telephonically. At the meeting the PepperBall board of directors reviewed the merger agreement and engaged in a lengthy and detailed discussion about the terms of the proposed transaction. After a full discussion, the PepperBall board voted unanimously to approve the merger agreement, with the merger agreement to be finalized by management, and to recommend to PepperBall’s stockholders that they vote their shares in favor of the merger.

After the conclusion of the PepperBall board meeting and continuing through May 27, 2008, representatives of Morrison & Foerster, Brownstein Hyatt Farber Schreck, LLP, outside counsel to SWAT, and the management teams of PepperBall and SWAT continued to negotiate to finalize the terms of the merger agreement.

On May 27, 2008, the SWAT board held a meeting at SWAT’s offices in Louisville, Colorado attended by all directors either in person or telephonically. At the meeting the board reviewed the merger agreement and engaged in a lengthy and detailed discussion about the terms of the proposed transaction. After a full discussion, the SWAT board voted unanimously to approve the merger agreement, with the merger agreement to be finalized by management, and to recommend to SWAT’s shareholders that they vote their shares in favor of the merger.

After the conclusion of the SWAT board meeting, PepperBall and SWAT executed and delivered the merger agreement.

Reasons for the Merger

General

The board of directors of SWAT, at a meeting held on May 27, 2008, unanimously approved the merger agreement, unanimously found the merger to be fair to, advisable for, and in the best interests of, SWAT and its shareholders, and unanimously resolved to recommend that the shareholders of SWAT adopt and approve the merger agreement and the merger and the transactions related to the consummation of the merger. The board of directors of PepperBall, at a meeting held on May 19, 2008, unanimously approved the merger agreement, unanimously found the merger to be fair to, advisable for, and in the best interests of, PepperBall and its stockholders, and unanimously resolved to recommend that the stockholders of PepperBall adopt and approve the merger agreement and the merger and all transactions related to the consummation of the merger.

In reaching its separate decision, each board consulted with its senior management and legal advisors, and considered a number of factors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by each board, neither board found it practical to qualify, rank or otherwise assign any relative or specific weights to the factors it considered. In addition, neither board reached any specific conclusion with respect to each of the factors it considered, or any aspect of any particular factor. Instead, each board conducted an overall analysis of the factors it considered. In considering those factors, individual members of each board may have given weight to different factors. Each board considered all of those factors as a whole and believed that those factors supported its decision.

The factors considered by each board were not identical to the factors considered by the other board. However, both boards identified certain material benefits, common to both companies and their respective shareholders, that both boards expect will result from the merger, as well as certain risks affecting both companies in connection with the merger and certain other considerations common to both companies. These benefits, risks and other considerations are described immediately below. Following the discussion of those matters, the separate factors, both positive and negative, that each board separately considered are described. This section, read as a whole, includes the material factors considered by each board in approving the merger.

Joint Reasons for the Merger

Both boards believe that the combination of SWAT and PepperBall will create a stronger, more fully developed industry participant, with enhanced prospects for continued viability, by:

•	allowing the combined company to leverage SWAT’s status as a reporting company under the Exchange Act and the products, partners, technology and business plan of PepperBall; and

•

providing PepperBall with access to public equity markets to enhance stockholder liquidity and the combined company’s ability to use equity compensation to attract and retain talented technical and management personnel to build PepperBall’s market presence.

Both boards also recognize the risks inherent in the transaction, including:

•	the risk that the combined company may not be able to realize, fully or at all, the potential benefits of the combination;

•	the possibility that even if the merger is approved by the shareholders of both companies, it may not be completed;

•	the possibility that potential disruption to existing and prospective relationships could result from the announcement or completion of the merger;

•	the substantial charges to be incurred in connection with the merger, including transaction expenses, and employee retention and severance costs; and

•	the other risks described under “Risk Factors Related to the Merger” beginning on page 11.

Both boards determined that the potential benefits of the merger outweigh the potential risks. In the course of their separate deliberations, each board also considered the following factors:

•

historical information concerning the businesses, operations, financial condition, results of operations, technology, management, competitive positions, and prospects of SWAT and PepperBall as stand-alone businesses, including results of operations during their most recent fiscal periods;

•	the current and historical economic and market conditions and industry environment in the business of each company, including market prices, volatility and trading data for SWAT common stock; and

•	the results of their respective due diligence process.

Each board also determined that the provisions of the merger agreement, including the exchange ratio, the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were the reasonable product of vigorous arms-length negotiations. Each board also considered the provisions of the merger agreement that prohibit solicitation of third-party bids and the acceptance, approval or recommendation of any unsolicited third-party bid. Each board concluded that the provisions of the relevant documents reasonably protected the interests of the applicable company’s shareholders and did not present any significant impediments to proceeding with the merger considering all of the circumstances.

Reasons of the SWAT Board

In the course of its deliberations, SWAT’s board of directors considered the following additional factors:

•	The belief of the SWAT board that the less-lethal market has future growth opportunities;

•	the combination of SWAT and PepperBall will create one of the largest providers of less-lethal products, with a full line of less-lethal products from projectiles to launchers;

•	the merger will allow for the settlement of the intellectual property litigation between SWAT and PepperBall which, to date, has consumed significant resources and management time and attention;

•	the expectation that the merger would provide the SWAT shareholders with the potential for more financial success than SWAT has experienced on its own.

•

the belief that the balance of SWAT’s cash on hand would better be used in allowing the combined entity, post merger to continue executing under the PepperBall business plan, complimented by SWAT’s access to the public markets in order to raise additional working capital in order to launch three new handheld products and build the necessary inventory to support PepperBall’s business plan;

•	the consolidation of PepperBall’s and SWAT’s projectile businesses;

•	access to PepperBall’s established and large customer base as well as PepperBall’s name recognition in the industry;

•	additional launcher products including the PepperBall FlashLauncher and SA-4 launcher and additional products in final development may open new markets;

•	better utilization of the projectile machines owned by SWAT that may reduce costs and increase profitability; and

•

the potential to be a larger public company and therefore better leverage the administrative costs of being a public company, including those required to be maintain compliance with the provisions of Sarbanes-Oxley regulations.

The SWAT board also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this joint proxy statement/prospectus, and in particular:

•	the risk that the potential benefits of the merger may not be realized, including that the combined company might not be able to raise additional capital;

•	the challenge of integrating the businesses and operations of the two companies and the management effort and costs required to complete the integration following the merger;

•	the risk that certain liabilities of PepperBall that are being assumed by SWAT will make it more difficult for the combined company to succeed financially; and

•	other applicable risks described in this joint proxy statement/prospectus statement under “Risk Factors” beginning on page 11.

Based on its consideration of these factors, the board determined that the merger is preferable to the other alternatives which might be available to SWAT, such as pursuing its current business strategy as a small public company with limited revenues and limited resources.

Reasons of the PepperBall Board

In the course of its deliberations, PepperBall’s board of directors considered the following additional factors:

•

the cash on hand that SWAT would provide to PepperBall to continue executing its business plan, as well as SWAT’s access to the public markets in order to raise additional working capital in order to launch three new handheld products and build the necessary inventory to support PepperBall’s business plan;

•	an end to the litigation between SWAT and PepperBall, which has been expensive and time consuming for management;

•	the consolidation of PepperBall’s and SWAT’s projectile businesses;

•	additional launcher products including the Mark IV launcher and a high-performance handheld launcher that may open new markets;

•	access to the projectile machines owned by SWAT that may reduce costs and increase profitability;

•	that the merger is expected to be tax-free to PepperBall and its stockholders; and

•	the potential benefits of public ownership at a time when access to the public equity markets is more difficult.

The PepperBall board also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this joint proxy statement/prospectus, and in particular:

•	the risk that the potential benefits of the merger may not be realized, including that the combined company might not be able to raise additional capital;

•	the challenge of integrating the businesses and operations of the two companies and the management effort and costs required to complete the integration following the merger;

•

the risk that the merger agreement may be terminated before the completion of the merger, which under certain circumstances would allow SWAT to obtain a license to certain PepperBall intellectual property;

•

the risk of management and employee disruption associated with the merger, including the risk that key technical and management personnel may decide not to continue employment with the combined company;

•	the risk that certain liabilities of SWAT will make it more difficult for the combined company to succeed financially;

•	the risk that the transaction would not be viewed by the Internal Revenue Service as meeting all requirements to qualify as non-taxable to PepperBall and its stockholders; and

•	other applicable risks described in this joint proxy statement/prospectus statement under “Risk Factors” beginning on page 11.

Based on its consideration of these factors, the board determined that the merger is preferable to the other alternatives which might be available to PepperBall, such as remaining independent and growing internally and through future acquisitions or financings, or engaging in a capital-raising transaction with another party.

RECOMMENDATIONS OF THE SWAT AND THE PEPPERBALL BOARDS OF DIRECTORS

Recommendation of the SWAT Board

The SWAT board of directors has unanimously determined that the terms of the merger are fair to, advisable for, and in the best interests of SWAT and the SWAT shareholders. Accordingly, the SWAT board of directors recommends that SWAT shareholders vote FOR the proposal to adopt the merger agreement and approve the merger. Approval of the proposal to adopt the merger agreement will constitute approval of all transactions contemplated by the merger agreement.

Recommendation of the PepperBall Board

The PepperBall board of directors has unanimously determined that the terms of the merger agreement and the merger are fair to, advisable for, and in the best interests of PepperBall and the PepperBall stockholders. The PepperBall board of directors recommends that PepperBall stockholders vote FOR the proposal to adopt the merger agreement and approve the merger. Approval of the proposal to adopt the merger agreement will constitute approval of all transactions contemplated by the merger agreement, including, without limitation, the conversion of all outstanding shares of PepperBall preferred stock to PepperBall common stock immediately prior to the merger.

Vote Required

SWAT: In order to approve this proposal, the number of votes cast in favor of the proposal must exceed the number of the votes cast against the proposal. Certain officers and directors of SWAT holding an aggregate of 12.1% of the outstanding common stock of SWAT (assuming exercise of outstanding options held by such officers and directors) have signed voting agreements in which they have agreed to vote the shares held by them in favor of the merger.

PepperBall: The affirmative vote of at least a majority of the outstanding voting power of the common stock and the preferred stock of PepperBall, voting together as a single class, present and entitled to vote on the merger at the special meeting is required for approval of this proposal. Certain officers and directors of PepperBall holding an aggregate of 25.6% of the outstanding common stock, Series A preferred stock and Series B preferred stock of PepperBall have entered into voting agreements and agreed to vote all shares of PepperBall capital stock held by them in favor of the merger.

Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

Existing Business Relationships Between SWAT and PepperBall

Concurrently with the execution of the merger agreement, SWAT delivered $495,000 to PepperBall in exchange for a promissory note from PepperBall in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and PepperBall is not obligated to repay the Advance Note unless the merger is not consummated due to the failure of PepperBall’s stockholders to approve the merger or if the board of directors of PepperBall withdraws its recommendation of the merger. The Advance Note is payable within 90 days of either event. If PepperBall must repay the Advance Note, SWAT, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the intellectual property litigation between SWAT and PepperBall; and (ii) a non-exclusive worldwide license to use PepperBall’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that SWAT is having produced by Tiberius Arms. Such license shall (a) have a five year initial term and SWAT shall have the right to renew the license for addition five year terms unless SWAT is in default under the license, (b) carry a royalty equal to 3% of SWAT’s net sales of non-lethal projectiles and launchers (subject to a $100,000 per year maximum) and (c) provide for payment by SWAT to PepperBall of $250,000 upon the execution of the license (which shall be satisfied by SWAT’s waiver of the repayment of $250,000 of the Advance Note as described above), with 50% of such payment to be treated as a royalty prepayment. The Advance Note contains certain other customary provisions such as default provisions.

Interests of Certain PepperBall Persons in the Merger

Upon the closing of the merger Eric P. Wenaas will enter into an employment agreement with SWAT, pursuant to which he will be the chief executive officer of the combined company. It is expected that the agreement will have an initial two-year term and provide for an initial base salary of $150,000 per year. The agreement will also state that the combined company’s board will create a bonus plan for executives, and that Dr. Wenaas will be included in such plan. It is further expected that the agreement will provide for termination upon Dr. Wenaas’ death or disability, by the combined company for cause (as defined in the agreement), by Dr. Wenaas for good reason (as defined in the agreement) and upon notice by the combined company’s board of directors. If the agreement is terminated upon Dr. Wenaas’ death or disability, by Dr. Wenaas for good reason or upon notice by the board of directors, Dr. Wenaas will be entitled to receive his then-current base salary for a period of six months following such termination. The agreement will also contain non-disclosure and non-competition covenants.

Pursuant to the terms of the merger agreement, certain officers and directors of PepperBall will exchange promissory notes issued by PepperBall for New SWAT Notes having an aggregate principal amount of $2.25 million. The New SWAT Notes will be unsecured, bear interest at the rate of 10% per annum and shall mature 15 months from the closing date of the merger. Interest on the New SWAT Notes shall accrue to maturity. At the option of the holder of each New SWAT Note, the principal amount and all accrued interest under such note shall be convertible at any time into shares of SWAT’s common stock, based upon the average closing price of SWAT’s common stock on The Nasdaq Capital Market (or such other exchange or quotation service on which SWAT common stock is listed or quoted at such time, as the case may be) for the six month period ended on the trading day immediately prior to the date such holder requests to convert such note; provided that the combined company shall not be required to honor any such conversion request that relates to the conversion of less than the lesser of (i) $100,000, or (ii) the full amount of principal and accrued interest under such note.

Under the merger agreement, SWAT has agreed to honor any indemnification provisions of PepperBall’s certificate of incorporation and bylaws for a period of six years from the completion of the merger. SWAT has also agreed to provide for indemnification provisions in the certificate of incorporation and bylaws of the surviving corporation. In addition, SWAT has agreed to provide director and officer liability insurance for any claims arising under the merger agreement for a period of not less than six years following the completion of the merger.

Treatment of PepperBall Stock Options

All outstanding options shall remain subject to the terms and conditions of the existing PepperBall stock option plans, including any restrictions on the exercisability of each option will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of each option will remain unchanged, except that:

•

each option will be exercisable for that number of whole shares of SWAT common stock equal to the product of the number of shares of PepperBall common stock that would be issuable upon exercise of the option immediately prior to the effective time of the merger multiplied by the exchange ratio;

•

the per share exercise price for the shares of SWAT common stock issuable upon exercise of each option will be equal to the quotient determined by dividing the exercise price per share of PepperBall common stock at which the option is exercisable immediately prior to the effective time of the merger by the exchange ratio; and

•	adjustments to incentive stock options may be required pursuant to U.S. federal tax laws.

Under the terms of the merger agreement, SWAT has agreed to assume all PepperBall options, whether vested or unvested.

Treatment of PepperBall Warrants

Under the terms of the merger agreement, SWAT has agreed to assume all PepperBall warrants. All outstanding PepperBall warrants shall remain subject to the terms and conditions of the existing PepperBall warrants, including any restrictions on the exercisability of each warrant and the term and exercisability, except that:

•

each warrant will be exercisable for that number of shares of SWAT common stock equal to the product of the number of shares of PepperBall common stock that would be issuable upon exercise of the warrant immediately prior to the effective time of the merger multiplied by the exchange ratio; and

•

the per share exercise price for the shares of SWAT common stock issuable upon exercise of each warrant will be equal to the quotient determined by dividing the exercise price per share of PepperBall common stock at which the warrant is exercisable immediately prior to the effective time of the merger by the exchange ratio.

Board Composition

Upon the closing of the merger:

•	the combined company’s board of directors will have 10 directors;

•

if re-elected at the annual meeting, the five existing SWAT directors, Gregory Pusey, Gail Schoettler , Thomas R. Marinelli , Robert J. Williams and David E. Welch, will remain on the combined company’s board; and

•	the five existing PepperBall directors, Eric P. Wenaas, John C. Stiska, Jeffrey M. Nash, Jack Fitzpatrick and Richard A. Collato, will be appointed to the combined company’s board.

Employee Matters

Pursuant to the merger agreement, SWAT has agreed to honor PepperBall’s obligations under all employee benefit plans and employment arrangements that are disclosed to SWAT in connection with the merger. However, the combined company will maintain the right to amend or terminate any such plans in accordance with the terms thereof. After the effective time, PepperBall employees may become employees of the combined company at its sole discretion. Each employee’s service with PepperBall prior to the merger may be counted for purposes of determining periods of eligibility to participate or to vest in the benefit plans offered by the combined company.

Upon the closing of the merger Eric P. Wenaas will enter into an employment agreement with SWAT, pursuant to which he will be the chief executive officer of the combined company. It is expected that the agreement will have an initial two-year term and provide for an initial base salary of $150,000 per year. The agreement will also state that the combined company’s board will create a bonus plan for executives, and that Dr. Wenaas will be included in such plan. It is further expected that the agreement will provide for termination upon Dr. Wenaas’ death or disability, by the combined company for cause (as defined in the agreement), by Dr. Wenaas for good reason (as defined in the agreement) and upon notice by the combined company’s board of directors. If the agreement is terminated upon Dr. Wenaas’ death or disability, by Dr. Wenaas for good reason or upon notice by the board of directors, Dr. Wenaas will be entitled to receive his then-current base salary for a period of six months following such termination. The agreement will also contain non-disclosure and non-competition covenants.

Structure of the Merger

Each share of PepperBall preferred stock outstanding immediately prior to the closing will be converted immediately prior to the closing into PepperBall common stock. At the closing of the merger, PTI Acquisition Corp., a direct wholly-owned subsidiary of SWAT, will merge with and into PepperBall and the separate corporate existence of PTI Acquisition Corp. will cease to exist and PepperBall will be the surviving corporation. Thus, as a result of the merger, PepperBall will be a wholly-owned subsidiary of SWAT. Each share of PepperBall common stock will be converted into the right to receive shares of SWAT common stock based on an agreed upon exchange ratio.

Material Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of shares of PepperBall common stock for SWAT common stock pursuant to the merger and generally applicable to you. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the existing and proposed Treasury Regulations promulgated under the Code, current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially affect the conclusions discussed below. This discussion assumes you hold your shares as capital assets within the meaning of Section 1221 of the Code. You should also be aware that the following discussion does not address all U.S. federal income tax consequences that may result from the merger and does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders, if any, who are dealers in securities, banks, insurance companies, tax-exempt organizations or foreign persons, stockholders who acquired their stock through stock option or stock purchase plans, other derivative securities or other compensatory transactions, stockholders who hold their stock as part of a hedge, straddle, conversion transaction or other integrated investment comprised of shares of stock and one or more other positions, or stockholders who have entered into a constructive sale of their stock under the constructive sale provisions of the Code.

The following discussion does not address the tax consequences of transactions effected prior to, at the time of, or after the merger (whether or not the transactions are in connection with the merger), including the exercise of options, warrants or similar rights to purchase stock, the exchange, assumption or substitution of options, warrants or similar rights to purchase PepperBall stock for rights to purchase SWAT stock, or the exchange, assumption or substitution of other PepperBall securities, including notes, for SWAT securities. The discussion below assumes the merger is effected as described in the merger agreement and that the amount received in the merger with respect to each share of PepperBall common stock is approximately equal to its fair market value. No ruling from the Internal Revenue Service (“IRS”) will be requested concerning the federal income tax consequences of the merger. None of the tax consequences set forth in this discussion are binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

The discussion set forth below is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. Moreover, the discussion does not address any non-income tax and foreign, state or local tax consequences. Accordingly, you are urged and expected to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences and applicable tax return reporting requirements.

Federal Income Tax Consequences of the Merger to PepperBall Stockholders

The merger is intended to constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Code, with the following federal income tax consequences:

(a) PepperBall stockholders will not recognize gain or loss based solely upon their receipt of SWAT common stock in exchange for PepperBall common stock in the merger.

(b) The aggregate tax basis of the SWAT common stock PepperBall stockholders receive in the merger will be the same as the aggregate tax basis of the PepperBall common stock surrendered in the exchange.

(c) The holding period of the SWAT common stock PepperBall stockholders receive in the merger will include the period during which PepperBall stockholders held (or are considered to have held) the PepperBall common stock surrendered in the exchange.

(d) If PepperBall stockholders exercise your appraisal or dissenters’ rights with respect to PepperBall common stock and receive a cash payment, PepperBall stockholders will recognize capital gain or loss measured by the difference between the amount of cash received and their adjusted tax basis, provided that following the transaction dissenting PepperBall stockholders own no shares of SWAT common stock (either actually or constructively within the meaning of Section 318 of the Code). Any capital gain or loss PepperBall stockholders recognize as a result of their exercise will be short-term capital gain or loss if they held (or are considered to have held) their PepperBall shares for one year or less and long-term capital gain or loss if they held (or are considered to have held) their PepperBall shares for more than one year.

As noted, the parties are not requesting and will not be requesting a ruling from the IRS in connection with the merger. None of the tax consequences set forth in this discussion are binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. A successful IRS challenge to the tax-free reorganization status of the merger would result in PepperBall stockholders recognizing taxable gain or loss with respect to each share of common stock of PepperBall surrendered. This gain or loss would be measured by the difference between (i) the sum of the fair market value of the SWAT common stock received by PepperBall stockholders, and (ii) the adjusted tax basis in the shares of PepperBall common stock surrendered. In this case, the aggregate tax basis in the SWAT common stock received by the PepperBall stockholders would equal its fair market value and the holding period would begin on the day following the merger. Capital gain or loss recognized as a result of the merger would be short-term capital gain or loss if PepperBall stockholders held (or are considered to have held) their PepperBall shares for one year or less and long-term capital gain or loss if PepperBall stockholders held (or are considered to have held) their PepperBall shares for more than one year.

Federal Income Tax Consequences of the Merger to SWAT Shareholders

SWAT shareholders will not recognize any gain or loss as a result of the exchange of PepperBall common stock for SWAT common stock and the merger of PTI Acquisition Corp. into PepperBall.

Federal Income Tax Consequences of the Merger to the Companies

PepperBall, SWAT and PTI Acquisition Corp. will not recognize gain or loss as a result of the exchange of PepperBall common stock for SWAT common stock and the merger of PTI Acquisition Corp. into PepperBall.

The preceding discussion does not purport to be a complete analysis or discussion of all potential tax consequences relevant to the merger. Moreover, the discussion does not address any non-income tax and foreign, state or local tax consequences. Again, you are urged to consult your own tax advisor as to the specific consequences of the merger to you, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws, including the effects of any proposed changes in the tax laws, and your obligation to retain information regarding the transaction.

Anticipated Accounting Treatment of the Merger

For accounting purposes, PepperBall will be the “accounting acquiror” of SWAT.

Governmental Approval of the Merger

SWAT and PepperBall have determined that filing of a notification under the HSR Act is not required in connection with the merger.

Intellectual Property Litigation

In April 2007, PepperBall brought an action in United States District Court, Southern District of California (Case No. ‘07CV 0672 JAH POR) against SWAT, Vizer Group, Inc. and Avurt International, Inc. The action alleges that SWAT and its subsidiaries infringed certain of PepperBall’s patents and breached a Reseller Agreement and Non- Disclosure Agreement. PepperBall is seeking (i) damages for the alleged patent infringement and breach of contract, (ii) an injunction to prohibit further alleged patent infringement, and (iii) other relief and costs. In the event the merger is consummated, this litigation will be settled and dismissed.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the merger between Security With Advanced Technology, Inc. (“SWAT”) and PepperBall Technologies, Inc. (“PepperBall”) pursuant to a definitive agreement between the parties, which is anticipated to close as soon as practical following approval by the shareholders of SWAT and PepperBall.

On May 27, 2008, SWAT entered into an Agreement and Plan of Merger and Reorganization with PepperBall and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SWAT.

The unaudited pro forma condensed consolidated financial statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which for SWAT and PepperBall are included herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of SWAT and the historical financial statements of PepperBall included herein. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger which is anticipated to be accounted for as an acquisition of SWAT by PepperBall as if it had occurred on March 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008, give effect to the merger as if it had occurred as of the first day of each such period.

Pursuant to the merger agreement SWAT will issue a number of SWAT common shares at closing equal to 100% of SWAT’s then outstanding common shares plus the equivalent number of common shares represented by the then outstanding SWAT preferred shares. The merger is structured to provide the former PepperBall shareholders a 50% equity interest in SWAT effective as of closing. Closing of the merger is subject to approval by shareholders of SWAT and PepperBall, among other conditions. SWAT agreed to advance funds under an advance note to PepperBall for working capital and to expand marketing efforts. The advance note, totaling $495,000 was funded upon signing the merger agreement.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2008 (IN 000’s)

				Pro Forma Adjustments		Pro Forma Adjusted
	SWAT	PepperBall	Combined	Ref.	Amount
					DR (CR)
Assets
Current assets	$5,077	$1,163	$6,240	3	$(350)	$5,890
Property and equipment, net	392	162	554			554
Intangible and other assets	3,506	91	3,597	3	3,992	7,589

Total assets	$8,975	$1,416	$10,391		$3,642	$14,033

Current liabilities	$1,116	$3,304	$4,420	2	$2,028	$2,392
Long-term liabilities	629	664	1,293	2	(2,028)	3,321

Total liabilities	1,745	3,968	5,713		—	5,713
Stockholders’ equity (deficit)	7,230	(2,552)	4,678	3	(3,642)	8,320

Total liabilities and equity	$8,975	$1,416	$10,391		$(3,642)	$14,033

See accompanying Headnote and Notes to Pro Forma Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008 (IN 000’s, EXCEPT PER SHARE AMOUNTS)

				Pro Forma Adjustments		Pro Forma Adjusted
	SWAT	PepperBall	Combined	Ref.	Amount
					DR (CR)
Net sales	$226	$725	$951	4	$116	$835
Cost of sales	191	334	525	4	(116)	409

Gross profit	35	391	426		—	426

Operating expenses:

Selling, general and administrative	1,360	427	1,787	5	25	1,812
Research and development	76	139	215			215

Total operating expenses	1,436	566	2,002		25	2,027

Operating loss	(1,401)	(175)	(1,576)		(25)	(1,601)
Other income (expense)	21	(82)	(61)			(61)

Net income (loss)	$(1,380)	$(257)	$(1,637)		$(25)	$(1,662)

Basic and diluted net loss per share	$(0.19)					$(0.07)

Basic and diluted weighted average number of common shares outstanding	7,141			7	17,220	24,361

See accompanying Headnote and Notes to Pro Forma Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007 (IN 000’s, EXCEPT PER SHARE AMOUNTS)

				Pro Forma Adjustments		Pro Forma Adjusted
	SWAT	PepperBall	Combined	Ref.	Amount
					DR (CR)
Net sales	$1,242	$3,264	$4,506	4	$154	$4,352
Cost of sales	1,162	1,501	2,663	4	(154)	2,509

Gross profit (loss)	80	1,763	1,843		—	1,843

Operating expenses:
Selling, general and administrative	9,723	1,983	11,706	5	100	11,806
Research and development	1,188	454	1,642			1,642
Impairment loss	4,860	202	5,062			5,062

Total operating expenses	15,771	2,639	18,410		100	18,510

Operating income (loss)	(15,691)	(876)	(16,567)		(100)	(16,667)
Other income (expense)	(6,196)	(390)	(6,586)			(6,586)

Net income (loss)	(21,887)	(1,266)	(23,153)		(100)	(23,343)
Deemed dividend	(9,041)	—	(9,041)			(9,041)

Net loss-common shareholders	$(30,928)	$(1,266)	$(32,194)		$(100)	$(32,384)

Basic and diluted net loss per share	$(5.06)					$(1.39)

Basic and diluted weighted average number of common shares outstanding	6,113			7	17,220	23,333

See accompanying Headnote and Notes to Pro Forma Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1—General

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2008, assumes that the merger of SWAT and PepperBall were consummated as of March 31, 2008 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008 assumes that the acquisition was consummated as of the first day of each such respective period. The pro forma adjustments only give effect to amounts that are directly attributable to the acquisition.

Based upon the terms of the merger including among other factors, that as of closing, the then former stockholders of PepperBall will own approximately 70% of the total voting common shares of SWAT, the acquisition will be accounted for as an acquisition of SWAT by PepperBall.

Note 2—Acquisition of PepperBall

On May 27, 2008, Security With Advanced Technology, Inc., a Colorado corporation, entered into an Agreement and Plan of Merger and Reorganization with PepperBall Technologies, Inc., a Delaware corporation, and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SWAT (the “Merger Sub”).

Subject to the terms and conditions of the merger agreement, upon the filing of a certificate of merger with the Delaware Secretary of State (the “Effective Time”), the Merger Sub will be merged with and into PepperBall, with PepperBall surviving the merger as a wholly-owned subsidiary of SWAT. The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

As consideration for the merger, the stockholders of PepperBall immediately prior to the Effective Time of the merger will be issued shares of SWAT’s common stock comprising an aggregate of 50% of the outstanding capital stock of SWAT at the Effective Time of the merger (assuming the conversion of all of SWAT’s and PepperBall’s outstanding shares of preferred stock and subject to the payment of any of PepperBall’s dissenting stockholders). Accordingly, SWAT’s shareholders immediately prior to the Effective Time of the merger will own the remaining 50% of the outstanding capital stock of SWAT at the Effective Time of the merger (assuming the conversion of all of SWAT’s and PepperBall’s outstanding shares of preferred stock and subject to the payment of any of PepperBall’s dissenting stockholders). PepperBall’s stockholders are entitled to dissent from the merger and obtain an appraisal of the fair value of their PepperBall shares in accordance with their appraisal rights under Delaware law, in which case properly dissenting stockholders of PepperBall may not be permitted to participate in the merger. In addition, if within nine months following the closing of the merger, the combined company raises additional financing through the sale of equity securities, PepperBall’s former stockholders will be entitled to receive additional shares of the combined company’s common stock as anti-dilution protection (“Dilution Protection”) upon the closing of such subsequent equity financing based upon a formula set forth in the merger agreement.

Upon the Effective Time of the merger, SWAT’s board of directors will be comprised of five designees selected by SWAT (Greg Pusey, Gail Schoettler, Thomas Marinelli, Robert Williams and David Welch) and five designees selected by PepperBall (Eric Wenaas, John Stiska, Jeff Nash, Jack Fitzpatrick and Richard Collato). Pursuant to the merger agreement, following the closing of the merger, SWAT’s President and Chief Executive Officer will be Eric Wenaas, PepperBall’s current President and Chief Executive Officer, and SWAT’s Chief Financial Officer will be Jeffrey McGonegal, SWAT’s current President, Chief Executive Officer and Chief Financial Officer. In addition, upon the Effective Time of the merger, SWAT will change its name to “PepperBall Technologies, Inc.”

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

SWAT will assume all of PepperBall’s outstanding stock options and warrants, whether vested or unvested, and the assumed options and warrants shall continue to have and be subject to the same terms and conditions governing such options or warrants, except that such options or warrants will be exercisable for shares of SWAT’s common stock on the same basis established for the exchange of PepperBall’s outstanding common stock for shares of SWAT’s common stock as described above. SWAT will include the shares of its common stock issuable upon exercise of the assumed PepperBall options in its previously filed registration statement on Form S-8 or, if unable to include the shares in the previously filed registration statement, SWAT will prepare and file with the SEC another registration statement on Form S-8 to register such shares.

The merger agreement further provides that holders of certain outstanding promissory notes issued by PepperBall (totaling $2,028,000 net of unamortized discounts as of March 31, 2008) shall be exchanged for new promissory notes issued by SWAT at the Effective Time of the merger in the same principal amount plus accrued interest thereon. The new promissory notes shall be unsecured, bear interest (accruing to maturity) at the rate of 10% per annum and mature 15 months from the closing date of the merger. At the note holder’s option (and subject to certain limitations), the principal amount and all accrued interest under the promissory notes may be converted at any time into shares of SWAT’s common stock at a rate based upon the average closing price of SWAT’s common stock for the six-month period ended on the trading day immediately prior to the date the holder of the promissory note requests conversion. The pro forma consolidating condensed balance sheet assumes that these notes are classified as long-term obligations as of closing.

Pursuant to the terms of the merger agreement, following the execution of the merger agreement, SWAT and PepperBall will enter into a mutual full settlement (with prejudice) agreement relating to the current litigation pending in the United States District Court, Southern District of California between SWAT and PepperBall (the “Litigation”), which settlement agreement shall become effective, if at all, upon the consummation of the merger and shall be filed no later than 10 days after the closing of the merger.

The merger agreement provides for certain other provisions and conditions which are customary for agreements of this nature, such as representations, warranties, covenants, confidentiality agreements, indemnities, consent requirements and exchange procedures.

The closing of the merger will be on a date specified by the parties to the merger agreement but no later than the third business day after satisfaction or waiver of certain conditions set forth in the merger agreement, including, but not limited to: (i) approval of the merger by the shareholders of each of SWAT and PepperBall; (ii) approval by SWAT’s shareholders of (a) the proposal to change SWAT’s name to “PepperBall Technologies, Inc.,” (b) the conversion of SWAT’s Series B Convertible Preferred Stock into shares of SWAT’s common stock and (c) such other proposals as SWAT and PepperBall shall mutually agree to include in a joint proxy statement; (iii) the effectiveness of a registration statement on Form S-4 (which shall include a joint proxy statement and prospectus regarding the merger agreement and the merger) pursuant to which the shares of SWAT’s common stock to be issued as consideration for the merger and any shares issuable pursuant to the anti-dilution provisions of the merger agreement discussed above shall be registered with the Securities and Exchange Commission (the “SEC”) and no stop order suspending the effectiveness of the registration statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement shall have been initiated and be continuing; (iv) approval of the listing on the Nasdaq Capital Market of SWAT’s common stock issuable under the merger agreement; (v) obtaining necessary governmental and third party approvals, waivers and consents required for the consummation of the merger; (vi) the conversion of all of PepperBall’s outstanding preferred stock into common stock; (vii) SWAT’s possession of minimum unrestricted cash on hand of $1,000,000; and (viii) entry into a mutually acceptable employment agreement between SWAT and Eric Wenaas.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

The merger agreement may be terminated at any time prior to the Effective Time of the merger by: (i) mutual written consent of the board of directors of SWAT and PepperBall; (ii) the board of directors of either PepperBall or SWAT, if (a) the merger shall not have been consummated by February 27, 2009, (b) PepperBall’s stockholders do not approve the merger, (c) SWAT’s shareholders do not approve the merger, or (d) any law permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall become final and non-appealable and the terminating party shall not have breached in any material respect its obligations under the merger agreement, which breach causes the failure of the merger to be consummated; (iii) PepperBall’s board of directors (a) if SWAT’s board of directors has withdrawn its recommendation of the merger or modified its recommendation in a manner adverse to PepperBall or (b) upon the occurrence of certain other events customary to agreements of this nature; and (iv) SWAT’s board of directors (a) if PepperBall’s board of directors has withdrawn its recommendation of the merger, or modified its recommendation in a manner adverse to SWAT or (b) upon the occurrence of certain other events customary to agreements of this nature.

Concurrently with the execution of the merger agreement, SWAT delivered $495,000 to PepperBall in exchange for a promissory note from PepperBall in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and PepperBall is not obligated to repay the Advance Note unless the merger is not consummated due to the failure of PepperBall’s stockholders to approve the merger or if the board of directors of PepperBall withdraws its recommendation of the merger. The Advance Note is payable within 90 days of either event. If PepperBall must repay the Advance Note, SWAT, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the Litigation; and (ii) a non-exclusive worldwide license to use PepperBall’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that SWAT is having produced by Tiberius Arms. Such license shall (a) have a five year initial term and SWAT shall have the right to renew the license for addition five year terms unless SWAT is in default under the License, (b) carry a royalty equal to 3% of SWAT’s net sales of non-lethal projectiles and launchers (subject to a $100,000 per year maximum) and (c) provide for payment by SWAT to PepperBall of $250,000 upon the execution of the license (which shall be satisfied by SWAT’s waiver of the repayment of $250,000 of the Advance Note as described above), with 50% of such payment to be treated as a royalty prepayment. The Advance Note contains certain other customary provisions such as default provisions.

Note 3—Allocation of Purchase Price

As a result of the accounting for the merger as an acquisition of SWAT by PepperBall, the consideration in the merger consists of the equity rights of SWAT that are deemed to be “issued” to complete the merger. Following is a summary of the computation and allocation of the purchase price:

A. Purchase price payable at closing (17,219,799 SWAT common shares at estimated fair market value) (a)	$10,872,000
B. Closing costs (b)	$350,000

C. Total purchase price consideration at closing	$11,222,000
D. Historical net assets acquired	$7,230,000

E. Excess of cost over net assets acquired	$3,992,000

F. Allocated to goodwill (c)	$3,992,000

Notes:

(a)—Common shares to be adjusted for actual shares outstanding at closing. Purchase price is based on the value of common shares (including the preferred shares convertible into common shares) issued at closing, which is multiplied by the closing average SWAT share prices ($0.63) for the ten days preceding the valuation date.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

(b)—Actual closing costs and expenses will be included as part of purchase price. Estimated to be approximately $350,000.

(c)—Intangible assets allocation consists of Perfect Circle and Vizer technology, product rights, reseller agreement, non compete agreements and patents and trademarks, customer list and product rights. The pro forma adjustment of $3,992,000 represents the excess of the estimated cost of the acquired entity over the net assets acquired (including intangible assets other than goodwill). This amount represents a preliminary allocation of the purchase price to goodwill. A final allocation of intangible assets, including goodwill, will be completed after closing. The pro forma adjustments represent the Company’s preliminary determination of the allocation of the purchase price and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma financial statements are subject to change, and the final amounts may differ substantially from preliminary estimates. Average weighted life of amortizable intangibles is computed at an assumed average of approximately 5 years, resulting in pro forma annual amortization expense of $600,000, which equals actual historical amortization amounts.

Note 4—Intercompany Sales

As a result of the acquisition by SWAT of certain of the assets and operations of Perfect Circle, SWAT has made sales to PepperBall of certain projectiles. For the periods ended March 31, 2008 and December 31, 2007, such intercompany sales have been eliminated in the accompanying consolidating statements of operations.

Note 5—Employment Contracts

Compensation expense is adjusted under the terms of the employment contract being executed at closing. Total incremental additional compensation expense is $100,000 for the year ended December 31, 2007 and $25,000 for the three months ended March 31, 2008.

Note 6—Income Taxes

Due to the limitations on availability of net operating losses and management’s determination that it is more likely than not that such net operating loss deferred tax assets will be utilized, the acquisition has no income tax impact.

Note 7—Net Income (Loss) Per Share

On a pro forma basis, the approximate 17,220,000 common shares issuable at closing are adjusted for all periods presented. The effect of outstanding options and warrants have no affect on the weighted average shares used in computing diluted pro forma adjusted income (loss) per share due to the fact that losses are reflected for each period so options and warrants would be anti-dilutive. Potential common shares issuable for the Dilution Protection are also not considered.

Registration and Listing of SWAT Common Stock

SWAT common stock is currently listed on The Nasdaq Capital Market under the symbol, “SWAT.” This joint proxy statement/prospectus is part of a SWAT registration statement on Form S-4 to register under the Securities Act the shares of SWAT common stock to be issued as consideration in the merger. SWAT has agreed to list the shares of SWAT common stock to be issued in connection with the merger on The Nasdaq Capital Market prior to the closing date of the merger. After the merger, SWAT’s name be will changed to PepperBall Technologies, Inc. and SWAT’s trading symbol is expected to be changed to “PBAL.”

On May 29, 2008, SWAT received a letter from Nasdaq Listing Qualifications stating that the merger may result in a change of control of SWAT. If this is the case, the combined company will be required to submit an initial listing application and meet all initial Nasdaq Capital Market inclusion criteria as set forth under Nasdaq Marketplace Rule 4340(a). If the combined company does not meet all initial Nasdaq Capital Market inclusion criteria, then the combined company’s common stock would be delisted from The Nasdaq Capital Market. SWAT and PepperBall do not believe that the combined company will be able to meet all initial Nasdaq Capital Market inclusion criteria. If the combined company’s common stock is delisted from The Nasdaq Capital Market, SWAT and PepperBall believe that the common stock would likely be traded on the OTC Bulletin Board or the Pink Sheets, which may reduce the liquidity of, and may adversely affect the price of, the combined company’s common stock.

Restrictions on Resale of SWAT Common Stock

The shares of SWAT common stock to be issued to PepperBall stockholders in the merger will be registered under the Securities Act and therefore are available for resale immediately following the closing of the merger.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement between SWAT, PTI Acquisition Corp. and PepperBall dated as of May 27, 2008. This summary may not contain all of the information that is important to the shareholders of SWAT and PepperBall and thus this description is qualified in its entirety by reference to the merger agreement attached as Annex A hereto, which you are urged to read carefully and in its entirety.

The Merger

At the closing of the merger, PTI Acquisition Corp., a wholly-owned subsidiary of SWAT, will merge with and into PepperBall. PepperBall will be the surviving corporation and, as a result of the merger, will become a wholly-owned subsidiary of SWAT. PepperBall’s bylaws as currently in effect shall be in effect following the merger, and PepperBall’s certificate of incorporation shall be amended as set forth in the certificate of merger.

Date of Closing

The merger agreement provides that the merger will close no later than the third business day following the satisfaction or waiver of each of the conditions to the merger, including the approval and adoption of the merger agreement by the shareholders of PepperBall and SWAT, and the approval of the share issuance in the merger, the amendment to SWAT’s amended articles of incorporation and the conversion of SWAT’s Series B preferred stock by the shareholders of SWAT.

Articles of Incorporation and Bylaws of SWAT

Upon the closing of the merger, the amended articles of incorporation of SWAT and the bylaws of SWAT will remain in full force and effect; however, the amended articles of incorporation shall be amended to state that the name of the corporation will be PepperBall Technologies, Inc., increase the size of the board of directors to 10 and increase SWAT’s authorized number of shares of common stock from 30,000,000 shares to 50,000,000 shares.

Management of SWAT Following the Merger

The merger agreement provides that, upon the closing of the merger, SWAT’s board of directors shall consist of five directors to be designated by SWAT and five directors to be designated by PepperBall. The officers of the combined company will be:

Name	Positions
Eric P. Wenaas	President and Chief Executive Officer
Jeffrey G. McGonegal	Chief Financial Officer

Conversion of Securities; Adjustment of Exchange Ratio

Upon completion of the merger, each share of PepperBall common stock will be converted into the right to receive the number of shares of SWAT common stock equal to the exchange ratio set forth below.

E = Y

       Z

where   E =     the exchange ratio

Y =	all shares of SWAT common stock (assuming conversion of all outstanding shares of SWAT Series A preferred stock and Series B preferred stock into shares of SWAT common stock) issued and outstanding as of 11:59 pm (San Diego, California time) on the day immediately preceding the closing date of the merger

Z =	all outstanding shares of PepperBall common stock (assuming conversion of all outstanding shares of PepperBall preferred stock into shares of PepperBall common stock), as of 11:59 pm (San Diego, California time) on the day immediately preceding the closing date of the merger

Any fractional shares resulting from the conversion will be rounded down to the nearest whole share.

Assuming that 17,219,799 shares of SWAT’s common stock remain outstanding (assuming conversion of SWAT’s preferred stock into common stock), each share of PepperBall common stock will convert into the right to receive approximately 0.559325 shares of the common stock of the combined entity. In the aggregate, PepperBall stockholders will own 50% of the surviving corporation following the merger.

Exchange of Certificates

Promptly after the completion of the merger, an exchange agent will mail a letter of transmittal and exchange instructions to each holder of record of PepperBall common stock to be used to surrender and exchange certificates evidencing shares of PepperBall common stock for certificates evidencing the shares of SWAT common stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing PepperBall common or preferred stock will be able to surrender their certificates to the exchange agent, and each such holder will receive in exchange therefore a certificate or certificates evidencing the number of whole shares of SWAT common stock to which such holder is entitled.

Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

PepperBall stockholders should not send in their certificates until they receive a letter of transmittal and other transmittal forms.

After the completion of the merger, each certificate evidencing PepperBall common stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of whole shares of SWAT common stock which the holder of such certificate is entitled to receive.

The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by the combined company until the certificate has been exchanged. Subject to applicable laws, such dividends and distributions will be paid without interest.

Representations and Warranties

SWAT, PepperBall and PTI Acquisition Corp. made a number of mutual, customary representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger. Such representations and warranties are qualified by confidential disclosure schedules that were exchanged by SWAT and PepperBall. The representations of SWAT and PTI Acquisition Corp. to PepperBall and of PepperBall to SWAT and PTI Acquisition Corp. cover the following topics, among others, as they relate to each company and its subsidiaries:

•	corporate organization and its qualification to do business;

•	articles / certificate of incorporation and bylaws;

•	capitalization;

•	subsidiaries;

•	authority to enter into the merger agreement;

•	the absence of conflicts under the company’s charter documents, applicable laws or material obligations to third parties;

•	required consents or approvals and violations of any instruments or law;

•	financial statements and filings and reports with the SEC;

•	the absence of material changes or events in business between December 31, 2007 and the closing date of the merger;

•	taxes and tax returns;

•	intellectual property owned or used by the company;

•	compliance with laws and governmental permit requirements, and the absence of any restrictions impairing any business practice;

•	the absence of material litigation;

•	brokers’ and finders’ fees;

•	employee benefit plans and employment agreements;

•	the absence of liens;

•	environmental laws, claims and other obligations that apply to the company;

•	labor matters;

•	material contracts and commitments;

•	insurance;

•	information supplied by this joint proxy statement/prospectus and the related registration statement filed by SWAT; and

•	board of directors approval.

Conduct of Business Before Completion of the Merger

The parties agreed that until the earlier of the completion of the merger or the termination of the merger agreement or unless the other party consents in writing, each party and its subsidiaries will:

•	carry on its business diligently in the ordinary course in compliance with applicable laws;

•	pay its debts when due;

•	pay or perform other material obligations when due;

•	keep in force all insurance policies relating to their respective businesses; and

•

use commercially reasonable efforts to preserve intact its present business organization, keep available the services of present officers and employees and preserve its customer, supplier and other business relationships.

The parties also agreed that until the earlier of the completion of the merger or the termination of the merger agreement or unless the other party consents in writing, neither party or its subsidiaries would:

•

waive any stock repurchase rights, or accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options, granted under any stock plan or authorize cash payments in exchange for any options granted under any stock plan except as required pursuant to such plans or applicable law;

•	adopt any new severance plan or modify any existing severance plan, or grant any severance pay to a director, officer or employee except pursuant to any existing agreement or policy;

•	sell or dispose of any rights to its intellectual property;

•	declare or pay any dividends on or make other distributions in respect of any of its capital stock, or effect certain other changes in its capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except for the repurchase of unvested shares in connection with the termination of service;

•

issue, or authorize or propose the issuance of, any shares of its capital stock or securities convertible into shares of its capital stock, or any subscriptions, rights, warrants, or options to acquire, or other agreements obligating it to issue any such shares or other convertible securities, subject to various exceptions including the grant of options granted in the ordinary course of business, consistent with past practice, shares issuable under the parties’ employee stock purchase plan and shares issued pursuant to temporarily re-priced warrants;

•	engage in material acquisitions, other than in the ordinary course of business consistent with past practice;

•	adopt a plan of liquidation, dissolution, re-capitalization or other reorganization;

•

incur or guarantee any indebtedness, issue or sell any debt securities or make any loans or investments in any other person, other than in connection with ordinary course consistent with past practice or pursuant to existing credit facilities in the ordinary course of business;

•

adopt or amend any employee benefit, stock purchase or stock option plan other than as may be required by law or under the terms of the agreement or enter into any employment contract or collective bargaining agreement or pay any special remuneration;

•	fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

•	engage in any action that could reasonably be expected to cause the merger to fail to qualify as a reorganization under the Internal Revenue Code;

•	sell, license, mortgage or otherwise encumber, any of the assets of its business except for the sale of inventory in the ordinary course of business;

•	change accounting methods relating to its business or the assets or liabilities of that business;

•	settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by the merger agreement; or

•

take, propose to take, or agree to take any of the actions listed in this paragraph or that would make any of the representations and warranties made in the merger agreement untrue, incomplete or incorrect.

No Solicitation

The merger agreement provides that SWAT will not, directly or indirectly, through any officer, director, employee, representative or agent:

•	solicit, initiate, encourage or induce any offer or proposal relating to:

•	an acquisition of or tender offer for 20% or more of the total outstanding shares of SWAT common stock;

•	any merger, consolidation, share exchange, or similar transaction involving SWAT;

•	any sale of shares of capital stock of SWAT after which SWAT shareholders immediately prior to such sale would hold less than a majority of the outstanding capital stock of SWAT; or

•	any sale, lease, mortgage, pledge or disposition of all or substantially all of the assets of SWAT;

•

make any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing offers or proposals is referred to as an SWAT acquisition proposal);

•	participate or engage in negotiations or discussions regarding, furnish any non-public information relating to, or take any other action to facilitate, the making of any SWAT acquisition proposal;

•	approve, endorse or recommend any SWAT acquisition proposal; or

•	enter into any letter of intent or other commitment contemplating or relating to any alternative acquisition transaction that would satisfy one of the thresholds set forth above.

However, nothing contained in the merger agreement shall prevent SWAT or its board of directors from providing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written acquisition offer to purchase all of the outstanding SWAT common stock that the board of directors of SWAT reasonably determines to be more financially favorable to SWAT’s shareholders than the merger, if and only to the extent that:

•	neither SWAT nor any of its representatives has violated the non- solicitation provisions of the merger agreement;

•

SWAT’s board of directors concludes in good faith, after consultation with its legal counsel, that such action is necessary in order for the board of directors to comply with its fiduciary duties to SWAT’s shareholders;

•

SWAT gives at least two business days’ notice to PepperBall prior to providing any nonpublic information to, or entering into discussions or negotiations with such person or entity, and SWAT receives a customary confidentiality and nondisclosure agreement from such entity; and

•	at least two business days prior to SWAT providing any nonpublic information to such person or entity, SWAT provides such nonpublic information to PepperBall.

The merger agreement provides that PepperBall will not, directly or indirectly, through any officer, director, employee, representative or agent:

•	solicit, initiate, encourage or induce any offer or proposal relating to:

•	an acquisition of or tender offer for 20% or more of the total outstanding shares of PepperBall common stock;

•	any merger, consolidation, share exchange or similar transaction involving PepperBall;

•	any sale of shares of capital stock of SWAT after which PepperBall stockholders, immediately prior to such sale, would hold less than a majority of the outstanding capital stock of PepperBall; or

•	any sale, lease, mortgage, pledge or disposition of all or substantially all of the assets of PepperBall;

•

make any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing offers or proposals being referred to as a PepperBall acquisition proposal);

•	participate or engage in negotiations or discussions regarding, furnish any nonpublic information relating to, or take any other action to facilitate the making of any PepperBall acquisition proposal;

•	approve, endorse or recommend any PepperBall acquisition proposal; or

•	enter into any letter of intent or other commitment contemplating or relating to any alternative acquisition transaction that would satisfy one of the thresholds set forth above.

However, nothing contained in the merger agreement shall prevent PepperBall or its board of directors from providing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written acquisition offer to purchase all of the outstanding PepperBall common stock that the board of directors of PepperBall reasonably determines to be more financially favorable to PepperBall’s stockholders than the merger, if and only to the extent that:

•	neither PepperBall nor any of its representatives has violated the non- solicitation provisions of the merger agreement;

•

PepperBall’s board of directors concludes in good faith, after consultation with its legal counsel, that such action is necessary in order for the board of directors to comply with its fiduciary duties to PepperBall’s stockholders;

•

PepperBall gives at least two business days’ notice to SWAT prior to providing any nonpublic information to, or entering into discussions or negotiations with such person or entity, and PepperBall receives a customary confidentiality and nondisclosure agreement from such entity; and

•	at least two business days’ prior to PepperBall providing any nonpublic information to such person or entity, PepperBall provides such nonpublic information to SWAT.

Further, nothing in the merger agreement will prevent the board of directors of either party from withdrawing or modifying its recommendation in favor of the merger if such party receives an acquisition offer that its board of directors determines in its reasonable judgment to be more favorable from a financial point of view to that company’s shareholders than the terms of the merger, and such board of directors determines in good faith after consultation with legal counsel that in light of this superior offer the board must withdraw or modify its recommendation in favor of the merger in order to comply with its fiduciary obligations to the company’s shareholders.

Meetings of Shareholders

SWAT and PepperBall agreed to take all action necessary in accordance with Colorado law and Delaware law, as the case may be, and their respective charter documents to convene meetings of their respective shareholders, to be held as promptly as practicable after the registration statement of which this joint proxy statement/prospectus is a part is declared effective, for the purpose of voting on a proposal to approve the merger and merger agreement, and, in the case of SWAT, other specified matters relating to the consummation of the merger. Subject to the limitations set forth below, SWAT and PepperBall agreed to use commercially reasonable efforts to solicit from their respective shareholders proxies in favor of their respective merger proposals and to take all other action necessary or advisable to secure the vote required to approve such proposals.

Subject to the limitations set forth below, SWAT’s board of directors must recommend that SWAT shareholders vote in favor of the merger proposals, SWAT must include a statement to this effect in this joint proxy statement/prospectus and SWAT’s board of directors must not withdraw or modify its recommendation. However, nothing shall prevent SWAT’s board of directors from withholding, withdrawing or modifying its recommendation in favor of the merger proposals if:

•

SWAT receives an unsolicited, bona fide written offer to purchase all of SWAT’s outstanding common stock; provided, however, if financing is required for such offer, such financing must already be committed or must be reasonably capable of being obtained by the third party making the offer, and such offer is not withdrawn;

•	neither SWAT nor any of its representatives has violated the non- solicitation provisions of the merger agreement; and

•

SWAT’s board of directors concludes in good faith, after consultation with its legal counsel, that such action is necessary in order for the board of directors to comply with its fiduciary duties to SWAT’s shareholders.

None of these limitations will limit SWAT’s obligation to convene and hold the meeting of SWAT shareholders for the purpose of voting on the merger proposals, regardless of whether the recommendation of SWAT’s board of directors has been withdrawn or modified.

Subject to the limitations set forth below, PepperBall’s board of directors must recommend that PepperBall stockholders vote in favor of the merger proposals, PepperBall must include a statement to this effect in this proxy statement and PepperBall’s board of directors must not withdraw or modify its recommendation. However, nothing shall prevent PepperBall’s board of directors from withholding, withdrawing or modifying its recommendation in favor of the merger proposals if:

•

PepperBall receives an unsolicited, bona fide written offer to purchase all of the outstanding common stock of PepperBall; provided, however, if financing is required for such offer, such financing must already be committed or must be reasonably capable of being obtained by the third party making the offer, and such offer is not withdrawn;

•	neither PepperBall nor any of its representatives has violated the non- solicitation provisions of the merger agreement; and

•

PepperBall’s board of directors concludes in good faith, after consultation with its legal counsel, that such action is necessary in order for the board of directors to comply with its fiduciary duties to PepperBall’s stockholders.

None of these limitations will limit PepperBall’s obligation to convene and hold the meeting of PepperBall stockholders for the purpose of voting on the merger proposals, regardless of whether the recommendation of PepperBall’s board of directors has been withdrawn or modified.

Employee Benefit Plans

At the effective time of the merger, all outstanding options to purchase PepperBall common stock will be assumed by SWAT and converted into options to purchase SWAT’s common stock based on the exchange ratio. All restrictions of the exercisability of PepperBall stock options shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of the stock option will remain unchanged.

The combined company will file a registration statement on Form S-8 for the shares of common stock issuable with respect to options assumed in the merger or take appropriate steps to include such shares of common stock in SWAT’s Form S-8 currently on file with the SEC.

Pursuant to the merger agreement, SWAT has agreed to honor PepperBall’s obligations under all employee benefit plans and employment arrangements that are disclosed to SWAT in connection with the merger. However, the combined company will maintain the right to amend or terminate any such plans in accordance with the terms thereof. After the effective time, PepperBall employees may become employees of the combined company at its sole discretion. Each employee’s service with PepperBall prior to the merger may be counted for purposes of determining periods of eligibility to participate or to vest in the benefit plans offered by the combined company.

Conditions

The respective obligations of SWAT and PepperBall to effect the merger are subject to a number of conditions including the following:

•	the merger agreement and the transactions it contemplates shall have been approved and adopted by the shareholders of each of SWAT and PepperBall;

•

the registration statement filed with the SEC for the shares to be issued in the merger by SWAT shall have become effective and neither the registration statement nor this joint proxy statement/prospectus shall be the subject of a stop order or proceedings seeking a stop order;

•	all governmental approvals, consents and waivers required in connection with the merger agreement and the transactions contemplated thereby, shall have been obtained;

•	the shares of SWAT common stock to be issued in the merger shall have been approved for quotation on The Nasdaq Capital Market subject only to an official notice of issuance;

•	SWAT must have minimum unrestricted cash on hand of at least $1,000,000;

•

no decree, judgment or other order issued by any governmental authority which has the effect of preventing or restricting the completion of any transaction contemplated by the merger shall be in effect, nor shall any person have initiated an action seeking such a decree, judgment or other order;

•

SWAT’s shareholders shall have approved (i) a proposal to change SWAT’s name to PepperBall Technologies, Inc., and (ii) the conversion of SWAT’s Series B preferred stock into shares of SWAT common stock

•	subject to certain exceptions, the accuracy of the representations and warranties of the other party set forth in the merger agreement; and

•	subject to certain exceptions, the performance of all obligations of the other party required to be performed under the merger agreement.

Any of the conditions in the merger agreement may be waived by the party benefited thereby, except those conditions imposed by law.

Termination

The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after approval by the shareholders of SWAT or PepperBall of the matters presented in connection with the merger; provided, however, neither party may terminate the merger agreement for any of the reasons set forth below if the shareholders of the party have breached their obligations under the voting agreement:

•	by the mutual written consent of SWAT and PepperBall duly authorized by the boards of directors of each company;

•	by either SWAT or PepperBall if the merger shall not have been consummated by February 27, 2009;

•

by either SWAT or PepperBall if a court of competent jurisdiction or other governmental entities, shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree or ruling is final and nonappealable;

•

by SWAT, if at the PepperBall stockholders’ meeting, the requisite vote of PepperBall’s stockholders in favor of the merger agreement and the merger is not obtained, or by PepperBall, if at the SWAT shareholder’s meeting, the requisite vote of SWAT’s shareholders in favor of the merger agreement and the merger is not obtained;

•	by either SWAT or PepperBall if the other party’s breach of a representation, warranty, covenant or agreement is not cured within 10 business days’ notice of such breach;

•	by SWAT if:

•	PepperBall’s board of directors has withdrawn or modified its recommendation of the merger agreement or the merger in a manner adverse to SWAT or has resolved to do so; or

•	since the execution of the merger agreement a material adverse effect has occurred to PepperBall.

•	by PepperBall if:

•	SWAT’s board of directors has withdrawn or modified its recommendation of the merger agreement or the merger in a manner adverse to SWAT or has resolved to do so; or

•	since the execution of the merger agreement a material adverse effect has occurred to SWAT.

The merger agreement does not include any provision for termination based on fluctuations in the price of SWAT common stock.

Expenses

Whether or not the merger is consummated, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

Amendment and Waiver

The merger agreement may be amended at any time by action taken or authorized by the respective boards of directors of SWAT and PepperBall, but after approval by the shareholders of SWAT and the stockholders of PepperBall of the matters presented in connection with the merger to them, no amendment shall be made which changes the amount or form of the merger consideration or which by law requires further approval by such shareholders, without such further approval. SWAT and PepperBall by action taken or authorized by their respective boards of directors, may extend the time for performance of the obligations or other acts of the other parties to the merger agreement, may waive inaccuracies in the representations or warranties contained in the merger agreement or may waive compliance with any agreements or conditions for the benefit of each party contained in the merger agreement.

Anti-Dilution Protection

If, within nine months of the closing date of the merger, the combined company raises additional financing through the sale of common stock or securities convertible or exchangeable for shares of common stock (a “Subsequent Equity Financing”), then the holders of PepperBall common stock at the effective time of the merger shall be entitled to receive additional shares of the combined company’s common stock upon the closing of the Subsequent Equity Financing. The number of additional shares of the combined company’s common stock issuable upon a Subsequent Equity Financing shall be determined in accordance with the following formula:

E = $2,505,000 – (X + Y)

Z

Where	E =	the number of shares of combined company common stock to be issued

	X =	the amount of SWAT cash on hand at the closing of the merger, plus the amount of any payments made to dissenting stockholders of PepperBall

	Y =	the total cash payments made by SWAT between the execution of the merger agreement and the closing of the merger for professional fees incurred by SWAT in connection with the merger

	Z =	the price per share of the securities issued in the Subsequent Equity Financing or the price per share at which such securities are convertible or exchangeable for shares of combined company common stock (as applicable)

Such shares shall be issued pro rata to the holders of PepperBall common stock at the effective time of the merger on the same basis as the shares of SWAT common stock were distributed at the closing of the merger. The anti-dilution provisions shall only apply to the first Subsequent Equity Financing during the nine-month period following the closing of the merger.

Voting Agreements

Certain officers and directors of SWAT holding an aggregate of 12.1% of the outstanding common stock of SWAT (assuming exercise of outstanding options held by such officers and directors) have agreed to vote in favor of the merger as more fully set forth below. In addition, certain officers and directors of PepperBall holding an aggregate of 25.6% of the outstanding capital stock of PepperBall have agreed to vote in favor of the merger as more fully set forth below. The voting agreements were entered into to induce PepperBall and SWAT to enter into the merger agreement. A form of each of the voting agreements is attached to this joint proxy statement/prospectus as Annex D.

Voting of Shares

From the date of the voting agreement through the earlier of the date when the merger agreement is terminated or the merger becomes effective, the parties to the voting agreements each agree that, at every meeting of shareholders and on every action or approval by written consent of the shareholders:

•	it will cause all securities owned by it to be voted in favor of the adoption of the merger agreement and the other transactions contemplated by the merger agreement;

•

it will cause all securities owned by it to be voted against any proposal for any merger, consolidation, sale of assets, recapitalization, or other business combination involving the other party (other than the merger) or any other action or agreement that would result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the other party under the merger agreement or which would result in any of the conditions to the other party’s obligations under the merger agreement not being fulfilled; and

•	it will cause all securities owned by it to be voted in favor of any other matter relating to the consummation of the transactions contemplated by the merger agreement.

Proxy and Waiver

To carry out the intention of the voting agreements, certain officers and all of the directors of SWAT have delivered to PepperBall and certain officers and all of the directors of PepperBall have delivered to SWAT an irrevocable proxy with respect to the securities owned by such person in respect of the matters described above. Furthermore, each party has given any consent or waiver that is reasonably required for the approval of the merger under the terms of any agreements to which such individual is a party.

Restrictions on Transfer of Securities and Voting Rights

Each of the persons who has executed a voting agreement has also agreed that during the same period, he, she or it will not:

•	tender any of his, her or its securities or any securities convertible into or exchangeable or exercisable for such securities to any person;

•

sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of his, her or its securities or any securities convertible into or exchangeable or exercisable for such securities;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the their securities;

•

enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the other party (except with respect to the approval of the merger agreement);

•

deposit any of his, her or its securities into a voting trust or depositary facility or enter into a voting agreement or arrangement with respect to any securities or grant any proxy with respect thereto; or

•

enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the his, her or its securities, any securities convertible into or exchangeable or exercisable for shares of the other party or any interest in any of the foregoing with any person.

However, each party is allowed to take any of the above actions if SWAT or PepperBall, as the case may be, approves such action or if the proposed transferee executes a counterpart of the voting agreement and agrees to hold the securities subject to all of the terms of the voting agreement.

No Solicitation

Each party agrees that from the date of the voting agreement through the earlier of the date on which the merger agreement is terminated or the merger becomes effective, it will not, directly or indirectly, solicit, initiate, or knowingly encourage any inquiry, proposal, or offer from any third person or negotiate with any third party regarding any acquisition or purchase of SWAT or PepperBall, as the case may be, by a third party and it will cease all existing discussions and negotiations. Each party further agrees to notify either SWAT or PepperBall, as the case may be, immediately upon receipt of any proposal for, or inquiry regarding, the purchase of SWAT or PepperBall.

Termination

The voting agreements and the accompanying proxies, and all obligations of the parties thereunder, shall terminate immediately, without any further action being required, upon the earlier of the date which the merger agreement is terminated or the merger becomes effective.

COMPARISON OF RIGHTS OF HOLDERS OF SWAT COMMON STOCK AND

PEPPERBALL CAPITAL STOCK

This section of the joint proxy statement/prospectus describes material differences between the rights of shareholders of SWAT common stock and the rights of stockholders of the PepperBall capital stock. The rights compared are those found in the respective companies’ charter documents and corporate law provisions for Colorado and Delaware, which are the states in which SWAT and PepperBall, respectively, are incorporated. While SWAT and PepperBall believe that these descriptions address the material differences, this summary may not contain all of the information that is important to shareholders of SWAT and PepperBall. SWAT and PepperBall stockholders should read this entire document and the documents referred to in this summary carefully for a more complete understanding of the differences between the rights of SWAT shareholders, on the one hand, and PepperBall stockholders, on the other hand.

Size of the Board

The size of the SWAT board of directors is fixed from time to time by resolution of the board of directors; provided that there shall not be less than three nor more than nine directors. Currently, there are five directors. See “Board Composition” commencing on page 33.

The size of the PepperBall board of directors is fixed from time to time by resolution of the board of directors, provided that there shall not be less than five nor more than nine directors. Currently, there are five directors.

Classification

The SWAT board of directors is not classified. Each director is up for election every year.

The PepperBall board of directors is not classified. Each director is up for election every year.

Removal of Directors

Any SWAT director may be removed by the shareholders with or without cause, at a meeting called for that purpose. A director may be removed if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Any PepperBall director or the entire board may be removed, with or without cause, by holders of the majority of the capital stock entitled to vote in any election of directors, voting together as a single class, subject to the rights of the holders of any class or series of preferred stock.

Vacancies

The SWAT bylaws provide that vacancies may be filled either by a majority of directors in office or at a special meeting of shareholders held for that purpose.

The PepperBall bylaws provide that vacancies may only be filled by a majority of the remaining directors.

Limitation on Director Liability

The SWAT amended articles of incorporation preclude a director’s liability for monetary damages unless the director:

•	breaches the duty of loyalty to the corporation or its shareholders;

•	commits acts that are not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	pays an illegal dividend or makes an illegal stock purchase; or

•	receives an improper personal benefit from a transaction.

The PepperBall certificate of incorporation eliminates a director’s personal liability for breach of fiduciary duty as a director to the fullest extent allowed under Delaware law.

Indemnification of Directors and Officers

Both SWAT and PepperBall indemnify their directors and officers to the fullest extent allowed under Colorado law and Delaware law, as the case may be.

Amendments to Articles/Certificate of Incorporation

Amendments to the SWAT amended articles of incorporation require that the number of shares of common stock cast in favor of the proposal exceeds the number of shares of common stock cast against the proposal.

The PepperBall certificate of incorporation requires the affirmative vote of at least a majority of the outstanding voting power of the common stock and preferred stock, voting together as a single class, in order to amend or repeal any provision of the certificate of incorporation and a majority of the outstanding shares of Series A preferred stock and Series B preferred stock, voting together as a single class, in order to amend certain provisions of the certificate of incorporation, including any amendment that adversely affects the relevant series of preferred stock.

Amendments to Bylaws

The SWAT board of directors has authority to amend the bylaws. The SWAT shareholders may also amend the bylaws.

The PepperBall board of directors has authority to amend the bylaws. The PepperBall stockholders may also amend the bylaws.

Authorized Capital Stock

The SWAT amended articles of incorporation authorize the issuance of up to 30,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. The SWAT board of directors is authorized, without further action by the shareholders, and subject to any limitations prescribed by law, to designate and issue the preferred stock in one or more series, and can fix the rights, preferences, and privileges of the shares of each series and any qualifications, limitations, or restrictions on these shares. The SWAT board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of SWAT’s common stock.

As of June 30, 2008, 7,213,403 shares of SWAT common stock and 3,276,079 shares of SWAT preferred stock (comprised of 2,528,266 shares of Series A preferred stock and 747,813 shares of Series B preferred stock) were issued and outstanding. SWAT’s outstanding shares of preferred stock are convertible into an aggregate of 10,006,396 shares of common stock.

The PepperBall certificate of incorporation authorizes the issuance of up to 37,000,000 shares of common stock, par value $0.001 per share, as well as up to 20,000,000 shares of preferred stock, par value $0.001 per share. The PepperBall board of directors is authorized, without further action by the stockholders, and subject to any limitations prescribed by law, to designate and issue the preferred stock in one or more series, and can fix the rights, preferences, and privileges of the shares of each series and any qualifications, limitations, or restrictions on these shares. The PepperBall board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of PepperBall’s common stock.

As of June 30, 2008, 17,075,496 shares of PepperBall common stock and 13,769,904 shares of PepperBall preferred stock (comprised of 1,884,581 shares of Series A preferred stock and 11,885,323 shares of Series B preferred stock) were issued and outstanding. PepperBall’s outstanding shares of preferred stock are convertible into an aggregate of 13,769,904 shares of common stock.

Dividends

Colorado law provides that the directors of a corporation may declare and pay dividends on capital stock. No dividends may be paid if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The SWAT amended articles of incorporation place no additional restrictions on its board’s ability to declare dividends.

Delaware law provides that the directors of a corporation may declare and pay dividends on capital stock. Dividends may only be paid out of surplus, which is the excess of net assets of the corporation over capital, or, if the corporation does not have adequate surplus, out of net profits for the current or immediately preceding fiscal year, unless the net assets are less than the capital of any outstanding preferred stock.

The PepperBall certificate of incorporation places no additional restrictions on its board’s ability to declare dividends.

Stock Repurchases, Redemptions and Conversions

In general, under Colorado and Delaware law, a corporation may not purchase or redeem its own shares if its capital is impaired or if the purchase or redemption would cause its capital to be impaired. A company may, however, purchase or redeem preferred shares out of capital if the shares will then be retired, thereby reducing the capital of the corporation.

The SWAT amended articles of incorporation provide that SWAT’s Series B preferred stock is redeemable.

The PepperBall certificate of incorporation provides that PepperBall’s capital stock is not redeemable.

Election of Directors

SWAT shareholders and PepperBall stockholders do not have cumulative voting rights.

Appraisal or Dissenters’ Rights

Under Colorado law, shareholders are entitled to exercise dissenters’ rights in the event of certain mergers, share exchanges, sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation. Shareholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to script if such script is to be acquired for cash or voided. Dissenters’ rights in Colorado are available to beneficial owners as well as record holders. SWAT shareholders are not entitled to appraisal rights in the merger.

Under the Delaware General Corporation Law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal (or dissenters’) rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of consideration he or she would otherwise receive in the transaction. Such rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange, such as Nasdaq, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. PepperBall stockholders have appraisal and dissenters’ rights in connection with the merger. See “Appraisal or Dissenters’ Rights.”

Action by Written Consent

SWAT shareholders may act by written consent if such written consent sets forth the action so taken and is signed by all of the shareholders entitled to vote thereon.

PepperBall stockholders may act by written consent, provided the written consent is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Annual Meeting of Shareholders

The annual meetings for both SWAT and PepperBall are held on the date and at the place fixed by their respective boards of directors.

Special Meeting of Shareholders

The SWAT bylaws provide that special meetings of the shareholders may only be called by the president or the board of directors. The meeting shall be held at the time and place designated by the persons calling the meeting and the business transacted at the special meeting shall be confined to the purpose or purposes stated in the notice of the meeting. Colorado law also provides that special meetings may be called by shareholders holding at least 10% of a corporation’s outstanding shares entitled to vote.

The PepperBall bylaws provide that special meetings of PepperBall stockholders may be called by (i) the board of directors pursuant to a resolution adopted by a majority of the directors, (ii) the president of PepperBall, or (iii) the holders of shares entitled to cast not less than ten percent of the votes at the special meeting. The place of the special meeting shall be fixed by the body or person calling the special meeting.

Advance Notice Requirements of Shareholder Nominations

SWAT’s bylaws do not contain provisions relating to advance notice requirements for shareholder nominations.

PepperBall’s bylaws do not contain provisions relating to advance notice requirements for stockholder nominations.

Advance Notice Requirements of Shareholder Business

SWAT’s bylaws do not contain provisions relating to advance notice requirements for shareholder business.

PepperBall’s bylaws do not contain provisions relating to advance notice requirements for stockholder business.

Rights of Inspection

Shareholders of SWAT may inspect its books and records during normal business hours as long as such inspection is for a proper purpose, and as long as the shareholder has made proper written demand stating the purpose of the inspection. A proper purpose is any purpose reasonably related to the interests of the inspecting person as a shareholder.

Stockholders of PepperBall may inspect its books and records during normal business hours as long as such inspection is for a proper purpose, and as long as the stockholder has made proper written demand stating the purpose of the inspection. A proper purpose is any purpose reasonably related to the interests of the inspecting person as a stockholder.

Transactions Between the Corporation and its Directors and Officers

Colorado law provides that a transaction between a corporation and one of its directors or between the corporation and an entity with which a director is affiliated shall be valid if:

•	the director discloses the material facts to the board of directors and the transaction is approved by a majority of disinterested directors;

•	the director discloses the material facts to the shareholders and the shareholders approve the transaction; or

•	the transaction is fundamentally fair to the corporation as of the time it is authorized, approved, or ratified by the directors or the shareholders.

The SWAT amended articles of incorporation generally track Colorado law.

Delaware law provides that a transaction between a corporation and one of its directors or officers or between the corporation and an entity with which a director or officer is affiliated shall be valid if:

•	the director/officer discloses the material facts to the board of directors and the transaction is approved by a majority of disinterested directors;

•	the director/officer discloses the material facts to the shareholders and the shareholders approve the transaction; or

•	the transaction is fundamentally fair to the corporation as of the time it is authorized, approved, or ratified by the directors or the shareholders.

The PepperBall certificate of incorporation generally tracks Delaware law.

Shareholders’ Rights Plan

Neither SWAT nor PepperBall has a shareholders’ rights plan.

BUSINESS OF SWAT

Business Overview

Security With Advanced Technology, Inc., together with its subsidiaries (“SWAT”), is a provider of high-tech security products and services, which include non-lethal devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, the military and law enforcement, in addition to transportation, commercial facilities and non-lethal protection. The nature of SWAT’s business includes sales and marketing, engineering, customer support, manufacturing, administration and finance.

In October 2006, SWAT changed its name to Security With Advanced Technology Inc., from A4S Security, Inc. SWAT was organized as a partnership in September 1999 and subsequently incorporated in Montana in January 2000 as A4S Technologies, Inc. In December 2004, SWAT reincorporated in Colorado. SWAT’s principal executive offices are located at 1722 Boxelder St, Suite 101, Louisville, CO 80027, and SWAT’s telephone number is (303) 475-3786. SWAT maintains a website at www.swat-systems.com. Information on SWAT’s website does not comprise a part of this joint proxy statement/prospectus.

The company operates through two strategic business divisions in three distinct business segments: the Non-lethal Division and the Technology Division. Veritas Tactical pursues non-lethal weaponry (ruggedized agency launchers) development, sales and ammunition sales and the Technology Division houses ShiftWatch and Vizer (each as described below).

Non-lethal Division: Veritas Tactical (“Veritas Tactical”) is completing the development in conjunction with a high quality experienced manufacturer (Tiberius Arms) of a new line of ruggedized agency non-lethal launchers made for military and law enforcement called the Mark IV series. These launchers propel projectiles by compressed air, CO2 or nitrogen accurately up to 50 meters which break on impact dispersing a cloud of potent pepper-based powder. Projectiles are filled with synthetic pepper-based (“PAVA”) inhibiting substances that are significantly stronger than the effect of pepper spray. The PAVA powder is 10 to 15 times more powerful than oleoresin capsicum (“OC”) aerosol pepper spray, causing a severe debilitating reaction. Unlike oil-based pepper products currently on the market, PAVA powder is more consistently potent and deactivates quickly with water.

These non-lethal launchers offer significant improvements over currently available designs, and the company is developing interest for its two launchers in the U.S. and international law enforcement and military agencies. SWAT believes that this market has significant growth opportunity with limited competitors. SWAT expects shortly to receive initial quantities of its first 100 units which will be shipped to agency customers who have expressed an interest in testing and evaluating these new Mark IV launcher products.

Similar projectile launchers have been used by law enforcement officers for years based upon launchers modified out of the paintball industry. The difference between those and the new Mark IV launcher is dramatic. The Mark IV’s technology employs unique design features that greatly improve its reliability and durability. The Mark IV was also created with a unique magazine-based propellant system for durability and ease of reloading. SWAT believes the use of pepper-based projectile products is preferred by many law enforcement agencies because of the benefits over current products on the market.

As a result of the July 2007 acquisition of certain assets of Perfect Circle Projectiles, LLC Veritas Tactical also produces and sells live and inert (training) rounds of projectiles used in non-lethal launchers around the world.

Technology Division: Vizer (“Vizer”) specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems.

With a focus on network-centric technology and hosted services, Vizer developed a unique proprietary solution which is built around a web-hosted software platform and a unique network-based device providing business customers complete control over access, alarms, and video systems remotely through a secure and easy-to-use website. This product was in beta testing and now is sold primarily on the basis of a monthly service fee thereby creating recurring revenue.

Vizer’s base business is the design and integration of facility security solutions. This is accomplished using products purchased directly from manufacturers or distributors.

Historically, the security industry lacked technology focused companies. Vizer has built its business by focusing on three basic business philosophies: technology, professionalism, and customer support. Unlike the mechanical focused industry, Vizer chose to place strong emphasis on maintaining a high technology knowledge base, network and software certifications, and hiring computer and network trained technicians. Vizer’s practice is believed to be unique in the industry and has proven valuable in allowing it to provide a high level of service to its customers. Vizer takes a much more professional and refined approach to proposals, dress codes, office space, follow-up processes and an unconditional 24 hour service and support lines to separating itself from the competition. Vizer takes the approach that security is a mission critical component of any business and should be treated as such—just as critical as avoiding network outages which can cause email and internet shutdowns bringing business to a halt. Diversification of products and solutions is a focus of Vizer’s business.

Products and Marketing

Marketing

SWAT’s marketing efforts vary greatly depending on the business division.

Veritas Tactical focuses its marketing efforts on agency and military sales both nationally and internationally. SWAT also utilizes its government and international contacts to assist in identifying market opportunities. In 2008, SWAT’s sales efforts to foreign governments and international law enforcement markets continues to be led by its Veritas Tactical personnel in conjunction with Burkman & Associates, a premier political consulting organization and strategists with extensive government, homeland defense and law enforcement experience with the purpose of advising on business actions domestically and around the globe.

Vizer has a two phase approach to marketing its security products. SWAT’s integration services will continue to be a Rocky Mountain regional approach with service offerings that include monitoring services based upon a recurring revenue stream at lower cost customer front end capital expenditures and straight purchase programs as well. SWAT’s second strategy involves marketing its CommandGrid product developed for national distribution involving sales of an access and monitoring program on a monthly recurring revenue model. Currently some national security product distributors have expressed interest in selling the CommandGrid and SWAT is in initial discussions with such distributors. SWAT anticipates building a significant recurring margin opportunity on these sales by charging dealers and integrators for each business customer’s credential holder that is being controlled by the system. CommandGrid also offers distributors in the security industry another source for recurring revenue besides the traditional alarm monitoring fees.

SWAT’s Products

Veritas Tactical Division:

•

The new Veritas Mark IV is a non-lethal projectile launcher designed primarily for use by military and law enforcement. It propels PAVA filled projectiles with compressed air, nitrogen or CO2, which break upon impact and has a debilitating effect on subjects.

Key features of Veritas launchers:

•	PAVA powder is significantly stronger than OC pepper spray;

•	Gives users the ability to deliver non-lethal rounds accurately from distances up to 50 meters, providing military and law enforcement officers a tactical advantage in many control scenarios;

•	Rapidly reloadable magazine fed; and

•	Can be fit with many off-the-shelf tactical accessories.

Technology Division:

Vizer-

•

CommandGrid is a proprietary security solution built around a web-hosted software platform and a unique network-based device providing business customers complete control over access, alarms, and video systems remotely through a secure and easy-to-use website.

Key features of CommandGrid:

•	No software needs to be purchased by subscriber as service is provided to subscribers by Vizer—hosted service;

•	Familiar, easy to use software interface accessible anywhere through the internet or intranet;

•	No computers or servers to manage or maintain;

•	Utilizes network cable infrastructure (no legacy cabling needed);

•	State-of-the-art IP based security appliances;

•	Better overall value, maintained and updated by Vizer; and

•	Additional ROI on network infrastructure.

Intellectual Property

Veritas Tactical—product line currently developed based upon proprietary products and patent rights under agreements or acquired rights for the launchers and projectiles.

Vizer—while Vizer has not filed patents on the web-hosted access control and security software relating to the concept and the specifics of the software solutions, it believes that several of its applications are novel and constitute trade secrets.

ShiftWatch® product line currently has patents issued with claims covering over 30 features of the product, including the base Tapestream™ technology, video that is authenticated for court use, and the implementation of MPEG2 video compression in a mobile environment. Given SWAT’s current patent position it is evaluating best next steps to determine if there are licensing opportunities available for this technology.

Manufacturing and Supply

Veritas Tactical—the Veritas Mark-IV magazine fed launchers will be manufactured and supplied by Tiberius Arms a U.S. based company that worked closely with Veritas on the development of the product.

Vizer—currently does not manufacture any products with the exception of software but has developed supply relationships directly with manufactures and with several key national distributors. These supply lines stem from long term relationships which allow optimum purchasing power, high margins and low cost of goods.

Competition

Veritas Tactical—SWAT believes that its main competitors and the product information publicly available with regard to non-lethal or less lethal protection devices include:

•

Taser™ C2 consumer model as well as agency products in their line. This product is a single shot, electronic shock device, which disables a person when a shot is fired inserting two barbs and sending thousands of volts through the person or animal. The manufacturer claims up to a 28 foot range on their law enforcement products and a 15 foot range on their consumer products.

•	PepperBall has several products in the non-lethal or less lethal space that can compete with SWAT’s product.

SWAT believes that its main competitors with regard to non-lethal weapons include:

•	PepperBall—sells a line of non-lethal launchers to law enforcement and military.

•

FN Herstal—sells a less lethal product line which is air powered but is not categorized as non-lethal due to the amount of kinetic energy displaced by the projectile which is lead weighted and contains more mass.

•

Other solutions. SWAT is also aware that standard paintball launchers are used to deploy non-lethal projectiles utilizing the kinetic impact of rubber balls, and standard marking paintballs. Agencies often use this strategy because of the cost difference between launchers purchased directly from the non-lethal supplier and the paintball manufacturers.

Vizer—SWAT believes that its main competitors with regard to Vizer’s products and services include:

•	IEI—manufactures an access platform that eliminates the PC by embedding the software within the chipset. This is essentially a legacy panel set-up but eliminates the PC.

•	Isonas—manufactures an IP access control reader.

•

Brivo—manufactures an access platform that is a hosted software model. This is essentially a legacy panel that connects to a hosted service and then is accessed through a high speed connection. It is not a true thin client which means software must be loaded onto the workstation or computer accessing the hosted software in order for it to work.

•

Local and national security integration firms. This is a highly competitive industry which varies between one man operations working out of the back of a van to national firms like ADT, Honeywell, and Henry Brothers. Each market will have a representation of both sets of integrators or dealer/installers.

Warranty

SWAT’s warranty generally covers its products for a period of 90 days.

Employees

As of July 21, 2008, SWAT had 15 full time equivalent employees. SWAT has never had any work stoppage and none of its employees is represented by a labor organization or a party to any collective bargaining agreement.

Description of Property

SWAT conducts its principal operations in leased facilities from an unrelated third party in Louisville, Colorado, comprising approximately 19,941 square feet. The lease requires minimum monthly payments of $21,387, escalating over the term of the lease which expires in April 2013. SWAT also leases space from an unrelated third party in Westminster, Colorado, comprising approximately 4,260 square feet, which requires minimum monthly payments of $5,160 to July 2009. SWAT is currently evaluating its facilities and attempting to sub-lease extra space. Management believes that the current facilities are suitable and adequate for SWAT’s current operations and are adequately covered by insurance.

Legal Proceedings

On April 13, 2007, a complaint was filed in United States District Court, Southern District of California, Case No. ‘07CV 0672 JAH POR, by PepperBall against SWAT, Vizer Group, Inc. and Avurt International, Inc. PepperBall alleges in the civil action that the prospective manufacture and distribution of our non-lethal projectile launchers infringed certain of their patents and breached a Reseller Agreement and Non-Disclosure Agreement between Vizer Group, Inc. and PepperBall. PepperBall is seeking (a) damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs. SWAT denied the infringement and has asserted counterclaims against PepperBall. In the event the merger is consummated, this litigation will be settled and dismissed.

On January 26, 2008, SWAT and a director, Gregory Pusey, and an officer, Jeffrey G. McGonegal, were served with a complaint filed in District Court—Larimer County, Fort Collins, Colorado, Case No. 08-CV-193. Div. 3A, by Scott G. and Sandy Sutton concerning amounts that Mr. and Mrs. Sutton allege are due to them in connection with the termination of Mr. Sutton’s employment agreement with the company and in connection with the merger agreement effective as of December 31, 2006 between the company, Vizer and the former shareholders of Vizer, including Mr. and Mrs. Sutton. Specifically, the complaint asserts that Mr. Sutton is due severance and other amounts under his employment agreement and that Mr. and Mrs. Sutton are due earn-out consideration and other amounts under the merger agreement. The complaint also asserts that the company and the named individual defendants knew or should have known that certain information, representations and warranties associated with the company as part of the merger agreement were inaccurate and untrue at the time the merger agreement was executed. SWAT believes that Mr. and Mrs. Sutton’s claims are without merit and SWAT is vigorously defending this matter, including pursuing counterclaims against Mr. and Mrs. Sutton.

SWAT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following section should be read in conjunction with SWAT’s consolidated financial statements and related notes and other financial information included elsewhere in this joint proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. SWAT’s actual results could differ materially from the results contemplated by these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this joint proxy statement/prospectus, particularly under the heading, “Risk Factors.”

Overview

Security With Advanced Technology, Inc., together with its subsidiaries (“SWAT”), is a provider of high-tech security products and services, which include non-lethal devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, the military and law enforcement, in addition to transportation, commercial facilities and non-lethal protection. The nature of SWAT’s business includes sales and marketing, engineering, customer support, manufacturing, administration and finance. SWAT maintains its primary facilities and personnel in Louisville, Colorado.

Effective December 31, 2006, SWAT completed the acquisition of Vizer Group, Inc. (Vizer”) and Vizer’s wholly-owned subsidiary, Avurt International, Inc. (“Avurt”). As consideration, SWAT issued Vizer’s shareholders 754,380 shares of SWAT newly-issued, restricted common stock and assumed a note payable of approximately $114,000. Up to an additional 533,333 shares of SWAT restricted common stock are issuable subject to the terms of an earn-out provision contingent upon the achievement of specified future revenue and operating thresholds. Due to SWAT’s abandonment in late 2007 of the Avurt launcher business that was acquired from Vizer, SWAT does not expect to ever be able to achieve the milestones required to issue the Vizer earn-out shares (subject to the outcome of SWAT’s litigation with its former President and Chief Executive Officer described above). Since the acquisition was effective as of December 31, 2006, SWAT’s consolidated statements of operations and cash flows for the year ended December 31, 2006 do not include any results of the acquired companies.

On July 10, 2007, SWAT acquired certain assets and rights owned by Perfect Circle Projectiles, LLC (“PCP”) for approximately $2.8 million. The assets acquired in the acquisition consist of PCP’s spherical projectile business for tactical and related uses including PCP’s and one of its affiliate’s domestic and international patent portfolio, trade secrets, machinery, tooling and associated assets and rights.

Prior to the late 2006 acquisition of Vizer and the 2007 acquisition of PCP, SWAT marketed high resolution mobile digital video recording systems for security and surveillance. SWAT’s products were designed originally for use in the law enforcement market. In early 2004, as a result of significant lead times being encountered in the buying decisions of law enforcement customers SWAT began marketing products to mass transit customers. SWAT had one principal customer, Kansas City Area Transit Authority, or KCATA, which accounted for a majority of its sales in 2006.

During July 2005, SWAT completed its initial public offering, resulting in the sale of 1,380,000 units, each consisting of one common share and one warrant to purchase a common share, exercisable at $9.00 per share. The public offering raised approximately $8.3 million in gross proceeds for SWAT. Under provisions contained in their terms, approximately $3.5 million in convertible promissory notes and accrued interest were automatically converted into approximately 2,434,000 shares of common stock upon the completion of the public offering.

Results of Operations

SWAT’s Independent Registered Public Accounting Firm’s report on its consolidated financial statements as of December 31, 2007, and for each of the years in the two-year period then ended, includes a “going concern” explanatory paragraph, that describes factors that raise substantial doubt about SWAT’s ability to continue as a going concern. The company’s interim consolidated financial statements for the three months ended March 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The company incurred a net loss and utilized net cash in operating activities of $1,380,000 and $1,567,000, respectively, for the three months ended March 31, 2008.

These conditions raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans with regard to these matters are discussed below. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. SWAT expects to continue to incur losses from operations in 2008. While SWAT expects the recent Veritas Tactical segment’s product introductions to help increase revenues, such increases for the near term may only provide limited additional cash flow from such sales. The company’s ability to continue as a going concern depends on the success of management’s plans to bridge such cash shortfalls in 2008 including the following:

•	Aggressively pursuing additional fund raising activities in 2008;

•	Continuing to advance development of the company’s products, particularly the Veritas non-lethal launchers, to begin selling such products in 2008, thereby generating cash flow from such sales;

•	Attempting to sub-lease portions of the company’s facilities that are currently not fully utilized to reduce operating expenses;

•

Contingent upon the company’s ability to locate prospective buyers or partners, attempt to explore alternative revenue sources from licensing or partnering opportunities for the ShiftWatch TVS and IM-5 products; and

•	Continuing to monitor and implement cost control initiatives to conserve cash.

Comparison of the Three Months ended March 31, 2008 to 2007

Net sales for the three months ended March 31, 2008, totaled $226,100, which is a $76,800 or 48% increase from net sales of $152,300 for the three months ended March 31, 2007. The change in sales between 2008 and 2007 is attributable to an increase in sales in the Veritas segment of $131,900 net of a decrease in revenues from the ShiftWatch division of $91,300 and a small decrease in the Vizer division in 2008.

Cost of sales for the three months ended March 31, 2008, totaled $191,100, which is a $70,500 decrease as compared to the 2007 period. The change in cost of sales primarily resulted from the additional costs incurred in 2007 associated with the previously disclosed issues related to the ShiftWatch TVS 300 unit installation, testing and re-work which resulted in the reported gross loss in 2007.

Selling, general and administrative expenses in the three months ended March 31, 2008, totaled $1,359,800, which is a $1,158,400 or 46% decrease as compared to the 2007 period. Commencing in late 2007 and continuing into early 2008, the company undertook a significant expense reduction program, primarily as a result of the delay in achieving product revenues. The decrease impacted most operational areas and resulted in a net decrease of $160,600 in payroll related expenses, a $249,300 reduction in advertising among other reductions. Stock based compensation decreased by $809,500 in 2008 due primarily to the fact that the options granted in the three months ended March 31, 2007 to the new Vizer and Avurt employees were one-third vested upon grant, combined with a lower number of options being granted in the 2008 period.

Research and development expenses in the three months ended March 31, 2008, totaled $75,900, which is a $415,600 or 85% decrease as compared to the 2007 period. The decrease is primarily associated with development costs being substantially suspended in late 2007 and continuing into early 2008. Outside consulting and engineering on the now terminated IM-5 project was reduced by $292,600 and development payroll related expenses was reduced by $160,600 in 2008 period as compared to the 2007 period.

Interest expense for the three months ended March 31, 2008, totaled $24,800, which is a $122,500 decrease as compared to the 2007 period. The decrease was primarily attributable to the non-cash amortization of the $138,300 additional interest expense associated with the amount allocated to the warrants and the beneficial conversion features from the convertible debt offering completed in March 2007.

No income tax benefit was recorded on the loss for the three months ended March 31, 2008, as SWAT’s management was unable to determine that it was more likely than not that such benefit would be realized.

Comparison of the Year Ended December 31, 2007 to 2006

Net sales for the year ended December 31, 2007, totaled $1,242,000, which is a $946,000 or 320% increase from net sales of $296,000 for the year ended December 31, 2006. The majority of the increase in sales between 2007 and 2006 is attributable to $926,800 in sales generated from the acquired Vizer and Avurt operations.

Cost of sales for the year ended December 31, 2007, totaled $1,162,000, which is a $48,000 increase as compared to the 2006 period. The change in cost of sales primarily resulted from $902,000 in cost of sales incurred from the acquired Vizer and Avurt operations net of an approximate $862,000 reduction in cost of sales incurred in the ShiftWatch division. In 2006, significant additional costs were incurred from the ShiftWatch product installation, testing and re-work costs including warranty expenses.

Selling, general and administrative expenses in the year ended December 31, 2007, totaled $9,723,000 which is a $5,302,000 or 120% increase as compared to the 2006 period. The increase was primarily attributable to a $3,562,000 increase in expenses from the acquired Vizer and Avurt operations, $859,000 in amortization on the acquired intangible assets and a $1,606,000 increase in stock based compensation expenses.

Research and development expenses in the year ended December 31, 2007, totaled $1,188,000, which is a $100,000 or 9% increase as compared to the 2006 period. The change in research and development expenses primarily resulted from $881,000 in development expenses incurred from the acquired Vizer and Avurt operations, with the majority on the Avurt IM-5 project, net of an approximate $785,000 reduction in development expenses incurred during 2007 in the ShiftWatch division.

During the year ended December 31, 2007, the company made the decision to terminate the development of the IM-5 launcher project that had been acquired with the Avurt acquisition. At December 31, 2007, this resulted in the write off of $3,874,000 in tangible and intangible assets associated with this project. In addition, based on the company’s analysis of the fair value of the e-link technology acquired from Vizer, an impairment of approximately $985,000 was recorded as of December 31, 2007.

Interest expense for the year ended December 31, 2007, totaled $6,300,000, which is a $3,162,000 or 101% increase as compared to the 2006 period. The increase was directly attributable to the non-cash amortization of the $6,160,000 additional interest expense associated with the amount allocated offerings to the warrants and the beneficial conversion features from the 2007 convertible debt offerings as compared to the $3,099,000 so allocated from the 2006 offering.

No income tax benefit was recorded on the loss for the years ended December 31, 2007 and 2006, as our management was unable to determine that it was more likely than not that such benefit would be realized. At December 31, 2007, SWAT had a net operating loss carryforward for income tax purposes of approximately $23,000,000, expiring through 2027.

Issuances of Stock Options

SWAT’s board of directors has reserved a total of 2,000,000 shares of common stock for issuance pursuant to SWAT’s 2004 Stock Incentive Plan, as amended. SWAT’s board of directors administers the plan. During the three month periods ended March 31, 2008 and 2007, the company issued options to employees and directors to purchase 340,000 shares of common stock exercisable at an average price of $1.14 and 692,000 shares of common stock, exercisable at an average price of $4.83, respectively. During the years ended December 31, 2007 and 2006, the company issued options to employees and directors to acquire 1,141,000 shares of common stock, exercisable at an average price of $4.33 and 340,000 shares of common stock, exercisable at an average price of $5.08, respectively.

Liquidity and Capital Resources

SWAT had a net loss of $1,379,800 including $495,900 in non–cash expenses relating to $294,300 in stock based compensation and $201,600 for depreciation and amortization for the three months ended March 31, 2008. SWAT had a net loss of $21,887,000 and consumed cash in operations of $9,223,000, for the year ended December 31, 2007. SWAT expects its expenses in 2008 to remain generally at the levels incurred for the three months ended March 31, 2008. SWAT is currently engaged in activities to increase its sales from the less lethal products that have recently moved into production and growth in the Vizer division. SWAT anticipates that spending for research and development for the fiscal year ending December 31, 2008, will be closely controlled and focused on adding new products that have a high level of probability of achieving near-term revenues. If significant additional revenues are achieved in 2008, SWAT may increase certain overhead expenses to support such sales. SWAT expects that a loss will be incurred for most, if not all, of 2008.

At March 31, 2008, SWAT had working capital of $3,960,400, of which $3,099,700 million was in cash.

Capital expenditures, primarily for tooling, development and testing equipment, office equipment and facility improvement costs for the fiscal year ending December 31, 2008 are anticipated to total approximately $50,000 to $100,000.

Operating Activities

Net cash consumed by operating activities was $1,566,900 during the three months ended March 31, 2008. Cash was consumed by the loss of $1,379,800, less non-cash expenses of $294,300 in stock based compensation and $201,600 for depreciation and amortization. Increases in inventories and prepaid expenses and other current assets totaled $414,000 during the period primarily due to increases associated with payments made to the Mark-IV launcher manufacturer. Accounts payable, accrued expenses and deferred revenue decreased by $337,100 during the period consuming cash, generally reflecting the decrease in over-all overhead and operating expense levels in 2008.

Net cash consumed by operating activities was $9,223,000 during the year ended December 31, 2007. Cash was consumed by the loss of $21,887,000, less non-cash expenses of $14,352,000 in non-cash expenses primarily relating to $3,874,000 in write-off on the IM-5 launcher project, $2,249,000 in employee and consultant stock based compensation, $6,160,000 in interest accretion on the convertible note offering including deferred financing costs, $985,000 for impairment of the e-link technology and $985,000 for depreciation and amortization. Increases in inventories and prepaid expenses and other current assets totaled $1,607,000 during the period primarily due to investments in the Veritas products. Accounts payable decreased by $86,000 during the period reflecting the general lower level of overhead and sales as of December 31, 2007. An increase in accounts receivable was generally offset by changes in accrued expenses and deferred revenues relating generally to the status of the remaining ShiftWatch contracts as of December 31, 2007.

Net cash consumed by operating activities was $5,651,000 during the year ended December 31, 2006. Cash was consumed by the loss of $9,347,000, less non-cash expenses of $84,000 for depreciation and amortization.

Stock-based compensation totaled $643,000 during 2006. Non-cash interest expense associated with the value allocated to the warrants and the beneficial conversion feature of the notes totaled $2,452,000. Increases in accounts receivable and inventories totaled $386,000 during the period due to a build-up in inventories associated with the ShiftWatch TVS 300 installations. A net increase of $430,000 in deferred revenues, accounts payable and accruals during the period provided cash.

Investing Activities

Net cash outflows from investing activities consumed $7,000 during the three months ended March 31, 2008. The outflow was primarily attributable to purchase of equipment, patents and trademarks.

Net cash outflows from investing activities provided $210,000 during the year ended December 31, 2007. The inflow was primarily attributable a $2.0 million reduction in short term investments, net of the funding of $1.0 million into the PCP business acquisition plus $624,000 invested in equipment and $165,000 invested in intangibles, primarily patents.

Net cash outflows from investing activities consumed $3,200,000 during the year ended December 31, 2006. The outflow was primarily attributable to $1,086,000 invested in the acquired subsidiaries and a $2,000,000 investment in short term interest bearing investments.

Financing Activities

Net cash inflows from financing activities generated $674,800 during the three months ended March 31, 2008, primarily from the final $675,100 in proceeds received in January 2008, from the December 2007 warrant conversion.

Net cash inflows from financing activities generated $12,077,000 during the year ended December 31, 2007, primarily from the $6.0 million private placement in 2007, net of $160,000 in financing expenses paid plus $6,417,000 generated from the two warrant conversions in 2007, less $202,000 consumed in repayments under debt agreements.

Net cash inflows from financing activities generated $5,119,000 during the year ended December 31, 2006. Proceeds from sales of common stock, convertible promissory notes and associated warrants to purchase common stock generated $5,129,000. The convertible promissory notes including accrued interest were automatically converted into preferred stock upon the approval by the company’s shareholders as of December 28, 2006. Notes payable were reduced by $10,000 during 2006.

Critical Accounting Policies

SWAT’s financial position, results of operations and cash flows are impacted by the accounting policies SWAT has adopted. In order to obtain a full understanding of SWAT’s financial statements, one must have a clear understanding of the accounting policies employed. A summary of SWAT’s critical accounting policies follows:

Accounts Receivable

Accounts receivable balances are stated net of allowances for doubtful accounts. Management records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. When estimating the allowances for doubtful accounts, SWAT takes into consideration such factors as its day-to-day knowledge of the financial position of specific clients, the industry and size of its clients. A financial decline of SWAT’s current major customer or in the future of any one of its large clients could have an adverse and material effect on the collectability of receivables and thus the adequacy of the allowance for doubtful accounts. Increases in the allowance for doubtful accounts are recorded as charges to bad debt expense and are reflected in other operating expenses in SWAT’s statements of operations. Write-offs of uncollectible accounts are charged against the allowance for doubtful accounts.

Inventories

SWAT’s inventory is a significant component of current assets and is stated at the lower of cost or market. SWAT regularly reviews inventory quantities on hand and record provisions for excess or obsolete inventory based primarily on SWAT’s estimated forecast of product demand, market conditions, production requirements and technological developments. Significant or unanticipated changes to SWAT’s forecasts of these items, either adverse or positive, could impact the amount and timing of any additional provisions for excess or obsolete inventory that may be required.

Impairment of Intangibles and Long-Lived Assets

Long-lived, tangible and intangible assets that do not have indefinite lives, such as property and equipment and acquired customer relationships, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As a result of acquisitions SWAT consummated in December 2006 and July 2007, SWAT has approximately $3.7 million in identifiable intangible assets at December 31, 2007 (net of impairment of $3,222,000 recorded related to the IM-5 project and e-link technology). Determination of recoverability is based upon an estimate of undiscounted future cash flows resulting from the use of the acquired assets and their eventual disposition. Measurement of an impairment loss for such long lived assets is based upon the fair value of such assets. As of December 31, 2007, the company recorded an impairment loss on its intangibles and long-lived assets associated with a portion of the intangibles associated with and the IM-5 project, the development of which was terminated and the Vizer assets.

SWAT’s property and equipment is recorded at cost of approximately $680,000 at December 31, 2007. Depreciation of the assets is recorded on the straight-line basis over the estimated useful lives of the assets. Dispositions of property and equipment are recorded in the period of disposition and any resulting gains or losses are charged to income or expense when the disposal occurs. The carrying value of SWAT’s long-lived assets is periodically reviewed to determine that such carrying amounts are not in excess of estimated market value.

The company accounts for its acquisitions under the purchase method of accounting. SWAT completed its valuation of the assets acquired and liabilities assumed in the acquisition of Vizer that was effective as of December 31, 2006 and PCP that was effective July 10, 2007. The allocation of the purchase price included on the consolidated balance sheet as of December 31, 2007, is based upon this determination of fair value.

Convertible Securities

The company accounts for conversion options imbedded in convertible notes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). SFAS 133 generally requires companies to bifurcate conversion options imbedded in convertible notes from their host instruments and to account for them as free standing derivative instruments in accordance with EITF 00-19. SFAS 133 provides an exception to this rule when convertible notes, as host instruments, are deemed to be conventional as that term is described in the implementation guidance under Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of Conventional Convertible Debt Instrument” in Issue No. 00-19. The Company accounts for convertible notes (deemed conventional) in accordance with the provisions of EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features,” (“EITF 98-5”) and EITF 00-27, “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, the company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

Deferred Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

On January 1, 2007, SWAT adopted the provisions of FASB Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that SWAT recognize in its financial statements, only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position. As a result of the implementation of FIN 48, SWAT performed a comprehensive review of its material tax positions in accordance with recognition and measurement standards established by FIN 48.

Revenue Recognition

SWAT’s revenues are recognized when products are shipped to and accepted by unaffiliated customers. Products are generally shipped by common carrier or overnight delivery from SWAT’s facility or directly from SWAT’s contract manufacturer to the customer or the manufacturer, in the case of units being installed in new buses for SWAT customers. Title and risk of loss on product deliveries remain with SWAT until the customer accepts the product.

Certain of SWAT’s contracts require that the company provide installation of the products either at the ultimate customer’s location or in some cases at the OEM bus manufacturer. In these cases, the revenue recognition process is not completed until the company has completed the installation and the products are working and accepted by the customer. Products and materials issued in connection with such jobs in progress are treated as the company’s inventory until such revenue is recognized. Any billings issued or cash collected under the terms of the contracts in advance of the revenue being recognized are recorded in the meantime as deferred revenue.

The Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition” provides guidance on the application of generally accepted accounting principles to select revenue recognition issues. SWAT concluded that its revenue recognition policy is appropriate and in accordance with SAB No. 104.

Stock-based Compensation

SFAS No. 123(R), Share-Based Payment, defines the fair-value-based method of accounting for stock-based employee compensation plans and transactions used by the company to account for its issuances of equity instruments to record compensation cost for stock-based employee compensation plans at fair value as well as to acquire goods or services from non-employees. Transactions in which the company issues stock-based compensation to employees, directors and advisors and for goods or services received from non-employees are accounted for based on the fair value of the equity instruments issued. The company utilizes pricing models in determining the fair values of options and warrants issued as stock-based compensation. These pricing models utilize the market price of the company’s common stock and the exercise price of the option or warrant, as well as time value and volatility factors underlying the positions.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141 (R), Business Combinations (“SFAS 141 (R)”), which becomes effective for fiscal periods beginning after December 15, 2008. SFAS No. 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment to FASB Statement No. 115.” This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The company is currently assessing the impact adoption of SFAS No. 159 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. The company is currently assessing the impact of the adoption of SFAS No. 157 will have on its consolidated financial statements.

BUSINESS OF PEPPERBALL

Overview

PepperBall Technologies, Inc. (“PepperBall” or “the company”) develops, manufactures and markets non-lethal and less lethal weapons and compliance technology. PepperBall was founded in 1999 as Jaycor Tactical Systems, a division of Jaycor, Inc., a defense company headquartered in San Diego, California. The company was spun out of Jaycor as a separate company in 2000, and its name was changed to PepperBall Technologies, Inc. in 2002. During its first eight years of operations, the company focused on marketing non-lethal and less lethal weapons for use by law enforcement, correctional institutions, the military and private security officers (collectively characterized as the “institutional market”). PepperBall’s technology uses a method of deploying a powder form of pepper spray (“PAVA”) at a distance with a frangible, or breakable, plastic projectile, with the objective of temporarily disabling one or more individuals and allowing the user the ability to subdue the subject(s) without inflicting permanent injury.

The PepperBall system made its debut in 1999 when the Seattle Police Department used PepperBall’s enhanced shoulder fired paintball launchers and frangible projectiles in response to civil disturbances in connection with the World Trade Organization meetings. As a result of this and other subsequent deployments, PepperBall determined that the market for shoulder fired launchers was limited to institutional customers who could use the products primarily for crowd control. Based on this determination, as well as the success of the handheld electronic control devices manufactured by Taser International, the company began to develop a line of handheld launchers that could be used by both the institutional market and consumers for home defense and personal defense away from the home. As a result, two handheld launchers have recently been introduced to the market:

•	the FlashLauncher, a five-shot launcher integrated into a flashlight which is intended for use by security guards and homeowners, and

•	the SA-4, a four-shot pistol launcher intended for the institutional market and specifically designed to compete with the devices marketed by Taser International.

The company expects to introduce a third handheld launcher, a single-shot device the size and shape of a cigar intended for personal defense away from the home, in the third calendar quarter of 2008.

Historically, approximately 40% of the company’s revenues have been generated by selling launchers, launcher accessories, and training courses. The remainder of the company’s revenues has been generated by selling projectiles to resupply the various launcher platforms. Further, about 80% of the company’s historical revenues have been generated from customers based in the United States and the other 20% from foreign customers. Most of the company’s historic revenues have been generated by sales to the institutional market, but the percentage of revenues from the commercial market is expected to grow following the introduction of the handheld launchers. The company has an estimated 4,000 customers in the institutional market located in the U.S. and overseas, with more than 15,000 launchers and 15 million projectiles sold in its nine-year history.

Products

The company’s product line consists of traditional shoulder fired launchers, a new line of handheld launchers, several types of frangible PAVA-filled projectiles, and accessories in support of the PepperBall system.

Traditional Shoulder Fired launchers: The company’s initial product was a shoulder fired semi-automatic rifle type launcher, the SA-200, which was introduced in 1999 and was most suitable for use in riot-control situations. Subsequently, the SA-200 was replaced by the Custom Carbine, which offered multiple configuration options. The newer automatic TAC-700 rifle version with a 12-shot-per-second capability was introduced in 2004, and has become a best seller.

Handheld Launchers: Recognizing that the market needed compact handheld launchers, the company introduced the semi-automatic SA-10 pistol in 2001. This launcher, an adaptation of a paint-ball gun, proved to be too large and too heavy for the institutional market. In September 2007, it was replaced by the new small, light-weight SA-4 which weighs only 13 ounces and was developed by the company specifically for the institutional market. The SA-4 is a rapidly-reloadable semiautomatic launcher with four projectiles, each having twice the kinetic impact of the traditional PepperBall projectile, and twice the powder payload with four times the PAVA chemical content.

The FlashLauncher, now in production, is a five-shot PepperBall device with a 100-lumen flashlight—typical of what law enforcement now uses. This launcher is intended for use by both the institutional market and the commercial market.

The company plans to introduce a personal defense product small enough to fit into a pocket or purse or palm of the hand in the third quarter of 2008. Its planned purpose is to interrupt and disorient the prospective assailant long enough to allow the intended victim time to flee and call for help. The launcher comes in two parts—the reusable barrel portion with the trigger mechanism, and the detachable throw-away unit containing the propellant and the projectiles. The company expects that refill units will be available and may be purchased in either the inert powder form for training purposes, or the “hot” pepper powder form for use against assailants.

Projectiles: The company makes a complete line of 68-caliber projectiles for its launchers including hot PAVA rounds, liquid and powder training rounds, marker rounds, and glass-shattering rounds. Two types of rounds are currently being offered, a three-gram 68-caliber spherical round, and a six-gram fin stabilized Impact-Plus round with twice the kinetic impact, twice the powder and three times the active ingredient of the standard round. The company recently introduced a new 10X spherical round with 10 times the active PAVA concentration of the standard projectile.

Accessories: The company offers a complete line of products to support the PepperBall system. Among these products are riot control packs, speed-pod projectile loaders, holsters, batteries and battery chargers, soft-side carrying cases, air pressure bottles and air tanks, CO2 cylinders pepper spray, and replacement parts.

Customers and Markets

The company divides its customers and markets into two categories: the institutional market (consisting of sworn law officers, corrections officers, private guards and the military and federal agencies) and the commercial market.

Institutional Market:

PepperBall has sold over 10,700 launchers and over 11.7 million projectiles to state and local agencies and private security guards in the United States, as well as over 4,200 launchers and over 2.2 million projectiles to foreign law enforcement agencies. Sworn law officers are customers for PepperBall’s handheld products, and law officers with cars are also customers for the company’s shoulder fired launchers.

PepperBall has sold over 1,300 launchers and over 2.2 million projectiles to corrections officers in the U.S. Corrections officers use the company’s products primarily for cell extraction and in response to prisoner disturbances. As a result, corrections officers are primarily interested in PepperBall’s shoulder fired launchers.

PepperBall anticipates selling its FlashLauncher, as well as the personal defense launcher that it expects to begin marketing later this year, to private security guards. Such guards are typically unarmed, and therefore in need of a means of self-defense, as well as a non-lethal means of persuasion.

PepperBall has sold over 700 launchers and over 2.1 million projectiles to the military and federal agencies, including the Army, the National Guard, and the Border Patrol. The Army is currently using the company’s products in Iraq, the Border Patrol is using the company’s products at both the northern and southern borders of the U.S., and the Coast Guard is using the company’s products in U.S. coastal waters.

Commercial Market:

PepperBall believes there is a significant opportunity to sell its handheld products to homeowners, as well as owners of recreational vehicles, who want a non-lethal means of defense.

Further, the company believes that the personal defense product it plans to launch later this year will be an attractive alternative to traditional pepper spray canisters for individuals who want to defend themselves outside the home.

Warranty

PepperBall’s standard warranty covers its products for a period of 12 months.

Training Programs

PepperBall has an active training program provided by employees and contract trainers who are police officers. Training is provided directly to users in the field as well as to master trainers in departments who in turn train their respective departments. The training programs represent a source of revenue to the company, and also provide a venue for introducing new products to users.

Sales and Marketing

PepperBall markets and sells its products to the institutional market through a combination of direct sales, distributors and police trainers who function as a contract sales force. The company uses Non-Lethal Solutions, Inc. as a master distributor for foreign sales though a distributor network of 55 distributors selling to over 90 countries.

The company plans to market and sell its products to the commercial market through a combination of internet sales, infomercials, stores licensed to sell firearms, mall kiosks and ultimately large retail box stores. PepperBall has retained a marketing firm to assist it with the development and implementation of a marketing strategy for the commercial market.

Intellectual Property

PepperBall relies on a portfolio of intellectual property rights, both foreign and domestic, including trade secrets, patents, patent applications, trademarks, contractual provisions and licenses, to protect its intellectual property. PepperBall has five issued U.S. patents, one issued patent in the United Kingdom and one issued patent in Israel that relate to its launchers and projectiles. Specifically, PepperBall has intellectual property rights covering the pharmaceutical formulation technique used to manufacture the pepper powder used in the projectiles, which the company believes is superior to other formulations.

PepperBall generally enters into confidentiality agreements with its employees, consultants and contractors. Furthermore, PepperBall generally controls access to and distribution of its documentation and other proprietary information.

Competition

PepperBall’s primary direct competitor is SWAT. The company indirectly competes with a variety of other non-lethal and less lethal alternatives including electrical control devices, pepper spray and impact weapons sold by companies such as Taser International, Armor Holdings, Inc., TigerLight and FN Herstal.

The primary competitive factors in the markets for the company’s products include accuracy, effectiveness, safety, cost and ease of use. The company believes that the following characteristics of its products cause its products to compete well:

•

PepperBall believes that its products are safer that competing products. For example, Taser has been the subject of claims for personal injury and wrongful death allegedly caused by its electrical control devices, and other companies who sell impact weapons (including rubber bullets and bean bags) have also been the subject of wrongful death and injury claims;

•	the company believes that its products are effective at a greater range than traditional pepper spray or the Taser devices;

•	PepperBall’s products allow a user to engage more than one subject at a time;

•	PepperBall’s products are easier to use than competing devices; and

•	other than with respect to traditional handheld pepper spray canisters, PepperBall’s products cost less than competitive products.

Research and Development

PepperBall has a research and development division responsible for developing and testing new products. Research and development expense was $139,000 for the three months ended March 31, 2008 and $454,000 and $396,000, respectively, for the years ended December 31, 2007 and 2006. PepperBall’s research and development personnel design, develop and test prototype launchers, and assist out-source manufacturers in the manufacture of parts and the development of assembly lines.

Manufacturing and Suppliers

PepperBall outsources component manufacture and assembly. The company has multiple suppliers for the components used in its products.

Government Regulation

PepperBall’s primer-launched SA-4 has been ruled to be a firearm by the Bureau of Alcohol, Tobacco and Firearms, and therefore is subject to laws relating to firearms. However, this launcher is currently being sold to government agencies only, and therefore the applicable laws are not deemed to be unduly restrictive.

PepperBall’s air-launched projectiles are prohibited for sale to consumers in 13 states that prohibit chemical-weapon ownership by private individuals. In the remaining states, restrictions applicable to pepper spray must be observed by PepperBall products offered to the consumer. At least one state requires that pepper spray be sold through firearm dealers, and some states limit the quantity of active ingredient in a container, a quantity which is generally well under that contained in a full load of PepperBall projectiles in launchers offered to the consumer.

Employees

As of June 30, 2008, PepperBall employed 12 full-time equivalent employees, including two in research and development, four in sales and marketing and six in general and administration. The company also has 23 contract trainers who are paid per training session. PepperBall has never had any work stoppage and none of its employees is represented by a labor organization or a party to any collective bargaining agreements.

Facilities

PepperBall’s corporate headquarters occupy 8,700 square feet in San Diego, California. The company believes that suitable additional space will be available to address its future needs.

Legal Proceedings

In April 2007, PepperBall brought an action in United States District Court, Southern District of California (Case No. ‘07CV 0672 JAH POR) against SWAT, Vizer Group, Inc. and Avurt International, Inc. The action alleges that SWAT and its subsidiaries infringed certain of PepperBall’s patents and breached a Reseller Agreement and Non-Disclosure Agreement. PepperBall is seeking (i) damages for the alleged patent infringement and breach of contract, (ii) an injunction to prohibit further alleged patent infringement, and (iii) other relief and costs.

PEPPERBALL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following section should be read in conjunction with PepperBall’s consolidated financial statements and related notes and other financial information included elsewhere in this joint proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. PepperBall’s actual results could differ materially from the results contemplated by these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this joint proxy statement/prospectus, particularly under the heading, “Risk Factors.”

Overview

PepperBall develops, manufactures and markets non-lethal and less lethal weapons and compliance technology for use by law enforcement, correctional facilities and the military, as well as private security officers. PepperBall was incorporated in Delaware in August 2000 as Jaycor Tactical Systems, Inc., and in September 2002 changed its name to PepperBall Technologies, Inc. PepperBall’s principal executive offices are located in San Diego, California.

PepperBall generates revenues from the sale of projectiles, launchers and launcher accessories, as well as training courses.

PepperBall’s cost of goods is comprised primarily of the cost of the components of its products.

PepperBall’s operating expenses consist of general and administrative expenses, sales and marketing expenses and research and development expenses. General and administrative expenses include salaries and related expenses for personnel engaged in finance, human resources and administrative activities, as well as legal and accounting fees; sales and marketing expenses primarily consist of salaries, commissions and related expenses for personnel engaged in marketing and sales, along with promotional costs and travel expenses; research and development expenses include compensation costs for research and development personnel, and prototyping expenses related to the design, development, testing and enhancements of PepperBall’s products.

Results of Operations

In PepperBall’s audited financial statements for the fiscal year ended December 31, 2007, the Report of the Independent Registered Public Accounting Firm, includes an explanatory paragraph that describes substantial doubt about PepperBall’s ability to continue as a going concern. PepperBall’s interim consolidated financial statements for the three months ended March 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. PepperBall had a net working capital deficiency of $2,141,000, a net capital deficiency of $2,552,000 and an accumulated deficit of $13,180,000 at March 31, 2008.

Comparison of the Three Months ended March 31, 2008 to 2007

Net sales for the three months ended March 31, 2008 totaled $725,000 which is a $34,000 or 5% increase from net sales of $691,000 for the three months ended March 31, 2007. The increase in revenue is due principally to an increase in domestic institutional customer orders of $138,000 partially offset by a decrease in international distributor orders of $104,000.

Cost of sales for the three months ended March 31, 2008 totaled $334,000, which is a $4,000 or 1% decrease as compared to the 2007 period. The change in cost of sales primarily resulted from a decrease in launcher costs related to production improvements in the launcher electronics of $47,000. The decrease is partially offset by increases in projectile production costs of $22,000 and $18,000 of accessory costs.

General and administrative expenses in the three months ended March 31, 2008, totaled $229,000, which is a $63,000 or 22% decrease as compared to the 2007 period. The decrease in general and administrative costs is due principally to reductions in personnel costs of $45,000 and depreciation expense of $18,000.

Sales and marketing expenses in the three months ended March 31, 2008 totaled $198,000, which is a $44,000 or 29% increase as compared to the 2007 period. The increase in sales and marketing costs is due principally to an increase in personnel costs of $28,000 and new product test and evaluation expense of $17,000.

Research and development expenses in the three months ended March 31, 2008 totaled $139,000, which is a $31,000 or 29% increase as compared to the 2007 period. The increase is due principally to increased Patent related legal costs of $29,000.

Purchased technology amortization for the three months ended March 31, 2008, totaled $0, which is a $31,000 decrease as compared to the 2007 period. The decrease is due to the expiration of the amortization period in May 2007.

Interest expense for the three months ended March 31, 2008, totaled $102,000, which is a $4,000 increase as compared to the 2007 period. The rise was primarily attributable to the increased note payable and line of credit debt in 2007 and 2008.

No income tax benefit was recorded on the loss for the three months ended March 31, 2008, as PepperBall’s management was unable to determine that it was more likely than not that such benefit would be realized.

Comparison of Year ended December 31, 2007 to 2006

Net sales for the year ended December 31, 2007 totaled $3,264,000, which is a $233,000 or 8% increase from net sales of $3,031,000 for the year ended December 31, 2006. The increase in revenue is due principally to a rise in international distributor orders of $486,000 partially offset by a decrease in domestic institutional customer orders of $253,000.

Cost of sales for the year ended December 31, 2007 totaled $1,501,000, which is a $331,000 or 28% increase as compared to the 2006 period. The change in cost of sales primarily resulted from a $286,000 increase in cost of sales due to increased revenues in 2007. In addition, allocated personnel costs increased $20,000 and depreciation expense increased $16,000 due to new product production molds now in use.

General and administrative expenses in the year ended December 31, 2007, totaled $1,335,000 which is a $176,000 or 15% increase as compared to the 2006 period. The increase in G&A costs is due principally to increased legal expense relating to the SWAT lawsuit of $232,000 offset by a reduction in professional service fees for financing search of $36,000 and personnel expenses of $27,000.

Sales and marketing expenses in the year ended December 31, 2007, totaled $597,000 which is an $82,000 or 16% increase as compared to the 2006 period. The increase in sales and marketing costs is due principally to an increase in media relations of $22,000, personnel costs of $17,000, trade show expenses of $14,000, and new product test and evaluation expense of $17,000.

Research and development expenses in the year ended December 31, 2007 totaled $454,000, which is a $58,000 or 15% increase as compared to the 2006 period. The increase is due principally to increased personnel expenses of $23,000, increased testing supplies of $8,000, and Patent related legal costs of $18,000.

As of December 31, 2007, the company determined that certain tangible assets associated with projectile production were impaired and the associated carrying amounts were written down. As a result of this determination as of December 31, 2007, the company recorded an impairment loss totaling $202,000.

Purchased technology amortization for the year ended December 31, 2007, totaled $51,000, which is a $72,000 or 59% decrease as compared to the 2006 period. The decrease is due to the expiration of the amortization period in May 2007.

Interest expense for the year ended December 31, 2007, totaled $385,000, which is a $29,000 or 7% decrease as compared to the 2006 period. The decrease was due to the non-cash amortization of the amount allocated from the line of credit amendments to the warrants and financing fees totaling $98,000. This was partially offset by a $34,000 increase in the non-cash amortization of interest expense associated with the amount allocated from notes payable to the warrants. In addition, there was a $43,000 increase in cash paid interest expense from the additional notes payable issued in 2007.

No income tax benefit was recorded on the loss for the years ended December 31, 2007 and 2006, as PepperBall’s management was unable to determine that it was more likely than not that such benefit would be realized. At December 31, 2007, PepperBall had a net operating loss carry forward for income tax purposes of approximately $18,000,000, expiring through 2020.

Liquidity and Capital Resources

PepperBall had a net loss of $257,000, including $46,000 for depreciation and amortization and an $18,000 decrease in warrant liabilities, for the three months ended March 31, 2008. PepperBall is currently engaged in activities to increase its sales from the new less lethal products that have recently moved into production.

At March 31, 2008, PepperBall had a net capital deficiency of $2,141,000, and $322,000 of cash.

Capital expenditures, primarily for tooling, development and testing equipment, office equipment and facility improvement costs for the fiscal year ending December 31, 2008 are currently anticipated to be less than $50,000.

PepperBall anticipates that spending for research and development for the fiscal year ending December 31, 2008 will remain at the same approximate spending level as the year ended December 31, 2007.

Operating Activities

Net cash consumed by operating activities was $178,000 during the three months ended March 31, 2008. Cash was consumed by the loss of $257,000, less non-cash expenses of $46,000 for depreciation and amortization, a $7,000 increase in accounts receivable allowances, and an $18,000 decrease in warrant liabilities. Increases in inventories and prepaid expenses and other current assets totaled $89,000 during the period primarily due to a build-up in projectile inventories. Deposits increased by $11,000 due to progress payments made on the handheld launcher production molds. A net increase of $144,000 in deferred rent, accounts payable and accruals during the period provided cash.

Net cash consumed by operating activities was $657,000 during the year ended December 31, 2007. Cash was consumed by the loss of $1,266,000, less non-cash expenses of $452,000 primarily consisting of $202,000 for impairment of the projectile production equipment, and $165,000 for depreciation and amortization, partially offset by a $63,000 decrease in allowance for inventory obsolescence. Non-cash interest expense associated with the value allocated to the warrants totaled $133,000. Net decreases in inventories and other current assets totaled $58,000 during the period primarily due to decreases in projectile inventories. Accounts receivables decreased by $90,000 during the period reflecting a lower level of sales in the quarter ending December 31, 2007 as compared to the quarter ending December 31, 2006. Deposits increased by $45,000 due to progress payments made on the handheld launcher production molds. A net increase of $54,000 in deferred rent, accounts payable and accruals during the period provided cash.

Net cash consumed by operating activities was $376,000 during the year ended December 31, 2006. Cash was consumed by the loss of $913,000, less non-cash expenses of $583,000 primarily consisting of $224,000 for depreciation and amortization, and $204,000 of loss on extinguishment of debt partially offset by a $37,000 increase in warrant liability and a $20,000 decrease in allowance for inventory obsolescence. Stock-based compensation totaled $24,000 during 2006. Non-cash interest expense associated with the value allocated to the warrants totaled $182,000. Decreases in inventories totaled $20,000 during the period primarily due to decreases in projectile inventories partially offset by build-up of SA-4 inventories. Decreases in other current assets and deposits totaled $29,000 during the period primarily due a change in the financing period of certain prepaid insurance policies. Accounts receivables increased by $312,000 during the period reflecting the increased revenues for the year ended December 31, 2006. A net increase of $217,000 in deferred rent, accounts payable and accruals during the period provided cash.

Investing Activities

Net cash outflows from investing activities consumed $3,000 during the three months ended March 31, 2008. The outflow was primarily attributable to purchase of equipment.

Net cash outflows from investing activities consumed $61,000 during the year ended December 31, 2007. The outflow was primarily attributable to purchase of equipment.

Net cash outflows from investing activities consumed $94,000 during the year ended December 31, 2006. The outflow was primarily attributable to purchase of equipment.

Financing Activities

Net cash inflows from financing activities generated $237,000 during the three months ended March 31, 2008, primarily from $200,000 in proceeds received from the issuance of notes payable plus $34,000 generated from warrant conversions.

Net cash inflows from financing activities generated $457,000 during the year ended December 31, 2007, primarily from the $398,000 in proceeds received from the issuance of notes payable plus $39,000 generated from net borrowings on the line of credit.

Net cash inflows from financing activities generated $772,000 during the year ended December 31, 2006, primarily from the $406,000 in proceeds received from the issuance of notes payable plus $383,000 generated from borrowings on the line of credit less $22,000 in financing costs.

Critical Accounting Policies

PepperBall’s financial position, results of operations and cash flows are impacted by the accounting policies it has adopted. In order to obtain a full understanding of PepperBall’s financial statements, one must have a clear understanding of the accounting policies employed. A summary of PepperBall’s critical accounting policies follows:

Accounts Receivable

Accounts receivable balances are stated net of allowances for doubtful accounts. Management records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. When estimating the allowances for doubtful accounts, PepperBall takes into consideration such factors as its day-to-day knowledge of the financial position of specific clients, the industry and size of its clients. A financial decline of any one of PepperBall’s large clients could have an adverse and material effect on the collectability of receivables and thus the adequacy of the allowance for doubtful accounts. Increases in the allowance for doubtful accounts are recorded as charges to bad debt expense and are reflected in other operating expenses in our statements of operations. Write-offs of uncollectible accounts are charged against the allowance for doubtful accounts.

Inventories

PepperBall’s inventory is a significant component of current assets and is stated at the lower of cost or market. PepperBall regularly reviews inventory quantities on hand and records provisions for excess or obsolete inventory based primarily on its estimated forecast of product demand, market conditions, production requirements and technological developments. Significant or unanticipated changes to PepperBall’s forecasts of these items, either adverse or positive, could impact the amount and timing of any additional provisions for excess or obsolete inventory that may be required.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if indicators of impairment exist, PepperBall assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and exceeds its fair value.

Property and Equipment

PepperBall’s property and equipment is recorded at cost of approximately $774,000 and $772,000 at March 31, 2008 and December 31, 2007, respectively. Depreciation of the assets is recorded on the straight-line basis over the estimated useful lives of the assets. Dispositions of property and equipment are recorded in the period of disposition and any resulting gains or losses are charged to income or expense when the disposal occurs. The carrying value of PepperBall’s long-lived assets is periodically reviewed to determine that such carrying amounts are not in excess of estimated market value.

Deferred Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

On January 1, 2008, PepperBall adopted the provisions of FASB Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that PepperBall recognize in its financial statements only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position. As a result of the implementation of FIN 48, PepperBall performed a comprehensive review of its material tax positions in accordance with recognition and measurement standards established by FIN 48.

Revenue Recognition

PepperBall recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. Sales returns are estimated based on historical experience and management’s expectations and are recorded at the time product revenue is recognized.

Stock-based Compensation

Effective January 1, 2006, PepperBall adopted the method of accounting for share-based compensation as required by SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123). This statement supersedes APB Opinion 25, Accounting for Stock Issued to Employees (APB 25), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. PepperBall adopted SFAS 123R on January 1, 2006, using the modified prospective method, which results in recording compensation expense for the vesting options granted after January 1, 2006 and expense for the portion of grants made in prior years that vest after January 1, 2006.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS-157 is effective for financial statements issued for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. PepperBall is currently evaluating the impact of this pronouncement on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. PepperBall does not expect this statement will have a material impact on its results of operations or financial position.

In December 2007, FASB issued SFAS No. 141R, Business Combinations (SFAS 141R), which retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141R changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. The provision of SFAS 141R are effective for fiscal years beginning after December 15, 2008 with earlier adoption prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

MANAGEMENT OF THE COMBINED COMPANY AFTER THE MERGER

The following table provides information about the intended directors and executive officers of the combined company.

MANAGEMENT

Name	Age	Position	Director Term Expires
Dr. Eric P. Wenaas	66	President, Chief Executive Officer and Director	2009
Jeffrey G. McGonegal	57	Chief Financial Officer	—
Gregory Pusey	55	Director	2009
Thomas R. Marinelli	56	Director	2009
Gail Schoettler	64	Director	2009
Robert J. Williams	67	Director	2009
David E. Welch	61	Director	2009
Richard A. Collato	64	Director	2009
Jack Fitzpatrick	54	Director	2009
Dr. Jeffrey M. Nash	60	Director	2009
John C. Stiska	66	Director	2009

Dr. Eric P. Wenaas has served as President and CEO of PepperBall since January 23, 2004, and as Chairman of the board of directors since its inception in 2000 when it was spun off from Jaycor, a defense company headquartered in San Diego, California. Dr. Wenaas also served as the Chairman of the Bard of JNI Corporation, a publicly held company, from organization in February 1997 until September 2002. Dr. Wenaas was the CEO and Chairman of the board of Jaycor from 1991 to March of 2002, at which time the company merged with Titan Corporation, a publicly held company. For his contributions to Jaycor, JNI and PepperBall, Dr. Wenaas received both the Entrepreneur of the Year Award from Ernst and Young for High Technology Companies in 2001 and the Director of the Year Award from the Corporate Directors Forum for Companies in Transition. He received a BSEE and MSEE degree from Purdue University, and a PHD from the State University of New York (SUNY) at Buffalo.

Jeffrey G. McGonegal became SWAT’s Chief Executive Officer in October 2007 and has served as SWAT’s Chief Financial Officer since late 2003. Jeff also serves as Senior Vice President—Finance of Cambridge Holdings, Ltd., a publicly-held business development firm, and as Chief Financial Officer of AspenBio Pharma, Inc., a publicly-held biomedical company. Since 1997, he has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, Jeff was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Jeff served as managing partner of the Denver, Colorado office. Mr. McGonegal was elected in 2005, and currently serves on the board of Imagenetix, Inc., a publicly-held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University. Mr. McGonegal is a Certified Public Accountant, licensed in the State of Colorado.

Gregory Pusey joined SWAT’s board in 2002 and has served as Chairman of the board since October 2004. He became SWAT’s Secretary in March 2006. Greg is also: (i) the President, a principal shareholder and a director of Cambridge Holdings, Ltd., (ii) chairman of the board of directors and director of AspenBio Pharma, Inc., and (iii) President of Livingston Capital, Ltd., a private venture capital firm. He serves as a director of Bactolac Pharmaceutical, Inc., a privately-held company engaged in manufacturing and marketing of nutraceuticals. Greg has been associated with Bactolac Pharmaceutical, Inc. and its predecessors since 1997. He holds a B.S. degree in finance from Boston College.

Thomas R. Marinelli became a director of SWAT in December 2004, and served as SWAT’s Chief Executive Officer from April 2005 to March 2007 and SWAT’s President from July 2006 to December 2006. He had spent the previous 29 years in positions of increasing responsibilities at DaimlerChryslerAG, including President of Chrysler Europe, and most recently as Vice President of Chrysler and Jeep Brands. Since August 2004, Tom has been a director of Bossier Automotive Group, a DaimlerChrysler dealer. He received a B.S. degree in finance and marketing from Boston College and an M.B.A. degree from Michigan State University.

Gail Schoettler joined the board of directors of SWAT in April 2005. Ambassador Gail Schoettler serves on the boards of AspenBio Pharma, Inc., Masergy Communications, a telecommunications company, Delta Dental of Colorado, The Colorado Trust (Colorado’s largest foundation) and several non-profit organizations. She has served as a U.S. Ambassador and as Colorado’s Lt. Governor and State Treasurer. In 1998, she narrowly lost her bid for Governor of Colorado. She started two successful banks and is involved in her family’s cattle ranch, vineyards and real estate enterprises. In addition to being a Denver Post columnist, Dr. Schoettler and her husband own eGlobalEducation, a custom travel company leading executive groups to countries around the world. She earned a BA in economics from Stanford and MA and PhD degrees in African History from the University of California at Santa Barbara. Among her numerous awards is the French Legion of Honor (France’s highest civilian award) from President Jacques Chirac of France.

Robert J. Williams became a director of SWAT in July 2005. He has been an independent consultant to corporations pursuing government contract awards since March 2001. He was employed by Ford Motor Company from 1996 to 2001, serving in a wide variety of positions, including Manager of Ford’s Government Sales Department, the department responsible for sales to federal, state and local government agencies. In this position, Mr. Williams established the Ford Police Advisory Board, a cooperative effort between police agencies and Ford engineers. Mr. Williams graduated from Creighton University in Omaha, Nebraska with a degree in economics and pursued post-graduate study in business administration. He served in the United States Army from 1963 to 1965, earning a direct commission as a second lieutenant.

David E. Welch became a director of SWAT in December 2006. Mr. Welch has served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a public company, providing monitoring and tracking services of remote equipment, located in Golden, Colorado, since April 2004. Mr. Welch also serves as a director of AspenBio Pharma, Inc., Inc. He also has been a self-employed financial consultant since August 2002. From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., a publicly-traded telecommunications and equipment services supplier. Active Link Communications filed for Chapter 7 bankruptcy protection in the U.S. Bankruptcy Court for the Northern District of Illinois on September 25, 2003 and the State of Colorado administratively dissolved the company in September 2004. During 1998, he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado. From 1996 to 1997, he was Director of Information Systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado. Mr. Welch also serves on the board of directors of Communication Intelligence Corporation, a publicly traded company. He received a B.S. degree in accounting from the University of Colorado. Mr. Welch is a Certified Public Accountant, licensed in the State of Colorado.

Richard A. Collato has served as a Director of PepperBall since April 1, 2008. He has been President and Chief Executive Officer of the YMCA of San Diego County since January, 1981. He is a Trustee, Vice Chairman of the board and Chair of the Governance Committee of the New York City based $5 billion YMCA Retirement Fund. Mr. Collato also serves on the board of the Corporate Directors Forum, and Project Design Consultants engineering, and serves as a director for two public companies: Sempra Energy and WD-40. Mr. Collato formerly served on the board of directors of Y-Mutual Ltd., a Bermuda based reinsurance company The Bank of San Diego, Springfield College, San Diego Gas and Electric Company, Southern California Gas Company, Enova, Microvision Optical, the Jenna Druck Foundation and Surge Global Energy (SRGG). He was named “Director of the Year 2002” by the Corporate Directors Forum, and San Diego Business Journal’s “2007 CEO of the Year for Lifetime Achievement.” He holds a BBA degree in insurance and an MBA in management from Pepperdine University.

Jack Fitzpatrick has served as a director of PepperBall since November 2000. Since 2001, Mr. Fitzpatrick has served as the Chief Financial Officer of Skylight Healthcare Systems, Inc., a privately held company which provides information network services to hospitals. Prior to joining Skylight Healthcare Systems, Inc., Mr. Fitzpatrick served as the Chief Financial Officer of Discovery Partners International, a publicly held provider of products and services to pharmaceutical and biotechnology companies, from 1997 to 2001. Mr. Fitzpatrick received his undergraduate degree, M.S. and M.B.A. from Harvard University.

Dr. Jeffrey M. Nash was elected to the board of directors of PepperBall in January 2002. Since September 2003, Dr. Nash has been President of Inclined Plane, Inc., a provider of management consulting and media development services. He was co-founder of Visqus Corporation, a venture-funded disk-drive technology startup company; Vice President, Research and Development of Conner Peripherals, a disk drive manufacturer, and co-founder and CEO of Transtech Information Management Systems. He has founded or co-founded four San Diego companies and serves on the board of four companies, including ViaSat and REMEC, which are both publicly-traded companies. He received his Ph.D. degree in 1974 from UCLA in operations research/large scale systems engineering.

John C. Stiska was elected to the board of directors of PepperBall in November 2001. Mr. Stiska is currently a Principal of Regent Partners, LLC, a merchant bank, and from 2000 to 2007 was Chairman of Commercial Bridge Capital, LLC, a secured bridge loan fund. He was Of Counsel to the law firm of Latham & Watkins from 1998 to June 2000. From 1996 to 1998, Mr. Stiska served as Senior Vice President—Corporate of Qualcomm Incorporated and as General Manager of Qualcomm’s Technology Applications Group. From 1990 to 1996 he was President of Intermark, Inc. and then CEO if its successor, Triton Group Ltd. Prior to 1990 he practiced corporate and securities law. Mr. Stiska was a director of JNI Corporation and its Interim CEO in 2002, and served for many years as a director of Jaycor, Inc. He has served on numerous public and private company boards and is the current Chairman of the Corporate Directors Forum, a San Diego business organization focusing on Corporate Governance and Director education. Mr. Stiska earned a BBA in accounting and a JD in Law from the University of Wisconsin.

SWAT AND PEPPERBALL

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Security With Advanced Technology, Inc.

We have audited the accompanying consolidated balance sheet of Security With Advanced Technology, Inc. and subsidiaries as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security With Advanced Technology, Inc. and subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the company did not generate significant revenues in 2007, reported a net loss of approximately $21,887,000 and consumed cash in operating activities of approximately $9,223,000, for the year ended December 31, 2007. These factors raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP Horwath, P.C.

Denver, Colorado

April 15, 2008

SECURITY WITH ADVANCED TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Current assets:
Cash	$3,998,717
Trade accounts receivable, net of a $72,000 allowance (Note 9)	332,612
Inventories (Note 4)	682,093
Prepaid inventory deposits	432,613
Prepaid expenses and other current assets	153,453

Total current assets	5,599,488
Property and equipment, net (Note 5)	420,891
Intangible and other assets (Notes 2 and 6)	3,678,155

Total assets	$9,698,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$585,128
Accrued expenses	512,981
Deferred revenues	206,185
Current portion of capital lease obligation	5,500
Current portion of minimum royalty obligation (Note 3)	157,000

Total current liabilities	1,466,794
Long-term capital lease obligation, net of current portion	4,891
Minimum royalty obligation, net of current portion (Note 3)	586,931

Total liabilities	2,058,616

Commitments and contingencies (Note 11)

Stockholders’ equity (Note 8):
Preferred stock, no par value, 5,000,000 shares authorized:
Series A, 2,629,654 shares issued and outstanding	7,871,766
Series B, 612,788 shares issued and outstanding	2,939,374
Common stock, no par value, 30,000,000 shares authorized; 7,112,015 shares issued and outstanding	36,268,726
Accumulated deficit	(39,439,948)

Total stockholders’ equity	7,639,918

Total liabilities and stockholders’ equity	$9,698,534

See Accompanying Notes to Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,

	2007	2006
Net sales (Note 9)	$1,242,042	$295,996
Cost of sales	1,161,831	1,114,249

Gross profit (loss)	80,211	(818,253)

Operating expenses:
Selling, general and administrative (includes $2,249,371 and $643,165 of non-cash stock-based compensation in 2007 and 2006, respectively)	9,723,264	4,421,642
Research and development	1,187,739	1,087,956
Impairment of IM-5 project and e-link technology (Note 2)	4,859,724	—

Total operating expenses	15,770,727	5,509,598

Operating loss	(15,690,516)	(6,327,851)

Other income (expense):
Interest expense	(139,978)	(39,092)
Interest expense, non-cash contingent beneficial conversion feature (Note 7)	(6,159,901)	(3,098,849)
Interest income	120,430	117,369
Other	(16,980)	1,567

Total other expense	(6,196,429)	(3,019,005)

Net loss	(21,886,945)	(9,346,856)
Deemed dividend arising from warrant conversion re-pricing (Note 8)	(9,041,504)	—

Net loss attributable to common stockholders	$(30,928,449)	$(9,346,856)

Basic and diluted net loss per share	$(5.06)	$(2.24)

Basic and diluted weighted average number of common shares outstanding	6,113,210	4,167,157

See Accompanying Notes to Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Accumulated deficit
	Shares	Amount	Shares	Amount	Shares	Amount		Total
Balance, December 31, 2005	—	$—	—	$—	3,961,441	$13,262,241	$(8,206,147)	$5,056,094
Proceeds received upon exercise of warrants and employee options	—	—	—	—	62,465	206,510	—	206,510
Proceeds from debt issuance allocated to warrants and beneficial conversion feature	—	—	—	—	—	2,451,750	—	2,451,750
Proceeds from private placement of common stock, net of offering costs of $301,088	—	—	—	—	792,000	2,470,912	—	2,470,912
Warrants issued as compensation in private placement	—	—	—	—	—	388,128	—	388,128
Issuance of shares of preferred stock upon conversion of notes payable and accrued interest	709,184	2,482,146	—	—	—	—	—	2,482,146
Issuance of common shares in business acquisition (Note 3)	—	—	—	—	754,380	3,168,396	—	3,168,396
Warrants issued in business acquisition (Note 3)	—	—	—	—	—	130,620	—	130,620
Common stock and options issued for services	—	—	—	—	305	643,165	—	643,165
Net loss for the year	—	—	—	—	—	—	(9,346,856)	(9,346,856)

Balance, December 31, 2006	709,184	2,482,146	—	—	5,570,591	22,721,722	(17,553,003)	7,650,865
Proceeds from debt issuance allocated to warrants and beneficial conversion feature	—	—	—	—	—	5,999,901	—	5,999,901
Issuance of common shares in business acquisition (Note 3)	—	—	—	—	262,964	1,015,041	—	1,015,041
Issuance of shares of preferred stock upon conversion of notes payable and accrued interest	2,031,907	6,095,723	—	—	—	—	—	6,095,723
Issuance of common and preferred shares from exercise of warrants upon re-pricing to $3.20 per share, net of $216,313 in offering costs	860,000	2,558,501	—	—	294,250	918,788	—	3,477,289
Warrants issued as compensation in private placement	—	—	—	—	—	77,099	—	77,099
Issuance of shares of common stock upon conversion and retirement of preferred stock	(971,437)	(3,264,604)	—	—	971,437	3,264,604	—	—
Proceeds received upon exercise of warrants and employee options	—	—	—	—	12,773	22,200	—	22,200
Issuance of preferred shares from exercise of warrants upon re-pricing to $0.50 per share, net of $124,568 in offering costs	—	—	612,788	2,939,374	—	—	—	2,939,374
Common stock options and warrants issued for services	—	—	—	—	—	2,249,371	—	2,249,371
Net loss for the year	—	—	—	—	—	—	(21,886,945)	(21,886,945)

Balance, December 31, 2007	2,629,654	$7,871,766	612,788	$2,939,374	7,112,015	$36,268,726	$(39,439,948)	$7,639,918

See Accompanying Notes to Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2007	2006
Cash flows from operating activities:
Net loss	$(21,886,945)	$(9,346,856)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash stock based compensation	2,249,371	643,165
Depreciation and amortization	984,999	83,706
Amortization of discount to interest on convertible debt	6,159,901	2,451,750
Amortization of warrant value	77,099	388,128
Interest expense on convertible debt	—	30,396
Impairment on write-off of IM-5 project	3,874,387	—
Impairment on e-link project	985,337	—
Loss on disposal of equipment	20,825	5,655
(Increase) decrease in:
Accounts receivable	(226,932)	(45,479)
Inventories	(694,992)	(340,878)
Prepaid expenses and other assets	(912,111)	49,945
Increase (decrease) in:
Accounts payable	(85,734)	36,473
Accrued liabilities	234,713	183,978
Deferred revenue	(3,012)	209,197

Net cash (used by) operating activities	(9,223,094)	(5,650,820)

Cash flows from investing activities:
Sales (purchases) of short term investments	2,000,000	(2,000,000)
Payment for acquisition, net of cash acquired (Note 3)	(1,000,000)	(1,086,320)
Purchases of property and equipment	(624,201)	(46,736)
Purchase of intangibles and other assets	(165,429)	(66,842)

Net cash provided (used) by investing activities	210,370	(3,199,898)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	5,999,901	—
Proceeds from issuance of preferred and common stock from warrant conversions, net	6,416,663	—
Payment of deferred financing costs	(160,000)	—
Repayment of debt and installment obligations	(201,973)	(9,759)
Proceeds from issuance of common stock and warrants	22,200	5,129,172

Net cash provided by financing activities	12,076,791	5,119,413

Net increase (decrease) in cash and cash equivalents	3,064,067	(3,731,305)
Cash and cash equivalents at beginning of period	934,650	4,665,955

Cash and cash equivalents at end of period	$3,998,717	$934,650

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$30,800	$39,000

Schedule of non-cash investing and financing transactions
Conversion of preferred stock into common stock	$3,264,604	$816,870
Conversion of debt into shares of preferred stock	$6,095,723	$2,482,146
Common shares and warrants issued in business acquisition	$1,015,041	$3,299,016
Minimum royalty obligation issued in acquisition of PCP	$802,921	$—

See Accompanying Notes to Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	Nature of business, organization, going concern and management’s plans:

Nature of business:

Security With Advanced Technology, Inc., and its subsidiaries (“SWAT” or the “Company”), is an emerging provider of high-tech security products and services, which include non-lethal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments. The nature of our business includes sales and marketing, engineering, customer support, limited manufacturing, administration and finance.

Organization:

SWAT, a Colorado corporation was originally organized in September 1999. In October 2006, we changed our name to Security With Advanced Technology (SWAT), Inc., from A4S Security, Inc.

On July 10, 2007, the company’s subsidiary, Avurt International, Inc. (“Avurt”), acquired certain assets and rights owned by Perfect Circle Projectiles, LLC (“PCP”) for approximately $2.8 million (Note 3). The assets acquired in the acquisition consist of PCP’s spherical projectile business for tactical and related uses including PCP’s and one of its affiliate’s domestic and international patent portfolio, trade secrets, machinery, tooling and associated assets and rights.

Effective December 31, 2006, the company acquired Vizer Group, Inc. (“Vizer”) and Vizer’s wholly-owned subsidiary, Avurt International, Inc., (“Avurt”) for approximately $3.5 million (Note 3). Since the acquisition was effective December 31, 2006, our consolidated statements of operations and cash flows for the year ended December 31, 2006 do not include any results of the acquired companies.

The consolidated financial statements include the accounts of the company and its wholly- owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. The Company’s subsidiaries were acquired effective as of July 10, 2007 and December 31, 2006, respectively. The consolidated statements of operations and cash flows for the year ended December 31, 2006 reflect only the results of the company. The results of PCP and Vizer and its subsidiary are included in the statements of operations and cash flows from the date of each of their respective acquisitions through December 31, 2007.

Going concern and management’s plans:

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. During late 2007 the company completed a warrant conversion after reducing the exercises prices on certain warrants, that generating net proceeds of approximately $2.9 million plus an additional approximately $675,000 subsequent to December 31, 2007. As of December 31, 2007, the company’s cash and cash equivalents totaled approximately $4.0 million. The Company incurred a net loss and utilized net cash in operating activities of $21,887,000 and $9,223,000, respectively, in the year ended December 31, 2007, and incurred a net loss and utilized net cash in operating activities of $9,347,000 and $5,651,000, respectively, in the year ended December 31, 2006. These conditions raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans with regard to these matters are discussed below. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to continue to incur losses from operations in 2008. While we expect recent significant expense reductions will help conserve cash, such reductions for the near term will only provide

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

limited additional cash flow benefits. The Company’s ability to continue as a going concern depends on the success of management’s plans to bridge such cash shortfalls in 2008 including the following:

•	Aggressively pursuing additional fund raising activities in 2008;

•	Continuing to advance development of the company’s products, particularly the Veritas non-lethal launchers, to begin selling such products in 2008, thereby generating cash flow from such sales;

•	Attempting to sub-lease portions of the company’s facilities that are currently not fully utilized to reduce operating expenses;

•

Contingent upon the company’s ability to locate perspective buyers or partners, attempt to explore alternative revenue sources from licensing or partnering opportunities for the ShiftWatch TVS and IM-5 products; and

•	Continuing to monitor and implement cost control initiatives to conserve cash.

2.	Summary of significant accounting policies:

Short-term investments:

The Company invests excess cash from time to time in highly liquid equity investments of highly rated entities. Such amounts are recorded at the lower of cost or market and are classified as current, as the company does not intend to hold the investments beyond twelve months. As of December 31, 2007, the company has no cash invested in such short-term investments.

Revenue recognition and accounts receivable:

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), which codifies, revises and rescinds certain sections of SAB 101, Revenue Recognition in Financial Statements in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The Company recognizes revenue in accordance with SAB 101 and SAB 104.

Certain of our contracts require that the company provide installation of the products either at the ultimate customer’s location or in some cases at the OEM bus manufacturer. In these cases, the revenue recognition process is not completed until the company has completed the installation and the products are working and accepted by the customer. Products and materials issued in connection with such jobs in progress are treated as the company’s inventory until such revenue is recognized. Any billings issued or cash collected under the terms of the contracts in advance of the revenue being recognized are recorded in the meantime as deferred revenue.

Our revenues are recognized when products are shipped to and accepted by unaffiliated customers. Products are generally shipped by common carrier or overnight delivery from our facility or directly from our contract manufacturer to the customer or the manufacturer, in the case of units being installed in new buses for our customers. Title and risk of loss on product deliveries remain with us until the customer accepts the product.

The Company extends credit to customers, generally without requiring collateral. Management monitors its exposure for credit losses on an ongoing basis to determine if any receivables will potentially be uncollectible. An allowance for doubtful accounts is recorded for account balances specifically identified as potentially uncollectible. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. The elements of cost in inventories include materials, labor and overhead. The Company purchases substantially all of its Veritas Tactical products for resale from one supplier. Management believes that other suppliers through various purchasing arrangements could generally provide products for resale under substantially equivalent terms.

Property, equipment and long-lived assets:

Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets, as follows:

Computer equipment and software	3-5 years
Office equipment and improvements	4-7 years
Demonstration vehicles	3 years

Amortizable intangibles (Note 6) are amortized on a straight –line basis over their estimated lives of 2 to 8 years.

Impairment of long-lived assets:

Management assesses the carrying values of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable. The carrying amount is not considered recoverable if it exceeds the sum of undiscounted cash flows expected to result from the eventual disposition of the asset. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. As of December 31, 2007, the company determined that certain tangible and intangible assets associated with the Avurt IM-5 launcher project and the Vizer e-Link technology were impaired and the associated carrying amounts were written down.

After extensive product introduction delays, product revisions and further testing without achieving satisfactory results, the company determined to suspend further development of the Avurt IM-5 launcher product and project. While the company is evaluating the Avurt IM-5 technology for possible sale, licensing or other opportunities to re-cover investment in the project, it is currently expected that virtually no value recovery is likely. As a result of this determination as of December 31, 2007, the company recorded an expense totaling approximately $3,874,000 comprised of the following:

Impairment of intangibles	$2,237,000
Write-off of inventory related items	825,000
Impairment of equipment	334,000
Write-off of other current assets	478,000

$3,874,000

As of December 31, 2007, an impairment related to the Vizer e-Link technology was identified during the company’s impairment analysis in the amount of approximately $985,000.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Convertible securities:

The Company accounts for conversion options imbedded in convertible notes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). SFAS 133 generally requires companies to bifurcate conversion options imbedded in convertible notes from their host instruments and to account for them as free standing derivative instruments in accordance with EITF 00-19. SFAS 133 provides an exception to this rule when convertible notes, as host instruments, are deemed to be conventional as that term is described in the implementation guidance under Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of Conventional Convertible Debt Instrument” in Issue No. 00-19. The Company accounts for convertible notes (deemed conventional) in accordance with the provisions of EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features,” (“EITF 98-5”) and EITF 00-27, “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, the company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

Shipping and handling fees and costs:

The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred by the company in cost of sales.

In June 2006, the Financial Accounting Standards Board (“FASB”) ratified the consensus of Emerging Issues Task Force Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation) EITF 06-3. EITF 06-3 concluded that the presentation of taxes imposed on revenue-producing transactions (sales, use, value added and excise taxes) on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy that should be disclosed. The Company adopted EITF 06-3 during the year ended December 31, 2007, and it did not have any impact on the company’s results of operations or financial condition. The Company’s policy is to present taxes imposed on revenue-producing transactions on a net basis.

Advertising expenses:

Advertising is charged to expense as incurred. For the years ended December 31, 2007 and 2006, advertising expenses totaled approximately $953,000 and $135,000, respectively.

Research and development:

The Company includes in research and development expense: payroll, facility rent, shop supplies and other expense items directly attributable to research and development. The Company does not contract its research and development work, nor does it, at this time, perform research and development work for others. The Company has used the services of outside engineering firms to assist with engineering and prototype work on product development.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates.

Fair value of financial instruments:

Much of the information used to determine fair values is highly subjective and judgmental in nature and therefore, the results may not be precise. In addition, estimates of cash flows, risk characteristics, credit quality and interest rates are all subject to change. Since the fair values are estimated as of the balance sheet date, the amounts, which will actually be realized or paid upon settlement or maturity of the various instruments, could be significantly different.

The carrying amounts of cash, short term investments and trade accounts receivable approximate fair value because of the short-term maturities of the instruments. The carrying amounts of accounts payable, installment obligations and the minimum royalty obligation approximate fair value because of their variable interest rates and/or short maturities.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

On January 1, 2007, we adopted the provisions of FASB Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that we recognize in our financial statements, only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position. As a result of the implementation of FIN 48, we performed a comprehensive review of our material tax positions in accordance with recognition and measurement standards established by FIN 48. Federal and state tax returns for the years 2004, 2005 and 2006 are subject to audit and adjustment by the taxing authorities.

Stock-based compensation:

The Company accounts for stock-based compensation under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), using the modified prospective method. SFAS 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123R also requires the stock option compensation

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

expense to be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period). The Company estimated the fair value of each stock option at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2007 and 2006:

	2007	2006
Expected life	10 years	10 years
Volatility	76 to 82%	39 to 90%
Risk-free interest rate	4.5 to 4.9%	4.3 to 5.1%
Dividend yield	0%	0%
Forfeitures	5%	10%

The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of SWAT’s common stock since August 25, 2005 the date the common stock of SWAT began trading separately, based upon management’s assessment of the appropriate life to determine volatility. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the company’s anticipated cash dividend over the expected life of the stock options. Forfeitures represent the weighted average estimate of future options to be cancelled primarily due to employee terminations.

Income (loss) per share:

SFAS No. 128, “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the year. Preferred shares, stock options and warrants are not considered in the calculation, as the impact of the potential common shares (totaling 14,067,860 shares at December 31, 2007 and 8,426,675 shares at December 31, 2006) would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

Recently issued accounting pronouncements:

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141 (R), “Business Combinations” (“SFAS 141 (R)”), which becomes effective for fiscal periods beginning after December 15, 2008. SFAS No. 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment to FASB Statement No. 115”. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the impact adoption of SFAS No. 159 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. The Company is currently assessing the impact of the adoption of SFAS No. 157 will have on its consolidated financial statements.

3.	Acquisitions:

Perfect Circle Projectiles—

On July 10, 2007, the company acquired certain assets and rights owned by PCP.

The assets acquired by Avurt in the acquisition consist of PCP’s spherical projectile business for tactical and related uses including PCP’s and one of its affiliate’s domestic and international patent portfolio, trade secrets, machinery, tooling and associated assets and rights. Consideration paid consisted of $1.0 million in cash, the issuance of 262,964 restricted shares of the company’s Common Stock and a six year Royalty Agreement with PCP. Pursuant to the terms of the Royalty Agreement, Avurt will make a quarterly royalty payment to PCP for all live round and inert round spherical projectiles produced by Avurt during the term of the Royalty Agreement. In addition, Avurt will make annual minimum royalty payments to PCP during the term of the Royalty Agreement which obligation is secured by a first priority lien in favor of PCP on all assets acquired by Avurt in the acquisition. The annual minimum royalty payments may be prepaid by Avurt at any time without premium or penalty. The Royalty Agreement requires minimum gross payments of $105,000 the first year, $157,000 in year two and $210,000 annually in year’s three to six.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

In connection with the Asset Purchase Agreement, the company also entered into a Registration Rights Agreement with the equity owners of PCP, a Consulting Agreement with Gibson and PCP, a Patent License Agreement with PCP, a Facilities Agreement with PCP and a Confidentiality and Non-Competition Agreement with PCP and certain key employees of PCP. Pursuant to the terms of the Registration Rights Agreement, the shareholders party thereto holding a majority of the registrable securities may, on one occasion (subject to certain exceptions) at any time after six months following the closing of the Asset Purchase Agreement, demand registration of all or a part of their registrable securities. In addition, each shareholder who is a party to the Registration Rights Agreement has one right (subject to certain exceptions) to require the company to register such shareholder’s registrable securities in connection with the company’s filing of a registration for its own securities or securities of other shareholders. Registrable securities include all shares of Common Stock of the company issued in connection with the Asset Purchase Agreement and are subject to the approval of and cutback or elimination by the company (based upon market conditions).

Following is a summary of the computation and allocation of the purchase price for the acquired business:

Purchase price calculation:
Cash paid to seller	$1,000,000
Common stock issued to seller (a)	1,015,041
Minimum future royalty payment obligation (discounted at estimated SWAT effective borrowing rate) (b)	802,921
Closing costs	50,320

Total purchase price	$2,868,282

Allocation to of purchase price:
Tooling and machinery	$65,000
Patents	50,000
Product rights and reseller agreement	2,423,282
Goodwill	280,000
Non-compete agreements	50,000

Total allocated purchase price	$2,868,282

(a)	The 262,964 shares of common stock issued at closing were valued at the estimated fair market value based upon the average of the closing price ten days before and after closing.
(b)	Minimum royalty amount recorded as purchase liability at closing, discounted at an assumed interest rate of 12.75%. Additional royalties payable over the royalty term above the minimum will be recorded as known. Interest expense totaling approximately $299,000 will be recognized over the term of the royalty agreement on a straight-line basis.

Had the acquisition of PCP occurred as of January 1, 2007, the consolidated unaudited pro forma results of operations for SWAT would have reflected net sales of $1,501,000, operating loss of $15,621,000, net loss of $21,847,000 or $5.05 per common share. Had the acquisition of PCP occurred as of January 1, 2006, the consolidated unaudited pro forma results of operations for SWAT would have reflected net sales of $814,000, operating loss of $6,190,000, net loss of $9,268,000 or $2.24 per common share. Such amounts are based upon the estimates and assumptions set forth herein. These unaudited pro forma financial results do not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Vizer Group—

In order to expand the company’s product base and opportunities in the rapidly growing worldwide security market, effective December 31, 2006, the company completed the acquisition of Vizer and its wholly owned subsidiary Avurt. Vizer specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. With a focus on network centric technology and hosted services, Vizer developed a unique proprietary “e-Link” solution which is built around a web hosted software platform and a unique network based device providing business customers complete control over access, alarms, and video systems remotely through a secure and easy-to-use website. This product is sold primarily on the basis of a monthly service fee thereby creating recurring revenue. Avurt distributes and produces non-lethal personal protection devices and compliance products currently in use by federal and state agencies.

At a special meeting of shareholders held on December 28, 2006, the company’s shareholders approved the Plan of Merger dated September 3, 2006 between the company, the company’s wholly owned subsidiary, Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., Scott G. Sutton, Sandy Sutton and Michael Cox. Pursuant to the terms of the Plan of Merger, Vizer merged with Vizer Merger Sub, with Vizer surviving the merger as a wholly-owned subsidiary of the company. Accordingly, effective December 31, 2006, Vizer is a direct wholly owned subsidiary of the company and Avurt, Vizer’s wholly owned subsidiary, is an indirect wholly owned subsidiary of the company. As consideration under the Plan of Merger, the shareholders of Vizer received an aggregate of 754,380 shares of the company’s newly issued restricted common stock and the company repaid Vizer debt. Up to an additional 533,333 shares of the company’s newly issued restricted common stock may be issued to the shareholders of Vizer based upon future performance criteria under an earn-out arrangement. The shareholders have the right to receive up to $750,000 of the earn-out consideration in cash rather than stock of the company. When and if such additional consideration is issued upon achieving the terms of the earn-out, such value will be recorded at that time. In addition, pursuant to the terms of the Plan of Merger, effective December 31, 2006, the company entered into two-year employment agreements with each of Mr. Sutton, Mr. Cox and Thomas Muenzberg. In connection with the acquisition the company issued 60,000 warrants to the agent who assisted in the transaction. The warrants are exercisable at $6.00 per common share and expire on December 31, 2011.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

The Company accounted for its acquisition of Vizer under the purchase method of accounting. Following is a summary of the computation of the purchase price and allocation of the purchase price of the acquired entities:

Description		Amount
Purchase price calculation:
Common stock issued to seller	(1)	$3,168,396
Repayment of debt	(2)	114,051
Warrants issued to placement agent		130,620
Closing costs		92,922

Total purchase price		$3,505,989

Allocation of purchase price
Current assets		$230,476
Equipment		42,011
Intangibles:
Avurt IM-5	(3)	2,291,421
Vizer e-link technology	(3)	2,005,254
Goodwill—Avurt	(3)	255,101
Goodwill—Vizer	(3)	147,455
Patents	(3)	57,199
Non-compete agreements		30,000
Accounts payable and accruals		(357,766)
Debt		(123,912)
Forgiveness of pre-closing cash advanced to Vizer	(4)	(1,071,250)

Total allocation of purchase price		$3,505,989

(1)	The 754,380 shares of common stock issued at closing were valued at the estimated fair market value based upon the average of the closing price ten days before and after closing.
(2)	The debt was repaid as of December 31, 2006.
(3)	In connection with an evaluation of the status of the Avurt IM-5 project, the project was terminated and an impairment charge was recorded against the associated assets as of December 31, 2007. In addition, based upon management’s estimates of fair value of the Vizer e-Link technology, an impairment charge was recorded against the associated assets at December 31, 2007.
(4)	Balances arose from net cash advances to Vizer prior to the acquisition. In connection with the acquisitions of Vizer and Avurt, under the terms agreed to, the company had advanced approximately $1.0 million in pre-closing cash to fund completion of the Avurt launcher and expand marketing efforts. The advances were under a secured promissory note due on demand (subject to up to 120 days notice for demand under certain conditions), with interest at 4% per annum and secured personal guarantees from certain Vizer and Avurt shareholders and a pledge of their Vizer and Avurt common stock. As of the December 31, 2006 closing, the note was converted into an inter-company advance and the selling shareholders’ guarantees and asset pledges were eliminated.
(5)	In 2007, the company adjusted its preliminary purchase price allocations to the identifiable intangibles which are included in the table above due to additional information obtained regarding the fair value of the assets acquired.

Had the acquisition of Vizer occurred as of January 1, 2006, the consolidated unaudited pro forma results of operations for SWAT would have reflected net sales of $963,000, operating loss of $7,544,000, net loss of $10,414,000 or $2.15 per common share. Had the acquisition of Vizer occurred as of January 1, 2005, the

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

consolidated unaudited pro forma results of operations for SWAT would have reflected net sales of $1,117,000, operating loss of $3,174,000, net loss of $4,396,000 or $1.63 per common share. Based upon the estimates and assumptions set forth herein. These unaudited pro forma financial results do not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma amounts do not give effect to any amounts which may be paid in the future under an earn-out based upon the future operations of the Vizer and Avurt operations. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available.

4.	Inventories:

Inventories consisted of the following at December 31, 2007:

Finished products for resale	$90,843
Work in process	165,061
Raw materials and components	426,189

$682,093

5.	Property and equipment:

Property and equipment consisted of the following at December 31, 2007:

Computer equipment and software	$255,727
Production and warehouse equipment	251,022
Office equipment and improvements	133,174
Vehicles	40,531

680,454
Less accumulated depreciation	(259,563)

$420,891

6.	Intangible and other assets:

Intangible and other assets consisted of the following at December 31, 2007:

Vizer e-Link technology	$1,167,372
Product rights / reseller agreement	2,423,282
Patents	193,636
Non-compete (PCP)	50,000
Trademarks	12,582
Deposits and other	13,047
Goodwill	280,000

4,139,919
Less accumulated amortization	(461,764)

$3,678,155

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

The aggregate amortization expense recorded for the year ended December 31, 2007 was $858,668. No amortization expense for intangible assets was recorded for the year ended December 31, 2006. Estimated amortization expense for each of the years in the five year period ending December 31, 2012 are as follows; 2008—$553,173, 2009—$553,172, 2010—$553,173, 2011—$553,173 and 2012—$548,173.

The Company capitalizes legal costs and filing fees associated with obtaining patents on its new discoveries. Once the patents have been issued, the company will amortize these costs over the shorter of the legal life of the patent or its estimated economic life.

7.	Debt Agreements:

Convertible notes payable:

In 2007 the company completed a $5,999,901 total private placement of unregistered securities consisting of 1,999,967 convertible promissory note units (“Note Units”) at $3.00 per unit with each Note Unit consisting of a 5.1% per annum Convertible Promissory Note (“Note”) due September 30, 2007, unless earlier converted, and warrants (“Investor Warrants”). The Company ascribed a value of $3,756,912 to the Investor Warrants, which was recorded as a discount to notes payable. The fair value ascribed to the Investor Warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 4.66% to 4.8%; expected life being the life of the Investor Warrants; expected volatility of 74.3% to 81.1%; and expected dividend yield of 0%. In addition to the fair value ascribed to the Investor Warrants, the company ascribed $2,242,989 to the beneficial conversion feature in the Notes, which was recorded as a discount to notes payable. The values ascribed to the Investor Warrants and beneficial conversion feature follow the guidance of FSP EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustment Conversion Ratios,” and FSP EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instrument” of the FASB’s Emerging Issues Task Force. The Company also incurred approximately $160,000 in offering costs related to the offering of the Note Units. The fair value of the Investor Warrants and beneficial conversion feature and the deferred offering costs were amortized to expense over the term of the Notes, which based upon the July 2007 shareholder meeting approval, ended in July 2007, using the effective interest method. During the year ended December 31, 2007, the company amortized to interest expense $6,159,901, which amount included the $160,000 in offering costs. In addition, the company recognized $95,822 in related interest expense based on the terms of the Notes. Each $3.00 of principal (plus interest) due under the Notes was automatically converted into one share of Series A preferred stock (Note 8), or 2,031,907 shares, upon shareholder approval of such conversion, which occurred at the July 19, 2007 Annual Meeting of Shareholders. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible for no additional consideration into one share of Common Stock for each share of Series A Preferred Stock owned.

The Investor Warrants issued in connection with the 2007 Note Units offering consist of a total of 1,999,967 of Warrant “A,” 866,650 of Warrant “B” and 1,999,967 of Warrant “SWATW”. Warrant “A” is exercisable at $4.75 per share and expires four years from closing; Warrant “B” is exercisable at $5.00 per share and expires four years from closing; and Warrant “SWATW”’s terms mirror exactly SWAT’s current publicly-traded warrants, trading under the symbol: SWATW. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by SWAT beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. All warrants are exercisable in cash, commencing six months after the closing and contain anti-dilution rights for stock splits and stock dividends. Substantially all of the proceeds received in the offering were allocated to the value of the Investor Warrants and the beneficial conversion feature of the Notes.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

The Company agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) for the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock underlying the Notes issued in the March and April 2007 private placement, the shares of Common Stock issuable upon exercise of the Warrants “A,” the Warrants “B” and the Warrants “SWATW” issued in the March and April 2007 private placement, and the Warrants “SWATW” issued in the 2007 private placement. Certain failures to file the registration statement or to obtain registration statement effectiveness under the terms of the registration rights agreement would require the company to pay each investor a penalty fee equal to 2% per month up to a maximum of 10% of such investor’s investment. The Company filed such registration statement on August 27, 2007 which is pending SEC approval for effectiveness. Based upon the company’s evaluation of the provisions of FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements”, no accrual for penalty fees was deemed necessary at December 31, 2007. The purpose of the private placement was to raise funds to support the acquisitions of PCP, Vizer and Avurt, for ongoing product development and for working capital and general corporate purposes.

The Company completed a convertible debt offering in October 2006, under which a total of $2,451,750 of debt outstanding as of December 28, 2006 was converted into a total of 709,184 shares of Series A Preferred Stock, including the conversion of $30,396 in accrued interest upon approval by the company’s shareholders for the terms of the offering. The unsecured notes bore interest at 5.13%. Of the notes, a total of $122,500 was sold to the company’s Chairman or his immediate family members.

The proceeds of $2,451,750 from the October 2006 note offering were allocated between the estimated value of the notes and the warrants based upon their respective estimated fair values and allocated to beneficial conversion features, based upon their respective estimated intrinsic values. The allocation resulted in a value of $2,451,750 being assigned to the warrants and the beneficial conversion feature of the notes. This amount so allocated was recorded as additional interest expense over the terms of the loans in 2006.

Line of Credit and Term Loan

Vizer, the company’s wholly-owned subsidiary, had a line of credit totaling $50,000 of which $0 was outstanding at December 31, 2007. In addition, Vizer had a term loan outstanding with the same lender. Advances under the line of credit were made based on the available balance of the line, which had a scheduled maturity of in May 2011 and bore interest at the prime rate plus 3.25%. The term loan bore interest at 11.50% and was payable in monthly installments of $1,285, including principal and interest. The loan was scheduled to mature in May 2011. Both the line of credit and term loan were collateralized by business assets and personally guaranteed by the company’s former president. On August 31, 2007 the company was notified by the lender that they deemed the December 2006 acquisition by the company of Vizer to be a violation and default under the provisions of the agreements. As of December 31, 2007, the company repaid the remaining balance then outstanding on the term loan and the agreements were terminated.

8.	Stockholders’ Equity:

Preferred stock:

The Company’s Articles of Incorporation have authorized 5,000,000 shares of no par value preferred stock, with rights and terms to be designated by the Board of Directors. The Company’s Board of Directors has designated 4,175,000 shares of Series A preferred stock (the “Series A Preferred Stock”) for issuance upon conversion of the promissory notes issued in the October 2006, March 2007 and April 2007 private placements and the September 2007 warrant conversion. The promissory notes and accrued interest issued in the October 2006 private placement automatically converted into 709,184 shares of the company’s Series A Preferred Stock

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

upon shareholder approval of such conversion at a special meeting of the company’s shareholders held on December 28, 2006. Each $3.00 of principal and interest due under the promissory notes issued in the March 2007 and April 2007 private placements automatically converted into one share of the Series A Preferred Stock upon the July 2007 shareholder approval of such conversion. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of the company’s common stock for each share of Series A Preferred Stock owned.

The Company’s Board of Directors has designated 825,000 shares of Series B preferred stock (the “Series B Preferred Stock”) for issuance upon the December 2007 warrant conversion. The Series B Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into ten shares of the company’s common stock for each share of Series B Preferred Stock owned.

During the year ended December 31, 2007, the holders of a total of 971,437 shares of Series A Preferred Stock elected to convert such shares into 971,437 shares of the company’s Common Stock on a one-for-one basis as provided for under the terms of the Series A Preferred Stock. As a result of this conversion a total of $3,264,604 has been reclassified from Preferred Stock to Common Stock on the accompanying consolidated balance sheet as of December 31, 2007.

Management evaluated whether the embedded conversion features in the Series A and B Preferred Stock required bifurcation and determined, in accordance with paragraph 12 of SFAS No. 133, that the economic characteristics and risks of the embedded conversion features in both the Series A and B Preferred Stock were clearly and closely related to the underlying common stock. In conducting this evaluation, the company recognized that the Series A and B Preferred had the following equity like characteristics: the Series A and B Preferred Stock are perpetual, non-redeemable, non-voting, pay no dividends and contain no liquidation preference. Consequently, when all of the economic characteristics and risks of the Series A and B Preferred Stock are considered as a whole, the company concluded that the Series A and B Preferred Stock is more akin to equity than debt and, as a result, the company concluded that bifurcation was not required under SFAS No. 133.

Subsequent to December 31, 2007, the holders of a total of 304,646 shares of Series A Preferred Stock elected to convert such shares into 304,646 shares of the company’s Common Stock on a one-for-one basis as provided for under the terms of the Series A Preferred Stock. As a result of this conversion a total of $954,590 was reclassified from Preferred Stock to Common Stock in the subsequent period.

Common stock transactions:

Between December 21, 2007 and December 31, 2007, holders of a total of 7,478,133 warrants (7,415,000 warrants from the previous 2006 and 2007 offerings and 63,133 warrants issued to the placement agent from prior offerings) entered into Warrant Conversion Agreements (the “Warrant Conversion Agreements”) with the company pursuant to which such holders agreed to exercise their warrants for an aggregate of approximately 747,813 shares of the company’s Series B Preferred Stock (equivalent to 7,478,133 common share rights) at $5.00 per share each with the Series B Preferred Stock convertible into ten shares each of common stock. The closing of the Warrant Conversion Agreements was effective December 31, 2007 and generated gross proceeds to the company of approximately $3,739,066 of which $3,063,942, representing 612,788 shares of Series B Preferred Stock had been received by the company on or before December 31, 2007. The remaining funds totaling $675,124 was received in January 2008. The Series B Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and each share of Series B Preferred Stock is convertible for no additional consideration into ten shares of Common Stock. The change in the value of the warrants as a result of the

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

repricing was determined to be, in substance, a deemed dividend applicable to those warrant holders (presented as an increase in net loss attributable to common shareholders). The deemed dividend totaling $7,010,760, was computed based upon the Black-Scholes valuation model. The Company paid certain consultants fees and incurred expenses totaling $124,568 in connection with the exercise of the “B” Warrants. The purpose of the offering was to raise funds for product sales, marketing, promotion, inventory purchases and for working capital and general corporate purposes.

Between September 17, 2007 and October 10, 2007, holders of 1,255,571 “B” Warrants entered into Warrant Conversion Agreements (the “Warrant Conversion Agreements”) with the company pursuant to which such holders agreed to exercise their “B” Warrants for an aggregate of approximately 294,250 shares of the company’s Common Stock and an aggregate of 860,000 shares of the company’s Series A Preferred Stock at $3.20 per share each. The closing of the Warrant Conversion Agreements generated gross proceeds to the company of approximately $3,693,600. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and each share of Series A Preferred Stock is convertible for no additional consideration into one share of Common Stock. The change in the value of the warrants as a result of the repricing was determined to be, in substance, a deemed dividend applicable to those warrant holders (presented as an increase in net loss attributable to common shareholders). The deemed dividend totaling $2,030,744, was computed based upon the Black-Scholes valuation model. The Company paid certain consultants fees and incurred expenses totaling $216,313 in connection with the exercise of the “B” Warrants. The Company also issued warrants valued at $77,099 to consultants, computed based upon the Black-Scholes valuation model warrant. The purpose of the offering was to raise funds for product sales, marketing, promotion, inventory purchases and tooling and for working capital and general corporate purposes.

Additionally, each holder of “B” Warrants that exercised their “B” Warrants pursuant to the terms of the Warrant Conversion Agreement received “B Replacement Warrants” (“B Replacement Warrants”) equal to the number of “B Warrants” exercised at $3.20 per share. Accordingly, an aggregate of approximately 1,165,500 “B Replacement Warrants” were issued by the company to such holders. The “B Replacement Warrants” are exercisable for shares of the company’s Common Stock at $4.30 per share commencing six months from the date of issuance of the “B Replacement Warrants” and ending on the three year anniversary of such date. The “B Replacement Warrants” may be exercised on a cashless basis beginning one year following the date of issuance of the “B Replacement Warrants”. The terms of the “B Replacement Warrants” contain conventional adjustments for stock splits and similar events as contained in the “B Warrants” and, except as otherwise set forth in the “B Replacement Warrants” and the Warrant Conversion Agreement, the terms of the “B Replacement Warrants” are substantially identical to the terms of the “B Warrants”.

The exercises of the above warrants and the issuance of the “B Replacement Warrants” were exempt from registration under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, based upon the company’s compliance with such rules and regulations. The Company received representations and warranties from all participating holders that they are “accredited investors” (as such term is defined in Rule 501 of Regulation D) and no form of general solicitation or general advertising was conducted in connection with the offering. The securities contain restrictions on transfer in accordance with the rules and regulations of the Securities Act and Regulation D.

On March 26, 2007, the holders of 12,229 warrants to acquire a like number of shares of the company’s Common Stock, elected to exercise the warrants at the exercise price of $1.66 per share. This generated proceeds to the company of $20,299.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

During the year ended December 31, 2007, the holder of options to acquire 544 shares of Common Stock under the company’s 2004 Stock Incentive Plan (the “Plan”) exercised the options to receive 544 shares of Common Stock, generating cash proceeds of $1,901 to the company.

In October 2006, SWAT completed a $5,223,750 private placement of unregistered securities. A total of $2,772,000 was closed consisting of 792,000 common share units at $3.50 per unit (“Common Share Units”) with each Common Share Unit including one share of SWAT’s common stock (“Common Stock”) and three warrants (“Investor Warrants”) to acquire Common Stock. Additionally, a total of $2,451,750 was closed consisting of 700,500 convertible promissory note units (“Note Units”) at $3.50 per unit with each Note Unit consisting of a 5.13% per annum Convertible Promissory Note (“Note”) due January 31, 2007, unless earlier converted, and three Investor Warrants. Each $3.50 of principal (plus interest) due under the Notes automatically converted into one share of SWAT’s Series A preferred stock (“Series A Preferred Stock”) upon shareholder approval on December 28, 2006.

During 2006, the holders of 6,522 warrants to acquire a like number of the company’s common stock, elected to exercise the warrants at the exercise price of $1.66 per share. This generated proceeds to the company of $10,827.

During the year ended December 31, 2006, a total of 55,943 stock options previously granted under the company’s 2004 Stock Incentive Plan were exercised generating $195,583 in cash proceeds to the company. No options were exercised in 2005.

The Company recorded non-cash expense of $1,223 during the year ended December 31, 2006 related to the issuance of 305 common shares to an employee as part of a severance agreement. Such shares were valued at their then fair market value.

During 2006, a total of $2,451,750 in proceeds received from the October 2006 offering was allocated to the value of warrants and the beneficial conversion feature of the 2006 Notes. During 2005, $57,003 was received from the sale of warrants and an additional $188,532 was allocated to the value of warrants sold as part of the debt offerings in 2005.

Stock options:

SWAT currently provides stock-based compensation to employees and directors under the Plan that has been approved by the company’s shareholders. On July 19, 2007, the company’s shareholders approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan from 1,500,000 to 2,000,000. Stock options granted under the Plan generally vest over two to four years from the date of grant, as specified in the Plan or by the Compensation Committee of the company’s board of directors, and are exercisable for a period of up to ten years from the date of grant. During the years ended December 31, 2007 and 2006, SWAT recorded share-based compensation expense related to stock options resulting in non-cash expenses of $2,212,111 and $643,165, respectively. Additionally during the year ended December 31, 2007, a non-cash expense of $37,260 was recorded based upon the value of non-qualified options to acquire 15,000 shares of Common Stock issued to a consultant.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

A summary of the status of the company’s stock options as of December 31, 2007, and changes during the year then ended, is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2007	837,869	$4.53
Granted	1,141,000	4.33
Exercised	(544)	3.49
Forfeited	(603,153)	4.18
Outstanding at December 31, 2007	1,375,172	$4.51	7.7	$—
Exercisable at December 31, 2007	658,777	$4.58	6.8	$—

The weighted average grant-date fair value of options granted during the years ended December 31, 2007 and 2006 was $3.49 and $3.71, respectively. The total fair value of stock options granted to employees that vested during the year ended December 31, 2007 and 2006 was $1,344,000 and $166,300, respectively. During 2006, 55,943 employee stock options were exercised having an intrinsic value when exercised of $149,400 and generating cash proceeds to the company of $195,583 and during 2007, 544 employee stock options were exercised having an intrinsic value when exercised of $1,906 and generating cash proceeds to the company of $1,902.

A summary of the status of the company’s non-vested options to acquire common shares granted to employees, officers and directors and changes during the period ended December 31, 2007 is presented below.

Nonvested Shares	Nonvested Shares Under Option	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2007	582,901	$4.39	$2.98
Granted	1,141,000	4.33	3.56
Vested	(441,687)	4.45	3.29
Forfeited	(565,819)	4.11	3.27
Nonvested at December 31, 2007	716,395	$4.47	$3.47

As of December 31, 2007, the company had approximately $1,192,000 of unrecognized compensation cost related to stock options that will be recorded over a weighted average period of approximately three years. Based upon the company’s experience approximately 95% of the total stock options or approximately 1,300,000 options, are expected to vest in the future, under their terms.

Subsequent to December 31, 2007, the company issued options to purchase an additional 340,000 shares of common stock to directors, officers and employees under the company stock option plan. Of these grants, 300,000 are exercisable at $1.21 per share and 40,000 are exercisable at $0.65 per share, and all are subject to vesting requirements and with ten year lives.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Common stock purchase warrants:

Through December 31, 2007, in addition to the stock options under the company’s Plan as discussed above, the company has issued warrants in connection with debt offerings, placement agent services, acquisitions, as well as consulting agreements. Following is a summary of the terms of the warrant agreements that are outstanding as of December 31, 2007:

Type	Notes	Quantity	Exercise price	Issue date	Expire date
2004 Placement agent warrants	(1)	73,893	$4.05	Dec. 2004	Nov. 2009
2005 Bridge loan warrants		137,500	$6.00	July 2005	July 2010
2005 IPO SWATW Warrants	(2)	1,380,000	$9.00	July 2005	July 2010
2005 Placement agent warrants	(1)	240,000	$9.38	July 2005	July 2010
2006 Placement agent warrants	(1)	237,287	$4.96	Oct. 2006	Sept. 2011
2006 Placement agent warrants		60,000	$6.00	Dec. 2006	Dec. 2011
2006 A Warrants		171,000	$4.75	Oct. 2006	Oct. 2010
2006 B Warrants		35,000	$4.75	Oct. 2006	April 2008
2006 SWATW Warrants		52,000	$9.00	Oct. 2006	July 2010
2007 A Warrants		166,667	$4.75	Mar. 2007	Mar. 2011
2007 SWATW Warrants		166,667	$9.00	Mar. 2007	July 2010
2007 B Replacement warrants		1,200,140	$4.30	Sept. 2007	Sept. 2010
2007 Consulting warrant		15,000	$3.83	Aug. 2007	Aug. 2012

Total		3,935,154

(1)	The exercise price is the average of the underlying warrants.
(2)	The 2005 IPO SWATW Warrants are publicly traded and are subject to redemption as discussed below.

In connection with the October 2006 and March / April 2007 offerings, the company issued Investor Warrants consisting of three separate warrants with the following terms: Warrant “A” is exercisable at $4.75 per share and expiring four years from closing; Warrant “B” is exercisable at $4.75 per share and expiring 18 months from closing; and Warrant “SWATW”’s terms mirror exactly SWAT’s current publicly-traded warrants, trading under the symbol: SWATW. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by SWAT beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. SWAT will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the private placement (the “new SWATW Warrants”) as is assigned to SWAT’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. If SWAT is unable to do so prior to the six month anniversary of the closing, the new SWATW Warrants can thereupon be exchanged by the holder for a warrant, identical in form to Warrant “A” and Warrant “B” issued at the closing, except that the exercise price shall be $8.00 per share and the expiration date shall be July 18, 2010. All warrants shall be exercisable in cash, commencing six months after the closing and contain anti-dilution rights for stock splits and stock dividends.

Commencing July 18, 2008 and until the expiration of the SWATW warrants, the company may redeem all outstanding warrants, in whole but not in part, upon not less than 30 days’ notice, at a price of $.10 per warrant, provided that the closing sale price of the company’s common stock equals or exceeds $13.50 per share for 30 consecutive trading days preceding a redemption announcement. The redemption notice must be provided not

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

more than five business days after conclusion of the 30 consecutive trading days in which the closing sale price of the common stock equals or exceeds $13.50 per share. In the event the company exercises our right to redeem the warrants, the warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price of $.10 per warrant.

9.	Industry segments and customer concentration:

Industry segments

As a result of the Vizer merger that was completed as of December 31, 2006, the company now operates in business segments that are divided into three distinct business reporting units. The first business unit, called “Veritas” (formerly referred to as Avurt), includes the operations of “Veritas Tactical,” which distributes and produces non-lethal personal protection devices and compliance products and creates innovative training systems and tools to increase the quality of training worldwide for law enforcement, militaries, both private and government, and civilians. Veritas also includes the results of the recently acquired Perfect Circle operations. The second business unit operates within the “Technology Division” and includes the operations of Vizer, which specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. The third business unit operates within the “Technology Division” and includes the operations of ShiftWatch which is a product line of mobile digital video surveillance solutions for public transportation. All of the industry segments are located at the company’s headquarters in Louisville, Colorado. The Company determines its segment results consistent with its management reporting and consolidated accounting policies. No industry segment information was reported prior to the December 31, 2006 Vizer merger as previously the company operated in one business the ShiftWatch unit. Selected financial information from the company’s business segments is as follows:

Year ended December 31, 2007	Veritas	Vizer	ShiftWatch	Corporate Overhead / Eliminations	Totals
Net sales	$287,100	$639,700	$315,200	$—	$1,242,000
Gross profit (loss)	(63,500)	80,800	62,900	—	80,200
Operating loss	(4,700,400)	(1,333,500)	(1,833,300)	(7,823,300)	(15,690,500)
Interest expense	30,600	6,000	103,400	6,159,900	6,299,900
Net loss	(4,729,200)	(1,339,200)	(2,007,600)	(13,810,900)	(21,886,900)
Depreciation and amortization	224,600	676,800	75,100	8,400	985,000
Capital expenditures	510,000	50,700	50,900	12,600	624,200
Identifiable assets	3,759,200	1,147,100	933,200	3,859,000	9,698,500
Stock based compensation	—	—	—	2,249,400	2,249,400
Impairment	3,874,400	985,300	—	—	4,859,700

Certain of our contracts require that the company provide installation of the products either at the ultimate customer’s location or in some cases at the OEM bus manufacturer. In these cases, the revenue recognition process is not completed until the company has completed the installation and the products are working and accepted by the customer. Products and materials issued in connection with such jobs in progress are treated as the company’s inventory until such revenue is recognized. Any billings issued or cash collected under the terms of the contracts in advance of the revenue being recognized are recorded in the meantime as deferred revenue.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Customer concentration

As of December 31, 2007, two customers comprised 51% and 10.9%, respectively, of the outstanding total accounts receivable balance. For the year ended December 31, 2007, two customers accounted for 19.3% and 12.6%, respectively, of net sales. For the year ended December 31, 2006, one customer accounted for 37% of net sales.

10.	Income taxes:

Income taxes at the federal statutory rate are reconciled to the company’s actual income taxes as follows:

	2007	2006
Federal income tax benefit at 34%	$(7,442,000)	$(3,178,000)
State income tax benefit net of federal tax effect	(1,094,000)	(327,000)
Permanent items	3,196,000	1,246,000
Inventory reserve	1,000	51,000
Deferred revenue	81,000	84,000
Other	43,000	9,000
Valuation allowance	5,215,000	2,115,000

	$—	$—

As of December 31, 2007, the company has net operating loss carryforwards of approximately $23,000,000 for federal and state tax purposes, which are available to offset future taxable income, if any, expiring through December 2027. Certain of the net operating loss carryforwards are subject to annual usage limitations as a result of changes in ownership levels within the company. A valuation allowance was recorded at December 31, 2007, due to uncertainty as to the realization of deferred tax assets in the future.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2007 are as follows:

Deferred tax assets (liabilities):
Net operating loss carryforwards, long term	$8,740,000
Tax credits, long term	161,000
Inventory reserve, current	58,000
Equipment, long-term	(23,000)
Deferred revenue and other	124,000
Intangibles and other long-lived assets, long-term	1,521,000

Deferred tax asset	10,581,000
Valuation allowance	(10,581,000)

Net current deferred tax asset	$—

11.	Commitments and contingencies:

Legal actions:

On April 13, 2007, a complaint was filed in United States District Court, Southern District of California, Case No. ‘07CV 0672 JAH POR, by PepperBall Technologies, Inc. (“PepperBall”) against Security With

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

DECEMBER 31, 2007 AND 2006

Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc. PepperBall alleges in the civil action that the prospective manufacture and distribution of our non-lethal projectile launchers infringed certain of their patents and breached a Reseller Agreement and Non-Disclosure Agreement between Vizer Group, Inc. and PepperBall. PepperBall is seeking (a) damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs. We believe that PepperBall’s claims are without merit and we are vigorously defending this matter, including pursuing counterclaims against PepperBall.

On January 26, 2008, the company and a director, Gregory Pusey, and an officer, Jeffrey G. McGonegal, were served with a complaint filed in District Court—Larimer County, Fort Collins, Colorado, by Scott G. and Sandy Sutton concerning amounts that Mr. and Mrs. Sutton allege are due to them in connection with the termination of Mr. Sutton’s employment agreement with the company and in connection with the merger agreement effective as of December 31, 2006 between the company, Vizer Group, Inc. (“Vizer”), the company we acquired from the shareholders of Vizer, including Mr. and Mrs. Sutton. Specifically, the complaint asserts that Mr. Sutton is due severance and other amounts under his employment agreement and that Mr. and Mrs. Sutton are due earn-out consideration and other amounts under the merger agreement. The complaint also asserts that the company and the named individual defendants knew or should have known that certain information, representations and warranties associated with the company as part of the merger agreement were inaccurate and untrue at the time the merger agreement was executed. The Company is in the process of reviewing the complaint with its legal counsel, and believes that the claims in the complaint are groundless and intends to aggressively defend itself in this matter and explore its own legal remedies, including counterclaims.

Leases:

The Company leases its office and warehouse facilities and equipment from unrelated parties under agreements that expire through April 2013 and currently require monthly rentals of approximately $27,500, and generally escalate over the term of the leases. Future annual minimum commitments are $347,700 in 2008; $255,500 in 2009; $211,300 in 2010; $214,100 in 2011; $215,600 in 2012 and $73,200 thereafter. The agreements contain renewal options under specified conditions. Total rent expense under all agreements, excluding the acquired operations totaled $213,200 and $143,900 for the years ended December 31, 2007 and 2006, respectively.

Employment agreements:

The Company has entered into employment agreements with its Chairman and CEO. The agreements generally extend through the year ended December 31, 2008, provide for customary benefits, severance rights and confidentiality provisions and are also renewable. The agreements provide for a total annual minimum compensation of approximately $210,000.

Letter of Credit:

In connection with the company’s entering into a supply agreement, the company’s bank issued a $100,000 letter of credit on behalf of the company to the supplier, against future purchases. In August, 2007, the company ceased doing business with this supplier. As a result, the letter of credit has been cancelled.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2008

	March 31, 2008 (Unaudited)	December 31, 2007
ASSETS
Current assets:
Cash	$3,099,669	$3,998,717
Trade accounts receivable, net of allowance for doubtful accounts ($44,838 in 2008 and $72,000 in 2007) (Note 6)	294,581	332,612
Inventories (Note 2)	823,147	682,093
Prepaid inventory deposits	700,304	432,613
Prepaid expenses and other current assets	158,733	153,453

Total current assets	5,076,434	5,599,488
Property and equipment, net (Note 3)	391,928	420,891
Intangible and other assets, net (Note 4)	3,506,207	3,678,155

Total assets	$8,974,569	$9,698,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$343,303	$585,128
Accrued expenses	375,599	512,981
Deferred revenues	248,326	206,185
Current portion of capital lease obligation	4,800	5,500
Current portion of minimum royalty obligation	144,000	157,000

Total current liabilities	1,116,028	1,466,794
Long-term capital lease obligation, net of current portion	5,293	4,891
Minimum royalty obligation, net of current portion	623,707	586,931

Total liabilities	1,745,028	2,058,616

Commitments and contingencies (Note 7)
Stockholders’ equity (Note 5):
Preferred stock, no par value, 5,000,000 shares authorized:
Series A, 2,528,266 (2008) and 2,629,654 (2007) shares issued and outstanding	7,567,602	7,871,766
Series B, 747,813 and 612,788 shares issued and outstanding	3,614,499	2,939,374
Common stock, no par value, 30,000,000 shares authorized; 7,213,403 (2008) and 7,112,015 (2007) shares issued and outstanding	36,867,160	36,268,726
Accumulated deficit	(40,819,720)	(39,439,948)

Total stockholders’ equity	7,229,541	7,639,918

Total liabilities and stockholders’ equity	$8,974,569	$9,698,534

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

STATEMENTS OF OPERATIONS

THREE MONTH PERIODS ENDED MARCH 31,

(UNAUDITED)

	2008	2007
Net sales (Note 6)	$226,076	$152,320
Cost of sales	191,050	261,556

Gross profit (loss)	35,026	(109,236)

Operating expenses:
Selling, general and administrative (includes $294,270 in 2008 and $1,103,815 in 2007 of non-cash stock-based compensation)	1,359,814	2,518,243
Research and development	75,939	491,518

Total operating expenses	1,435,753	3,009,761

Operating loss	(1,400,727)	(3,118,997)

Other income (expense):
Interest expense	(24,773)	(4,692)
Interest expense, non-cash (includes $138,295 in contingent beneficial conversion feature in 2007)	—	(142,550)
Interest income	36,588	33,867
Other	9,140	4,883

Total other income (expense)	20,955	(108,492)

Net loss	$(1,379,772)	$(3,227,489)

Basic and diluted net loss per share	$(0.19)	$(0.58)

Basic and diluted weighted average number of common shares outstanding	7,140,983	5,571,270

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTH PERIODS ENDED MARCH 31,

(UNAUDITED)

	2008	2007
Cash flows from operating activities:
Net loss	$(1,379,772)	$(3,227,489)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash stock-based compensation	294,270	1,103,815
Depreciation and amortization	201,593	20,390
Gain on equipment disposals	6,296	—
Amortization / accretion of interest on debt	23,776	142,550
(Increase) decrease in:
Accounts receivable	38,031	(76,646)
Inventories	(141,054)	(264,289)
Prepaid expenses and other assets	(272,971)	(522,646)
Increase (decrease) in:
Accounts payable	(241,825)	186,560
Accrued liabilities and deferred revenue	(95,241)	365,246

Net cash used by operating activities	(1,566,897)	(2,272,509)

Cash flows from investing activities:
Sale of short term investments	—	1,748,363
Purchases of property and equipment	(3,000)	(73,566)
Purchase of intangibles and other assets	(3,978)	(12,568)

Net cash provided (used) by investing activities	(6,978)	1,662,229

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable and warrants	—	5,199,900
Payment of deferred financing costs	—	(160,000)
Repayment of installment obligations	(298)	(4,576)
Proceeds from issuance of preferred and common stock	675,125	20,299

Net cash provided by financing activities	674,827	5,055,623

Net increase (decrease) in cash and cash equivalents	(899,048)	4,445,343
Cash and cash equivalents at beginning of period	3,998,717	934,650

Cash and cash equivalents at end of period	$3,099,669	$5,379,993

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$24,800	$4,700

Schedule of non-cash investing and financing transactions
Conversion of preferred stock into common stock	$304,164	$—

See Accompanying Notes to Unaudited Condensed Financial Statements.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008

(UNAUDITED)

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of Security With Advanced Technology, Inc. (the “Company”, “SWAT”, “we” or “us”) have been prepared in accordance with the instructions to quarterly reports on Form 10-Q. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2008, and for all periods presented have been made. Certain information and footnote data necessary for a fair presentation of financial position and results of operations in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the company’s Form 10-KSB filed with the SEC for the year ended December 31, 2007, as amended. The results of operations for the period ended March 31, 2008 are not necessarily an indication of operating results for the full year. Certain amounts in the 2007 interim financial statements have been reclassified to conform to the 2008 presentation.

1.	Going concern, management’s plans, accounting policy and recent accounting pronouncements:

In the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as amended, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about the company’s ability to continue as a going concern. The Company’s interim consolidated financial statements for the three months ended March 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss and utilized net cash in operating activities of $1,380,000 and $1,567,000, respectively, for the three months ended March 31, 2008.

These conditions raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans with regard to these matters are discussed below in Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to continue to incur losses from operations in 2008. While we expect the recent Veritas segment’s product introductions to help increase revenues, such increases for the near term may only provide limited additional cash flow from such sales. The Company’s ability to continue as a going concern depends on the success of management’s plans to bridge such cash shortfalls in 2008 including the following:

•	Aggressively pursuing additional fund raising activities in 2008;

•	Continuing to advance development of the company’s products, particularly the Veritas non-lethal launchers, to begin selling such products in 2008, thereby generating cash flow from such sales;

•	Attempting to sub-lease portions of the company’s facilities that are currently not fully utilized to reduce operating expenses;

•

Contingent upon the company’s ability to locate perspective buyers or partners, attempt to explore alternative revenue sources from licensing or partnering opportunities for the ShiftWatch TVS and IM-5 products; and

•	Continuing to monitor and implement cost control initiatives to conserve cash.

Recently issued accounting pronouncements:

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 allows entities to voluntarily choose to measure certain financial

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

(UNAUDITED)

assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, SFAS 159 specifies that unrealized gains and losses for that instrument be reported in earnings at each subsequent reporting date. SFAS 159 was effective for us on January 1, 2008. We did not apply the fair value option to any of our outstanding instruments and, therefore, SFAS 159 did not have an impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 was effective for us on January 1, 2008 for all financial assets and liabilities. For all nonfinancial assets and liabilities, SFAS 157 is effective for us on January 1, 2009. As it relates to our financial assets and liabilities, the adoption of SFAS 157 did not have a material impact on our consolidated financial statements. We are still in the process of evaluating the impact that SFAS 157 will have on our nonfinancial assets and liabilities.

Loss per share

SFAS No. 128, Earnings Per Share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the period. Convertible notes, preferred shares, stock options and warrants are not considered in the calculation, as the impact of the potential common shares (totaling approximately 14,086,000 shares at March 31, 2008 and approximately 15,211,000 shares at March 31, 2007) would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

2.	Inventories:

Inventories consisted of the following:

	March 31, 2008	December 31, 2007
Finished products for resale	$462,595	$90,843
Work in process	271,082	165,061
Raw materials and components	89,470	426,189

	$823,147	$682,093

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

(UNAUDITED)

3.	Property and Equipment:

Property and equipment consisted of the following:

	March 31, 2008	December 31, 2007
Computer equipment and software	$249,920	$255,727
Production and warehouse equipment	233,985	251,022
Office equipment and improvements	146,068	133,174
Vehicles	24,275	40,531

	654,248	680,454
Less accumulated depreciation	(262,320)	(259,563)

	$391,928	$420,891

4.	Intangible and other assets:

Intangible and other assets consisted of the following:

	March 31, 2008	December 31, 2007
Vizer e-Link technology	$1,167,372	$1,167,372
Product rights / reseller agreement	2,423,282	2,423,282
Patents and trademarks	210,696	206,218
Non-compete (PCP)	50,000	50,000
Deposits and other	12,547	13,047
Goodwill	280,000	280,000

	4,143,897	4,139,919
Less accumulated amortization	(637,690)	(461,764)

	$3,506,207	$3,678,155

5.	Stockholders’ equity:

Preferred stock:

In December 2007, holders of a total of 7,478,133 warrants agreed to exercise their warrants for an aggregate of approximately 747,813 shares of the company’s Series B preferred stock (equivalent to 7,478,133 common share rights) at $5.00 per share each ($0.50 per equivalent common share), with the Series B preferred stock convertible into ten shares each of common stock. The transaction generated gross proceeds to the company of approximately $3,739,066, of which $3,063,942, representing 612,788 shares of Series B preferred stock had been received by the company in December 2007. The remaining funds totaling $675,125 were received in January 2008. The Series B preferred stock is non-voting, pays no dividends, contains no liquidation preference and each share of Series B preferred stock is convertible for no additional consideration into ten shares of common stock.

During March 2008, the holder of 101,388 shares of Series A preferred stock elected to convert such shares into 101,388 shares of the company’s common stock on a one-for-one basis as provided for under the terms of the Series A preferred stock. As a result of this conversion, a total of $304,164 was reclassified from preferred stock to common stock in the period.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

(UNAUDITED)

Common stock transactions:

On March 26, 2007, the holders of warrants to purchase 12,229 shares of the company’s common stock, elected to exercise the warrants at the exercise price of $1.66 per share. These warrant exercises generated proceeds to the company of $20,299.

During the three months ended March 31, 2007, a total of $5,199,900 received in the private placement of unregistered securities was allocated to the value of the Investor Warrants and the beneficial conversion feature of the Notes, as part of the March 2007 offering. This amount was recognized as additional interest expense over the life of the Notes.

Stock-based compensation:

SWAT currently provides stock-based compensation to employees and directors, under the company’s 2004 Stock Incentive Plan (“Plan”) that has been approved by the company’s shareholders. Stock options granted under the Plan generally vest over three to four years from the date of grant as specified in the Plan or by the Compensation Committee of the company’s board of directors and are exercisable for a period of up to ten years from the date of grant. During the three months ended March 31, 2008 and 2007, SWAT recorded share-based compensation expense related to stock options resulting in non-cash expense of $294,270 and $1,103,815, respectively.

The Company estimated the fair value of each stock option at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the three months ended March 31, 2008 and 2007:

	2008	2007
Expected term	10 years	10 years
Volatility	93% to 99%	76%
Risk-free interest rate	3.5% to 3.7%	4.8%
Dividend yield	0	0%
Forfeitures	5	5%

The expected term of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of SWAT’s common stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents SWAT’s anticipated cash dividend over the expected life of the stock options. Forfeitures represent the weighted average estimate of future options to be cancelled primarily due to employee terminations.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

(UNAUDITED)

A summary of stock option activity of options to employees and directors for the three months ended March 31, 2008, is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2008	1,375,172	$4.51
Granted	340,000	1.14
Exercised	—
Forfeited	(220,725)	4.43

Outstanding at March 31, 2008	1,494,447	$3.75	7.8	$—

Exercisable at March 31, 2008	799,647	$4.56	6.9	$—

Based upon the company’s experience, approximately 95% of the total stock options or approximately 1,420,000 options, are expected to vest in the future, under their terms.

During the three months ended March 31, 2008, options to purchase 340,000 shares of common stock were granted under the Plan to employees, officers and directors. The options are subject to vesting provisions, are exercisable at a weighted average of $1.14 per share, and expire in ten years. During the three months ended March 31, 2008, options to purchase 220,725 shares of common stock were cancelled due to forfeitures.

The weighted average grant-date fair value of options granted during the three months ended March 31, 2008 and 2007 was $1.01 and $3.96, respectively. The total fair value of stock options granted to employees that vested during the three months ended March 31, 2008 and 2007 was $675,000 and $1,131,000, respectively. During three months ended March 31, 2008 and 2007, no employee stock options were exercised.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between our closing stock price on March 31, 2008 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders, had all option holders been able to and in fact, had exercised their options on March 31, 2008.

A summary of the status of the company’s non-vested options to purchase common stock granted to employees, officers and directors and changes during the period ended March 31, 2008 is presented below.

Nonvested Shares	Nonvested Shares Under Option	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2008	716,395	$4.47	$3.47
Granted	340,000	1.14	1.01
Vested	(187,536)	4.58	3.60
Forfeited	(174,059)	4.43	3.60

Nonvested at March 31, 2008	694,800	$2.80	$2.18

As of March 31, 2008, the company had approximately $1,178,000 of unrecognized compensation cost related to stock options that will be recorded over a weighted average period of approximately 1.2 years.

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

(UNAUDITED)

Subsequent to March 31, 2008, a newly hired employee was granted options to purchase 20,000 shares of common stock exercisable at $0.52 per share vesting over a three year period and expiring in ten years.

6.	Industry Segments and Customer Concentration:

Industry Segments

The Company now operates in business segments that are divided into three distinct business reporting units. The first business unit, called “Veritas,” includes the operations of “Veritas Tactical,” which distributes and produces non-lethal personal protection devices and compliance products and creates innovative training systems and tools to increase the quality of training worldwide for law enforcement, militaries, both private and government, and civilians. Veritas also includes the results of the Perfect Circle operations, which were acquired in July 2007 and in 2007 included the IM-5 launcher division, which was terminated as of December 31, 2007. The second business unit called the “Technology Division” includes the operations of Vizer, which specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. The third business unit operates within the “Technology Division” and includes the operations of ShiftWatch which is a product line of mobile digital video surveillance solutions for public transportation. All of the industry segments are located at the company’s headquarters in Louisville, Colorado. The Company determines its segment results consistent with its management reporting and consolidated accounting policies. Selected financial information from the company’s business segments is as follows:

Three months ended March 31, 2008	Veritas	Vizer	ShiftWatch	Corporate Overhead / Eliminations	Totals
Net sales	$131,926	$93,438	$662	$—	$226,026
Gross profit (loss)	89,653	3,952	(58,579)	—	35,026
Operating loss	(264,457)	(195,898)	(91,219)	(849,153)	(1,400,727)
Interest expense	23,715	—	—	1,058	24,773
Net loss	(283,265)	(193,460)	(91,219)	(811,828)	(1,379,772)
Depreciation and amortization	114,182	68,166	19,245	—	201,593
Capital expenditures	—	2,031	969	—	3,000
Identifiable assets	3,992,073	1,105,100	764,191	3,113,205	8,974,569
Stock based compensation	—	—	—	294,270	294,270

Three months ended March 31, 2007	Veritas	Vizer	ShiftWatch	Corporate Overhead / Eliminations	Totals
Net sales	$12,258	$48,004	$92,058	$—	$152,320
Gross profit (loss)	5,329	(23,501)	(91,064)	—	(109,236)
Operating loss	(832,169)	(125,097)	(446,893)	(1,714,838)	(3,118,997)
Interest expense	—	4,670	22	142,550	147,242
Net loss	(832,219)	(127,367)	(442,943)	(1,824,960)	(3,227,489)
Depreciation and amortization	—	900	9,750	9,740	20,390
Capital expenditures	—	50,803	10,755	12,008	73,566
Stock based compensation	—	—	—	1,103,815	1,103,815

Certain of our contracts require that the company provide installation of our products either at the customer’s location or in some cases at the OEM bus manufacturer. In these cases, the revenue recognition

SECURITY WITH ADVANCED TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

(UNAUDITED)

process is not completed until the company has completed the installation and the products are working and accepted by the customer and overall revenue recognition criteria have been satisfied. Products and materials issued in connection with such jobs in progress are treated as the company’s inventory until such revenue is recognized. Any billings issued or cash collected under the terms of the contracts in advance of the revenue being recognized are recorded in the meantime as deferred revenue.

Customer concentration

As of March 31, 2008, two customers comprised 41% and 17%, respectively, of the outstanding total accounts receivable balance. For the three months ended March 31, 2008, one customer accounted for 51% of net sales. As of December 31, 2007, two customers comprised 51% and 11%, respectively, of the outstanding total accounts receivable balance. For the three-month period ended March 31, 2007, two customers accounted for 40% and 15% respectively, of net sales.

7.	Contingencies:

On April 13, 2007, a complaint was filed in United States District Court, Southern District of California, Case No. ‘07CV 0672 JAH POR, by PepperBall Technologies, Inc. (“PepperBall”) against Security With Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc. PepperBall alleges in the civil action that the prospective manufacture and distribution of our non-lethal projectile launchers infringed certain of their patents and breached a Reseller Agreement and Non- Disclosure Agreement between Vizer Group, Inc. and PepperBall. PepperBall is seeking (a) an unspecified amount of monetary damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs. We believe that PepperBall’s claims are without merit and we are vigorously defending this matter, including pursuing counterclaims against PepperBall.

On January 26, 2008, the company and a director, Gregory Pusey, and an officer, Jeffrey G. McGonegal, were served with a complaint filed in District Court—Larimer County, Fort Collins, Colorado, by Scott G. and Sandy Sutton concerning amounts that Mr. and Mrs. Sutton allege are due to them in connection with the termination of Mr. Sutton’s employment agreement with the company and in connection with the merger agreement effective as of December 31, 2006 between the company and Vizer Group, Inc. (“Vizer”), the company we acquired from the shareholders of Vizer, including Mr. and Mrs. Sutton. Specifically, the complaint asserts that Mr. Sutton is due severance and other amounts under his employment agreement and that Mr. and Mrs. Sutton are due earn-out consideration and other amounts under the merger agreement. The complaint also asserts that the company and the named individual defendants knew or should have known that certain information, representations and warranties associated with the company as part of the merger agreement were inaccurate and untrue at the time the merger agreement was executed. We believe that the Suttons’ claims are without merit and we are vigorously defending this matter, including pursuing counterclaims against them.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

PepperBall Technologies, Inc.

We have audited the accompanying consolidated balance sheets of PepperBall Technologies, Inc. and subsidiary (“the Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PepperBall Technologies, Inc. and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations, net working capital deficit, limited financial resources and a net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 14, the consolidated financial statements for 2006 have been restated from those originally presented and reported on by another auditor to correct errors in accounting for stock-based compensation and warrants issued in connection with certain debt instruments.

/s/ HASKELL & WHITE LLP

San Diego, California

July 28, 2008

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated— Note 14)
ASSETS
Current assets:
Cash and cash equivalents	$266,000	$527,000
Accounts receivable, net	311,000	402,000
Inventories, net	373,000	384,000
Other current assets	75,000	59,000

Total current assets	1,025,000	1,372,000

Property and equipment, net	173,000	428,000

Other assets:
Purchased Technology, net	—	51,000
Deposits and other assets	96,000	44,000

Total other assets	96,000	95,000

Total assets	$1,294,000	$1,895,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$298,000	$321,000
Accrued expenses	333,000	260,000
Current portion of deferred rent	—	1,000
Short term debt, net of debt discounts	2,011,000	—
Line of credit	500,000	461,000

Total current liabilities	3,142,000	1,043,000
Deferred rent, long-term portion	4,000	—
Long-term debt, net of current portion and unamortized discounts	—	1,574,000
Warrant liability	448,000	379,000

Total liabilities	3,594,000	2,996,000

Minority interest	49,000	47,000

Commitments, contingencies and subsequent events (Notes 6, 8, 11 and 13)	—	—

Stockholders’ equity (deficit):
Preferred stock; $.001 par value, 20,000,000 shares authorized; 1,884,581 shares of Series A and 11,885,325 of Series B issued and outstanding at December 31, 2007 and 2006; Series A and B Liquidation preference of $2,073,000 and $7,036,000, respectively	14,000	14,000
Common stock, $.001 par value, 37,000,000 shares authorized; 13,978,491 and 13,632,327 shares issued and outstanding at December 31, 2007 and 2006, respectively	14,000	14,000
Additional paid in capital	10,546,000	10,481,000
Accumulated deficit	(12,923,000)	(11,657,000)

Total stockholders’ equity (deficit)	(2,349,000)	(1,148,000)

Total liabilities and stockholders’ equity (deficit)	$1,294,000	$1,895,000

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated— Note 14)
Revenues	$3,264,000	$3,031,000
Cost of revenues	1,501,000	1,170,000

Gross profit	1,763,000	1,861,000

Operating Expenses:
Sales and marketing	597,000	515,000
Research and development	454,000	396,000
General and administrative	1,335,000	1,159,000
Impairment loss	202,000	—
Amortization	51,000	123,000

Total operating expenses	2,639,000	2,193,000

Loss from operations	(876,000)	(332,000)

Other income (expense):
Interest income	3,000	1,000
Interest expense	(385,000)	(414,000)
Change in warrant liability	(8,000)	37,000
Loss on extinguishment of debt	—	(204,000)
Other income	2,000	2,000
Minority interest	(2,000)	(3,000)

Total other expense	(390,000)	(581,000)

Net loss	$(1,266,000)	$(913,000)

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated— Note 14)
Cash flows from operating activities
Net loss	$(1,266,000)	$(913,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	165,000	224,000
Impairment loss	202,000	—
Minority interest	2,000	4,000
Change in warrant liability	7,000	(37,000)
Loss on extinguishment of debt	—	204,000
Amortization of debt discounts	133,000	182,000
Stock-based compensation	5,000	24,000
Accounts receivable allowances	1,000	2,000
Allowance for inventory obsolescence	(63,000)	(20,000)
Increase (decrease) in cash from changes in operating assets and liabilities:
Accounts receivable	90,000	(312,000)
Inventories	74,000	20,000
Other current assets	(16,000)	27,000
Deposits and other assets	(45,000)	2,000
Accounts payable	(23,000)	193,000
Accrued expenses	74,000	30,000
Deferred rent	3,000	(6,000)

Net cash used in operating activities:	(657,000)	(376,000)

Cash flows from investing activities
Purchases of property and equipment	(61,000)	(94,000)

Net cash used in investing activities	(61,000)	(94,000)

Cash flows from financing activities
Proceeds from issuance of long-term debt	398,000	406,000
Net proceeds from line of credit	39,000	383,000
Financing costs in connection with long-term debt and line of credit	—	(22,000)
Proceeds from exercise of stock options	7,000	5,000
Proceeds from exercise of warrants	13,000	—

Net cash provided by financing activities	457,000	772,000

Net (decrease) increase in cash and cash equivalent	(261,000)	302,000
Cash and cash equivalents, beginning of year	527,000	225,000

Cash and cash equivalents, end of year	$266,000	$527,000

Supplemental disclosure of cash flow information;
Cash paid for interest	$165,000	$163,000
Cash paid for income taxes	$2,000	$2,000

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2007 AND 2006 (RESTATED)

	Preferred Stock ($.001 par value)		Common Stock ($.001 par value)		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2005	13,769,904	$14,000	13,511,995	$14,000	$10,355,000	$(10,675,000)	$(292,000)
Restatement (Note 14)	—	—	—	—	121,000	(69,000)	52,000
Exercise of stock options	—	—	120,332	—	5,000	—	5,000
Net loss	—	—	—	—	—	(913,000)	(913,000)

Balance at December 31, 2006 (Restated)	13,769,904	14,000	13,632,327	14,000	10,481,000	(11,657,000)	(1,148,000)
Exercise of stock options	—	—	130,334	—	7,000	—	7,000
Issuance of warrants in conjunction with debt	—	—	—	—	40,000	—	40,000
Stock compensation	—	—	—	—	5,000	—	5,000
Exercise of warrants	—	—	215,830	—	13,000	—	13,000
Net loss	—	—	—	—	—	(1,266,000)	(1,266,000)

Balance at December 31, 2007	13,769,904	$14,000	13,978,491	$14,000	$10,546,000	$(12,923,000)	$(2,349,000)

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Organization

PepperBall Technologies, Inc. (the “Company”) develops, manufactures and markets non-lethal compliance technology products utilizing the Company’s PepperBall® technology. The PepperBall product line features compressed air launchers and inert, training and oleoresin capsicum powder projectiles that can be used by police officers, correction officers, private security guards, and the military. The Company is currently developing new product lines which are expected to be ready for release in 2008.

The Company commenced operations in February 1999 as a division of Jaycor, Inc. (“Jaycor”) and was incorporated in Delaware in August 2000 as Jaycor Tactical Systems, Inc. On October 27, 2000, Jaycor contributed $2,428,000 in book value of net assets representing all of its PepperBall compliance technologies, inclusive of a wholly owned subsidiary, Advanced Tactical Systems, Inc. to the Company in exchange for 4,640,000 shares of common stock and 2,000,000 shares of Series A convertible preferred stock. The Company changed its name to PepperBall Technologies, Inc. in September 2002.

Basis of Presentation

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has experienced significant recurring losses from operations and negative cash flows from operations, and at December 31, 2007 had a net working capital deficiency of $2,117,000, a net capital deficiency of $2,349,000 and an accumulated deficit of $12,923,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure, research and market introduction activities. If revenues do not increase sufficiently to generate positive cash flows, then the Company would be required to reduce the scope of its research and development, sales and marketing, and general and administrative activities and would not be able to continue in business unless the Company acquired additional financing. The Company is actively looking to obtain additional financing and some additional financing has been secured (see Note 13). However, there can be no assurance that the Company would be able to obtain sufficient additional financing, if needed. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary ChemArmor, Inc. (Note 2) All intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash, and other highly liquid investments with original maturities of 90 days or less from the date of purchase.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates consist of the allowances for obsolete inventory and doubtful accounts. It is at least reasonably possible that these estimates will change in the near term.

Inventories

Inventories are valued at the lower of average cost or market (which approximates the first-in first-out method) and are stated net of an estimated reserve for obsolescence of $57,000 and $120,000 at December 31, 2007 and 2006, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s accounts receivable, accounts payable and accrued expenses approximated their carrying amounts due to the relatively short maturity of these items. None of the Company’s short-term debt instruments that are outstanding at December 31, 2007 and 2006, have readily ascertainable market values; however, the carrying values are considered to approximate their fair values. The Company has estimated values for warrants issued in connection with the line of credit agreement (Note 6) that are reflected as liabilities based on the Black-Scholes valuation model.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the improvement.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. As of December 31, 2007, the Company determined that certain tangible assets associated with projectile production were impaired and the associated carrying amounts were written down. As a result of this determination as of December 31, 2007, the Company recorded an impairment loss totaling $202,000.

Revenue Recognition

The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. Sales returns are estimated based on historical experience and management’s expectations and are recorded at the time product revenue is recognized.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as a component of cost of revenues in the consolidated statement of operations.

Research and Development

Research and development expenditures are charged to operations as incurred.

Sales and Marketing

Sales and marketing expenditures are charged to operations as incurred.

Income Taxes

In accordance with SFAS No. 109, Accounting for Income Taxes, a deferred tax asset or liability is determined based on the difference between the financial statement and the tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

Effective January 1, 2008, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48, effective January 1, 2008, is not considered to have a material effect on the consolidated financial statements.

Collectibility of Accounts Receivable

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Credit losses historically have been minimal and within management’s expectations. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required. The Company also provides allowances for estimated returns. At December 31, 2007 and 2006 accounts receivable are stated net of estimated allowances of $32,000 and $31,000, respectively. The Company has a concentration of credit risk within accounts receivable (see Note 12).

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the method of accounting for share-based compensation as required by SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123). This statement supersedes APB Opinion 25, Accounting for Stock Issued to Employees (APB 25), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company adopted SFAS 123R on January 1, 2006, using the modified prospective method, which results in recording compensation expense for the vesting options granted after January 1, 2006 and expense for the portion of grants made in prior years that vest after January 1, 2006.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Deferred Rent

Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rent expense recorded and the amount paid under the lease agreement is recorded as deferred rent in the accompanying consolidated balance sheets.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, established standards for reporting and display of comprehensive income and its components. For 2007 and 2006, net loss was the same as comprehensive loss for all periods presented as the Company had no components of comprehensive income (loss).

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS-157 is effective for financial statements issued for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. The Company is currently evaluating the impact of this pronouncement on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007.

The Company does not expect this statement will have a material impact on its results of operations or financial position.

In December 2007, FASB issued SFAS No. 141R, Business Combinations (SFAS 141R), which retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141R changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. The provision of SFAS 141R are effective for fiscal years beginning after December 15, 2008 with earlier adoption prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

NOTE 2—PRIOR PERIOD ACQUISITION

On May 23, 2002, the Company entered into an agreement to purchase certain assets of Kathleen Dwire (dba ChemArmor), (the “Seller”), a manufacturer of various chemical agent powder and aerosol products. In conjunction with the acquisition, the Company formed a subsidiary, ChemArmor, Inc., which owns substantially all of the acquired assets. Seller was granted a 19.5% ownership interest in ChemArmor, Inc. and this percentage of ChemArmor’s operating income and equity has been reflected as minority interest in the accompanying consolidated financial statements. The results of operations of ChemArmor, Inc. have been included in the consolidated statements of operations from the date of the acquisition.

Purchased technology resulting from this acquisition is being amortized using the straight-line method over 5 years. Gross purchased technology totaled $682,000 at December 31, 2007 and 2006. Amortization expense for the years ended December 31, 2007 and 2006 totaled $51,000 and $123,000, respectively, resulting in the technology being fully amortized as of December 31, 2007.

NOTE 3—INVENTORIES

Inventories consist of the following at December 31:

	2007	2006
Raw materials	$155,000	$156,000
Finished goods	275,000	348,000

	430,000	504,000
Less: Allowance for obsolescence	(57,000)	(120,000)

	$373,000	$384,000

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation, consists of the following at December 31:

	2007	2006
Machinery and equipment	$98,000	$699,000
Computer equipment	271,000	245,000
Molds	248,000	216,000
Furniture and fixtures	97,000	97,000
Leasehold improvements	58,000	62,000

	772,000	1,319,000
Less: Accumulated depreciation and amortization	(599,000)	(891,000)

	$173,000	$428,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 5—ACCRUED EXPENSES

Accrued expenses consist of the following at December 31:

	2007	2006
Payroll	$19,000	$20,000
Paid time off	68,000	73,000
Warranty reserve	46,000	45,000
Interest	143,000	68,000
Other	57,000	54,000

	$333,000	$260,000

Activity in the Company’s warranty reserve liability is summarized as follows for the year ending December 31:

	2007	2006
Balance, beginning of year	$45,000	$40,000
Reserves added	46,000	45,000
Expense incurred	(45,000)	(40,000)

Balance, end of year	$46,000	$45,000

NOTE 6—LINE OF CREDIT

Beginning in November 2005, the Company obtained financing from Agility Capital, LLC (“Agility). The initial agreement with Agility was for a $750,000 revolving line of credit which was available until it was replaced with a non-revolving term facility in April 2007. During the term of the agreement for the revolving line of credit, borrowings were based on a formula applied to accounts receivable and inventory with interest at approximately 12% for a substantial portion of the term of the loan, wherein certain periods the rate was at prime plus 4%. In April 2007, the revolving line of credit was replaced with a $300,000 non-revolving line of credit, the principal being then increased to $500,000 in October 2007. The non-revolving line of credit bears interest at prime plus 4% with a minimum of 12%, requires monthly payments, and was set to mature April 30, 2008. Subsequent to year-end, in April 2008, the maturity date was extended to November 30, 2008 (Note 13). The Agility financing agreements are secured by substantially all assets of the Company. As of December 31, 2007 and December 31, 2006, respectively, $500,000 and $461,000 were outstanding under the non-revolving line of credit and revolving line of credit agreements, respectively.

In connection with the original revolving line of credit agreement and subsequent amendments during 2006 and 2007, including the amendments that replace the revolving line of credit with the non-revolving line, the Company issued warrants to purchase an aggregate 1,400,000 shares of Series B convertible preferred stock with an exercise price of $.592 per share, exercisable through April 20, 2017. As of the date of each amendment, the previously issued Series B convertible preferred stock warrant agreement was replaced with a new warrant agreement for the aggregate amount of warrants granted. In an amendment in October 2007, the Company issued warrants to purchase 150,000 shares of its common stock with an exercise price of $.06 per share. All of the warrants for the Series B convertible preferred and common stock have ten year terms and provide for an exercise price of $.01 per share in the event the Company is in default with provisions of the financing agreement. The Company has not defaulted at any time under the terms of the agreement. None of the warrants granted to Agility had been exercised through December 31, 2007. Finally, all of the warrants are subject to a registration rights agreement in the event the Company files an initial public offering of its securities.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In accordance with the provisions of EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the warrants in each case are classified as a liability based on certain underlying conditions that are outside of the Company’s control. The warrant liability is, and will be remeasured at each balance sheet date until such time as the conditions requiring treatment as a liability are resolved, with the change in value of the warrants recorded as an adjustment to interest and financing cost in the statement of operations. In addition, due to the magnitude of changes in terms in certain of the amendments, certain amendments resulted in the debts being treated as an extinguishment as opposed to a modification as per the requirements of EITF No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments.

A summary of the transactions is as follows:

Date of Agreement/ Amendment					Warrants Issued			Cash Issued Costs	Modification or Extinguishment
	Type of Financing	Available Principal	Maturity Date	Interest Rate	Type	Incremental Number	Value Assigned
Nov. 2005	Initial Revolving Line of Credit	$750,000	Oct. 31, 2006	12%	Series B Preferred	362,162	$62,000	$22,500	Initial Agreement
Apr. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	737,838	$251,000	$15,000	Extinguishment
Sept. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	125,000	$42,000	$5,000	Extinguishment
Apr. 2007	Revolving Line of Credit Terminated								Extinguishment
Apr. 2007	Non-Revolving Line of Credit	$300,000	Apr. 30, 2008	Prime + 4%	Series B Preferred	175,000	$54,000	$4,000	Initial Agreement

	Cumulative Series B Preferred Warrants at December 31, 2007					1,400,000

				Prime + 4%,
Oct. 2007	Non-Revolving Line of Credit	$500,000	Apr. 30, 2008	minimum 12%	Common Stock	150,000	$7,000	$4,500	Modification

	Cumulative Common Stock Warrants at December 31. 2007					150,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Valuation factors used for the determination of warrant values were as follows:

	Series B Preferred	Common Stock
Year Ended December 31, 2005:
Volatility	85%	85%
Risk Free Rate	4.60%	4.40%
Dividend Rate	0%	0%
Life	10 Years	10 Years

Year Ended December 31, 2006:
Volatility	65%	70%
Risk Free Rate	4.90%	4.80%
Dividend Rate	0%	0%
Life	10 years	10 Years

Year Ended December 31, 2007:
Volatility	60%	65%
Risk Free Rate	4.40%	4.40%
Dividend Rate	0%	0%
Life	10 Years	10 Years

In conjunction with the April 2006 line of credit amendment, terms were inserted whereby if by the second anniversary (currently April 30, 2010) of the current maturity date (April 30, 2008) of the Agility financing agreement, an acquisition has not occurred worth $8,000,000 or the Company has not completed an initial public offering, Agility shall have the right to require the Company to purchase the Series B convertible preferred stock warrants for $400,000 cash.

During the years ended December 31, 2007 and 2006, the Company had amortization of cash and non-cash debt issuance costs of $65,000 and $161,000, respectively.

NOTE 7—RELATED PARTY TRANSACTIONS

The Company paid $9,000 and $14,000 for temporary personnel services to a company owned by a former employee during the years ended December 31, 2007 and 2006, respectively.

The Company sold $889,000 and $403,000 of products to an international distribution company owned by a part-time employee during the years ended December 31, 2007 and 2006, respectively. There were no accounts receivable due from this customer at December 31, 2007. Accounts receivable from this Company totaled approximately $8,000 at December 31, 2006.

NOTE 8—LONG TERM DEBT

On November 1, 2004, the Company issued six unsecured senior promissory notes (the “notes”) totaling $1,250,000 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the thirty-sixth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. Four of the six promissory notes totaling $1,100,000 were issued to related parties. At December 31, 2007 and 2006, accrued interest on these notes totaled $31,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $125,000 during each of the years ended December 31, 2007 and 2006. During the years ended December 31, 2007 and 2006, $110,000 of interest was incurred in each year to related parties.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 6,519,670 shares of common stock at an exercise price of $0.02 per share. The warrants are exercisable for a period of five years commencing on November 1, 2004. As of December 31, 2004 all warrants issued have been exercised. The fair value of the warrants was estimated to be $65,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.60%; (iii) expected volatility of 85%; (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The debt discount is being amortized to interest expense over the term of the notes.

On July 15, 2006, the Company issued four unsecured senior promissory notes (the “notes”) totaling $406,250 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the sixteenth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. All four of the promissory notes were issued to related parties. At December 31, 2007 and 2006, accrued interest on these notes totaled $10,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $41,000 and $10,000 during the years ended December 31, 2007 and 2006. During the years ended December 31, 2007 and 2006, $41,000 and $10,000 of interest was incurred in each year to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 608,423 shares of Series B convertible preferred stock at an exercise price of $0.592 per share. The fair value of the warrants was estimated at $48,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.90%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years commencing on July 15, 2006. As of December 31, 2007 no warrants issued have been exercised.

In April, June, and October 2007, the Company issued six senior promissory notes (the “notes”) totaling $398,000 to private investors. Interest is incurred at a floating rate equal to the prime interest rate (as published daily in the Wall Street Journal) plus 4% per annum, and is payable quarterly in arrears, with the principal to be repaid on October 31, 2008. The notes are secured by the molds on a future product. Four of the six promissory notes totaling $348,000 were issued to related parties. At December 31, 2007, accrued interest on these notes totaled $11,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $23,000 during the year ended December 31, 2007. During the year ended December 31, 2007, $21,000 of interest was incurred to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 1,199,075 shares of common stock at an exercise price of $0.06 per share which is the estimated fair value per share on the date of issuance. The fair value of the warrants was estimated at $40,000 using a Black-Scholes valuation model, with the following assumptions; (i) no expected dividends; (ii) a risk fee rate of 4.40%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years from date of issuance. The debt discount is being amortized to interest expense over the term of the notes.

Amortization of debt issuance costs associated with the long-term debt installments totaled $80,000 and $55,000 for the years ended December 31, 2007 and 2006.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 9—STOCKHOLDERS’ EQUITY

Common and Preferred Stock

The Series A and B convertible preferred stock are convertible one to one into shares of common stock at the option of the shareholder. The preferred shares have voting rights equivalent to the number of as-converted common shares. Additionally, the preferred stockholders voting as a separate class are entitled to elect three directors of the Company. In the event of a public offering of at least $15,000,000 and at least $4.00 per share, the preferred stock automatically converts into common shares. The Series A and B preferred shares have a priority liquidation value of $1.10 per share ($2,073,000 total preference) and $0.592 per share ($7,036,000 total preference), respectively, and have a non-cumulative cash dividend, when, and if declared. No dividends were declared or paid during the years ended December 31, 2007 and 2006.

Stock Options

In October 2000, the Company adopted the 2000 Stock Option Plan (the “Plan”). Under the Plan, the Company may grant options for up to 2,986,290 shares of the Company’s common stock. In May 2002, the Company amended and restated the Plan and increased the total shares authorized under the Plan to 5,861,290. Options for common stock may be incentive stock options or non-statutory stock options. A committee designated by the Board of Directors may fix the terms and vesting of all options; however, in no event will the contractual term exceed 10 years. Generally, options vest 25% one year from the grant date and 1/48 per month thereafter until the options are fully vested. The Plan allows for employees to early exercise unvested stock options.

All options exercised are subject to repurchase by the Company. Unvested exercised options are subject to repurchase within 60 days of an employee’s termination at the original purchase price, at the Company’s discretion. Vested exercised options are subject to repurchase within 90 days of an employee’s termination at the fair value of the stock on the date of repurchase, at the Company’s discretion. During the years ended December 31, 2007 and 2006, the Company did not repurchase any unvested exercised options.

In December 2000, the Company adopted the 2000 Nonqualified Stock Option Plan (the “Nonqualified Plan”). Under the Nonqualified Plan, the Company may grant non-statutory options to purchase up to 173,710 shares of the Company’s common stock. Stock options issued under the Nonqualified Plan have similar terms to those granted under the 2000 Stock Option Plan.

A summary of stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Average Remaining Contractual Term in Years	Aggregate Intensive Value
Outstanding December 31, 2005	1,372,126	$0.17	4.84	$6,000

Granted	853,444	0.04
Exercised	(120,332)	0.04
Cancelled	—	—

Outstanding December 31, 2006	2,105,238	$0.12	5.29	$27,700

Granted	315,664	0.05
Exercised	(130,332)	0.06
Cancelled	(10,000)	0.04	—	—

Outstanding December 31, 2007	2,280,570	$0.11	4.51	$17,400

Exercisable at December 31, 2007	1,841,467	$0.11	5.86	$24,600

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

The weighted average fair value of options granted during the years ended December 31, 2007 and 2006 was $.02 per share and $.01, respectively. Options outstanding are exercisable at prices ranging from $0.02 to $0.27 and the weighted average remaining contractual life is 4.51 years. At December 31, 2007, 4,496,981 stock options are vested. Stock-based compensation expense totaled $5,000 and $24,000 for each of the years ended December 31, 2007 and 2006.

For the years ended December 31, 2007 and 2006, stock-based compensation expense recognized in the statement of operations was as follows:

	2007	2006
General and administrative	$5,000	$24,000

Shares Reserved for Future Issuance

The following shares of common stock are reserved for future issuance at December 31, 2007:

Conversion of Series A preferred stock	1,884,581
Conversion of Series B preferred stock	11,885,323
Stock options issued and outstanding	2,280,570
Authorized for future option grants	816,818
Warrants issued and outstanding (notes 6 and 8)	3,141,665

20,008,957

NOTE 10—INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2007 and 2006 are shown below. A valuation allowance has been established, as realization of such deferred tax assets has not met the more likely than not threshold requirement under SFAS 109.

	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$4,297,000	$3,804,000
Research and development credits	218,000	195,000
Depreciation	191,000	61,000
Other, net	108,000	141,000

Total deferred tax assets	4,814,000	4,201,000
Valuation allowance	(4,814,000)	(4,201,000)

	$—	$—

At December 31, 2007, the Company has federal and state tax net operating loss carryforwards of approximately $11.5 million and $6.6 million, respectively. The federal and state tax loss carryforwards will begin to expire in 2020 and 2012, respectively, unless utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $144,000 and $112,000, respectively, which will begin to expire in 2020, unless utilized.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 11—COMMITMENTS AND CONTINGENCIES

Employee Benefit Plan

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code under which all employees of the Company are eligible to participate and defer taxes on compensation. Company contributions to the plan are discretionary and no contributions were made during the years ended December 31, 2007 or 2006.

Leases

The Company leases certain office space and equipment under non-cancelable operating lease agreements expiring on various dates through March 2010. The office space lease contains escalation clauses and requires the Company to pay its share of any increases in operating expenses.

Future minimum lease payments under all non-cancelable operating lease arrangements are as follows:

Year Ending December 31,
2008	$132,000
2009	102,000
2010	1,000

Total	$235,000

Rent expense for the years ended December 31, 2007 and 2006 was $127,000 and $119,000, respectively.

In January 2006 the Company signed a manufacturing agreement with a vendor to manufacture the Company’s line of projectiles. On a monthly basis, the Company provides a twelve-month forecast of projectiles to be manufactured. The Company is required to purchase 100% of the first six months of the twelve-month forecast of projectiles to be manufactured. The agreement expires in ten years unless cancelled earlier in accordance with provisions of the agreement.

In July 2007, the vendor terminated the agreement effective October 2007. The Company will continue to purchase projectiles from the manufacturer until June 2008 when all purchase orders previously accepted by the manufacturer as of the agreement termination date will be completed.

In December 2007 the Company signed a manufacturing agreement with a vendor to manufacture the Company’s line of projectiles. The agreement has an open ended term but can be cancelled by the Company at any time with 30 days written notice.

Legal Action

On April 13, 2007 the Company filed a complaint in United States District Court, Southern District of California, against Security With Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc (“SWAT”). The Company alleges in the civil action that the prospective manufacture and distribution of SWAT’s non-lethal projectile launchers infringed certain of the Company’s patents and breached a Reseller Agreement and Non-Disclosure Agreement between Vizer Group, Inc. and the Company. The Company is seeking (a) damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In connection with SWAT’s defense of this lawsuit, on June 28, 2007, SWAT filed documentation with the United States Patent and Trademark Office (“USPTO”) requesting that the USPTO re-examine two patents issued to PTI (US Patent Nos. 6,393,992 and 7,194,960) that are the subject of the alleged patent infringement claims in the lawsuit. On September 28, 2007, the USPTO notified the Company that the USPTO has granted SWAT’s requests to re-examine these two patents. SWAT has filed a motion requesting a stay in the lawsuit, pending the outcome of the examination of the USPTO.

NOTE 12—CONCENTRATIONS OF CREDIT RISK

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents on deposit with banks that at times may exceed federally insured limits. Accounts with banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2007 and 2006 uninsured bank balances totaled approximately $242,000 and $502,000, respectively.

Customers

The Company sold a significant amount of products to one un-related customer during the years ended December 31, 2007 and December 31, 2006. Sales to this customers accounted for approximately 23% and 18% of total sales for the years ended December 31, 2007 and 2006, respectively. Accounts receivable from this customer were approximately $214,000 and $8,000 at December 31, 2007 and December 31, 2006, respectively.

Vendors

The Company purchased a significant amount of products from three un-related vendors during the years ended December 31, 2007 and December 31, 2006. Purchases from these vendors accounted for approximately 81% and 70% of total inventory purchases for the years ended December 31, 2007 and 2006, respectively. Accounts payable from these vendors were approximately $1,000 and $126,000 at December 31, 2007 and December 31, 2006, respectively.

NOTE 13—SUBSEQUENT EVENTS

Legal Action

In connection with the SWAT lawsuit, the motion requesting a stay in the lawsuit, pending the outcome of the examination of the USPTO was granted on February 13, 2008.

Long-term Debt

In March 2008, the Company issued an unsecured promissory note (the “note”) totaling $200,000 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid on August 31, 2009.

In conjunction with the above promissory note, the Company issued warrants to purchase 690,667 shares of common stock at an exercise price of $0.05 per share. The warrants are exercisable for a period of five years commencing on date of issuance.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In May 2008, the Company amended four warrant and note payable agreements that were originally entered into in July 2006 with certain private investors. Under the terms of the amended agreements, the warrants previously issued to purchase 608,423 shares of the Company’s Preferred Series B Stock at an exercise price of $0.592 per share (see Note 8) were revised whereby the investors are now entitled to purchase 608,423 shares of the Company’s common stock at an exercise price of $0.05 per share.

In addition, the terms for the repayment of accrued interest were modified. Under the terms of the original agreement, accrued interest was due and payable ten days following the end of each calendar quarter. Under the revised agreement, accrued interest is due and payable on the maturity date, October 31, 2008.

Extension of NonRevolving Term Note with Agility Capital LLC

In April 2008, the Company amended its non-revolving credit facility with Agility Capital to extend the maturity date to November 30, 2008. In connection with this amendment, the Company paid $5,100 of fees and issued warrants to purchase 175,000 shares of common stock at $.05 per share. The warrants expire April 25, 2018.

Plan of Merger and Reorganization

On May 27, 2008, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Security With Advanced Technology, Inc., (“SWAT”), a NASDAQ-listed company. Upon approval of the Merger, SWAT will change its name to Pepperball Technologies, Inc. (the “Surviving Entity”).

As consideration for the Merger, the stockholders of Company immediately prior to the effective time of the Merger will be issued shares of SWAT’s common stock comprising an aggregate of 50% of the outstanding common stock of SWAT at the effective time of the Merger (assuming the conversion of all of SWAT’s and the Company’s outstanding shares of preferred stock). In addition, if within 9 months following the closing of the Merger, the Surviving Entity raises additional financing through the sale of equity securities, then the Company’s stockholders will be entitled to receive additional shares of the Surviving Entity’s common stock as anti-dilution protection upon the closing of such subsequent equity financing based upon a formula set forth in the Merger Agreement.

The Surviving Entity will assume all of the Company’s outstanding stock options and warrants, whether vested or unvested, shall continue to have and be subject to the same terms and conditions governing such options or warrants, except that such options or warrants will be exercisable for shares of the Surviving Entity’s common stock.

The Merger Agreement further provides that holders of certain outstanding promissory notes issued by the Company shall be exchanged for new promissory notes issued by the Surviving Entity at the effective time of the Merger in the same principal amount plus accrued interest thereon. The new promissory notes shall be unsecured, bear interest at the rate of 10% per annum and mature 15 months from the closing date of the Merger. The promissory notes are convertible into shares of the Surviving Entity’s common stock at the option of the note holder’s.

Concurrently with the execution of the Merger Agreement, SWAT delivered $495,000 to the Company in exchange for a promissory note from the Company in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and the Company is not obligated to repay the Advance Note unless the

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Merger is not consummated due to the failure of the Company’s stockholders to approve the Merger or if the board of directors of the Company withdraws its recommendation of the Merger. The Advance Note is payable within 90 days of either event. If the Company must repay the Advance Note, SWAT, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the Litigation (see Note 11); and (ii) a non-exclusive worldwide license to use the Company’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that SWAT is having produced.

NOTE 14—RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In analyzing certain transactions in preparation for the audit of the 2007 consolidated financial statements, the Company’s management determined that it had incorrectly applied certain financial accounting principles with respect to stock-based compensation and accounting and reporting of values attributable to warrants issued in connection with several debt transactions. As such, management determined it was necessary to restate the 2006 financial statements which had previously been presented and reported on by another auditor.

In particular, with respect to stock-based compensation, it was determined that an inappropriate volatility factor had been used in calculating the fair value of stock option grants. In addition, in adopting the provisions of the modified prospective approach under SFAS 123R, no value for stock-based compensation had been calculated for options granted prior to January 1, 2006 for which vesting of such option grants continued in to 2006.

With respect to the accounting for and reporting of warrants, management again had utilized inappropriate volatility rates in the calculation of values and did not give consideration to the modification and extinguishment criteria under EITF 98-16, or allocations of values for certain warrants and debt instruments in connection with APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. As a result, debt issuance costs and the related amortization was not calculated and reported in accordance with generally accepted accounting principles.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Summarized effects of the restatement of the 2006 consolidated financial statements are as follows:

	Balance as Originally Reported	Adjustment	Restated
Balance Sheet as of December 31, 2006
Current assets	$1,372,000	$—	$1,372,000
Property and equipment, net	428,000	—	428,000
Other assets:
Purchased technology, net	51,000	—	51,000
Deposits and other assets	28,000	16,000	44,000

Total assets	1,879,000	16,000	1,895,000

Current liabilities	1,043,000	—	1,043,000
Long-term debt, net of current portion and unamortized discounts	1,638,000	(64,000)	1,574,000
Warrant liability	—	379,000	379,000

Total liabilities	2,681,000	315,000	2,996,000

Minority interest	47,000	—	47,000

Stockholders’ equity (deficit)
Preferred stock	14,000	—	14,000
Common stock	14,000	—	14,000
Additional paid-in capital	10,360,000	121,000	10,481,000
Accumulated deficit	(11,237,000)	(420,000)	(11,657,000)

Total stockholders’ equity (deficit)	(849,000)	(299,000)	(1,148,000)

Total liabilities and stockholders’ equity (deficit)	$1,879,000	$16,000	$1,895,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

	Originally Reported	Adjustment	Restated
Statement of Operations for the Year Ended December 31, 2006
Revenues	$3,031,000	$—	$3,031,000
Cost of revenues	1,170,000	—	1,170,000

Gross profit	1,861,000	—	1,861,000

Operating expenses
Sales and marketing	515,000	—	515,000
Research and development	396,000	—	396,000
General and administrative	1,135,000	24,000	1,159,000
Amortization	123,000		123,000

Total operating expenses	2,169,000	24,000	2,193,000

Loss from operations	(308,000)	(24,000)	(332,000)

Other income (expense)
Interest income	1,000	—	1,000
Interest expense	(254,000)	(160,000)	(414,000)
Change in warrant liability	—	37,000	37,000
Loss on extinguishment of debt	—	(204,000)	(204,000)
Other income	3,000	—	3,000
Minority interest	(4,000)		(4,000)

	(254,000)	(327,000)	(581,000)

Net loss	$(562,000)	$(351,000)	$(913,000)

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

	Originally Reported	Adjustment	Restated
Statement of Cash Flows for the Year Ended December 31, 2006
Cash flows from operating activities
Net loss	$(562,000)	$(351,000)	$(913,000)
Adjustments
Depreciation and amortization	224,000	—	224,000
Minority interest	4,000	—	4,000
Change in warrant liability	—	(37,000)	(37,000)
Loss on extinguishment of debt	—	182,000	182,000
Amortization of debt discounts	22,000	182,000	204,000
Stock-based compensation	—	24,000	24,000
Accounts receivable allowance	2,000	—	2,000
Inventory obsolescence allowance	(20,000)	—	(20,000)
Change in operating assets and liabilities	(46,000)	—	(46,000)

Net cash used in operating activities	(376,000)	—	(376,000)

Cash flows from investing activities	(94,000)	—	(94,000)

Cash flows from financing activities	772,000	—	772,000
Net increase in cash and cash equivalents	302,000	—	302,000
Cash and cash equivalents, beginning of year	225,000	—	225,000

Cash and cash equivalents, end of year	$527,000	$—	$527,000

PEPPERBALL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2008 (Unaudited)	December 31, 2007 (Note)
ASSETS
Current assets
Cash and cash equivalents	$322,000	$266,000
Accounts receivable, net	314,000	311,000
Inventories, net	451,000	373,000
Other current assets	76,000	75,000

Total current assets	1,163,000	1,025,000

Property and equipment, net	162,000	173,000

Other assets
Deposits and other assets	91,000	96,000

Total other assets	91,000	96,000

Total assets	$1,416,000	$1,294,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$392,000	$298,000
Accrued expenses	384,000	333,000
Short term debt, net of debt discounts	2,028,000	2,011,000
Line of credit	500,000	500,000

Total current liabilities	3,304,000	3,142,000

Deferred rent, long-term portion	3,000	4,000
Long-term debt, net of current portion and unamortized discounts	182,000	—
Warrant liability	430,000	448,000

Total liabilities	3,919,000	3,594,000

Minority interest	49,000	49,000

Stockholders’ equity (deficit)
Preferred stock; $.001 par value, 20,000,000 shares authorized; 1,884,581 shares of Series A and 11,885,323 of Series B issued and outstanding at March 31, 2008 and December 31, 2007; Series A and B liquidation preference of $2,073,000 and $7,036,000, respectively	14,000	14,000
Common stock, $.001 par value, 37,000,000 shares authorized; 14,721,824 and 13,632,327 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	15,000	14,000
Additional paid in capital	10,599,000	10,546,000
Accumulated deficit	(13,180,000)	(12,923,000)

Total stockholders’ equity (deficit)	(2,552,000)	(2,349,000)

Total liabilities and stockholders’ equity (deficit)	$1,416,000	$1,294,000

Note: The consolidated balance sheet as of December 31, 2007 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

See accompanying notes to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended March 31,
	2008	2007
Revenues	$725,000	$691,000

Cost of revenues	334,000	338,000

Gross profit	391,000	353,000

Operating Expenses
Sales and marketing	198,000	154,000
Research and development	139,000	108,000
General and administrative	229,000	292,000
Amortization	—	31,000

Total operating expenses	566,000	585,000

Loss from operations	(175,000)	(232,000)

Other income (expense)
Interest income	2,000	2,000
Interest expense	(102,000)	(98,000)
Change in warrant liability	18,000	—

Total other income (expense)	(82,000)	(96,000)

Net loss	$(257,000)	$(328,000)

See accompanying notes to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net loss	$(257,000)	$(328,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,000	59,000
Amortization of debt discounts	33,000	45,000
Increase in accounts receivable allowances	7,000	3,000
Change in warranty liability	(18,000)	—

Increase (decrease) in cash from changes in operating assets and liabilities:
Accounts receivable	(10,000)	167,000
Inventories	(78,000)	(30,000)
Other current assets	(1,000)	(5,000)
Deposits and other assets	(11,000)	11,000
Accounts payable	94,000	(76,000)
Accrued expenses	51,000	45,000
Deferred rent	(1,000)	—

Net cash used in operating activities:	(178,000)	(109,000)

Cash flows from investing activities
Purchases of property and equipment	(3,000)	(20,000)

Net cash used in investing activities	(3,000)	(20,000)

Cash flows from financing activities
Proceeds from issuance of long-term debt	200,000	—
Repayments on revolving credit facilities	—	(188,000)
Proceeds from exercise of stock options	3,000	—
Proceeds from exercise of warrants	34,000	—

Net cash provided by (used in) financing activities	237,000	(188,000)

Net increase (decrease) in cash and cash equivalent	56,000	(317,000)
Cash and cash equivalents, beginning of period	266,000	527,000

Cash and cash equivalents, end of period	$322,000	$210,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$51,000	$38,000
Cash paid for income taxes	$2,000	$2,000

See accompanying notes to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008

UNAUDITED

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of PepperBall Technologies, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2008, and for all periods presented have been made. Certain information and footnote data necessary for a fair presentation of financial position and results of operations in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included for the year ended December 31, 2007. The results of operations for the period ended March 31, 2008 are not necessarily an indication of operating results for the full year.

NOTE 1—DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007, the Report of the Independent Registered Public Accounting Firm, includes an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. The Company’s interim consolidated financial statements for the three months ended March 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company, had a net working capital deficiency of $2,141,000, a net capital deficiency of $2,552,000 and an accumulated deficit of $13,180,000 at March 31, 2008.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure, research and market introduction activities. If revenues do not increase sufficiently to generate positive cash flows, then the Company would be required to reduce the scope of its research and development, sales and marketing, and general and administrative activities and would not be able to continue in business unless the Company acquired additional financing. The Company is actively looking to obtain additional financing. However, there can be no assurance that the Company would be able to obtain sufficient additional financing, if needed. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary ChemArmor, Inc. All intercompany transactions and balances have been eliminated in consolidation.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS-157 is effective for financial statements issued for fiscal years beginning after November 15, 2008, for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. PepperBall is currently evaluating the impact of this pronouncement on its consolidated financial statements.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not expect this statement will have a material impact on its results of operations or financial position.

In December 2007, FASB issued SFAS No. 141R, Business Combinations (SFAS 141R), which retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141R changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. The provision of SFAS 141R are effective for fiscal years beginning after December 15, 2008 with earlier adoption prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

NOTE 2—INVENTORIES

Inventories consist of the following:

	March 31, 2008	December 31, 2007
Raw materials	$176,000	$155,000
Finished goods	332,000	275,000

	508,000	430,000
Less: Allowance for obsolescence	(57,000)	(57,000)

	$451,000	$373,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation, consists of the following:

	March 31, 2008	December 31, 2007
Machinery and equipment	$98,000	$98,000
Computer equipment	271,000	271,000
Molds	250,000	248,000
Furniture and fixtures	97,000	97,000
Leasehold improvements	58,000	58,000

	774,000	772,000
Less: Accumulated depreciation and amortization	(612,000)	(599,000)

	$162,000	$173,000

NOTE 4—ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 31, 2008	December 31, 2007
Payroll	$39,000	$19,000
Paid time off	76,000	68,000
Warranty reserve	44,000	46,000
Interest	161,000	143,000
Other	64,000	57,000

	$384,000	$333,000

Activity in the Company’s warranty reserve liability is summarized as follows for the quarter ending March 31, 2008 and year ending December 31, 2007:

	March 31, 2008	December 31, 2007
Balance, beginning of period	$46,000	$45,000
Reserves added	10,000	46,000
Expense incurred	(12,000)	(45,000)

Balance, end of period	$44,000	$46,000

NOTE 5—LINE OF CREDIT

Beginning in November 2005, the Company obtained financing from Agility Capital, LLC (“Agility). The initial agreement with Agility was for a $750,000 revolving line of credit which was available until it was replaced with a non-revolving term facility in April 2007. During the term of the agreement for the revolving line of credit, borrowings were based on a formula applied to accounts receivable and inventory with interest at approximately 12% for a substantial portion of the term of the loan, wherein certain periods the rate was at prime

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

plus 4%. In April 2007, the revolving line of credit was replaced with a $300,000 non-revolving line of credit, the principal being then increased to $500,000 in October 2007. The non-revolving line of credit bears interest at prime plus 4% with a minimum of 12%, requires monthly payments, and was set to mature April 30, 2008. The Agility financing agreements are secured by substantially all assets of the Company. As of March 31, 2008 and December 31, 2007, respectively, $500,000 was outstanding under the non-revolving line of credit.

In conjunction with the April 2006 line of credit amendment, terms were inserted whereby if by the second anniversary (currently April 30, 2010) of the current maturity date (April 30, 2008) of the Agility financing agreement, an acquisition has not occurred worth $8,000,000 or the Company has not completed an initial public offering, Agility shall have the right to require the Company to purchase the Series B convertible preferred stock warrants for $400,000 cash.

During the quarters ended March 31, 2008 and 2007, the Company had amortization of cash and non-cash debt issuance costs of $16,000 and $19,000, respectively.

In April 2008, the Company amended its non-revolving credit facility with Agility Capital to extend the maturity date to November 30, 2008. In connection with this amendment, the Company paid $5,100 of fees and issued warrants to purchase 175,000 shares of common stock at $.05 per share. The warrants expire April 25, 2018.

NOTE 6—WARRANT LIABILITY

In connection with the original revolving line of credit agreement and subsequent amendments during 2006 and 2007, including the amendments that replace the revolving line of credit with the non-revolving line, the Company issued warrants to purchase an aggregate 1,400,000 shares of Series B convertible preferred stock with an exercise price of $.592 per share, exercisable through April 20, 2017. As of the date of each amendment, the previously issued Series B convertible preferred stock warrant agreement was replaced with a new warrant agreement for the aggregate amount of warrants granted. In an amendment in October 2007, the Company issued warrants to purchase 150,000 shares of its common stock with an exercise price of $.06 per share. All of the warrants for the Series B convertible preferred and common stock have ten year terms and provide for an exercise price of $.01 per share in the event the Company is in default with provisions of the financing agreement. The Company has not defaulted at any time under the terms of the agreement. None of the warrants granted to Agility had been exercised through March 31, 2008. Finally, all of the warrants are subject to a registration rights agreement in the event the Company files an initial public offering of its securities.

In accordance with the provisions of EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the warrants in each case are classified as a liability based on certain underlying conditions that are outside of the Company’s control. The warrant liability is, and will be remeasured at each balance sheet date until such time as the conditions requiring treatment as a liability are resolved, with the change in value of the warrants recorded as an adjustment to interest and financing cost in the statement of operations. In addition, due to the magnitude of changes in terms in certain of the amendments, certain amendments resulted in the debts being treated as an extinguishment as opposed to a modification as per the requirements of EITF No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

A summary of the transactions is as follows:

Date of Agreement/ Amendment	Type of Financing	Available Principal	Maturity Date	Interest Rate	Warrants Issued			Cash Issued Costs	Modification or Extinguishment
					Type	Incremental Number	Value Assigned
Nov. 2005	Initial Revolving Line of Credit	$750,000	Oct. 31, 2006	12%	Series B Preferred	362,162	$62,000	$22,500	Initial Agreement
Apr. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	737,838	$251,000	$15,000	Extinguishment
Sept. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	125,000	$42,000	$5,000	Extinguishment
Apr. 2007	Revolving Line of Credit Terminated								Extinguishment
Apr. 2007	Non-Revolving Line of Credit	$300,000	Apr. 30, 2008	Prime + 4%	Series B Preferred	175,000	$54,000	$4,000	Initial Agreement

	Cumulative Series B Preferred Warrants at December 31, 2007					1,400,000

Oct. 2007	Non-Revolving Line of Credit	$500,000	Apr. 30, 2008	Prime + 4%, minimum 12%	Common Stock	150,000	$7,000	$4,500	Modification

	Cumulative Common Stock Warrants at December 31, 2007					150,000

Valuation factors used for the determination of warrant fair values were as follows:

	Series B Preferred	Common Stock
Quarter Ended March 31, 2008:
Volatility	60%	65%
Risk Free Rate	4.40%	4.40%
Dividend Rate	0%	0%
Life	9.1 years	9.5 Years

Year Ended December 31, 2007:
Volatility	60%	65%
Risk Free Rate	4.40%	4.40%
Dividend Rate	0%	0%
Life	10 Years	10 Years

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

The fair value of the warrant liability was remeasured as of March 31, 2008 using significant unobservable inputs (Level 3) in accordance with FAS 157 and is summarized as follows:

Series B Preferred and Common Stock Warrant Liability
Balance—December 31, 2007	$448,000
Change in fair value of warrant liability included in earnings	(18,000)

Balance—March 31, 2008	$430,000

NOTE 7—RELATED PARTY TRANSACTIONS

The Company paid $0 and $4,000 for temporary personnel services to a company owned by a former employee during the quarters ended March 31, 2008 and 2007, respectively.

The Company sold $141,000 and $247,000 of products to an international distribution company owned by a part-time employee during the quarters ended March 31, 2008 and 2007, respectively. Accounts receivable from this Company totaled approximately $56,000 and $0 at March 31, 2008 and December 31, 2007, respectively.

NOTE 8—LONG TERM DEBT

On November 1, 2004, the Company issued six unsecured senior promissory notes (the “notes”) totaling $1,250,000 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the thirty-sixth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. Four of the six promissory notes totaling $1,100,000 were issued to related parties. At March 31, 2008 and December 31, 2007, accrued interest on these notes totaled $31,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $31,000 during each of the quarters ended March 31, 2008 and 2007. During the quarters ended March 31, 2008 and 2007, $28,000 of interest was incurred in each quarter to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 6,519,670 shares of common stock at an exercise price of $0.02 per share. The warrants are exercisable for a period of five years commencing on November 1, 2004. As of December 31, 2004 all warrants issued have been exercised. The fair value of the warrants was estimated to be $65,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.60%; (iii) expected volatility of 85%; (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The debt discount is being amortized to interest expense over the term of the notes.

On July 15, 2006, the Company issued four unsecured senior promissory notes (the “notes”) totaling $406,250 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the sixteenth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. All four of the promissory notes were issued to related parties. At March 31, 2008 and December 31, 2007, accrued interest on these notes totaled $10,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $10,000 during the quarters ended March 31, 2008 and 2007. During the quarters ended March 31, 2008 and 2007, $10,000 of interest was incurred in each quarter to related parties.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 608,423 shares of Series B convertible preferred stock at an exercise price of $0.592 per share. The fair value of the warrants was estimated at $48,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.90%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years commencing on July 15, 2006. As of March 31, 2008 no warrants issued have been exercised.

In April, June, and October 2007, the Company issued six senior promissory notes (the “notes”) totaling $398,000 to private investors. Interest is incurred at a floating rate equal to the prime interest rate (as published daily in the Wall Street Journal) plus 4% per annum, and is payable quarterly in arrears, with the principal to be repaid on October 31, 2008. The notes are secured by the molds on a future product. Four of the six promissory notes totaling $348,000 were issued to related parties. At March 31, 2008, accrued interest on these notes totaled $10,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $10,000 during the quarter ended March 31, 2008. During the quarter ended March 31, 2008, $9,000 of interest was incurred to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 1,199,075 shares of common stock at an exercise price of $0.06 per share which is the estimated fair value per share on the date of issuance. The fair value of the warrants was estimated at $40,000 using a Black-Scholes valuation model, with the following assumptions; (i) no expected dividends; (ii) a risk fee rate of 4.40%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years from date of issuance. The debt discount is being amortized to interest expense over the term of the notes.

In March 2008, the Company issued an unsecured promissory note (the “note”) totaling $200,000 to related parties. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid on August 31, 2009. At March 31, 2008, accrued interest on the note totaled $1,000. The amount is included in accrued expenses on the accompanying consolidated balance sheets. Interest expense on the note totaled $1,000 during the quarter ended March 31, 2008. During the quarter ended March 31, 2008, $1,000 of interest was incurred to related parties.

In conjunction with the above promissory note, the Company issued warrants to purchase 690,667 shares of common stock at an exercise price of $0.05 per share. The warrants are exercisable for a period of five years commencing on date of issuance. The fair value of the warrants was estimated at $18,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.40%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was a debt discount on the balance sheet. The warrants are exercisable for a period of five years commencing on March 18, 2008. The warrants were exercised on March 18, 2008.

Amortization of debt issuance costs associated with the long-term debt installments totaled $18,000 and $26,000 for the quarters ended March 31, 2008 and 2007.

In May 2008, the Company amended four warrant and note payable agreements that were originally entered into in July 2006 with certain private investors. Under the terms of the amended agreements, the warrants previously issued to purchase 608,423 shares of the Company’s Preferred Series B Stock at an exercise price of $0.592 per share were revised whereby the investors are now entitled to purchase 608,423 shares of the Company’s common stock at an exercise price of $0.05 per share.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

In addition, the terms for the repayment of accrued interest were modified. Under the terms of the original agreement, accrued interest was due and payable ten days following the end of each calendar quarter. Under the revised agreement, accrued interest is due and payable on the maturity date, October 31, 2008.

NOTE 9—STOCKHOLDERS’ EQUITY

Common Stock Transactions

On March 18, 2008, the holder of warrants to purchase 690,667 shares of the Company’s common stock, elected to exercise the warrants at the exercise price of $0.05 per share. These warrant exercises generated proceeds to the Company of $34,533.

Stock Options

In October 2000, the Company adopted the 2000 Stock Option Plan (the “Plan”). Under the Plan, the Company may grant options for up to 2,986,290 shares of the Company’s common stock. In May 2002, the Company amended and restated the Plan and increased the total shares authorized under the Plan to 5,861,290. Options for common stock may be incentive stock options or non-statutory stock options. A committee designated by the Board of Directors may fix the terms and vesting of all options; however, in no event will the contractual term exceed 10 years. Generally, options vest 25% one year from the grant date and 1/48 per month thereafter until the options are fully vested. The Plan allows for employees to early exercise unvested stock options.

All options exercised are subject to repurchase by the Company. Unvested exercised options are subject to repurchase within 60 days of an employee’s termination at the original purchase price, at the Company’s discretion. Vested exercised options are subject to repurchase within 90 days of an employee’s termination at the fair value of the stock on the date of repurchase, at the Company’s discretion. During the quarters ended March 31, 2008 and 2007, the Company did not repurchase any unvested exercised options.

In December 2000, the Company adopted the 2000 Nonqualified Stock Option Plan (the “Nonqualified Plan”). Under the Nonqualified Plan, the Company may grant non-statutory options to purchase up to 173,710 shares of the Company’s common stock. Stock options issued under the Nonqualified Plan have similar terms to those granted under the 2000 Stock Option Plan.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

A summary of stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intensive Value
Outstanding December 31, 2005	1,372,126	$0.17	4.84	$6,000

Granted	853,444	0.04
Exercised	(120,332)	0.04
Cancelled	—	—

Outstanding December 31, 2006	2,105,238	0.12	5.29	$27,700

Granted	315,664	0.05
Exercised	(130,332)	0.06
Cancelled	(10,000)	0.04

Outstanding December 31, 2007	2,280,570	$0.11	4.51	$17,400

Granted	598,995	0.05
Exercised	(52,666)	0.05
Cancelled	—	—

Outstanding March 31, 2008	2,826,899	$0.10	4.58	$9,600

Exercisable	1,919,343	$0.13	5.83	$7,600

The weighted average fair value of options granted during the quarters ended March 31, 2008 and 2007 was $0.03 per share and $0.02, respectively. Options outstanding are exercisable at prices ranging from $0.02 to $0.27 and the weighted average remaining contractual life is 4.6 years. At March 31, 2008, 4,610,808 stock options are vested. Stock-based compensation expense for each of the quarters ended March 31, 2008 and 2007 was de minimis.

Shares Reserved for Future Issuance

The following shares of common stock are reserved for future issuance at March 31, 2008:

Conversion of Series A preferred stock	1,884,581
Conversion of Series B preferred stock	11,885,323
Stock options issued and outstanding	2,826,899
Authorized for future option grants	217,823
Warrants issued and outstanding (notes 5, 6 and 8)	3,141,665

19,956,291

NOTE 10—COMMITMENTS AND CONTINGENCIES

Legal Action

On April 13, 2007 the Company filed a complaint in United States District Court, Southern District of California, against Security With Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc (“SWAT”). The Company alleges in the civil action that the prospective manufacture and distribution of SWAT’s non-lethal projectile launchers infringed certain of the Company’s patents and breached a Reseller Agreement and

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

Non-Disclosure Agreement between Vizer Group, Inc. and the Company. The Company is seeking (a) damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs.

NOTE 11—CONCENTRATIONS OF CREDIT RISK

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents on deposit with banks that at times may exceed federally insured limits. Accounts with banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At March 31, 2008 and December 31, 2007 uninsured bank balances totaled approximately $283,000 and $242,000, respectively.

Vendors

The Company purchased a significant amount of products from four un-related vendors during the quarters ended March 31, 2008 and 2007. Purchases from these vendors accounted for approximately 78% and 87% of total inventory purchases for the quarters ended March 31, 2008 and 2007, respectively. Accounts payable to these vendors were approximately $77,000 and $1,000 at March 31, 2008 and December 31, 2007, respectively.

NOTE 12—SUBSEQUENT EVENTS

In April and May 2008 an additional 125,665 options were granted under the Company’s 2000 Stock Option Plan at $.05 per share of which 115,665 options have since been exercised. In July 2008, 620,000 additional options were granted under the Company’s 2000 Stock Option Plan. The July 2008 grants will require the Company’s 2000 Stock Option Plan to be amended to accommodate the additional option grants which will require Shareholder approval.

SWAT PROPOSAL NO. 2

AMENDMENT OF AMENDED ARTICLES OF INCORPORATION

Introduction

The SWAT board of directors is recommending that the shareholders approve an amendment to the amended articles of incorporation of SWAT (the “Amendment”) to change SWAT’s name to PepperBall Technologies, Inc., provide that SWAT’s board of directors may have up to 10 members and increase SWAT’s authorized common stock from 30,000,000 shares to 50,000,000 shares. The proposed Amendment is attached to this joint proxy statement/prospectus as Annex B.

Purpose and Background of the Amendment

Increase in Authorized Shares of Common Stock

SWAT has proposed to amend its amended articles of incorporation to increase its authorized shares of common stock from 30,000,000 shares to 50,000,000 shares to enable the board of directors to issue additional shares for various corporate purposes following the merger as discussed below.

Currently, SWAT has 7,213,403 shares of common stock outstanding, has reserved 10,006,396 shares for issuance upon conversion of its outstanding Series A preferred stock and Series B preferred stock, has reserved 2,584,904 shares for issuance upon exercise of outstanding warrants and has reserved 1,494,447 shares for issuance upon exercise of outstanding options.

The purpose of the proposed amendment to the amended articles of incorporation to increase the number of shares of common stock authorized for issuance to 50,000,000 is to authorize additional shares of common stock which will be available for issuance following the merger, for a reserve for issuance upon exercise of stock options assumed in the merger, and also in the event the board of directors determines that it is necessary or appropriate to issue additional shares in connection with additional equity incentives to employees and officers, or for other corporate purposes such as acquisitions. The availability of additional shares of common stock is particularly important in the event that SWAT needs to undertake any of the foregoing actions on an expedited basis and wishes to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of common stock. SWAT has no present agreement or arrangement to issue any of the additional authorized shares other than in connection with the merger and the exercise of options assumed in the merger.

Name Change

Further, in connection with the merger, SWAT has proposed to amend its amended articles of incorporation to provide for the change of the corporate name to “PepperBall Technologies, Inc.” Changing SWAT’s name to PepperBall will allow the name of the combined company to leverage the “PepperBall” brand name on a going-forward basis.

Increase in Number of Directors

Finally, the amended articles of incorporation currently provide that the number of directors shall not be more than nine. SWAT must amend its amended articles of incorporation to provide that its board may have up to 10 members in order to accommodate the appointment of the PepperBall directors to the SWAT board pursuant to the merger agreement. SWAT’s current board of directors will fill the five vacancies on the board if the Amendment is approved by SWAT’s shareholders.

Material Effects of the Amendment

Increase in Authorized Shares of Common Stock

The increase in authorized shares of common stock will not have any immediate effect on the rights of existing shareholders except the effects of the merger described in this joint proxy statement/prospectus.

However, the board will have the authority to issue common stock without requiring future shareholder approval of such issuance, except as may be required by applicable law. To the extent that additional shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized shares of common stock and the subsequent issuance of shares could have the effect of delaying or preventing a change in control of SWAT without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which make a change in control of SWAT more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of SWAT. The board of directors is not currently aware of any attempt to acquire SWAT. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

Vote Required and Board of Directors’ Recommendation

The number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for this proposal to be approved. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND SWAT’S AMENDED ARTICLES OF INCORPORATION.

SWAT PROPOSAL NO. 3

CONVERSION OF THE SERIES B PREFERRED STOCK

Introduction

In December 2007, holders of a total of 7,478,133 SWAT warrants agreed to exercise such warrants for an aggregate of approximately 747,813 shares of SWAT’s Series B preferred stock at a price of $5.00 per share. The transaction generated gross proceeds to SWAT of $3,739,066. The purpose of this transaction was to raise funds for ongoing product development, working capital and general corporate purposes.

Summary of the Series B preferred stock

Upon the later of (i) six months following the filing date of the Amended and Restated Certificate of Designation creating the Series B preferred stock with the Colorado Secretary of State, which was January 16, 2008 (the “Filing Date”) and (ii) SWAT’s receipt of shareholder approval of the conversion of the Series B preferred stock into common stock, each share of Series B preferred stock may, at the option of the holder thereof, be converted into 10 shares of SWAT’s common stock. If SWAT’s shareholders have not approved the conversion of the Series B preferred stock into common stock on or before the first anniversary of the Filing Date, the holders of the Series B preferred stock have the right to require SWAT to redeem all or a portion of such holder’s shares of Series B preferred stock for cash and at a price per share of Series B preferred stock equal to $5.00, subject to certain adjustments, plus simple interest on such price per share at the rate of 6% per annum.

The Series B preferred stock is non-voting and ranks pari passu with SWAT’s Series A preferred stock and, along with the Series A preferred stock, does not have any liquidation preference over SWAT’s common stock. Accordingly, upon any liquidation, dissolution or winding up of SWAT, after payment or provision for payment of SWAT’s debts and liabilities, the holders of the Series A preferred stock and the Series B preferred stock shall share ratably with the holders of the common stock, on an as-converted basis, in any distribution of remaining assets of SWAT.

Effect on Rights of Existing Shareholders

Each share of Series B preferred stock will be convertible into 10 shares of SWAT common stock at the option of the holder following shareholder approval of such conversion. As a result, any such conversion will be dilutive to SWAT’s existing shareholders.

Why SWAT Needs Shareholder Approval

SWAT’s common stock is listed on The Nasdaq Capital Market and, therefore, SWAT is subject to the Nasdaq Marketplace Rules. SWAT is asking shareholders to approve the conversion of the Series B preferred stock to shares of common stock because Rule 4350(i)(1)(D)(ii) of the Nasdaq Marketplace Rules requires shareholder approval for any issuance of common stock (including securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power of the outstanding capital stock before the issuance for less than the greater of book or market value of the stock. At the time of its issuance, the conversion price of the Series B preferred stock was less than the greater of book or market value of SWAT’s common stock and, upon conversion into common stock, the Series B preferred stock will represent more than 20% of the voting power of SWAT’s capital stock. Further, if the conversion is not approved, the holders of the Series B preferred stock will have the right to require SWAT to redeem all or a portion of the shares of Series B preferred stock for cash and at a price per share of Series B preferred stock equal to $5.00, subject to certain adjustments, plus simple interest on such price per share at the rate of 6% per annum.

Vote Required and Board of Directors’ Recommendation

The proposal to approve the conversion of the Series B preferred stock into common stock will require that the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CONVERSION OF THE SERIES B PREFERRED STOCK.

SWAT PROPOSAL NO. 4

REVERSE STOCK SPLIT

The SWAT board of directors is recommending that the shareholders approve a 1-for-2 reverse stock split of the outstanding shares of SWAT’s common stock (the “Reverse Split”). If the board of directors decides to implement the Reverse Split, it will become effective upon the filing of an amendment to SWAT’s amended articles of incorporation with the Secretary of State of the State of Colorado (the “Effective Date”).

Purpose and Background of the Reverse Split

SWAT’s primary objective in proposing the Reverse Split is to raise the per share trading price of its common stock. In addition, the board believes that the Reverse Split would, among other things, (i) better enable SWAT to maintain the listing of its common stock on The Nasdaq Capital Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities and (iii) better enable SWAT to raise funds to finance its planned operations.

SWAT’s common stock and warrants are currently listed on The Nasdaq Capital Market. In order to maintain listing on The Nasdaq Capital Market, SWAT must continue to meet certain financial and corporate governance qualifications. On March 25, 2008, SWAT received a Staff Deficiency Letter from the Nasdaq Stock Market which stated that for the previous 30 business days SWAT had failed to meet the $1.00 per share minimum closing bid price requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Marketplace Rule 4450(a)(5).

Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), SWAT has been provided an initial period of 180 calendar days, or until September 22, 2008, to regain compliance. The 180 day period relates exclusively to the bid price deficiency. SWAT may be delisted during the 180 day period for failure to maintain compliance with any other listing requirements which occurs during this period. The letter stated the Nasdaq staff will provide written notification that SWAT has achieved compliance with Rule 4310(c)(4) if at any time before September 22, 2008 the bid price of SWAT’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, although the letter also stated that the Nasdaq staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances.

If SWAT cannot demonstrate compliance with Rule 4310(c)(4) by September 22, 2008, the Nasdaq staff will determine whether SWAT meets The Nasdaq Capital Market initial listing criteria set forth in Nasdaq Marketplace Rule 4310(c), except for the bid price requirement. If SWAT meets the initial listing criteria, the Nasdaq staff will notify SWAT that it has been granted an additional 180 calendar day compliance period. If SWAT is not eligible for an additional compliance period, the Nasdaq staff will provide written notice that SWAT’s securities will be delisted. At that time, SWAT may appeal the Nasdaq staff’s determination to delist its securities to a Listing Qualifications Panel.

If SWAT’s securities are delisted, SWAT’s common stock may be traded over-the-counter on the OTC Bulletin Board or the Pink Sheets. These alternative markets, however, are generally considered to be less efficient than, and not as broad as, The Nasdaq Capital Market. Many OTC stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq market, which could have a material adverse effect on the liquidity of SWAT’s common stock.

The Reverse Split is expected to increase the per share trading price of SWAT’s common stock to greater than $1.00 per share. The closing sale price of SWAT’s common stock on [ ], 2008 was $[ ] per share. The board of directors has considered the potential harm to the company of a delisting from The Nasdaq Capital Market and believes that the Reverse Split would help SWAT regain compliance with the Nasdaq’s minimum bid price listing standard. However, even if the Reverse Split is approved and implemented, the combined company’s common stock may be delisted from The Nasdaq Capital Market following the merger. On May 29, 2008, SWAT received a letter from Nasdaq Listing Qualifications stating that the merger may result in a change of control of SWAT. If this is the case, the combined company will be required to submit an initial listing application and meet all initial Nasdaq Capital Market inclusion criteria as set forth under Nasdaq Marketplace Rule 4340(a). If the combined company does not meet all initial Nasdaq Capital Market inclusion criteria, then the combined company’s common stock would be delisted from The Nasdaq Capital Market. SWAT and PepperBall do not believe that the combined company will be able to meet all initial Nasdaq Capital Market inclusion criteria. If the combined company’s common stock is delisted from The Nasdaq Capital Market, SWAT and PepperBall believe that the common stock would likely be traded on the OTC Bulletin Board or the Pink Sheets.

The board of directors also believes that an increased stock price may encourage investor interest and improve the marketability of SWAT’s common stock to a broader range of investors, and thus improve liquidity. Due to the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The board believes that the anticipated higher market price resulting from the Reverse Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in SWAT’s common stock.

Furthermore, the board believes that the Reverse Split would facilitate SWAT’s efforts to raise capital to fund planned operations. SWAT will need to raise additional capital and may elect to do so through the issuance of equity securities. As a result of the Reverse Split, SWAT would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions.

If the shareholders approve this proposal, the board would implement the Reverse Split only upon the board’s determination that the Reverse Split would be in SWAT’s best interests at that time. If the board decides to implement the Reverse Split, it would set the timing for the Reverse Split. No further action on the part of the shareholders would be required to either implement or abandon the Reverse Split. If the shareholders approve the Reverse Split, and the board determines to implement the Reverse Split, SWAT will communicate to the public, prior to the Effective Date, additional details regarding the Reverse Split. If the board does not implement the Reverse Split within 12 months from the date of the meeting, the authority granted in this proposal to implement the Reverse Split will terminate. The board reserves its right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that it is no longer in the best interests of the company.

Material Effects of the Reverse Split

The board believes that the Reverse Split will increase the trading price of the company’s common stock in an amount sufficient to bring the company back into compliance with The Nasdaq Capital Market’s minimum bid price listing standard. The board cannot guarantee, however, that if the Reverse Split is implemented, the company will be able to regain compliance with the minimum bid requirement, or that, in the event that the company does not regain compliance with the minimum bid requirement, the market price per share of the company’s common stock after the effectiveness of the Reverse Split will remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market for continued listing. In addition, the market price per share of the company’s common stock after the Reverse Split may not increase in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Split, which would reduce the company’s market capitalization.

The Reverse Split will affect all shareholders of the company uniformly and will not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Split results in any shareholders owning a fractional share. In lieu of issuing fractional shares, the company may either (i) directly pay each shareholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on The Nasdaq Capital Market, on the

Effective Date, multiplied by the fractional share amount, or (ii) arrange for the company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable to shareholders of record on the Reverse Split and sell those whole shares as soon as possible after the Effective Date on behalf of those holders at then prevailing market prices on the open market, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

The company currently has 30,000,000 shares of common stock authorized for issuance and, as of June 30, 2008, SWAT had 7,213,403 shares of common stock issued and outstanding. The principal effects of the Reverse Split will be that (i) the number of shares of the company’s common stock issued and outstanding will be reduced from 7,213,403 shares to 3,606,701 shares, (ii) all outstanding options and warrants entitling holders to purchase shares of the company’s common stock will enable such holders to purchase, upon exercise of those options or warrants, one-half of the number of shares of the company’s common stock which such holders would have been able to purchase upon exercise of their options and warrants immediately preceding the Reverse Split, at an exercise price equal to twice the exercise price specified before the Reverse Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Split, and (iii) the number of shares reserved for issuance pursuant to the 2004 Plan will be reduced by one-half.

Since the Reverse Split will not reduce the number of shares of the company’s common stock that the company may issue, the Reverse Split may also have the effect of significantly diluting your ownership interest in the company if and when the company issues additional shares of its common stock.

The Reverse Split will not affect the terms of the company’s common stock. The per share net income or loss and net book value of the company’s common stock will be retroactively increased for each period because there will be fewer shares of the company’s common stock outstanding.

The Reverse Split does not constitute a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reverse Split, the company will continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934.

The reduced number of shares outstanding after the Reverse Split could adversely affect the liquidity of the company’s common stock. The Reverse Split will result in some shareholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Split is approved by the shareholders and the board of directors determines that it is in the best interests of the company and the shareholders to effect the Reverse Split, the Reverse Split would become effective at such time as an amendment to SWAT’s amended articles of incorporation is filed with the Secretary of State of the State of Colorado.

As soon as practicable after the Effective Date, shareholders will be notified that the Reverse Split has been implemented. Corporate Stock Transfer, Inc., the company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the company’s shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so. Shareholders whose shares are held by their broker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Split. Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

Fractional Shares

The company will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. In lieu of issuing fractional shares, the company may either (i) directly pay each shareholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on The Nasdaq Capital Market, on the Effective Date, multiplied by the fractional share amount, or (ii) arrange for the transfer agent or exchange agent to aggregate all fractional shares otherwise issuable to shareholders of record on the Reverse Split and sell those whole shares as soon as possible after the Effective Date on behalf of those holders at then prevailing market prices on the open market, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the shareholders approve the Reverse Split, the board of directors will be authorized to proceed with the Reverse Split. In determining whether to proceed with the Reverse Split, the board of directors will consider a number of factors, including the number of shares to be issued by SWAT in the merger, market conditions, existing and expected trading prices of the company’s common stock, The Nasdaq Capital Market listing requirements, the company’s additional funding requirements and the number of authorized but unissued shares of the company’s common stock.

No Dissenter’s Rights

Under the Colorado law, shareholders will not be entitled to dissenter’s rights with respect to the Reverse Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences related to the Reverse Split and as of the date hereof applicable to you as a holder of SWAT common stock. This discussion is based on currently existing provisions of the Code, the existing and proposed Treasury Regulations promulgated under the Code, current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially affect the conclusions discussed below. This discussion assumes you hold your shares as capital assets within the meaning of Section 1221 of the Code. You should also be aware that the following discussion does not address all U.S. federal income tax consequences that may result from the merger and does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, such as shareholders, if any, who are dealers in securities, banks, insurance companies, tax-exempt organizations or foreign persons, shareholders who acquired their stock through stock option or stock purchase plans, other derivative securities or other compensatory transactions, shareholders who hold their stock as part of a hedge, straddle, conversion transaction or other integrated investment comprised of shares of stock and one or more other positions, or shareholders who have entered into a constructive sale of their stock under the constructive sale provisions of the Code.

The following discussion does not address the tax consequences of transactions to be effected prior to, at the time of, or after the Reverse Split (whether or not the transactions are in connection with the Reverse Split). The discussion below assumes the Reverse Split is effected as described above and that the amount received in the Reverse Split with respect to each share of SWAT common stock is approximately equal to its fair market value. No ruling from the IRS will be requested concerning the federal income tax consequences of the Reverse Split. None of the tax consequences set forth in this discussion are binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

The discussion set forth below is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Moreover, the discussion does not address any non-income tax and foreign, state or local tax consequences. Accordingly, you are urged and expected to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences and applicable tax return reporting requirements.

Generally, a reverse stock split will not result in the recognition of gain or loss by you for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the post-reverse split shares will be the same as the aggregate adjusted basis of the pre-reverse split shares, reduced by the amount of the adjusted basis of pre-reverse split shares allocated to any fractional share for which cash is received. The holding period of the post-reverse split shares will include your holding period for the pre-reverse split shares. If you receive cash in lieu of a fractional share generally you will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the amount of your aggregate adjusted tax basis in pre-reverse split shares allocated to a fractional share. In general, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short-term if the pre-reverse split shares were held (or are considered to have been held) for one year or less and long-term if held (or considered to have been held) for more than one year.

SWAT will not recognize any gain or loss as a result of the Reverse Split.

Vote Required and Board of Directors’ Recommendation

The number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for this proposal to be approved. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE A 1-FOR-2 REVERSE STOCK SPLIT OF SWAT’S OUTSTANDING COMMON STOCK.

SWAT PROPOSAL NO. 5

THE ELECTION OF DIRECTORS

The SWAT shareholders are being asked to elect five directors at the annual meeting to hold office until the annual meeting to be held in 2009 and until their successors have been elected and qualified.

SWAT’s board of directors currently consists of five directors. The term of each director expires at SWAT’s 2008 annual meeting. The names of SWAT’s directors standing for re-election are Thomas R. Marinelli, Gregory Pusey, Gail Schoettler, David E. Welch and Robert J. Williams. SWAT’s board of directors proposes that the five nominees be re-elected for a term of one year and until his or her successor is duly elected and qualified. Biographical information concerning the director nominees can be found under the caption “Management of the Combined Company After the Merger” on page 87.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the director nominees. Each director nominee consented to being named in this joint proxy statement/prospectus and to serve a one-year term if elected. Although the board of directors does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the 2008 annual meeting, the persons named in the enclosed proxy will vote for the election of any other person the board of directors may choose as a substitute nominee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the votes actually cast at the annual meeting of SWAT shareholders, at which a quorum representing one-third of all outstanding shares of common stock of SWAT is present either in person or by proxy, is required for approval of this proposal. Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions or broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the years ended December 31, 2007 and 2006, SWAT retained GHP Horwath, P.C. to provide services. Aggregate fees were billed or expected to be billed in the following categories and amounts:

	Years Ended December 31,
	2007	2006
Audit Fees	$113,100	$98,000
Tax Fees	10,000	7,900

Audit fees in 2007 and 2006 relate to the financial statement audits, quarterly reviews and assistance with the filing of SWAT’s registration statement on Form S-3 in connection with its October 2006 and March / April 2007 private placements and the filing of SWAT’s registration statement on Form S-8. All of the services performed by the independent registered public accounting firm were approved by the company’s Audit Committee prior to performance. The Audit Committee has determined that the payments made to SWAT’s independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence.

Tax related fees in 2007 and 2006 relate to preparation of SWAT’s corporate federal and state tax returns.

Pre-Approval policies and procedures

SWAT’s Audit Committee currently has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by its independent registered public accounting firm. These services requiring pre-approval by the Audit Committee may include audit services, audit related services, tax services and other services.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The board of directors of SWAT held a total of seven meetings and acted by written consent on six separate occasions during 2008. No current director participated in fewer than 75% of all such meetings and actions by the board of directors, if any, and the committees, upon which such directors served, at the time they were directors of SWAT. SWAT’s policy regarding directors’ attendance at its annual meetings of shareholders is that all directors are expected to attend, absent extenuating circumstances. All members of SWAT’s board of directors attended its 2007 annual meeting of shareholders.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires SWAT’s executive officers, directors and 10% shareholders to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on SWAT’s review of such forms furnished to SWAT and written representations from such reporting persons, SWAT believes that all filing requirements applicable to its executive officers, directors and more than 10% shareholders were met in a timely manner during the year ended December 31, 2007, except that (i) Peierls Foundation, Inc. made late filings with respect to a transaction in December 2007 and a transaction in July 2007; (ii) E. Jeffrey Peierls made late filings with respect to a transaction in December 2007, a transaction in July 2007 and a transaction in March 2006; (iii) Brian E. Peierls made late filings with respect to a transaction in December 2007 and a transaction in December 2006; (iv) Gregory Pusey made late filings with respect to a transaction in December 2007 and a transaction in December 2006; (v) David E. Welch made a late filing with respect to a transaction in December 2006; (vi) Scott Sutton made late filings with respect to two transactions in December 2006; and (vii) the Scott & Sandy Sutton Revocable Trust dtd January 31, 2006 made a late filing with respect to a transaction in December 2006.

Board Committees and Meetings

SWAT’s board of directors has an Audit Committee (established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), a Compensation Committee and a Nominating and Corporate Governance Committee. All committees are comprised solely of members who are independent directors.

Audit Committee

SWAT’s current Audit Committee members are David E. Welch (chair), Gail Schoettler and Robert J. Williams. The Audit Committee performs the following functions, among others:

•	Directly appoints, retains and compensates SWAT’s independent auditor and pre-approves all auditing and non-auditing services of the independent auditor;

•	Evaluates the independent auditor’s qualifications, performance and independence;

•	Discusses the scope of the independent auditors’ examination;

•	Reviews and discusses the annual audited financial statements and quarterly financial statements with management and the independent auditor and the report of the independent auditor thereon;

•	Assesses SWAT’s accounting practices and policies;

•	Reviews and approves of all related-party transactions, including transactions between SWAT and its officers or directors or affiliates of officers or directors;

•	Develops, and monitors compliance with, a code of ethics for senior financial officers;

•	Develops, and monitors compliance with, a code of conduct for all SWAT employees, officers and directors;

•	Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and

•	Establishes procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is governed by a charter, which sets forth the specific functions and responsibilities of the committee. The committee reviews the charter annually and updates it as appropriate. A copy of the charter is available on SWAT’s website at www swat-systems.com under “Investor Relations” and “Corporate Governance.” SWAT’s Audit Committee met five times during the 2007 fiscal year. SWAT has determined that Mr. Welch, who chairs the Audit Committee, qualifies as an “Audit Committee financial expert” pursuant to SEC regulations. Mr. Welch is “independent” pursuant to Rule 10A-3 promulgated under the Exchange Act and pursuant to Nasdaq rules and the other members of the Audit Committee satisfy the financial literacy requirements for Audit Committee members under these rules and regulations.

Compensation Committee

SWAT’s current Compensation Committee, whose members are Robert J. Williams (chair), Gail Schoettler and David E. Welch. The Compensation Committee performs the following functions, among others:

•	Develops executive compensation philosophy and establishes and annually reviews and approves policies regarding executive compensation programs and practices;

•

Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and sets the Chief Executive Officer’s compensation based on this evaluation;

•	Reviews the Chief Executive Officer’s recommendations with respect to, and approves annual compensation for, SWAT’s other executive officers;

•	Establishes and administers annual and long-term incentive compensation plans for key executives;

•	Recommends to the board for its approval compensation of the board and the chairman of the board.

•	Recommends to the board for its approval and, where appropriate, submission to our shareholders, incentive compensation plans and equity-based plans;

•	Recommends to the board for its approval changes to executive compensation policies and programs; and

•	Reviews and approves all special executive employment, compensation and retirement arrangements.

The Compensation Committee is governed by a charter. The committee reviews the charter annually and updates it as appropriate. A copy of the charter is available on SWAT’s website at www swat-systems.com under “Investor Relations” and “Corporate Governance.” The Compensation Committee met five times during SWAT’s 2007 fiscal year. SWAT believes that the composition of its Compensation Committee meets the criteria for independence under, and the functioning of SWAT’s Compensation Committee complies with the applicable requirements of, The Nasdaq Stock Market and SEC rules.

Nominating and Corporate Governance Committee

SWAT’s Nominating and Corporate Governance Committee is comprised of Gail Schoettler (chair), Robert J. Williams and David E. Welch. The Nominating and Governance Committee performs the following functions, among others:

•	Reviews, approves and recommends for board consideration director candidates and advises the board with regard to nomination or election of director candidates;

•	Determines procedures for the review, approval and recommendation of director candidates, as appropriate;

•	Determines procedures for the consideration of shareholder-recommended board candidates;

•

Recommends to board standards regarding the definition of “independence” as such term relates to directors (taking into account, among other things, Nasdaq requirements and any other laws and regulations applicable to us);

•	Establishes performance criteria/expectations for directors in areas of attendance, preparedness, candor and participation; and

•

Develops, reviews and recommends to the board, as appropriate, principles and policies relating to corporate governance; and monitors compliance with and the effectiveness of such principles and policies, as appropriate.

The functions performed by the Nominating and Corporate Governance Committee also include identifying potential director candidates and making recommendations as to the size, functions and composition of SWAT’s board of directors and its committees. In making nominations, our Nominating and Corporate Governance Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of SWAT’s shareholders. The committee is governed by a charter. A copy of the charter is available on SWAT’s website at www swat-systems.com under “Investor Relations” and “Corporate Governance.” The Nominating and Corporate Governance Committee met five times during SWAT’s 2007 fiscal year.

Process for Nomination of Directors and Qualifications of Director Nominees

Shareholders meeting the requirements set forth below who want to recommend a director candidate may do so in accordance with SWAT’s bylaws and the following procedures established by SWAT’s Nominating and Corporate Governance Committee. SWAT will consider all director candidates recommended to the Nominating and Corporate Governance Committee by shareholders owning at least 5% of SWAT’s outstanding shares of common stock at all times during the year preceding the date on which the recommendation is made that meet the qualifications for becoming a director established by SWAT’s board of directors. To make a nomination for director for election at an annual meeting, a shareholder must submit a written nomination solicitation notice to SWAT’s Nominating and Corporate Governance Committee at SWAT’s principal executive offices not less than 120 days before the one year anniversary date of when SWAT’s proxy statement for its previous annual meeting was mailed to shareholders, or such other deadline that may be announced by SWAT’s board of directors. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by SWAT or its Nominating and Corporate Governance Committee:

•	the name and address, as they appear on SWAT’s books, of the shareholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the shareholder giving the notice is a holder of record of SWAT common stock entitled to vote at the annual meeting in question and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•

a complete biography of the director nominee, including full employment history, as well as consents to permit SWAT to complete any due diligence investigations to confirm the director nominee’s background, as SWAT believes to be appropriate;

•	the disclosure of all special interests and all political and organizational affiliations of the director nominee;

•

a signed, written statement from the director nominee as to why the director nominee wants to serve on SWAT’s board of directors, and why the director nominee believes that he or she is qualified to serve;

•

a description of all arrangements or understandings between or among any of the shareholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each director nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

•

such other information regarding each director nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules should the nominee be nominated by SWAT’s board of directors; and

•	the signed consent of each director nominee to serve as a director if so elected.

In addition to shareholder recommendations, SWAT’s Nominating and Corporate Governance Committee receives director candidates for consideration for nomination to the board of directors from other sources. SWAT’s Nominating and Corporate Governance Committee has not established a formal process for identifying and evaluating nominees due to the committee’s desire to approach the nominations process according to the composition of SWAT’s board of directors at the time. Board members and management periodically suggest possible candidates. The Nominating and Corporate Governance Committee may engage, but never has, a third party to assist in identifying potential candidates.

SWAT’s Nominating and Corporate Governance Committee does not have any specific criteria that it believes nominees for election as directors must meet. In considering director candidates, SWAT’s Nominating and Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Generally, the qualifications SWAT seeks in a director candidate include: being an individual of the highest professional and personal ethics and values; having broad experiences at the policy-making level obtained from prior experience in business, government, education, technology or public interest; having the ability to provide insights and practical wisdom based on the individual’s experience and expertise; being committed to enhancing shareholder value; having sufficient time to effectively carry out duties as a director; and being independent. Each director nominee is evaluated in the context of the qualifications of the members of SWAT’s full board of directors as a whole, with the objective of establishing a board that can best perpetuate SWAT’s success and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to SWAT of the director nominee’s skills and experience, which must be complementary to the skills and experience of the other members of SWAT’s board of directors. SWAT’s Nominating and Corporate Governance Committee will evaluate each director nominee in light of these criteria through reviews of biographical and other information, input from others, including members of SWAT’s board of directors and SWAT’s executive officers, and personal discussions with the director nominee when warranted by the results of these other assessments. The committee will evaluate any director nominee recommended by SWAT’s shareholders under the same process. In determining whether to recommend to the board of directors the nomination of a director nominee who is a member of SWAT’s board of directors, the Nominating and Corporate Governance Committee will review the board performance of such director nominee and solicit feedback about the director nomine from other directors.

SWAT has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communications with SWAT’s Board of Directors

SWAT’s board of directors desires to foster open communications with its shareholders regarding issues with a legitimate business purpose affecting SWAT. Each director is willing to accept correspondence. Communications from shareholders should be in the form of written correspondence and sent via registered mail or overnight delivery to Security With Advanced Technology, Inc., 1722 Boxelder Street, Suite 101, Louisville, Colorado 80027, Attention: Corporate Secretary. Electronic submissions of shareholder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the shareholder’s stock or other holdings in SWAT. The corporate secretary shall pass on any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, to the appropriate director. Any shareholder correspondence addressed generically to the board of directors will be forwarded to the chairman of the board.

CODE OF ETHICS

SWAT’s board of directors has adopted a Code of Ethics that applies to all of SWAT’s officers and employees, including SWAT’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. SWAT’s Code of Ethics codifies the business and ethical principles that govern all aspects of SWAT’s business.

SWAT’s Code of Ethics is available on SWAT’s website at www.swat-systems.com and SWAT will undertake to provide a copy of the Code of Ethics to any person at no charge, upon written request. All written requests should be directed to Security With Advanced Technology, Inc., 1722 Boxelder St., Suite 101, Louisville, Colorado 80027, Attention: Corporate Secretary.

EXECUTIVE COMPENSATION

General

The Compensation Committee of SWAT’s board of directors establishes the salary and other compensation of the chief executive officer, reviews and approves the salary and other compensation of the other Named Executive Officers (as defined below), and provides oversight of SWAT’s compensation programs. The Compensation Committee consists entirely of non-employee, independent members of SWAT’s board. In 2007, the Compensation Committee did not engage a consultant to assist it in carrying out its responsibilities with respect to executive compensation.

Objectives of SWAT’s Compensation Program

The primary objective of SWAT’s executive compensation program is to attract and retain highly skilled executive officers who will motivate and inspire employee behavior that fosters a high performance culture and who will manage SWAT in a manner that promotes our growth and profitability and advances the interests of SWAT’s shareholders. Additional objectives of SWAT’s executive compensation program are to recognize individual initiative and achievements, align executive pay with shareholders’ interests, and unite the entire executive management team to a common objective.

Executive Compensation Principles

SWAT’s executive compensation program consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives generally in the form of incentive stock option grants. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives.

How Executive Pay Levels are Determined

The Compensation Committee reviews SWAT’s executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of SWAT’s executive officers are reported to the full board.

The role of the chief executive officer in the compensation process is to recommend to the Compensation Committee, the new annual base salary and annual bonus as well as any equity compensation for the Named Executive Officers.

In determining the compensation of SWAT’s executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	SWAT’s financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•

the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of SWAT’s operations for which the executive is personally responsible and accountable;

•	historical cash and equity compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive officer salaries and evaluates compensation structures of comparable companies in a compensation survey conducted by the Mountain States Employers Council.

The following table sets out the compensation received for the fiscal years ended December 31, 2007 and 2006 with respect to each of the individuals who were SWAT’s chief executive officer and chief financial officer at any time during the last fiscal year and SWAT’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”). The following table also sets forth compensation received for the fiscal years ended December 31, 2007 and 2006 by Eric P. Wenaas, the Chief Executive Officer of PepperBall, who will be the Chief Executive Officer of the combined company following the closing of the merger.

SUMMARY COMPENSATION TABLE

Name and Principal Position / Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (5)	Total ($)
Jeffrey G. McGonegal (1)
Chief Executive Officer and Chief Financial Officer
2007	$110,353	$25,000	$—	$59,283	$—	$194,636
2006	$59,231	$—	$—	$68,301	$243	$127,775

Thomas Marinelli (2)
Former Chief Executive Officer
2007	$14,000	$—	$—	$63,659	$—	$77,659
2006	$117,846	$—	$—	$71,990	$243	$190,079

Michael Cox (3)
Former Vice President of Engineering
2007	$104,808	$—	$—	$149,954	$6,734	$261,496
2006	$—	$—	$—	$—	$—	$—

Scott G. Sutton (4)
Former Chief Executive Officer and President
2007	$135,692	$—	$—	$189,501	$41,277	$366,470
2006	$—	$—	$—	$—	$—	$—

Eric P. Wenaas (6)
Chief Executive Officer of PepperBall
2007	$25,000	$—	$—	$—	$—	$25,000
2006	$7,692	$—	$—	$—	$—	$7,692

(1)	In 2006, Mr. McGonegal was granted 7,500 options, exercisable at $4.93 per common share and vesting 33.3% annually in arrears. On January 15, 2008, Mr. McGonegal was granted 200,000 options at $1.21 per share vesting in arrears over a three year period and expiring in ten years. Mr. McGonegal’s annual compensation was increased to a rate of $150,000 effective February 1, 2008, with the resulting increased cash payment deferred pending improved financial condition, at the discretion of Mr. McGonegal. As of January 15, 2008, Mr. McGonegal was awarded a cash bonus of $12,500, by the board of directors.
(2)	Under the terms of Thomas R. Marinelli’s employment agreement which commenced in 2005 and expired as of March 31, 2007, $14,000 in 2007 and $72,000 in 2006 of the compensation he received was paid for his service to SWAT. In 2006, Mr. Marinelli was granted 26,900 options, exercisable at $4.93 per common share and vesting 33.3% annually in arrears. On March 25, 2008, Mr. Marinelli was granted 10,000 options at $0.65 per share vesting in arrears over a three year period and expiring in ten years. Mr. Marinelli’s options continue to vest as a result of his role with SWAT as a board member.

(3)	Michael Cox’s employment with SWAT terminated as of October 25, 2007. He joined the company effective as of December 31, 2006 upon the completion of the Vizer merger. On February 5, 2007, Mr. Cox was granted 65,000 options at $4.83 per share vesting in advance over a three year period and the non-vested options expired upon his leaving the company and the balance expired ninety days thereafter. Mr. Cox’s other compensation includes $6,653 of accumulated vacation and paid time off that was paid upon his leaving the company. Mr. Cox’s employment agreement, which terminated with his leaving the company, provided for annual compensation of $125,000.
(4)	Scott G. Sutton’s employment with SWAT terminated upon his resignation effective December 21, 2007. He joined the company effective as of December 31, 2006 upon the completion of the Vizer merger. On February 5, 2007, Mr. Sutton was granted 75,000 options at $4.83 per share vesting in advance over a three year period and the non-vested options expired upon his leaving the company and the balance expired ninety days thereafter. Mr. Sutton’s other compensation includes $4,308 of accumulated vacation and paid time off that was paid upon his leaving the company and approximately $36,046 in payments made at the direction of Mr. Sutton that the company has become aware of and has taken the position that such amounts were unsubstantiated and unauthorized. Such amounts include $17,072 in Vizer acquisition professional fees which, under the Vizer merger agreement, were not payable by the company, $9,988 in car payments for Mr. Sutton’s personal car and $8,986 in miscellaneous expenses, including Mr. Sutton’s personal state income tax obligations, personal travel for his wife and expenses for Mr. Sutton’s bicycle, among other items. The Company is seeking reimbursement of these amounts from Mr. Sutton. Mr. Sutton’s employment agreement which terminated with his leaving the company, provided for annual compensation of $140,000. Mr. Sutton and his wife filed suit against the company in 2008 claiming, among other items, that Mr. Sutton was constructively discharged from the company and, as a result, the Sutton’s are entitled to a payout under earn-out arrangements with the company under the Vizer merger agreement and his employment agreement. The company is vigorously defending itself in this matter and has countersued Mr. Sutton for damages.
(5)	Except as noted, other annual compensation includes group medical and life insurance benefits paid on behalf of the executive as part of our employee group medical plan.
(6)	Consists of compensation paid to Dr. Wenaas by PepperBall. During 2006 and 2007, Dr. Wenaas’ base salary was set at $50,000, however, he elected to foregoe portions of his salary in each year.

The value of SWAT option awards is calculated in accordance with the provisions of FASB 123R, as disclosed in the company’s consolidated financial statements included elsewhere in this joint proxy statement/prospectus.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jeffrey G. McGonegal
Chief Executive Officer and Chief Financial Officer	5,761	—	—	$18.40	9-19-08
	61,142	20,380	—	3.50	10-19-14
	5,435	—	—	3.50	3-25-15
	5,000	2,500	—	4.93	5-5-16

Thomas Marinelli
Former Chief Executive Officer	27,174	—	—	$3.50	10-29-14
	54,348	—	—	3.50	3-25-15
	17,933	8,967	—	4.93	5-5-16

Michael Cox (1)
Former Vice President of Engineering	21,666	—	—	$4.83	1-23-08

Scott G. Sutton (1)
Former Chief Executive Officer and President	25,000	—	—	$4.83	3-20-08

(1)	Under the terms of the 2004 Stock Incentive Plan, at the date of an individual’s separation from the company, all non-vested options expire at that date and any vested options expire 90 days after separation, unless such vested options are exercised during that subsequent 90 day period. For Mr. Cox, 65,000 options expired and for Mr. Sutton, 75,000 options expired in connection with their terminations.

Stock options granted generally vest over a three year period from the date of grant, annually in arrears and expire in ten years. The exercise price is based upon the fair market value of the common stock as of the date of grant.

The following table summarizes compensation that SWAT’s directors (other than directors who are named executive officers) earned during 2007 for services as members of SWAT’s board of directors.

SWAT DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total
Gregory Pusey (1)	$100,000	$67,787	$167,787
Director
Gail Schoettler (2)	—	$38,693	$38,693
Director
Robert Williams (3)	—	$41,973	$41,973
Director
David Welch (4)	—	$45,999	$45,999
Director
Barry Loder (5)	—	$38,693	$38,693
Former Director

(1)	As of December 31, 2007, Mr. Pusey held 96,087 stock options that were granted under our 2004 Stock Incentive Plan. As of January 15, 2008, Mr. Pusey was awarded a cash bonus of $12,500 by the board of directors. Effective February 1, 2008, My Pusey’s compensation was reduced to $60,000. On January 15, 2008 Mr. Pusey was granted 50,000 options at $1.21 per share vesting in arrears over a three year period and expiring in ten years.
(2)	As of December 31, 2007, Ms. Schoettler held 47,174 stock options that were granted under our 2004 Stock Incentive Plan. On March 25, 2008 Ms. Schoettler was granted 10,000 options at $0.65 per share vesting in arrears over a three year period and expiring in ten years.
(3)	As of December 31, 2007, Mr. Williams held 47,000 stock options that were granted under our 2004 Stock Incentive Plan. On March 25, 2008 Mr. Williams was granted 10,000 options at $0.65 per share vesting in arrears over a three year period and expiring in ten years.
(4)	As of December 31, 2007, Mr. Welch held 37,000 stock options that were granted under our 2004 Stock Incentive Plan. On March 25, 2008 Mr. Welch was granted 10,000 options at $0.65 per share vesting in arrears over a three year period and expiring in ten years.
(5)	As of December 31, 2007, Mr. Loder held 47,174 stock options that were granted under our 2004 Stock Incentive Plan. Mr. Loder resigned as a director as of January 4, 2008. Upon his resignation his non-vested options expired immediately and his vested options expired on April 4, 2008.

The value of SWAT option awards is calculated in accordance with the provisions of FASB 123R, as disclosed in the company’s consolidated financial statements included elsewhere in this joint proxy statement/prospectus.

SWAT does not pay its outside directors any cash compensation. Directors who are also employees of SWAT receive no additional compensation for serving as directors. SWAT has granted its directors options to purchase its common stock. In 2007, SWAT adopted a policy to issue options to purchase 27,000 shares when a new outside director joins the board of directors and each existing outside director receives options to purchase 10,000 shares annually at the fair market value of SWAT’s common stock on the date of grant.

The following table summarizes compensation that PepperBall’s directors (other than directors who are named executive officers) earned during 2007 for services as members of PepperBall’s board of directors. Mr. Collato joined PepperBall’s board of directors in April 2008.

PEPPERBALL DIRECTOR COMPENSATION

Name	Option Awards ($)	Total
Jack Fitzpatrick (1)	$1,580	$1,580
Director
Jeffrey M. Nash (2)	$1,580	$1,580
Director
John C. Stiska (3)	$1,580	$1,580
Director
Joseph J. Tebo (4)	$1,580	$1,580
Former Director

(1)	As of December 31, 2007, Mr. Fitzpatrick held options to purchase 105,332 shares of common stock.
(2)	As of December 31, 2007, Mr. Nash held options to purchase 105,332 shares of common stock.
(3)	As of December 31, 2007, Mr. Stiska held options to purchase 105,332 shares of common stock.
(4)	Mr. Tebo resigned from PepperBall’s board of directors in March 2008. As of December 31, 2007, Mr. Tebo held options to purchase 105,332 shares of common stock.

The value of PepperBall option awards is calculated in accordance with the provisions of FASB 123R, as disclosed in the company’s consolidated financial statements included elsewhere in this joint proxy statement/prospectus.

PepperBall does not pay its outside directors any cash compensation. Directors who are also employees of PepperBall receive no additional compensation for serving as directors. Historically, PepperBall has granted its non-employee directors options to purchase 30,665 shares of common stock upon a director’s initial election to the board of directors, and has made additional grants of options to purchase 7,666 shares upon each anniversary of a director’s election to the board of directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

SWAT has entered into employment agreements with its Chief Executive Officer and Chief Financial Officer, Jeffrey G. McGonegal, and its Secretary and Chairman of the board of directors, Gregory Pusey. The agreements for Messrs. McGonegal and Pusey have a base term through May 31, 2009 and automatically renew annually unless cancelled. Mr. McGonegal receives a base annual salary of $110,000 (revised to $150,000 effective February 1, 2008, with the cash payment of the increase deferred by Mr. McGonegal until such time as the company is in a better financial position) and Mr. Pusey receives a base annual salary of $60,000. The employment agreements for Messrs. McGonegal and Pusey provide that each will devote substantial business time to the company’s activities, but do not require that they devote any specific percentage of their time to the company. Each agreement provides that the company’s board of directors, based upon recommendations of the Compensation Committee, will create a bonus plan for officers, which will include each of these persons. The terms and objectives of the bonus plan will be determined by the company’s board of directors. Each employment agreement includes provisions for severance generally equivalent to six months’ salary and benefits if the officer’s employment is terminated by the company without “cause” or by the officer for “good reason” (as such terms are defined in the employment agreements), or upon the death or disability of the officer. After a change in control (as such term is defined in the employment agreements), in the event that SWAT terminates any of the above-mentioned officers’ employment without cause (as such term is defined in the employment agreements) or upon such officers’ death, SWAT is required to pay such officer his salary for a period of 12 months according to SWAT’s customary payroll practices and he would be entitled to receive benefits during the same period. In addition, all stock options held by Messrs. McGonegal and Pusey shall immediately vest and be fully exercisable upon a Change in Control (as such term is defined in the employment agreements). Messrs. McGonegal’s and Pusey’s employment agreements also provide that if the officer is terminated by the company without “cause” or by the officer for “good reason,” the officer may elect to continue to be employed by the company as a consultant through December 31, 2008 and receive a salary of $500 per month. The officer would then be required to provide only limited services not to exceed two hours per month on an as requested basis. The extended term was included in the agreements to permit each of these officers to maintain employment with the company and to continue to qualify for the right to maintain their options to acquire the company’s common stock. The employment agreements also contain non-disclosure, non-competition, non-solicitation and non-disparagement covenants.

The employment agreements with the company’s former President and Chief Executive Officer, Scott Sutton, the company’s former Vice President of Engineering, Michael Cox, and the company’s former Vice President of Finance, Thomas Muenzberg, provided for base annual salaries of $140,000, $125,000 and $100,000, respectively. These employment agreements expired upon the employees’ separation from the company, which for Mr. Cox was October 2007; for Mr. Sutton was December 2007 and for Mr. Muenzberg was March 2008. Mr. Sutton and his wife filed suit against the company in 2008 claiming, among other items, that Mr. Sutton was constructively discharged from the company and, as a result, the Sutton’s are entitled to a payout under earn-out arrangements with the company under the Vizer merger agreement and his employment agreement. The company is vigorously defending itself in this matter and has countersued Mr. Sutton for damages.

In addition to the employment agreements with Messrs. Sutton and Cox (the “Selling Shareholders”), at the closing of the Vizer merger (“Closing”) the company entered into an agreement with the Selling Shareholders providing that, at certain times within a defined period after the Closing, the company shall pay to the Selling Shareholders additional consideration based upon the company achieving certain milestones as defined in their employment agreements (the “Earn Out”), none of which milestones have been achieved to date. The Earn-Out is subject to acceleration pursuant to the employment agreements between the company and each of the Selling Shareholders under certain circumstances, none of which circumstances exist in the company’s opinion (however, this is one of Mr. and Mrs. Sutton’s claims in their lawsuit against the company).

At Closing the company also entered into a registration rights agreement with the Selling Shareholders whereby the Selling Shareholders received piggyback registration rights in connection with any underwritten registration of securities of the company. In addition, in the event of a termination of the employment of Mr. Sutton or Mr. Cox without cause (as defined in their employment agreements), Mr. Sutton or Mr. Cox, as the case may be, shall have the right, exercisable once within six months of the date of termination, to cause the company to register the shares of common stock of the company issued to Mr. Sutton and Mr. Cox in connection with the merger (including any shares issued pursuant to the Earn-Out). Mr. Sutton’s registration rights agreement include the shares of common stock of the company issued to Mr. Sutton’s wife, Sandy Sutton. All such registration rights are subject to the approval of and cutback or elimination by the company based upon advice from the company’s underwriters (based upon market conditions). All shares issued and issuable to Scott and Sandy Sutton in connection with the merger have been and will be issued to the Scott and Sandy Sutton Revocable Trust dated January 31, 2006, for which Scott and his wife Sandy serve as trustees. Mr. Sutton and his wife filed suit against the company in January 2008 claiming, among other items, that Mr. Sutton was constructively discharged from the company and, as a result, the Sutton’s are entitled to the registration of their Earn-Out shares. The company is vigorously defending itself in this matter and has countersued Mr. Sutton for damages.

The company had an employment agreement with our former President and Chief Executive Officer, Thomas R. Marinelli, which commenced on April 1, 2005 and ended on March 31, 2007. Mr. Marinelli received an annual salary of $120,000. He devoted a majority of his business time to the company’s business activities.

Upon the closing of the merger Eric P. Wenaas will enter into an employment agreement with SWAT, pursuant to which he will be the chief executive officer of the combined company. It is expected that the agreement will have an initial two-year term and provide for an initial base salary of $150,000 per year. The agreement will also state that the combined company’s board will create a bonus plan for executives, and that Dr. Wenaas will be included in such plan. It is further expected that the agreement will provide for termination upon Dr. Wenaas’ death or disability, by the combined company for cause (as defined in the agreement), by Dr. Wenaas for good reason (as defined in the agreement) and upon notice by the combined company’s board of directors. If the agreement is terminated upon Dr. Wenaas’ death or disability, by Dr. Wenaas for good reason or upon notice by the board of directors, Dr. Wenaas will be entitled to receive his then-current base salary for a period of six months following such termination. The agreement will also contain non-disclosure and non-competition covenants.

2004 Stock Incentive Plan

The Company’s 2004 Stock Incentive Plan (the “Plan”), as amended authorizes the grant of restricted stock issuances or options to purchase an aggregate of 2,000,000 shares of the company’s common stock. The purpose of the Plan is to promote the company’s interests and the interests of the company’s shareholders by providing participants a significant stake in the company’s performance and providing an opportunity for the participants to increase their holdings of the company’s common stock. The Plan is administered by the Compensation Committee of the company’s board of directors. The Compensation Committee has the authority to select employees and consultants (which may include directors) to receive awards, to determine the number of shares of common stock covered by awards and to set the terms and conditions of awards. In addition to stock options, the company may also offer a participant the right to purchase shares of common stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of grant. Such conditions may include continued services to the company or the achievement of specified performance goals or objectives. No common stock has been issued pursuant to the Plan.

As of December 31, 2007, the company had outstanding options to purchase 1,375,172 shares. The options are exercisable at prices ranging from $3.44 to $18.40 per share for a term of ten years. In addition to stock options, the company may also offer a participant a right to purchase shares of common stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of grant. Such conditions may include continued services to the company or the achievement of specified performance goals or objectives. No common stock has been issued pursuant to the plan. During 2007, the company granted a total of 1,141,000 options to employees, directors and consultants under the Plan, generally vesting over three years in arrears, exercisable at an average of $4.33 per share and expiring in ten years.

PRICE RANGE OF COMMON STOCK AND DIVIDEND INFORMATION

SWAT’s common stock and SWATW warrants are each quoted on The Nasdaq Capital Market under the symbols SWAT and SWATW, respectively. PepperBall capital stock is not traded in any established market. The following table illustrates the high and low closing prices of SWAT common stock and SWATW warrants for the periods indicated, as reported by Nasdaq. These quotations reflect the inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions. No equivalent market price data is available for PepperBall.

	Common Stock		Warrants
Quarter Ended	High	Low	High	Low
Fiscal 2008:
March 31, 2008	$1.72	$0.51	$0.23	$0.07
June 30, 2008	0.91	0.49	0.08	0.02

Fiscal 2007:
December 31, 2007	$3.89	$1.36	$0.50	$0.16
September 30, 2007	4.25	3.09	0.58	0.32
June 30, 2007	4.28	3.59	0.85	0.48
March 31, 2007	5.35	3.49	1.19	0.70

Fiscal 2006:
December 31, 2006	$7.85	$4.69	$1.67	$.92
September 30, 2006	4.68	3.03	.95	.64
June 30, 2006	5.43	3.48	1.05	.42
March 31, 2006	6.29	4.25	1.73	.77

As of July 23, 2008, there were approximately 834 record holders of SWAT common stock (excluding an indeterminable number of shareholders whose shares are held in street or “nominee” name).

Each SWATW warrant entitles the holder to purchase one share of common stock at an exercise price of $9.00 per share ending on July 18, 2010, subject to the redemption rights described below. SWAT has authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants. The warrants are exercisable to purchase a total of 1,380,000 shares of common stock. The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of SWAT with or into another corporation or business entity. Commencing July 18, 2008 and until the expiration of the warrants, SWAT may redeem all outstanding warrants, in whole but not in part, upon not less than 30 days’ notice, at a price of $.10 per warrant, provided that the closing sale price of SWAT’s common stock equals or exceeds $13.50 per share for 30 consecutive trading days preceding SWAT’s redemption announcement. The redemption notice must be provided not more than five business days after conclusion of the 30 consecutive trading days in which the closing sale price of the common stock equals or exceeds $13.50 per share. In the event SWAT exercises its right to redeem the warrants, the warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price of $.10 per warrant.

On [                    ], 2008, the latest practicable date before the mailing of this joint proxy statement/prospectus, the last sale price of SWAT common stock as reported on The Nasdaq Capital Market was $[            ] per share. On May 27, 2008, the last business day prior to public announcement of the merger, the last sale price of SWAT common stock as reported on The Nasdaq Capital Market was $0.50 per share.

Following the merger, SWAT and PepperBall expect that the common stock of the combined company will be quoted under the symbol “PBAL” on The Nasdaq Capital Market.

On May 29, 2008, SWAT received a letter from Nasdaq Listing Qualifications stating that the merger may result in a change of control of SWAT. If this is the case, the combined company will be required to submit an initial listing application and meet all initial Nasdaq Capital Market inclusion criteria as set forth under Nasdaq Marketplace Rule 4340(a). If the combined company does not meeting all initial Nasdaq Capital Market inclusion criteria, then the combined company’s common stock would be delisted from The Nasdaq Capital Market. SWAT and PepperBall do not believe that the combined company will be able to meet all initial Nasdaq Capital Market inclusion criteria. If the combined company’s common stock is delisted from The Nasdaq Capital Market, SWAT and PepperBall believe that such common stock would likely be traded on the OTC Bulletin Board or the Pink Sheets, which may reduce the liquidity of, and may adversely affect the price of, the combined company’s common stock.

Neither SWAT nor PepperBall has paid cash dividends on its capital stock during the period indicated in the stock price table set forth above. The holders of SWAT capital stock and the holders of PepperBall capital stock are each entitled to receive dividends when and if declared by the respective board of directors out of funds legally available therefor. Following the consummation of the merger, the combined company intends to retain any future earnings to fund the development and growth of the business, and therefore does not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF COMMON STOCK

The following is a description of SWAT’s common stock as set forth in SWAT’s amended articles of incorporation and bylaws, which have been filed with the SEC as exhibits to the registration statement of which this joint proxy statement/prospectus is a part. The following description of SWAT’s common stock does not purport to be complete and is subject to and qualified by SWAT’s amended articles of incorporation and bylaws and applicable provisions of Colorado law.

SWAT’s amended articles of incorporation authorize SWAT to issue up to 30,000,000 shares of common stock, no par value per share. As of June 30, 2008, 7,213,403 shares of common stock were outstanding.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters. The common stock does not have cumulative voting rights, which means that holders of the shares of common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of common stock has an equal and ratable right to receive dividends to be paid from SWAT’s assets legally available therefor when, as and if declared by SWAT’s board of directors.

Conversion. The common stock has no conversion rights.

Liquidation. In the event SWAT dissolves, liquidates or winds up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to creditors and to the holders of any outstanding preferred stock SWAT may designate and issue in the future with liquidation preferences greater than those of the common stock. SWAT’s currently outstanding Series A and Series B preferred stock carries no liquidation preference.

Other. The holders of shares of common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF SWAT

The following table sets forth as of June 30, 2008 the beneficial ownership of SWAT common stock, by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our director and executive officers; and (iii) all of our executive officers and directors as a group.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after June 30, 2008 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of June 30, 2008 SWAT had 7,213,403 shares of common stock outstanding. Unless otherwise indicated, the address of each individual named below is the address of the company, 1722 Boxelder St., Suite 101, Louisville, CO 80027.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers and Directors
Thomas R. Marinelli (1)	133,556	1.8%
Gregory Pusey (2)	549,515	7.4%
Jeffrey G. McGonegal (3)	134,732	1.8%
Gail Schoettler (4)	37,174	*
Robert J. Williams (5)	30,333	*
David E. Welch (6)	12,333	*
All executive officers and directors as a group (six persons) (7)	897,643	12.1%

5% Shareholders
The Peierls Foundation, Inc. (8)	2,438,935	32.0%
Vision Opportunity Master Fund, Ltd. (9)	714,127	9.9%
Lazarus Investment Partners LLLP (10)	632,258	8.3%

*	Denotes less than 1%.
(1)	Includes 99,455 shares of common stock issuable upon the exercise of stock options. Does not include stock options to purchase 8,967 shares of common stock which are exercisable in May 2009, and 10,000 shares which are exercisable in installments commencing March 2009.
(2)	Includes 30,174 shares of common stock which may be acquired upon the conversion of convertible preferred stock, 13,000 shares of common stock issuable upon the exercise of warrants and 75,833 shares of common stock issuable upon the exercise of stock options. Also includes 113,705 shares of common stock, 10,717 shares which may be acquired upon the conversion of convertible preferred stock and 21,000 shares of which are issuable upon the exercise of warrants, owned by his wife and daughter. Does not include stock options to purchase 13,587 shares of common stock which are exercisable in October 2008, options to purchase 3,667 shares of common stock which are exercisable in May 2009 and options to purchase 50,000 shares of common stock which are exercisable in installments, commencing in January 2009. Includes 6,007 shares of common stock and 5,000 shares of common stock which may be acquired upon the exercise of outstanding warrants owned by Cambridge Holdings, Ltd. Mr. Pusey disclaims beneficial ownership of the shares held by his wife, his daughter and the shares held by or issuable to Cambridge Holdings, Ltd., except to the extent of his pecuniary interest therein. Mr. Pusey is the president, principal shareholder and a director of Cambridge Holdings, Ltd.
(3)

Includes 1,087 shares of common stock owned by the McGonegal Family Partnership. Mr. McGonegal disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes

77,338 shares of common stock issuable upon the exercise of stock options. Does not include stock options to purchase 20,380 shares of common stock which are exercisable in October 2008, options to purchase 2,500 shares of common stock which are exercisable in May 2009 and options to purchase 200,000 shares of common stock which are exercisable in installments commencing January 2009.

(4)	Includes 37,174 shares of common stock issuable upon the exercise of outstanding options. Does not include stock options to purchase 3,333 shares of common stock which are exercisable in March 2009, 6,667 shares of common stock which are exercisable in installments, commencing in May 2009 and 10,000 shares of common stock which are exercisable in installments, commencing in March 2009.
(5)	Includes 30,333 shares of common stock issuable upon the exercise of stock options. Does not include stock options to purchase 10,000 shares of common stock which are exercisable in March 2009, 6,667 shares of common stock which are exercisable in installments, commencing in May 2009 and 10,000 shares of common stock which are exercisable in installments, commencing in March 2009.
(6)	Includes 12,333 shares of common stock issuable upon the exercise of stock options. Does not include stock options to purchase 18,000 shares of common stock which are exercisable in installments commencing in December 2008, 6,667 shares of common stock which are exercisable in installments, commencing in May 2009 and 10,000 shares of common stock which are exercisable in installments, commencing in March 2009.
(7)	Includes footnotes 1 to 6.
(8)	Includes 738,753 shares of common stock and 645,943 shares of common stock which may be acquired upon conversion of convertible preferred stock. Includes 419,457 shares of common stock beneficially owned by E. Jeffrey Peierls and 177,027 shares of common stock beneficially owned by Brian Eliot Peierls, E. Jeffrey Peierls, brother. Also includes 214,444 shares of common stock owned beneficially by the U.D. Ethel F. Peierls Charitable Lead Unitrust, 60,832 shares of common stock owned beneficially by the U.D.J.N. Peierls for E.J. Peierls and 60,832 shares of common stock owned beneficially by the U.D.J.N. Peierls for E.J. Peierls.
(9)	Includes 64,575 shares of common stock which may be acquired upon the conversion of convertible preferred stock. Under the terms of an agreement with the company, limiting Vision’s right to convert its otherwise convertible rights into common stock, excludes a net of 6,525,800 shares of common stock which may be acquired upon conversion of convertible preferred stock and 860,000 shares of common stock which may be acquired upon the exercise of outstanding warrants. Under the terms of the investment agreements with the company except under certain defined conditions, the investor is precluded from owning more than 9.99% of the company’s common stock at any time.
(10)	Includes 429,000 shares of common stock which may be acquired upon the conversion of convertible preferred stock.

Equity Compensation Plan Information

The following table gives information about SWAT’s common stock that may be issued upon the exercise of options under its equity compensation plan as of December 31, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)
Equity Compensation Plans Approved by Shareholders	1,375,172	$4.51	624,828	2,000,000
Equity Compensation Plans Not Approved by Shareholders	None	—	—	—

TOTAL	1,375,172	$4.51	624,828	2,000,000

The following table gives information about PepperBall’s common stock that may be issued upon the exercise of options under its equity compensation plan as of December 31, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)
Equity Compensation Plans Approved by Shareholders	2,280,570	$0.11	816,818	3,097,388
Equity Compensation Plans Not Approved by Shareholders	None	—	—	—

TOTAL	2,280,570	$0.11	816,818	3,097,388

PRINCIPAL STOCKHOLDERS OF PEPPERBALL

The following table sets forth as of June 30, 2008 the beneficial ownership of PepperBall common stock, by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our director and executive officers; and (iii) all of our executive officers and directors as a group.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after June 30, 2008 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of June 30, 2008 PepperBall had 17,075,496 shares of common stock, 1,884,581 shares of Series A preferred stock and 11,885,323 shares of Series B preferred stock outstanding. Unless otherwise indicated, the address of each individual named below is the address of the company, 6142 Nancy Ridge Drive, Suite 101, San Diego, CA 92121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers and Directors
Eric P. Wenaas (1)	5,594,261	18.1%
Richard A. Collato	75,665	*
Jack Fitzpatrick	216,015	*
Jeffrey M. Nash (2)	1,126,479	3.7%
John C. Stiska (3)	1,028,635	3.3%
Christin Lewis	235,782	*
Conrad Sun	—	—
All executive officers and directors as a group (seven persons) (3)	8,276,876	26.7%

5% Shareholders
Michael V. Bell (5)	1,864,722	6.0%
Agility Capital, LLC (6)	1,725,000	5.3%

*	Denotes less than 1%.
(1)	Consists of (i) 5,174,322 shares of common stock (including 101,958 shares of common stock issuable upon conversion of 101,958 shares of Series A preferred stock and 646,230 shares of common stock issuable upon conversion of 646,230 shares of Series B preferred stock) held by Eric P. and Karen M. Wenaas; (ii) 1,017,554 shares of common stock (including 35,236 shares of common stock issuable upon conversion of 35,236 shares of Series A preferred stock and 223,337 shares of common stock issuable upon conversion of 223,337 shares of Series B preferred stock) held by Eric P. Wenaas; and (iii) 61,142 shares of common stock (including 6,004 shares of common stock issuable upon conversion of 6,004 shares of Series A preferred stock and 38,059 shares of common stock issuable upon conversion of 38,059 shares of Series B preferred stock) held by Karen M. Wenaas, the spouse of Dr. Wenaas.
(2)	Consists of 1,126,479 shares of common stock (including 3,058 shares of common stock issuable upon conversion of 3,058 shares of Series A preferred stock and 19,386 shares of common stock issuable upon conversion of 19,386 shares of Series B preferred stock) held by Jeffrey M. and Kathleen L. Nash.
(3)	Consists of 1,028,638 shares of common stock (including 3,058 shares of common stock issuable upon conversion of 3,058 shares of Series A preferred stock and 19,386 shares of common stock issuable upon conversion of 19,386 shares of Series B preferred stock) held by John C. Stiska.
(4)	Includes footnotes 1 to 3.

(5)	Consists of (i) 1,543,503 shares of common stock; (ii) 43,773 shares of common stock issuable upon conversion of 43,773 shares of Series A preferred stock; and (iii) 277,446 shares of common stock issuable upon conversion of 277,446 shares of Series B preferred stock.
(6)	Consists of (i) 325,000 shares of common stock issuable upon exercise of outstanding warrants; and (ii) 1,400,000 shares of common stock issuable upon conversion of 1,400,000 shares of Series B preferred stock issuable upon exercise of an outstanding warrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In December 2007, SWAT temporarily reduced the exercise price of outstanding warrants issued in SWAT’s October 2006 and March / April 2007 offerings to an exercise price of $0.50 per share which resulted in a total of 747,813 shares of Series B Preferred Stock being issued generating total proceeds of $3,739,067. Gregory Pusey and members of his family purchased 4,050 Series B Preferred Shares convertible into 40,500 shares of common stock for proceeds of $20,250, E. Jeffrey Peierls and certain family members and affiliates purchased 83,325 Series B Preferred Shares convertible into 833,250 shares of common stock for proceeds of $416,625, Vision Opportunity Master Fund, Ltd., purchased 453,667 Series B Preferred Shares convertible into 4,536,667 shares of common stock for proceeds of $2,268,334 and Lazarus Investment Partners LLLP, purchased 92,900 Series B Preferred Shares convertible into 929,000 shares of common stock for proceeds of $464,500.

In September 2007, SWAT temporarily reduced the exercise price of the then outstanding “B” warrants issued in our October 2006 offering to an exercise price of $3.20 per share and issued to any parties that so exercised, new three year warrants to purchase shares of common stock at $4.30 per share. This exercise resulted in a total of 294,258 common shares and 860,000 shares of Series A Preferred Stock being issued generating total proceeds of $3,693,600. Vision Opportunity Master Fund, Ltd., purchased 860,000 Series A Preferred Shares convertible into 860,000 shares of common stock for proceeds of $2,752,000.

During March 2007, E. Jeffrey Peierls and certain family members and affiliates, exercised a total of 12,229 warrants they held at an exercise price of $1.66 each and were issued a total of 12,229 shares of common stock.

In March 2007, SWAT conducted a private placement of promissory note units pursuant to which E. Jeffrey Peierls and certain family members and affiliates (including The Peierls Foundation, Inc., which purchased 183,700 of the total units) purchased 333,300 promissory note units for a total purchase price of $999,900. The units consisted of promissory notes convertible into 183,700 shares of SWAT’s common stock and warrants convertible into 551,100 shares of SWAT’s common stock.

During August 2006, Gregory Pusey, members of his family and Cambridge Holdings, Ltd., an affiliated entity, exercised a total of 6,522 warrants they held at an exercise price of $1.66 each and were issued a total of 10,827 shares of common stock.

In October 2006, SWAT conducted a private placement of common share units and promissory note units pursuant to which Gregory Pusey and members of his family purchased 35,000 promissory note units for a total purchase price of $122,500. The units consisted of 5.13% promissory notes convertible into shares of SWAT’s Series A Preferred Stock and warrants convertible into 105,000 shares of SWAT’s common stock. The promissory notes converted into 35,000 shares plus shares representing accrued interest of SWAT’s Series A Preferred Stock upon shareholder approval of such conversion on December 28, 2006. The Series A Preferred Stock is convertible into 35,000 shares of SWAT’s common stock at any time upon the election of the holder.

In December 2006, SWAT issued 678,942 common shares to the Scott and Sandy Sutton Revocable Trust dated January 31, 2006, for which Scott and his wife Sandy serve as trustees, as consideration in connection with the Vizer merger. The merger agreement also contains an earn-out provision whereby, subject to achieving certain conditions, up to an additional 480,000 common shares may be issued to the trust. Prior to the Closing of the Vizer merger SWAT had advanced approximately $1,000,000 in cash under a 4% note as provided in the merger agreement, to Vizer that was guaranteed by Scott G. Sutton, which guarantee terminated as of Closing.

During 2003 and 2004, SWAT raised funds pursuant to convertible note and warrant offerings. The following officers, directors and 5% or greater shareholders participated in the offerings in the amounts indicated: Michael Siemens and members of his family—$21,015; Gregory Pusey and members of his family—$113,028; Jeffrey McGonegal—$14,010; Thomas R. Marinelli—$114,400; Cambridge Holdings, Ltd.—$425,139; E. Jeffrey Peierls—$230,050; Brian E. Peierls—$149,030; The Peierls Foundation, Inc.—$585,175; and U.D. Ethel F. Peierls Charitable Lead Unitrust—$117,025. Gregory Pusey and Jeffrey McGonegal are

officers and directors of Cambridge Holdings, Ltd., and Gregory Pusey, Jeffrey Peierls and Brian E. Peierls are principal shareholders of Cambridge. SWAT has no other relationship with Cambridge. In connection with those offerings, SWAT issued convertible notes and warrants. The notes in these offerings, including the notes to these persons, were converted into SWAT’s common stock concurrent with SWAT’s July 2005 public offering at the conversion rates specified in the notes which range from $.64 per share to $1.84 per share. The shareholdings of these persons are reflected in the “Principal Shareholders” section.

In connection with these offerings, SWAT issued warrants to purchase shares of its common stock in the following amounts: Michael Siemens and members of his family—1,632; Gregory Pusey and members of his family—8,190; Jeffrey McGonegal–1,087; Thomas R. Marinelli–16,305; Cambridge Holdings, Ltd.—16,852; E. Jeffrey Peierls –7,065; Brian E. Peierls—4,348; The Peierls Foundation, Inc.—24,457; and U.D. Ethel F. Peierls Charitable Lead Unitrust—6,794. Warrants to purchase common stock at an exercise price of $.035 per share were exercised prior to SWAT’s July 2005 public offering in the following amounts: Michael Siemens and members of his family—1,632; Gregory Pusey and members of his family—4,673; Jeffrey McGonegal—1,087; Cambridge Holdings, Ltd.—11,417; E. Jeffrey Peierls—5,435; Brian E. Peierls –3,261; The Peierls Foundation, Inc.—19,022; and U.D. Ethel F. Peierls Charitable Lead Unitrust—2,718.

In November 2004, PepperBall issued the following promissory notes to officers and directors: (i) note in the principal amount of $450,000 to Eric P. Wenaas; (ii) note in the principal amount of $100,000 to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) note in the principal amount of $350,000 to John C. Stiska. Interest, at 10% per annum, is payable on the notes quarterly in arrears, with the principal to be repaid at the end of the October 2007. In April 2007, the maturity date of the notes was extended to October 31, 2008. Further, in May 2008, the notes were amended to provide that interest shall accrue and be paid at maturity.

In July 2006, PepperBall issued the following promissory notes to officers and directors: (i) note in the principal amount of $146,250 to Eric P. Wenaas; (ii) note in the principal amount of $40,000 to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) note in the principal amount of $140,000 to John C. Stiska. Interest, at 10% per annum, is payable on the notes quarterly in arrears, with the principal to be repaid at the end of the October 2007. In April 2007, the maturity date of the notes was extended to October 31, 2008. Further, in May 2008, the notes were amended to provide that interest shall accrue and be paid at maturity.

In April and June 2007, PepperBall issued the following promissory notes to officers and directors: (i) note in the principal amount of $81,387 to Eric P. Wenaas; (ii) note in the principal amount of $25,000 to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) note in the principal amount of $25,000 to John C. Stiska. Interest on the notes accrues at a floating rate equal to the print interest rate (as published daily in the Wall Street Journal) plus 4% per annum, and is payable quarterly in arrears, with the principal to be paid on October 31, 2008. The notes are secured by the molds on a future product. In May 2008, the notes were amended to provide that interest shall accrue and be paid at maturity.

In October 2007, PepperBall issued the following promissory notes to officers and directors: (i) note in the principal amount of $50,000 to Eric P. Wenaas; (ii) note in the principal amount of $25,000 to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) note in the principal amount of $25,000 to John C. Stiska. Interest on the notes accrues at a floating rate equal to the print interest rate (as published daily in the Wall Street Journal) plus 4% per annum, and is payable quarterly in arrears, with the principal to be paid on October 31, 2008. The notes are secured by the molds on a future product. In May 2008, the notes were amended to provide that interest shall accrue and be paid at maturity.

In March 2008, PepperBall issued a promissory note in the principal amount of $200,000 to Richard A. Collato. Interest, at 10% per annum, is payable on the note quarterly in arrears, with the principal to be repaid on August 31, 2009.

In November 2004, PepperBall issued the following warrants to purchase common stock at $0.02 per share to officers and directors: (i) warrant to purchase 2,347,081 shares to Eric P. Wenaas; (ii) warrant to purchase 521,574 shares to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) warrant to purchase 1,825,507 shares to John C. Stiska. The warrants have a term of five years.

In July 2006, PepperBall issued the following warrants to purchase Series B preferred stock at $0.592 per share to officers and directors: (i) warrant to purchase 227,090 shares to Eric P. Wenaas; (ii) warrant to purchase 58,667 shares to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) warrant to purchase 205,333 shares to John C. Stiska. In May 2008 these warrants were amended to provide for (i) the issuance of common stock (rather than Series B preferred stock) on exercise; and (ii) an exercise price of $0.05 per share. The warrants have a term of five years.

In April 2007, PepperBall issued the following warrants to purchase common stock at $0.06 per share to officers and directors: (i) warrant to purchase 431,667 shares to Eric P. Wenaas; (ii) warrant to purchase 215,833 shares to the Nash Family Trust dated 3/18/80 (Jeffrey M. Nash is trustee of the Nash Family Trust); and (iii) warrant to purchase 215,833 shares to John C. Stiska. The warrants have a term of five years.

In March 2008, PepperBall issued a warrant to purchase 690,667 shares of common stock at $0.05 per share to Richard A. Collato. The warrant has a term of five years.

From May 2002 to March 2008, PepperBall issued Jack Fitzpatrick options to purchase an aggregate of 294,328 shares of common stock.

Following consummation of the merger, the combined company’s board of directors’ “independent” (as independence is defined in the Nasdaq Stock Market qualitative listing standards) members will consist of Robert J. Williams, Gail Schoettler, David E. Welch, Richard A. Collato, Jack Fitzpatrick and Jeffrey M. Nash.

Board Policies Regarding Transactions with Related Persons

SWAT’s Audit Committee reviews all material related party transactions and has access, at SWAT’s expense, to SWAT’s legal counsel or to independent legal counsel. SWAT does not have a written policy for such reviews.

PepperBall’s board of directors reviews all material related party transactions. PepperBall does not have a written policy for such reviews.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report detailing its policies and responsibilities relating to the auditing of SWAT’s consolidated financial statements for the fiscal year ended December 31, 2007. The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC.

The members of the Audit Committee for the year ended December 31, 2007 were David E. Welch (chairman), Gail Schoettler and Robert J. Williams, each of who is a non-employee member of SWAT’s board of directors and meets the independence standard under the Nasdaq and SEC rules. Mr. Welch qualifies as an Audit Committee financial expert as defined under SEC rules. SWAT’s board of directors has adopted a written charter for the Audit Committee. A copy of the charter is available on SWAT’s website at www swat-systems.com under “Investor Relations” and “Corporate Governance.”

The Audit Committee oversees SWAT’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2007 in the annual report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

Together with the company’s independent registered public accounting firm, GHP Horwath, P.C. (who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America), the Audit Committee reviewed the auditors’ judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. The Audit Committee discussed with the auditor the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards) (AICPA, Professional Standards, Vol. 1, AU section 380). In addition, the Audit Committee has discussed the independence of GHP Horwath, P.C. from management and the company’s company generally, and received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee discussed with GHP Horwath, P.C. the overall scope and plans for the audit. The Audit Committee met with GHP Horwath, P.C., with and without management present, to discuss the results of their examination, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the review and discussions above with management and the independent registered public accounting firm concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent registered public accounting firm under generally accepted auditing standards, the Audit Committee recommended to the board of directors that the audited financial statements be included in SWAT’s annual report on Form 10-KSB for the most recent fiscal year for filing with the SEC.

All members of the Audit Committee concur in this report:

David E. Welch

Gail Schoettler

Robert J. Williams

EXPERTS

The audited consolidated financial statements of SWAT as of December 31, 2007 and for each of the years in the two-year period ended December 31, 2007 included in this joint proxy statement/prospectus have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the period and to the extent set forth in their report (which describes an uncertainty as to going concern) appearing herein and elsewhere in this joint proxy statement/prospectus. Such financial statements have been so included in reliance upon the firm’s authority as an expert in auditing and accounting.

The audited consolidated financial statements of PepperBall as of December 31, 2007 and 2006 and for each of the two years in the period ended December 31, 2007 included in this joint proxy statement/prospectus have been audited by Haskell & White LLP, independent registered public accounting firm, for the period and to the extent set forth in their report (which describes an uncertainty as to going concern, and which includes an emphasis paragraph relating to a restatement of the 2006 consolidated financial statements) appearing herein and elsewhere in this joint proxy statement/prospectus. Such financial statements have been so included in reliance upon the firm’s authority as an expert in auditing and accounting.

LEGAL MATTERS

The validity of the shares of SWAT common stock to be issued in the merger will be passed upon for SWAT by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT SWAT ANNUAL MEETING

SWAT must receive shareholder proposals to be included in its proxy statement for its 2009 annual meeting of shareholders at its principal executive offices, addressed to Security With Advanced Technology, Inc., 1722 Boxelder Street, Suite 101, Louisville, Colorado 80027, Attention: Corporate Secretary, no later than 120 days before the first anniversary of the date on which SWAT released this joint proxy statement/prospectus for its 2008 annual meeting to SWAT shareholders; provided, however, that in the event that the date of SWAT 2009 annual meeting is changed by more than 30 days from the date of SWAT’s 2008 annual meeting, SWAT must receive shareholder proposals no later than the close of business on the tenth day following the earlier of the date on which notice of the date of SWAT’s 2009 annual meeting was mailed to SWAT shareholders or public disclosure of such date was made. All shareholder proposals received after the time periods set forth above will be considered untimely and will not be included in the proxy statement for SWAT’s 2009 annual meeting. Such shareholder proposals must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act.

SWAT must receive shareholder proposals, involving proper matters for shareholder action, submitted outside the processes of Rule 14a-8 under the Exchange Act to be considered at SWAT’s 2009 annual meeting of shareholders but not intended to be included in SWAT’s proxy statement for its 2009 annual meeting at SWAT’s principal executive offices no later than 45 days before the first anniversary of the date on which SWAT released this joint proxy statement/prospectus for its 2008 annual meeting to SWAT shareholders; provided, however, that in the event that the date of SWAT’s 2009 annual meeting is changed by more than 30 days from the date of SWAT’s 2008 annual meeting, SWAT must receive shareholder proposals no later than the close of business on the tenth day following the earlier of the date on which notice of the date of SWAT’s 2009 annual meeting was mailed to SWAT shareholders or public disclosure of such date was made. All shareholder proposals received after the time periods set forth above will be considered untimely and proxies solicited by SWAT’s board of directors for SWAT’s 2009 annual meeting will confer upon the proxies discretionary authority to vote on any such untimely shareholder proposal.

WHERE YOU CAN FIND MORE INFORMATION

SWAT files electronically with the SEC its annual reports on Form 10-KSB, quarterly interim reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. SWAT makes available on or through its website at www.swat-systems.com, free of charge, copies of these reports as soon as reasonably practicable after SWAT electronically files or furnishes such reports to the SEC. A copy of any document SWAT files with the SEC may be inspected without charge, or copies may be obtained, at the SEC’s Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. The SEC maintains a website that contains the documents that SWAT files electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. In addition, SWAT will provide to each person to whom a joint proxy statement/prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that SWAT files with the SEC. Requests should be directed to:

Security With Advanced Technology, Inc.

Attn.: Jeffrey G. McGonegal

1722 Boxelder Street, Suite 101

Louisville, CO 80027

Phone: (303) 475-3786

Web Address: www.swat-systems.com

PepperBall is not a reporting company and therefore no additional reports or financial information about it are publicly available.

SWAT has filed a registration statement under the Securities Act with the SEC with respect to the SWAT common stock to be issued under the merger agreement with PepperBall. This joint proxy statement/prospectus constitutes the prospectus of SWAT filed as part of the registration statement. This joint proxy statement/ prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.

TRANSACTION OF OTHER BUSINESS

At the date of this joint proxy statement/prospectus, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the board of directors

/s/ JEFFREY G. MCGONEGAL
Jeffrey G. McGonegal Chief Executive Officer

Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of May 27, 2008, is among PepperBall Technologies, Inc., a Delaware corporation (the “Company”), Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”) and PTI Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of SWAT (“Merger Sub”). Certain capitalized and non-capitalized terms used herein are defined in Section 8.13.

RECITALS

WHEREAS, the Boards of Directors of the Company, SWAT and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company, other than such shares held by SWAT, Merger Sub or the Company, shall be converted into the right to receive shares of common stock, no par value per share, of SWAT (the “SWAT Common Stock”);

WHEREAS, as an inducement to SWAT and Merger Sub to enter into this Agreement, certain stockholders of the Company have concurrently herewith entered into a voting agreement in the form attached hereto as Exhibit A (“Company Voting Agreement”) pursuant to which, among other things, such stockholders have agreed to vote all shares of capital stock of the Company owned by them in favor of the Merger;

WHEREAS, as an inducement to the Company to enter this Agreement, certain stockholders of SWAT have concurrently herewith entered into a voting agreement in the form attached hereto as Exhibit B (“SWAT Voting Agreement”) pursuant to which, among other things, such Persons have agreed to vote all capital stock of SWAT owned by them in favor of the Merger;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and

WHEREAS, the Company, SWAT and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, SWAT and Merger Sub hereby agree as follows:

ARTICLE I

THE MERGER; ADVANCE NOTE

Section 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), Merger Sub shall be merged with and into the Company (the “Merger”). Following the Merger, the Company shall continue as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Merger Sub shall cease.

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Section 1.2 Effective Time. Subject to the provisions of this Agreement, the Company, SWAT and Merger Sub shall cause the Merger to be consummated by filing an appropriate certificate of merger in the form attached hereto as Exhibit C and other appropriate documents (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, as soon as practicable on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger (the “Effective Time”).

Section 1.3 Closing of the Merger. The closing of the Merger (the “Closing”) will take place at a time and on a date to be specified by the parties (the “Closing Date”), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, San Diego, California, or at such other time, date or place as agreed to by the parties hereto.

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Directors and Officers.

(a) SWAT. As of the Effective Time, (i) the directors of SWAT shall be comprised in accordance with Schedule 1.5 hereto and (ii) the individuals listed on Schedule 1.5 hereto shall have been appointed as the officers of SWAT in accordance with Schedule 1.5 hereto.

(b) Surviving Corporation. The directors of the Surviving Corporation shall be comprised in accordance with Schedule 1.5 hereto and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.6 Certificate or Articles of Incorporation and Bylaws.

(a) SWAT. The articles of incorporation and bylaws of SWAT as in effect immediately prior to the Effective Time shall remain in full force and effect after the Effective Time; provided, however, that Article FIRST of the articles of incorporation of SWAT shall be amended to read in its entirety as follows: “The name of the Corporation is PepperBall Technologies, Inc.”

(b) Surviving Corporation. Effective immediately following the Merger, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended in its entirety to read as set forth in the Certificate of Merger. Effective immediately following the Merger, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

Section 1.7 Advance Note. Upon the execution of this Agreement, SWAT will deliver $495,000 to the Company by wire transfer of immediately available U.S. funds (the “Advance”) in exchange for a promissory note, carrying a principal amount equal to the Advance, in substantially the form attached hereto as Exhibit D (the “Advance Note”). The Company shall only be obligated to repay the Advance Note in the event the Merger is not consummated due to either (i) the Company’s failure to obtain the Company Stockholder Approval, or (ii) the Company Board Recommendation is withdrawn. At SWAT’s option, if the Company shall be obligated to repay the Advance Note, SWAT may waive the return of $250,000 of the Advance Note in exchange for (x) a

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mutual settlement of all claims and matters relating to Case No. ‘07CV 0672 JAH POR, PepperBall Technologies, Inc. v. Security With Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc., pending in the United States District Court, Southern District of California (the “Current Action”), and (y) a non-exclusive worldwide license to use the Company’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent versions of such launchers SWAT is having produced by Tiberius Arms (the “License”). The License shall have an initial term of five years (with SWAT having the right to renew for additional five year terms unless SWAT is in default under the License), carry a royalty equal to 3% of SWAT’s net sales of non-lethal projectiles and launchers (subject to a $100,000 per year royalty maximum) and provide for SWAT to pay the Company $250,000 upon the signing of the License (which shall be paid by SWAT’s waiver of the return of $250,000 of the Advance Note as described above), with 50% of such payment to be treated as a royalty prepayment.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF NOTES;

ANTI-DILUTION PROTECTION

Section 2.1 Conversion of Shares.

(a) By action of the holders of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock of the Company (collectively, “Company Preferred Stock”), each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted immediately prior to the Effective Time (subject to the satisfaction of the conditions set forth in Section 6.1 and Section 6.3) into that number of shares of Company’s common stock, par value $0.001 per share (the “Company Common Stock”), into which one share of Series A Preferred Stock and Series B Preferred Stock is then convertible.

(b) At the Effective Time, each outstanding share of common stock, par value $.001 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of the Company, SWAT or Merger Sub, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

(c) At the Effective Time, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (including the shares of Company Common Stock issued upon conversion of the Company Preferred Stock) (individually, a “Share” and collectively, the “Shares”) (other than (i) Shares held by the Company, (ii) Shares held by SWAT or Merger Sub or (iii) Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of SWAT, Merger Sub or the Company or any holder thereof, be converted into and be exchangeable for the right to receive the number (rounded down to the nearest whole share) of fully paid and non-assessable shares of SWAT Common Stock equal to the Exchange Ratio.

(d) For purposes of this Agreement, the “Exchange Ratio” shall be determined in accordance with the following formula:

E = Y

      Z

where	E =	the Exchange Ratio

	Y =	all shares of SWAT Common Stock (assuming conversion of all outstanding shares of SWAT Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (collectively the “SWAT Preferred Stock”) into shares of SWAT Common Stock) issued and outstanding as of 11:59 pm (San Diego, California time) on the day immediately preceding the Closing Date

	Z =	all outstanding shares of Company Common Stock (assuming conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock), as of 11:59 pm (San Diego, California time) on the day immediately preceding the Closing Date

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All such shares of SWAT Common Stock issued pursuant to this Section 2.1 are referred to herein as the “Merger Consideration.”

(e) At the Effective Time, each Share of Company Common Stock owned by SWAT, Merger Sub or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

(f) If, between the date of this Agreement and the Effective Time, either (i) the outstanding shares of Company Common Stock or Company Preferred Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, or (ii) the number of shares of Company Common Stock issuable upon conversion of each share of Company Preferred Stock shall have been changed pursuant to contract, an anti-dilution adjustment provision contained in the Company’s certificate of incorporation or otherwise, the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, change in conversion ratio or such similar event.

(g) If, between the date of this Agreement and the Effective Time, the outstanding shares of SWAT Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or such similar event.

Section 2.2 Stock Options; Warrants.

(a) At the Effective Time, the Company Stock Options, whether vested or unvested, will be assumed by SWAT (“Assumed Stock Options”). The Company represents and warrants that Section 2.2(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options to purchase shares of Company Common Stock (“Company Stock Options”), including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to SWAT an updated Section 2.2(a) of the Company Disclosure Schedule current as of such date. Each such option so assumed by SWAT under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the PepperBall Technologies, Inc. 2000 Stock Option Plan and the Jaycor Tactical Solutions, Inc. 2000 Nonqualified Stock Option Plan (collectively the “Company Option Plans”) and any stock option agreement governing such option immediately prior to the Effective Time, except that (a) such option will be exercisable for that number of whole shares of SWAT Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of SWAT Common Stock, (b) the per share exercise price for the shares of SWAT Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (c) any restriction on the exercisability of such Company Stock Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall remain unchanged. Consistent with the terms of the Company Option Plans and the documents governing the outstanding options, the Merger will not terminate any of the outstanding options under the Company Option Plans or accelerate the exercisability or vesting of such options or the shares of SWAT Common Stock which will be subject to those options upon SWAT’s assumption of the options in the Merger. To the extent possible, the Assumed Stock Options will be subject to the SWAT 2004 Incentive Plan (the “SWAT Stock Plan”) (provided that if such action is not possible, the parties will mutually agree upon other arrangements with respect to such Assumed Stock Options). It is the intention of the parties that the options so assumed by SWAT following the Effective Time will remain incentive stock options as

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defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time, and the parties hereto shall use their commercially reasonable efforts to carry out such intention. Within 10 business days after the Effective Time, SWAT will issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Option Plans a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such option by SWAT. SWAT agrees to take such action as is necessary to include the shares of SWAT Common Stock issuable pursuant to the Assumed Stock Options in SWAT’s previously filed registration statement on Form S-8. In the event the shares of SWAT Common Stock issuable pursuant to the Assumed Stock Options cannot be included in SWAT’s previously filed registration statement on Form S-8, SWAT will prepare and file with the Securities and Exchange Commission (“SEC”) another registration statement on Form S-8 to include the shares of SWAT Common Stock issuable pursuant to the Assumed Stock Options and the Company will cooperate with and assist SWAT in the preparation thereof.

(b) At the Effective Time the Company Warrants will be assumed by SWAT (“Assumed Warrants”). The Company represents and warrants that Section 2.2(b) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding warrants to purchase shares of Company Common Stock or other securities convertible or exchangeable for shares of Company Common Stock (“Company Warrants”), including the number of shares of Company Common Stock or other securities convertible or exchangeable for shares of Company Common Stock subject to each such warrant, the exercise price per share and the term of each such warrant. On the Closing Date, the Company shall deliver to SWAT an updated Section 2.2(b) of the Company Disclosure Schedule current as of such date. Each such warrant so assumed by SWAT under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the document(s) governing such warrant immediately prior to the Effective Time, except that (a) such warrant will be exercisable for that number of whole shares of SWAT Common Stock equal to the product of the number of shares of Company Common Stock or other securities convertible or exchangeable for shares of Company Common Stock that were issuable upon exercise of such warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of SWAT Common Stock, (b) the per share exercise price for the shares of SWAT Common Stock issuable upon exercise of such assumed warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock or other securities convertible or exchangeable for shares of Company Common Stock at which such warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (c) any restriction on the exercisability of such Company Warrant shall continue in full force and effect, and the term, exercisability and other provisions of such Company Warrant shall remain unchanged. Within 10 business days after the Effective Time, SWAT will issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding Company Warrant a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such warrant by SWAT.

Section 2.3 Exchange Fund. Unless the parties otherwise agree, prior to the Effective Time, SWAT shall appoint its transfer agent, Corporate Stock Transfer, Inc., to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the “Exchange Agent”). At or prior to the Effective Time, SWAT shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the SWAT Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. SWAT agrees to make available to the Exchange Agent from time to time as needed, any dividends and other distributions pursuant to Section 2.5. Any certificates of SWAT Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

Section 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within three business days after the Effective Time), SWAT and the Surviving Corporation shall use their commercially reasonable efforts to cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”) (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form

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and have such other provisions as SWAT may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration in accordance with the terms of this Agreement. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) shares of SWAT Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares then held by such holder) and (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this ARTICLE II, including cash in lieu of any dividends and other distributions pursuant to Section 2.5, and the Shares formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this ARTICLE II, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive the Merger Consideration payable upon surrender of the Certificates. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, shares of SWAT Common Stock evidencing, in the aggregate, the proper number of shares of SWAT Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid.

Section 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of SWAT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SWAT Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws (as hereinafter defined), following surrender of any such Certificate, there shall be paid to such holder of shares of SWAT Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SWAT Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of SWAT Common Stock.

Section 2.6 No Further Ownership Rights in Company Common Stock. All shares of SWAT Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms of ARTICLE I and this ARTICLE II (including any cash paid pursuant to Section 2.5 and Section 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

Section 2.7 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to SWAT for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any dividends or distributions with respect to shares of SWAT Common Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by Law, become the property of SWAT free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.8 No Liability. None of SWAT, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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Section 2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such Person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and any unpaid dividends and distributions on shares of SWAT Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise unless required to do so by Law.

Section 2.11 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or SWAT for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

Section 2.12 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger (the “Dissenting Shares”), which stockholders comply with all of the relevant provisions of Delaware Law (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give SWAT (a) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders’ rights of appraisal, and (b) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of SWAT, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.1.

Section 2.13 Exchange of Notes. The parties agree that, upon the Closing, each holder of the promissory notes listed in Section 2.13 of the Company Disclosure Schedule (the “Company Notes”) shall exchange his, her or its Company Note for a promissory note with the same principal amount issued by SWAT (the “New SWAT Notes”). The New SWAT Notes shall be unsecured, bear interest at the rate of 10% per annum and shall mature 15 months from the Closing Date. Interest on the New SWAT Notes shall accrue to maturity. At the option of the holder of each New SWAT Note, the principal amount and all accrued interest under such note shall be convertible at any time into shares of SWAT’s Common Stock, based upon the average closing price of SWAT’s Common Stock on the Nasdaq Capital Market (“Nasdaq”) (or such other exchange or quotation service on which SWAT Common Stock is listed or quoted at such time, as the case may be) for the six month period ended on the trading day immediately prior to the date such holder requests to convert such note; provided that SWAT shall not be required to honor any such conversion request that relates to the conversion of less than the lesser of (i) $100,000, or (ii) the full amount of principal and accrued interest under such note.

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Section 2.14 Anti-Dilution Protection. If within nine months of the Closing Date SWAT raises additional financing through the sale of SWAT Common Stock or securities convertible or exchangeable for shares of SWAT Common Stock (a “Subsequent Equity Financing”), then the holders of Company Common Stock at the Effective Time shall be entitled to receive additional shares of SWAT Common Stock upon the closing of the Subsequent Equity Financing. The number of additional shares of SWAT Common Stock issuable pursuant to this Section 2.14 shall be determined in accordance with the following formula:

E = $2,505,000 – (X + Y)

Z

where	E =	the number of shares of SWAT Common Stock to be issued

	X =	the amount of SWAT cash on hand at the Closing, plus the amount of any payments made to Dissenting Stockholders of the Company

	Y =	the total cash payments made by SWAT between the execution of this Agreement and the Closing for professional fees incurred by SWAT in connection with the Merger

	Z =	the price per share of the securities issued in the Subsequent Equity Financing or the price per share at which such securities are convertible or exchangeable for shares of SWAT Common Stock (as applicable)

Such shares shall be issued pro rata to the holders of Company Common Stock at the Effective Time on the same basis as the shares of SWAT Common Stock were distributed at the Closing. This Section 2.14 shall only apply to the first Subsequent Equity Financing during the nine month period following the Closing. Any holder of Company Common Stock may bring an action or proceeding to enforce the provisions of this Section 2.14.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Except as set forth on the schedule delivered by the Company to SWAT and Merger Sub in connection with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) the Company hereby represents and warrants to SWAT and Merger Sub, and except as set forth in the disclosure schedule delivered by SWAT and Merger Sub to the Company in connection with the execution and delivery of this Agreement (the “SWAT Disclosure Schedule”), SWAT and Merger Sub hereby represent and warrant to the Company, in each case as set forth in this ARTICLE III, with the party making such representations and warranties being referred to as the “Representing Party” and such Representing Party’s Disclosure Schedule as the “Representing Party’s Disclosure Schedule.” Notwithstanding the foregoing, any representation or warranty which expressly refers to SWAT or its Subsidiaries is being made solely by SWAT and Merger Sub and any representation or warranty which expressly refers to the Company or its Subsidiaries is being made solely by the Company.

Section 3.1 Organization, Qualification.

(a) The Representing Party is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted. The Representing Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party or substantially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Representing Party from performing its obligations hereunder. As used in this Agreement, “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that (i) materially adversely affects the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Representing

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Party and its Subsidiaries, taken as a whole or (ii) adversely affects or delays the ability of the Representing Party to consummate the transactions contemplated by this Agreement, provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute a Material Adverse Effect on a Representing Party: (A) any adverse change, effect, event, occurrence, state of facts or development directly caused by the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); or (B) any adverse change, effect, event, occurrence, state of facts or development directly caused by, resulting from or attributable to conditions affecting the industries in which the Representing Parties operate as a whole or the U.S. or world economies as a whole. Each Representing Party has made available to the other a copy of its certificate or articles of incorporation and bylaws (or similar organizational documents). Such copy of each Representing Party’s certificate or articles of incorporation and bylaws (or similar organizational documents) are complete and correct and in full force and effect, and the Representing Party is not in violation of any of the provisions of its certificate or articles of incorporation and bylaws (or similar organizational documents).

(b) Each of the Representing Party’s Subsidiaries is listed in Section 3.1 of the Representing Party’s Disclosure Schedule and is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of the Representing Party’s Subsidiaries has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party, taken as a whole. All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party’s Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and, with respect to such shares or ownership interests that are owned by the Representing Party and its Subsidiaries, are owned free and clear of any Liens. All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party’s Subsidiaries are wholly owned by the Representing Party, directly or indirectly.

Section 3.2 Capital Stock.

(a) Section 3.2(a) of the Representing Party’s Disclosure Schedule sets forth as of the date hereof: (i) the number of authorized shares of each class or series of capital stock of the Representing Party; (ii) the number of shares of each class or series of capital stock of the Representing Party which are issued and outstanding; (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party; (iv) the number of shares of each class or series of capital stock of the Representing Party which are reserved for issuance upon the exercise of outstanding warrants or otherwise, indicating each specific reservation; and (v) the number of shares of each class or series of capital stock of such Representing Party which are subject to employee stock options or other rights to purchase or receive capital stock granted under such Person’s stock option or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof.

(b) All the outstanding shares of capital stock of the Representing Party are, and all shares of SWAT Common Stock to be issued in the Merger will be when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities Laws. Except for the transactions contemplated by this Agreement and as disclosed in Section 3.2(a) of the Representing Party’s Disclosure Schedule, (i) as of the date of this Agreement there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Representing Party or any of its Subsidiaries, obligating the Representing Party or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Representing Party or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Representing

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Party or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Representing Party or any Subsidiary of the Representing Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Representing Party or other entity, and (iii) there are no shareholder agreements, voting trusts or other agreements to which the Representing Party is a party or to which it is bound relating to the voting of any shares of the capital stock of the Representing Party (other than the Voting Agreements).

Section 3.3 Corporate Authority Relative to this Agreement; No Violation.

(a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for obtaining the requisite approval of the stockholders of the Company (the “Company Stockholder Approval”), as contemplated in Section 5.2 and the filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of SWAT, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy Laws and other similar Laws affecting creditor’s rights generally and (ii) general principles of equity.

(b) SWAT has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SWAT, and other than obtaining the requisite approval of the stockholders of SWAT (the “SWAT Stockholder Approval”) as contemplated in Section 5.3 and the filing of the Certificate of Merger no other corporate proceedings on the part of SWAT are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SWAT and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement of SWAT, enforceable against SWAT in accordance with its terms, except as may be limited by (i) bankruptcy Laws and other similar Laws affecting creditor’s rights generally and (ii) general principles of equity.

(c) Except as may be required under, and other applicable requirements of, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), state securities or blue sky Laws, and the rules and regulations of Nasdaq, and the filing of the Certificate of Merger under Delaware Law, none of the execution, delivery or performance of this Agreement by the Representing Party, the consummation by the Representing Party of the transactions contemplated hereby or compliance by the Representing Party with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate or articles of incorporation, bylaws or similar organizational documents of the Representing Party or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a “Governmental Entity”), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation (“Law”) applicable to the Representing Party, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not,

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individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or substantially delay the consummation of the transactions contemplated hereby.

Section 3.4 Reports and Financial Statements.

(a) As of their respective dates, all reports, proxy statements, registration statements and prospectuses filed with the SEC by SWAT since January 1, 2006 (collectively with, and giving effect to, all amendments, supplements and exhibits thereto, the “SEC Reports”) (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of SWAT’s Subsidiaries is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of SWAT and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States (“GAAP”) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 2006, SWAT has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

(b) The Company has delivered to SWAT copies of the audited balance sheet of the Company as of December 31, 2007, together with the related audited statements of income, stockholders’ equity and changes in cash flow for the fiscal year ended December 31, 2007 (such audited financial statements being hereinafter referred to as the “Financial Statements”). The Financial Statements, including the notes thereto, present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company and its consolidated Subsidiaries as of such dates and for the periods then ended.

(c) The accounts receivable of the Representing Party set forth on the balance sheet of the Representing Party (i) arose from bona fide sales or contract billing transactions in the ordinary course of the Representing Party’s business and are payable on ordinary trade terms, (ii) to the knowledge of the Representing Party, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity), (iii) are not subject to any valid set-off or counterclaim by the debtor, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) to Representing Party’s knowledge, are collectible in the ordinary course of the Representing Party’s business in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Representing Party’s financial statements, (vi) are not owned by any Affiliate of the Representing Party, and (vii) are not the subject of any legal proceeding brought by or on behalf of the Representing Party. The Representing Party has not received any written notice from any account debtor regarding any dispute over any of the accounts receivable. None of the accounts receivable constitutes duplicate billings of other accounts receivable. There are no security arrangements or collateral securing the repayment or other satisfaction of the accounts receivable.

Section 3.5 No Undisclosed Liabilities. Neither the Representing Party nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth on a balance sheet of the Representing Party under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or obligation, except (a) liabilities or obligations with respect to SWAT reflected in the SEC Reports and with respect to the Company reflected in the Financial Statements or (b) liabilities and obligations which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Representing Party.

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Section 3.6 No Default; Compliance with Applicable Laws. The businesses of the Representing Party and each of its Subsidiaries is not in conflict with, or in default or violation of, any term, condition or provision of (i) its respective certificate or articles of incorporation or bylaws or similar organizational documents, (ii) any Company Material Contracts or SWAT Material Contracts, as applicable, or (iii) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit or other governmental authorization or approval applicable to the Representing Party or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Representing Party.

Section 3.7 Environmental Matters.

(a) Representing Party is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by Representing Party at any time, and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of Representing Party’s Facilities that may or will give rise to liability of Representing Party under Environmental Laws. To Representing Party’s knowledge, there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of Representing Party’s facilities. To Representing Party’s knowledge, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Representing Party’s facilities. To Representing Party’s knowledge, no Representing Party employee or other Person has claimed that Representing Party is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against Representing Party, or, to Representing Party’s knowledge, threatened against Representing Party, with respect to Hazardous Materials or Environmental Laws; and Representing Party is not aware of any facts or circumstances that could form the basis for assertion of a claim against Representing Party or that could form the basis for liability of Representing Party, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

(b) As used in this Agreement: (i) “Environmental Law” means any Law or order of any Governmental Entity relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of, or (B) the environment or to emissions, discharges, releases or threatened releases of, Hazardous Materials, into the environment; and (ii) “Hazardous Materials” means (A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” or “toxic pollutants” under any Environmental Law; and (C) any pesticides.

Section 3.8 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Representing Party’s knowledge, threatened against the Representing Party, its Subsidiaries or any of its assets or properties which (a) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party or its Subsidiaries, or (b) questions the validity of this Agreement or any action to be taken by the Representing Party in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. The Representing Party and its Subsidiaries are not subject to any outstanding order, writ, injunction or decree which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries. There is no suit, claim, action, proceeding or investigation pending or, to the Representing Party’s knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of the Representing Party (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against the Representing Party.

Section 3.9 Permits. The Representing Party holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business

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(the “Permits”), except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on the Representing Party. The Representing Party is in material compliance with the terms of the Representing Party Permits. No investigation or review by any Governmental Entity in respect of the Representing Party is pending or, to the Representing Party’s knowledge, threatened, nor has the Representing Party received notice from any Governmental Entity of its intention to conduct the same.

Section 3.10 Employee Plans.

(a) Section 3.10(a) of the Representing Party’s Disclosure Schedule sets forth a true, correct and complete list of: (i) all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), under which the Representing Party has any obligation or liability, contingent or otherwise (the “Benefit Plans”); (ii) all employees, consultants and independent contractors of the Representing Party; and (iii) all employment, consulting, termination, profit sharing, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union or vacation agreements, policies or arrangements under which the Representing Party has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant or contractor of the Representing Party (the “Employee Arrangements”).

(b) All contributions or other payments required to have been made by the Representing Party to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made. The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws.

Section 3.11 Labor Matters. The Representing Party is not a party to any labor or collective bargaining agreement, and no employees of the Representing Party are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Representing Party’s knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Representing Party’s knowledge, there have been no organizing activities involving the Representing Party in respect of any group of employees of the Representing Party. There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party. There are no unfair labor practice charges, grievances or complaints pending or, to the Representing Party’s knowledge, threatened by or on behalf of any employee or group of employees of the Representing Party and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing. There are no complaints, charges or claims against the Representing Party pending or, to the Representing Party’s knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Representing Party, and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing. The Representing Party is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax. There has been no “mass layoff” or “plant closing” as defined by WARN in respect of the Representing Party within the six months prior to the date hereof. No employee of the Representing Party is utilizing or is eligible to utilize COBRA health insurance.

Section 3.12 Absence of Certain Changes or Events. Since December 31, 2007 (a) the businesses of the Representing Party and its Subsidiaries have been conducted in all material respects in the ordinary course and

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(b) there has not been a material adverse change in the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Representing Party and its Subsidiaries, taken as a whole, or any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

Section 3.13 Registration Statement; Joint Proxy Statement/Prospectus.

(a) The information supplied by the Representing Party for inclusion in the registration statement on Form S-4 pursuant to which shares of SWAT Common Stock issued in the Merger and shares of SWAT Common Stock issuable pursuant to Section 2.14 of this Agreement will be registered with the SEC (the “Registration Statement”) shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by the Representing Party for inclusion in the joint proxy statement/prospectus (the “Joint Proxy Statement”) to be sent to the stockholders of the Company in connection with the special meeting of the Company’s stockholders to consider this Agreement and the Merger (the “Company Stockholders Meeting”) and to the stockholders of SWAT in connection with the special meeting of SWAT’s stockholders to consider the issuance of SWAT Common Stock in connection with the Merger (the “SWAT Stockholders Meeting”) shall not, on the date the Joint Proxy Statement is first mailed to stockholders of SWAT and the Company, at the time of the Company Stockholders Meeting, at the time of the SWAT Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Joint Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SWAT Stockholders Meeting or the Company Stockholders Meeting which has become false or misleading.

Section 3.14 Tax Matters.

(a) For purposes of this Agreement: (i) “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(b) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party and each affiliated, combined, consolidated or unitary group of which the Representing Party is a member (an “Affiliated Group”) have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All Taxes due and owing by the Representing Party or any Representing Party’s Affiliated Group, including estimates and withheld Taxes, have been paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve for would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. There is no audit or examination in process or pending and there has been no notification of any request for such audit or other examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party or any Representing Party’s Affiliated Group which if determined adversely would, individually or in the aggregate, be reasonably likely

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to have a Material Adverse Effect on the Representing Party. All assessments for Taxes due and owing by the Representing Party or any Representing Party’s Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid, except to the extent that any failures to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party.

(c) Neither the Representing Party nor any member of any Affiliated Group has any employment, severance or termination agreements, other compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

Section 3.15 Absence of Questionable Payments. Neither the Representing Party nor, to the Representing Party’s knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of the Representing Party, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither the Representing Party nor, to the Representing Party’s knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of the Representing Party, has accepted or received any unlawful contributions, payments, gifts or expenditures.

Section 3.16 Title and Related Matters. The Representing Party or one of its Subsidiaries has good and valid title to, or a valid leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included, in the case of the Company in the Financial Statements and in the case of SWAT in the SEC Reports, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof), free and clear of all Liens, other than Permitted Liens, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties. As of the date hereof, Section 3.16 of the Representing Party’s Disclosure Schedule contains a complete and correct list of all real property owned or leased by the Representing Party or any of its Subsidiaries, and a complete and correct list of each title insurance policy insuring title to any of such real properties.

Section 3.17 Material Contracts.

(a) Company Contracts. Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all agreements the Company would be required to file as material contracts under Item 601 of Regulation S-K were the Company subject to the Exchange Act and the disclosure requirements of Regulation S-K (the “Company Material Contracts”). The Company has heretofore made available to SWAT true, correct and complete copies of all such Company Material Contracts. The Company is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such Person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby. Each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy Laws and other similar Laws affecting creditors’ rights generally and (B) general principles of equity. The Company is not in breach or default in any material respects of any provisions of any Company Material Contract and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by the Company. The Company does not have any knowledge of any termination or material breach or anticipated termination or material breach by

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the other parties to any Company Material Contract or commitment to which it is a party or to which any of its assets are subject. No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company in respect of any breach or default thereunder. No terms and conditions of any Company Material Contract or other arrangement or understanding between the Company and any other Person in effect on the date of this Agreement prevent, delay or materially restrict the Company’s ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict the Company’s ability to deploy any material portion of its assets or resources as it deems appropriate.

(b) SWAT Contracts. The SEC Reports contain true and accurate copies of all of the agreements required to filed as material contracts under Item 601 of Regulation S-K under the Securities Act (the “SWAT Material Contracts”). SWAT is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such Person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby. Each of the SWAT Material Contracts constitutes the valid and legally binding obligation of SWAT, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy Laws and other similar Laws affecting creditors’ rights generally and (B) general principles of equity. SWAT is not in breach or default in any material respects of any provisions of any SWAT Material Contract and, to SWAT’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by SWAT or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by SWAT. SWAT does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any SWAT Material Contract or commitment to which it is a party or to which any of its assets are subject. No party to any such SWAT Material Contract has given notice to SWAT of or made a claim against SWAT in respect of any breach or default thereunder. No terms and conditions of any SWAT Material Contract or other arrangement or understanding between SWAT and any other Person in effect on the date of this Agreement prevent, delay or materially restrict SWAT’s ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict SWAT’s ability to deploy any material portion of its assets or resources as it deems appropriate.

Section 3.18 Insurance. The Representing Party has provided the other a true and complete list and brief summary description (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) of directors and officers liability and general liability insurance policies maintained by the Representing Party. Such policies have been issued by insurers which, to the Representing Party’s knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Representing Party of a scope and coverage consistent with customary industry practice. Complete and correct copies of each such policy have been delivered by the Company to SWAT and by SWAT to the Company. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. There are no pending claims or, to the knowledge of the Representing Party, threatened claims, under any of the Representing Party’s insurance policies.

Section 3.19 Intellectual Property.

(a) For purposes of this Agreement, “Intellectual Property” means: (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, “Issued Patents”); (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively “Patent Applications” and, with the Issued Patents, the “Patents”); (iii) all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof

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(collectively, “Copyrights”); (iv) common Law trademarks, registered trademarks, applications for registration of trademarks, common Law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, “Trademarks”); (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business of the Representing Party as such business is currently conducted and as its business is proposed to be conducted; (vi) all domain names registered by the Representing Party; and (vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable Law, such other intangible assets, properties or rights).

(b) The Representing Party owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of the Representing Party as currently conducted or as proposed to be conducted by the Representing Party (the “Representing Party’s Intellectual Property”), free and clear of all Liens. The Representing Party’s Intellectual Property constitutes all of the Intellectual Property necessary to enable the Representing Party to conduct its business as such business is currently being conducted and as its business is proposed to be conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor has asserted any right, claim or interest in or with respect to any Representing Party Intellectual Property and the Representing Party is not aware of a basis for any such claim. There is no unauthorized use, disclosure or misappropriation of any Representing Party Intellectual Property by any employee or, to the Representing Party’s knowledge, former employee of the Representing Party or, to the Representing Party’s knowledge, by any other third party. There are no royalties, fees or other payments payable by the Representing Party to any third Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Representing Party Intellectual Property.

(c) With respect to each item of Representing Party Intellectual Property incorporated into any product of the Representing Party or otherwise used in the business of the Representing Party (except “off the shelf” or other software widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Representing Party’s operations) the Representing Party Disclosure Schedule lists all Patents and Patent Applications, Trademarks, and Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

(d) Section 3.19(d) of the Representing Party Disclosure Schedule contains an accurate list as of the date of this Agreement of all material licenses, sublicenses and other agreements to which the Representing Party is a party and pursuant to which the Representing Party is authorized to use any Intellectual Property owned by any third party, excluding “off the shelf” or other software widely available through regular commercial distribution channels on standard terms and conditions (“Third Party Intellectual Property”).

(e) To the knowledge of the Representing Party, there is no unauthorized use, disclosure, infringement or misappropriation of any Representing Party Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of the Representing Party. The Representing Party has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business. There are no royalties, fees or other payments payable by the Representing Party to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

(f) All Patents, registered Trademarks, registered service marks and registered Copyrights held by the Representing Party are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. The Representing Party is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset

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owned or used by any third party. There is no proceeding pending or, to the Representing Party’s knowledge, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of the Representing Party Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party. The Representing Party has not brought a proceeding alleging infringement of the Representing Party Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

(g) All current and former officers and employees of the Representing Party have executed and delivered to the Representing Party an agreement regarding the protection of proprietary information and the assignment to the Representing Party of any Intellectual Property arising from services performed for the Representing Party by such Persons. All current and former consultants and independent contractors to the Representing Party involved in the development, modification, marketing and servicing of the Representing Party’s products, and/or the Representing Party Intellectual Property have executed and delivered to the Representing Party an agreement regarding the protection of proprietary information and the assignment to the Representing Party of any Intellectual Property arising from services performed for the Representing Party by such Persons. To the Representing Party’s knowledge, no employee or independent contractor of the Representing Party is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Representing Party.

(h) The Representing Party has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all the Representing Party Intellectual Property (except such Representing Party Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All Intellectual Property not otherwise protected by Patents or Copyrights (“Confidential Information”) owned by the Representing Party used by or disclosed to a third party has been pursuant to the terms of a written agreement between the Representing Party and such third party.

(i) No product liability claims have been communicated in writing to or, to the Representing Party’s knowledge, threatened against the Representing Party.

Section 3.20 Minute Books; Stock Record Books. True and correct copies of the Representing Party’s minute books and, in the case of the Company, stock record books have been made available to the other. The minute books of the Representing Party contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Representing Party, and accurately reflect in all material respects all corporate actions of the Representing Party which are required by Law to be passed upon by the Board of Directors or stockholders of the Representing Party. The stock record books accurately reflect all transactions in shares of the Company’s capital stock.

Section 3.21 Bank Accounts; Powers of Attorney. The Representing Party has provided the other a complete and correct list showing: (a) all banks in which the Representing Party maintains a bank account or safe deposit box (collectively, “Bank Accounts”), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all Persons having access thereto; and (b) the names of all Persons holding powers of attorney from the Representing Party, true and correct copies thereof which have been delivered to the other.

Section 3.22 Disclosure. The representations and warranties by the Representing Party in this Agreement and the statements contained in the schedules, certificates and other writings furnished and to be furnished by the Representing Party to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not

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misleading, it being understood that as used in this Section 3.22 “material” means material to the Representing Party and its Subsidiaries, taken as a whole. The Representing Party has provided to the other copies of all contracts and agreements that can be reasonably construed as material to the business of the Representing Party.

Section 3.23 SWAT Share Ownership. As of the date hereof, SWAT does not own any securities of the Company.

Section 3.24 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. SWAT represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 3.25 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, SWAT represents and warrants that Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 3.26 Affiliate Interests. The Representing Party is not a party to any transaction with: (a) any employee, officer or director of such Representing Party, (b) any relative of any such employee, officer or director, or (c) any Affiliate of the Representing Party or any employee, officer, director or relative of an Affiliate of such Representing Party, including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services by such Person, (ii) providing for the rental of real or personal property from or to such Person, (iii) providing for the guaranty of any obligation of such Person, (iv) requiring any payment to such Person which will continue beyond the Closing Date, or (v) establishing any right or interest of such Person in any of the assets of such Representing Party.

Section 3.27 Product Warranties. Section 3.27 of the Representing Party’s disclosure schedule sets forth the Representing Party’s standard terms, conditions and warranties for products of the Representing Party’s business sold by the Representing Party prior to the Closing Date. The Representing Party has not made any other written representations or warranties relating to the products of the Representing Party’s business that would materially increase the warranty obligations of the Representing Party’s business taken as a whole. There are no pending claims against the Representing Party on account of product warranties or with respect to the sale by the Representing Party of defective or inferior products that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party.

ARTICLE IV

COVENANTS RELATED TO CONDUCT OF BUSINESS

Section 4.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of the Company through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 4.1, prior to the Effective Time, the Company will not, without the prior written consent of SWAT:

(a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

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(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options, and except for the issuance of Company Stock Options to purchase up to an aggregate of 300,000 shares of Company Common Stock to employees, consultants or directors pursuant to the Company’s Stock Option Plans and consistent with past practices;

(c)(i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

(e)(i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

(f)(i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual, except in the ordinary course of the Company’s business; provided, however, that SWAT shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual.

(g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

(h) except as contemplated by this Agreement, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

(i) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

(j) take any action (including, any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a “reorganization” under Section 368(a) of the Code;

(k) fail to comply in any material respect with any Law applicable to the Company or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company;

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(l) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset that is material to the Company, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of disclosure, such Person has executed a confidentiality agreement in form acceptable to the Company;

(m) sell or dispose of any Company Intellectual Property;

(n) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

(o) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue, incomplete or incorrect.

Section 4.2 Conduct of Business of SWAT. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, SWAT will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of SWAT through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 4.2, prior to the Effective Time, SWAT will not, without the prior written consent of Company:

(a) amend its articles of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for (i) the issuance or sale of SWAT Common Stock pursuant to outstanding SWAT stock options, (ii) the issuance or sale of SWAT Common Stock pursuant to outstanding SWAT warrants (pursuant the terms of such warrants in effect on the date hereof or as such terms are temporarily modified pursuant to the following sentence), (iii) the temporary re-pricing of outstanding SWAT warrants (provided that any such temporary re-pricing shall (1) be for the sole purpose of inducing the holders thereof to exercise such warrants, and (2) expire with respect to any unexercised SWAT warrants prior to the Effective Time), and (iv) the issuance of SWAT stock options to purchase up to an aggregate of 300,000 shares of SWAT Common Stock to employees, consultants and directors pursuant to the SWAT Stock Plan and consistent with past practices;

(c)(i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of SWAT (other than the Merger);

(e)(i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of SWAT; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

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(f)(i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual, except in the ordinary course of SWAT’s business; provided, however, that the Company shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual.

(g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to SWAT, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

(h) except as contemplated by this Agreement, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

(i) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

(j) take any action (including, any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a “reorganization” under Section 368(a) of the Code;

(k) fail to comply in any material respect with any Law applicable to SWAT or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on SWAT;

(l) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset that is material to SWAT, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of such disclosure, such Person has executed a confidentiality agreement in form acceptable to SWAT;

(m) sell or dispose of any SWAT Intellectual Property;

(n) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

(o) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 4.2(a) through Section 4.2(n) or any action which would make any of the representations or warranties of SWAT contained in this Agreement untrue, incomplete or incorrect.

Section 4.3 Access to Information.

(a) Between the date hereof and the Effective Time, the Company, SWAT and Merger Sub will each give the authorized representatives (including, counsel, financial advisors and auditors) of the other reasonable access to all its employees, consultants, contractors, plants, offices, warehouses and other facilities and to all its books and records, will permit the other to make such inspections and investigations as each may require. Each of the Company, SWAT and Merger Sub will cause its officers to furnish the other with such financial and operating data and other information in respect of its business, properties and personnel as each may from time to time reasonably request, provided that no investigation pursuant to this Section 4.3(a) shall affect or be deemed to modify any of the representations or warranties made by each of the Company, SWAT and Merger Sub.

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(b) Between the date hereof and the Effective Time, the Company, SWAT and Merger Sub shall each furnish to the other (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management, SWAT management and Merger Sub management respectively, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are regularly prepared for the Company Board of Directors, SWAT Board of Directors and Merger Sub Board of Directors, respectively.

(c) Each of SWAT, Merger Sub and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other furnished in connection with the transactions contemplated by this Agreement.

Section 4.4 Continuation of Insurance Coverage. From the date hereof to the Closing, each of the Company and SWAT shall keep in full force and effect insurance coverage for its assets, operations and property comparable in amount and scope to the coverage now maintained covering its assets, operations and property.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Joint Proxy Statement; Registration Statement.

(a) As promptly as practicable after the date of this Agreement, SWAT and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and SWAT shall prepare and cause to be filed with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, with respect to the issuance of SWAT Common Stock in the Merger. The Joint Proxy Statement will also include (i) a proposal requesting that the SWAT shareholders approve the conversion (pursuant to its terms) of all outstanding SWAT Series B Convertible Preferred Stock into SWAT Common Stock, and (ii) such other proposal(s) as the Company and SWAT shall mutually agree to include therein, including any proposals that may be required pursuant to the terms of this Agreement. Each of SWAT and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Registration Statement and Joint Proxy Statement. Each of SWAT and the Company shall use reasonable efforts to cause the Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. SWAT will cause the Joint Proxy Statement to be mailed to SWAT’s stockholders, and the Company will cause the Joint Proxy Statement to be mailed to the Company’s stockholders, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of SWAT and the Company shall also promptly file, use reasonable efforts to cause to become effective as promptly as possible and, if required, mail to its stockholders any amendment to the Registration Statement or Joint Proxy Statement that becomes necessary after the date the Registration Statement is declared effective.

(b) If at any time prior to the Effective Time any event or circumstance relating to SWAT, any SWAT Subsidiary or their respective directors or officers is discovered by SWAT which is required to be set forth in an amendment or supplement to the Registration Statement or Joint Proxy Statement, SWAT shall promptly inform the Company. All documents that SWAT is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(c) If at any time prior to the Effective Time any event or circumstance relating to the Company, any Company Subsidiary or their respective directors or officers is discovered by the Company which is required to be set forth in an amendment or supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform SWAT and provide SWAT with such information as is reasonably necessary for inclusion in the amendment or supplement to the Registration Statement or Joint Proxy Statement. All documents that the Company is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

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(d) Each of SWAT and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Joint Proxy Statement or Registration Statement or comments thereon or responses thereto.

(e) Prior to the Effective Time, SWAT shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the SWAT Common Stock to be issued in the Merger will be registered or qualified under the securities Law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders’ Meeting; provided, however, that SWAT shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

Section 5.2 Company Stockholders’ Meeting.

(a) The Company shall take all action necessary under all applicable Laws to call, give notice of and hold the Company Stockholders’ Meeting. The Company Stockholders’ Meeting shall be held (on a date selected by the Company in consultation with SWAT) as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Laws.

(b) Subject to Section 5.2(c): (i) the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting (the recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt this Agreement being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to SWAT, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to SWAT shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Company Stockholder Approval, the Company Board Recommendation may be withdrawn or modified in a manner adverse to SWAT if the Company board of directors shall have determined in accordance with Section 5.5(a)(ii) that the withdrawal or modification of such recommendation is necessary.

Section 5.3 SWAT Stockholders’ Meeting.

(a) SWAT shall take all action necessary under all applicable Laws to call, give notice of and hold the SWAT Stockholders’ Meeting. The SWAT Stockholders’ Meeting will be held on the same date as the Company Stockholders’ Meeting is held. SWAT shall ensure that all proxies solicited in connection with the SWAT Stockholders’ Meeting are solicited in compliance with all applicable Laws.

(b) Subject to Section 5.3(c), the Joint Proxy Statement shall include a statement to the effect that the board of directors of SWAT recommends that SWAT’s stockholders vote to approve the issuance of SWAT Common Stock in the Merger (the recommendation of SWAT’s board of directors that SWAT’s stockholders vote to approve the issuance of SWAT Common Stock in the Merger being referred to as the “SWAT Board Recommendation”). The SWAT Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of SWAT or any committee thereof to withdraw or modify the SWAT Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.3(b), at any time prior to the adoption of this Agreement by the SWAT Stockholder Approval, the SWAT Board Recommendation may be withdrawn or modified in a manner adverse to the Company if the SWAT board of directors shall have determined in accordance with Section 5.5(b)(ii), that the withdrawal or modification of such recommendation is necessary.

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Section 5.4 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither the Company, SWAT nor Merger Sub will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

(b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.2 and Section 5.3, each of SWAT, Merger Sub and the Company shall use commercially reasonable efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other Person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law, or by any Dissenting Stockholder in respect of Dissenting Shares. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of SWAT, Merger Sub and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4(b) shall (i) limit a party’s right to terminate this Agreement pursuant to Section 7.2 so long as such party has at all times complied in all material respects with its obligations under this Section 5.4(b), or (ii) require SWAT to dispose or hold separate any part of its or the Company’s business or operations (or a combination of SWAT’s and the Company’s business or operations), or comply with any other material restriction affecting its business or operations.

(c) The Company and SWAT agree that in connection with any litigation which may be brought against the Company or its directors or SWAT or its directors relating to the transactions contemplated hereby, the party subject to such litigation will keep the other, and any counsel which the other may retain at its own expense, informed of the course of such litigation, to the extent the other is not also a party thereto. The parties agree that they will consult with each other prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 5.5 Acquisition Proposals.

(a) Restrictions on the Company.

(i) The Company and its Subsidiaries will not, nor will they authorize or permit any officer, director, employee, consultant or contractor of or any investment banker, attorney, accountant or other advisor or representative of, the Company or its Subsidiaries to, directly or indirectly, (A) solicit, initiate or encourage the submission of any Company Acquisition Proposal (as hereinafter defined) or (B) participate in any discussions or negotiations regarding, or furnish to any Person any information in respect of, or take any other action to facilitate, any Company Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that the Company receives an unsolicited Company Acquisition Proposal, prior to the adoption of this Agreement by the Company Stockholder Approval, this Section 5.5(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions with, any Person in response to a bona fide Company Acquisition Proposal that can reasonably be expected to lead to a Superior Proposal that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company, its Subsidiaries nor any representative of any of the Company or its Subsidiaries shall have violated any of the restrictions set forth in this Section 5.5(a), (2) the board of directors of the Company

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concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with fiduciary duties of the board of directors of the Company to the Company’s stockholders, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives SWAT written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to SWAT (to the extent such nonpublic information has not been previously furnished by the Company to SWAT). Immediately after the execution and delivery of this Agreement, the Company and its Subsidiaries will, and will use their commercially reasonable efforts to cause their affiliates, and their respective officers, directors, employees, consultants, contractors, investment bankers, attorneys, accountants and other agents and representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Company Acquisition Proposal and shall immediately inform SWAT of the receipt by the Company of any subsequent Company Acquisition Proposal. The Company and its Subsidiaries shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.5(a) of the obligations undertaken in this Section 5.5(a). “Company Acquisition Proposal” means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company: (v) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (w) any sale of shares of capital stock of the Company after which stockholders of the Company immediately prior to such sale would hold less than a majority of the issued and outstanding capital stock of the Company, (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company in a single transaction or series of related transactions; (y) any tender offer or exchange offer for 20% or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. “Company Superior Proposal” shall mean an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Company Common Stock and Company Preferred Stock on terms that the board of directors of the Company determines, in its reasonable judgment, to be more favorable to the Company and its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and which is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a Company Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

(ii) The Company board of directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to SWAT, its approval or recommendation of this Agreement or the Merger unless the Company board of directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by the Company board of directors of its fiduciary duties to the Company’s stockholders. Nothing contained in this Section 5.5(a) shall prohibit the Company from making any disclosure to the Company’s stockholders which, in the good faith reasonable judgment of the Company board of directors, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 5.5(a), the Company may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal. Nothing in this Section 5.5(a) shall (A) permit the Company to terminate this Agreement or (B) affect any other obligations of the Company under this Agreement.

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(b) Restrictions on SWAT.

(i) SWAT and its Subsidiaries will not, nor will they authorize or permit any officer, director, employee, consultant or contractor of or any investment banker, attorney, accountant or other advisor or representative of, SWAT or its Subsidiaries to, directly or indirectly, (A) solicit, initiate or encourage the submission of any SWAT Acquisition Proposal (as hereinafter defined) or (B) participate in any discussions or negotiations regarding, or furnish to any Person any information in respect of, or take any other action to facilitate, any SWAT Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any SWAT Acquisition Proposal. Notwithstanding the foregoing, in the event that SWAT receives an unsolicited SWAT Acquisition Proposal, prior to the adoption of this Agreement by the SWAT Stockholder Approval, this Section 5.5(b) shall not prohibit SWAT from furnishing nonpublic information regarding SWAT to, or entering into discussions with, any Person in response to a bona fide SWAT Acquisition Proposal that can reasonably be expected to lead to a Superior Proposal that is submitted to SWAT by such Person (and not withdrawn) if (1) neither SWAT, its Subsidiaries, nor any representative of SWAT or its Subsidiaries shall have violated any of the restrictions set forth in this Section 5.5(b), (2) the board of directors of SWAT concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with fiduciary duties of the board of directors of SWAT to the Company’s stockholders, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, SWAT gives the Company written notice of the identity of such Person and of SWAT’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and SWAT receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of SWAT, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, SWAT furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by SWAT to the Company). Immediately after the execution and delivery of this Agreement, SWAT and its Subsidiaries will, and will use their commercially reasonable efforts to cause their affiliates, and their respective officers, directors, employees, consultants, contractors, investment bankers, attorneys, accountants and other agents and representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible SWAT Acquisition Proposal and shall immediately inform the Company of the receipt by SWAT of any subsequent SWAT Acquisition Proposal. SWAT and its Subsidiaries shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.5(b) of the obligations undertaken in this Section 5.5(b). “SWAT Acquisition Proposal” means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving SWAT: (v) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (w) any sale of shares of capital stock of SWAT after which stockholders of SWAT immediately prior to such sale would hold less than a majority of the outstanding capital stock of SWAT, (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of SWAT in a single transaction or series of related transactions, (y) any tender offer or exchange offer for 20% or more of the outstanding SWAT Common Stock or the filing of a registration statement under the Securities Act in connection therewith, or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. “SWAT Superior Proposal” shall mean an unsolicited, bona fide written offer made by a third party to purchase all of outstanding SWAT Common Stock on terms that the board of directors of SWAT determines, in its reasonable judgment, to be more favorable to SWAT and its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and which is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a SWAT Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

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(ii) The SWAT board of directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, its approval or recommendation of this Agreement or the Merger unless the SWAT board of directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by the SWAT board of directors of its fiduciary duties to the SWAT stockholders under applicable Law. Nothing contained in this Section 5.5(b) shall prohibit SWAT from making any disclosure to the SWAT stockholders which, in the good faith reasonable judgment of the SWAT board of directors, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 5.5(b), SWAT may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a SWAT Acquisition Proposal. Nothing in this Section 5.5(b) shall (A) permit SWAT to terminate this Agreement or (B) affect any other obligations of SWAT under this Agreement.

Section 5.6 Public Announcements. Each of SWAT, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to the Registration Statement or Joint Proxy Statement and any listing agreement with Nasdaq, as determined by SWAT, Merger Sub or the Company, as the case may be, a copy of which shall be sent simultaneously to the other party upon such release.

Section 5.7 Indemnification.

(a) The Company shall, and from and after the Effective Time, the Surviving Corporation and SWAT shall, indemnify, defend and hold harmless the present and former directors and officers of the Company (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such Person is or was a director or officer of the Company whether pertaining to any matter existing at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent the Company is permitted under the Company’s certificate of incorporation and/or bylaws in effect immediately prior to the Merger and under Delaware Law as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits broader rights than such Law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (a) the Indemnified Parties may retain counsel satisfactory to them and the Company or, from and after the Effective Time, the Surviving Corporation, and the Surviving Corporation or SWAT, as applicable, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of reasonable documented expenses incurred, in either case to the fullest extent and in the manner permitted by Delaware Law; and (b) the Company or, after the Effective Time, the Surviving Corporation and SWAT, as applicable, will use reasonable efforts to assist in the vigorous defense of any such matter, provided that none of the Company, SWAT or the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company (or after the Effective Time, the Surviving Corporation and SWAT) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices such party), and shall to the extent

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required by the Company’s certificate of incorporation and/or bylaws in effect immediately prior to the Merger and Delaware Law deliver to the Company (or after the Effective Time, the Surviving Corporation and SWAT) the undertaking contemplated by the Company’s certificate of incorporation and/or bylaws in effect immediately prior to the Merger and Delaware Law. Notwithstanding anything to the contrary contained herein, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

(b) SWAT, Merger Sub and the Company agree that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company’s certificate of incorporation and bylaws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with Delaware Law; provided, that in the event any claim or claims are asserted or made within such six-year period all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under Delaware Law, the Company’s certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to SWAT; and provided further, that nothing in this Section 5.7 shall impair any rights or obligations of any present or former directors or officers of the Company.

(c) SWAT or the Surviving Corporation shall maintain directors’ and officers’ liability insurance (“D&O Insurance”) for a period of not less than six years after the Effective Date; provided, that (i) the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers and (ii) if the existing D&O Insurance expires or is canceled during such period, SWAT or the Surviving Corporation will use its commercially reasonable efforts to obtain substantially similar D&O Insurance.

Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to SWAT and Merger Sub, and SWAT and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of the Company, SWAT or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (d) any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

Section 5.9 Employee Matters.

(a) SWAT will cause the Surviving Corporation to honor the obligations of the Company under the provisions of all Benefit Plans and Employee Arrangements set forth in the Company’s Disclosure Schedule, subject to SWAT’s right to amend or terminate any such Benefit Plan or Employee Arrangement in accordance with its terms. After the Effective Time, the employees of the Company will be eligible to participate in the Company’s Benefit Plans or, if so determined by SWAT, SWAT’s applicable Benefit Plans, as such plans may be in effect from time to time, and, at SWAT’s sole discretion, will become employees of SWAT. With respect to each such employee of the Company, service with the Company may be counted for purposes of determining periods of eligibility to participate or to vest in benefits under any applicable Benefit Plan of SWAT. At SWAT’s sole discretion, administrative functions, including but not limited to payroll processing, may be transferred to processors of SWAT’s choosing.

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Section 5.10 Listing of Stock. SWAT shall use its best efforts to cause the shares of SWAT Common Stock to be issued in connection with the Merger to be approved for listing on the Nasdaq Capital Market on or prior to the Closing Date, subject to official notice of issuance.

Section 5.11 Antitakeover Statutes. If any antitakeover statute is or may become applicable to the Merger, each of SWAT and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any antitakeover statute on the Merger.

Section 5.12 Third Party Consents.

(a) Each of SWAT, Merger Sub and the Company shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents of third parties (including, but not limited to, such as are listed on Section 3.3 of the Company Disclosure Schedule or SWAT Disclosure Schedule, as applicable) and Governmental Entities necessary to the consummation of the transactions contemplated hereby (the “Third Party Consents”) and will provide to the other parties hereto copies of each such Third Party Consent promptly after it is obtained. Each of SWAT, Merger Sub and the Company agrees to cooperate fully with the other parties hereto in connection with the obtaining of the Third Party Consents; provided, however, that no party shall be required to pay any additional sums to secure such Third Party Consents of the other parties hereto.

(b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.12(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of SWAT, Merger Sub and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(c) If any objections are asserted with respect to the transactions contemplated hereby or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any regulatory Law, each of SWAT, Merger Sub and the Company shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

Section 5.13 Qualification as Reorganization. None of the Company, SWAT or Merger Sub has taken or will take any action (other than actions expressly permitted by this Agreement), either before or after the Closing, which could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

Section 5.14 Settlement. Following the execution of this Agreement, the Company and SWAT shall enter into a mutual full settlement (with prejudice) agreement relating to the Current Action, which settlement agreement shall become effective, if at all, upon consummation of the Merger and shall be filed no later than 10 days after the Closing.

Section 5.15 Agility. The Company and SWAT agree that all amounts outstanding under the Loan Agreement dated November 18, 2005, as amended, by and between Agility Capital, LLC (“Agility”) and the Company (the “Agility Loan Agreement”) shall be repaid at Closing from SWAT’s cash on hand; provided, however, that SWAT shall not be required to pay any amount under this Section 5.15 in excess of $500,000 of principal plus any accrued but unpaid non-default interest thereon, and any remaining amount shall be paid by the Company prior to the Effective Time (in order to ensure, among other things, that the provisions of Section 7

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of the Agility Loan Agreement are inapplicable to the closing of the Merger). In addition, prior to the Effective Time, the Company and SWAT will use their commercially reasonable efforts to cause the April 20, 2007, October 19, 2007 and April 25, 2008 warrants issued to Agility to be amended to the Company’s and SWAT’s reasonable satisfaction.

Section 5.16 Confidentiality. If the transactions contemplated by this Agreement are not consummated (and in any event prior to the Closing Date), the parties hereto will, and will cause their respective representatives and advisors to, maintain the confidentiality of all information and materials obtained from the other parties hereto; provided, however, that the parties may provide information obtained from the other parties to its advisors, agents and employees for the limited purposes of analyzing, negotiating, financing, pursuing and consummating the transactions contemplated by this Agreement and except as required by applicable Law. Upon termination of this Agreement, the parties (and their respective representatives and advisors) will return to the other parties all materials obtained from each such party in connection with the transactions contemplated by this Agreement and all copies thereof.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

(a) This Agreement shall have been approved and adopted by the Company Stockholder Approval and the SWAT Stockholder Approval.

(b) The Company, SWAT and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under blue sky Laws, if any, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

(d) The Registration Statement shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued; no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing; and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the SWAT Common Stock shall have been received.

Section 6.2 Conditions to the Obligations of SWAT and Merger Sub. The respective obligations of SWAT and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by SWAT and Merger Sub to the extent permitted by applicable Law:

(a) The representations and warranties of the Company contained herein shall be true, except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on the Company, in each case on and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

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(b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

(c) The Company shall have delivered to SWAT a certificate, dated the date of the Closing, signed by the President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 6.2(a) and Section 6.2(b).

(d) Prior to the Closing, there shall not have occurred any Material Adverse Effect on the Company.

(e) All holders of shares of Company Preferred Stock shall have converted such shares into shares of Company Common Stock.

(f) Agility shall have agreed to release all security interests created by the Agility Loan Agreement, subject only to its receipt of payment in full of all amounts outstanding under such agreement.

(g) SWAT shall have entered into a mutually acceptable employment agreement with Eric P. Wenaas.

(h) Except as contemplated by Section 6.2(f), there shall be no Liens, other than Permitted Liens, on the assets of the Company.

Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

(a) The representations and warranties of SWAT and Merger Sub contained herein shall be true, except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on SWAT, in each case on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

(b) SWAT shall have minimum unrestricted cash on hand of $1,000,000.

(c) SWAT and Merger Sub shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

(d) SWAT shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of SWAT (but without personal liability thereto), certifying as to the actual cash on hand and fulfillment of the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

(e) Prior to the Closing, there shall not have occurred any Material Adverse Effect on SWAT.

(f) The SWAT Common Stock required to be issued hereunder shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance.

(g) SWAT’s stockholders shall have approved, in accordance with applicable Law, (i) a proposal to change SWAT’s name to “PepperBall Technologies, Inc.”, (ii) the conversion of SWAT’s Series B Convertible Preferred Stock into shares of SWAT Common Stock, and (iii) such other proposal(s) as the Company and SWAT shall mutually agree to include in the Joint Proxy Statement, including any proposals that may be required pursuant to the terms of this Agreement.

(h) There shall be no Liens, other than Permitted Liens, on the assets of SWAT.

(i) SWAT shall have entered into a mutually acceptable employment agreement with Eric P. Wenaas.

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ARTICLE VII

TERMINATION; AMENDMENT; WAIVER

Section 7.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and SWAT Stockholder Approval referred to in Section 6.1(a), by mutual written consent of the Company and SWAT by action of their respective boards of directors.

Section 7.2 Termination by either SWAT or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either SWAT or the Company if:

(a) the Merger shall not have been consummated by February 27, 2009, whether such date is before or after the date of approval of the Merger by the Company Stockholder Approval and SWAT Stockholder Approval (the “Termination Date”);

(b) after the Company convenes and holds the Company Stockholders’ Meeting and certifies the vote with respect to the Merger, the Company Stockholder Approval shall not have been obtained;

(c) after SWAT convenes and holds the SWAT Stockholders’ Meeting and certifies the vote with respect to the Merger, the SWAT Stockholder Approval shall not have been obtained; or

(d) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Stockholder Approval and SWAT Stockholder Approval); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

Section 7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and SWAT Stockholder Approval referred to in Section 6.1(a), by action of the Company board of directors, if:

(a)(i) any of SWAT’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.3 would not be satisfied, or (ii) if (A) any of SWAT’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3 would not be satisfied and (B) such inaccuracy has not been cured by SWAT within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of SWAT’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.3 would not be satisfied; or

(b) the board of directors of SWAT shall have withdrawn its recommendation of this Agreement or modified the recommendation in a manner adverse to the Company or shall have resolved to do the foregoing.

(c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on SWAT.

Section 7.4 Termination by SWAT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approval and SWAT Stockholder Approval referred to in Section 6.1(a), by action of the Board of Directors of SWAT, if:

(a)(i) any of the Company’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.2 would not be satisfied, or (ii) if (A) any of

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the Company’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2 would not be satisfied and (B) such inaccuracy has not been cured by the Company within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of the Company’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.2 would not be satisfied; or

(b) the board of directors of the Company shall have withdrawn its recommendation of this Agreement or modified the recommendation in a manner adverse to SWAT or shall have resolved to do the foregoing.

(c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Company.

Section 7.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VII, this Agreement (other than this Section 7.5, Section 4.3(c), Section 5.16 and Section 8.2(a)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

Section 7.6 Amendment. This Agreement may be amended by action taken by the Company, SWAT and Merger Sub at any time before or after approval of the Merger by the Company Stockholder Approval and SWAT Stockholder Approval but, after any such approvals, no amendment shall be made which changes the amount or form of the Merger Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

Section 7.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

Section 8.2 Entire Agreement; Assignment.

(a) This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof (including, without limitation, the Letter of Intent between the Company and SWAT effective as of April 18, 2008).

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

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Section 8.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof by the intended recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Merger Sub or SWAT, to:	Security With Advanced Technology, Inc.
1722 Boxelder St., Suite 101
Louisville, CO 80027
Attention: Jeffrey McGonegal, CEO
Facsimile: (303) 439-0414

with copies to:	Brownstein Hyatt Farber Schreck, LLP
410 17th Street, 22nd Floor
Denver, CO 80202
Attention: Adam J. Agron, Esq.
Facsimile: (303) 223-1111

if to the Company, to:	PepperBall Technologies, Inc.
6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
Attention: Eric P. Wenaas, CEO
Facsimile: (858) 202-0078

with a copy to:	Morrison & Foerster LLP
12531 High Bluff Drive
San Diego, CA 92130
Attention: Scott M. Stanton, Esq.
Facsimile: (858) 720-5125

or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California, without giving effect to the choice of Law principles thereof.

Section 8.5 Expenses. The Company shall be solely responsible for the legal, accounting and other fees and expenses incurred by the Company in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. SWAT and Merger Sub shall be solely responsible for the legal, accounting and other fees and expenses incurred by SWAT and Merger Sub in connection with execution of this Agreement and the consummation of the transactions contemplated hereby. Any and all Transfer Taxes shall be timely paid by the Company.

Section 8.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 2.17 and Section 5.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If

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any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.11 Further Assurances. Each party to this Agreement agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

Section 8.12 Interpretation.

(a) The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns.

(b) The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 27, 2008.

(c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 8.13 Definitions. As used herein,

(a) “Affiliate” has the meaning given to it in Rule 12b-2 of Regulation 12B under the Exchange Act.

(b) “Beneficial ownership” or “beneficially own” has the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

(c) “Know” or “knowledge” means, (i) in respect of SWAT, the knowledge of SWAT’s executive officers and (ii) in respect of the Company, the knowledge of the Company’s executive officers.

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(d) “Lien” means, in respect of any asset (including, any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

(e) “Permitted Lien” means (i) a statutory Lien not yet delinquent; (ii) a purchase money Lien arising in the ordinary course of business consistent with past practices; (iii) a Lien reflected in the financial statements of the applicable party; (iv) a Lien set forth in Section 3.16 of the Representing Party’s Disclosure Schedule; or (v) a Lien which does not materially detract from the value or impair the use of the asset or property in question.

(f) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(g) “Subsidiary” means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

(h) “Transfer Taxes” means any and all state, local, foreign or provincial sales, use, real property, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder level taxes based upon net income) attributable to the transactions contemplated herein.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

PEPPERBALL TECHNOLOGIES, INC.

By:	/s/ ERIC P. WENAAS
Name:	Eric P. Wenaas
Title:	Chairman & CEO

SECURITY WITH ADVANCED TECHNOLOGY, INC.

By:	/s/ JEFF MCGONEGAL
Name:	Jeff McGonegal
Title:	CEO

PTI ACQUISITION CORP.

By:	/s/ JEFF MCGONEGAL
Name:	Jeff McGonegal
Title:	CEO

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]

Annex B

ARTICLES OF AMENDMENT

OF

SECURITY WITH ADVANCED TECHNOLOGY, INC.

The Articles of Incorporation of Security With Advanced Technology, including all amendments thereto, are hereby further amended as follows:

Article FIRST is hereby amended and restated in its entirety to read:

FIRST: The name of the Corporation is PepperBall Technologies, Inc.

Paragraph (a) of Article THIRD is hereby amended and restated in its entirety to read:

(a) The Corporation shall be authorized to issue two classes of Stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares which the Corporation shall have Authority to issue is 50,000,000 shares of Common Stock, no par value And 5,000,000 shares of Preferred Stock, no par value.

Article FOURTH is hereby amended and restated in its entirety to read:

FOURTH: The number of directors of the Corporation shall be Fixed by the bylaws, or if the bylaws fail to fix such a number, then by Resolution adopted from time to time by the board of directors, provided That the number of directors shall not be more than ten nor less than three.

Annex C

Delaware General Corporation Law, Section 262. APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstick corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock or a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or §264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation; the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock of the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

VOTING AGREEMENT

BY AND AMONG

SECURITY WITH ADVANCED TECHNOLOGY, INC.

PEPPERBALL TECHNOLOGIES, INC.

AND

CERTAIN STOCKHOLDERS OF PEPPERBALL TECHNOLOGIES, INC.

Dated as of May 27, 2008

VOTING AGREEMENT

VOTING AGREEMENT (the “Agreement”), dated as of May 27, 2008, by and among PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”), and the individuals listed on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, SWAT and PepperBall have negotiated a term sheet which describes the terms upon which PTI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SWAT (“Merger Sub”), will merge with and into PepperBall with PepperBall surviving as the continuing entity (the “Merger Transaction”).

WHEREAS, as an inducement to SWAT and Merger Sub to consummate the Merger Transaction pursuant to an agreement and plan of merger and reorganization (the “Merger Agreement”), PepperBall and the Stockholders have agreed to enter into this Agreement.

WHEREAS, as of the date hereof, each Stockholder is the registered owner of, or has the power to vote, the number of shares of common stock of PepperBall (“PepperBall Common Stock”) and/or the number of shares of preferred stock of PepperBall (“PepperBall Preferred Stock” and, together with the PepperBall Common Stock, the “PepperBall Stock”); as indicated on Schedule A.

NOW, THEREFORE for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Voting of Shares.

(a) Voting of Shares and Proxy. During the Term (as defined below) of this Agreement, at every meeting of the stockholders of PepperBall called, and at every adjournment hereof, and on every action or approval by written consent of the stockholders of PepperBall, each Stockholder shall vote (or cause to be voted) the Shares (as defined in Section 1(b) below) owned by such Stockholder: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving PepperBall (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PepperBall under the Merger Agreement or which would result in any of the conditions to PepperBall’s obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter required under the Merger Agreement to close the Merger Transaction.

(b) “Shares” shall mean: (i) all securities of PepperBall (including all shares of PepperBall Stock and all options, warrants and other rights to acquire PepperBall Stock) owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of PepperBall (including all shares of PepperBall Stock and all additional options, warrants and other rights to acquire PepperBall Stock) of which each Stockholder acquires ownership during the Term of this Agreement. In the event of a stock dividend or distribution, or any change in PepperBall Stock by reason of any stock dividend or distribution, or any change, in PepperBall Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

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(c) Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to SWAT a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law during the Term of this Agreement, with respect to the Shares owned by each Stockholder.

2. Restrictions on Transfer of Shares.

(a) Restrictions on Transfer of Shares Prior to the Consummation of the Merger Transaction. During the Term of this Agreement, each Stockholder hereby agrees not to take any of the following actions, except in accordance with subsection (b) of this Section 2: (i) tender any of the Stockholder’s Shares; (ii) sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of the Stockholder’s Shares; (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the Stockholder’s Shares; (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with PepperBall (except with respect to the approval of the Merger Agreement), (v) deposit any of the Stockholder’s Shares into a voting trust or depositary facility or, except as contemplated hereby, enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto; or (vi) enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares (any transaction referred to in clause (i), (ii), (iii), (iv), (v) or (vi) is hereinafter referred to as a “Transfer”).

(b) Notwithstanding subsection (a) above, each Stockholder may take an action described in subsection (a) of this Section 2 if (i) SWAT gives its prior written consent to such action or (ii) the proposed transferee shall have executed a counterpart of this Agreement and shall have agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

(c) Except as permitted by Section 2(b), during the Term of this Agreement, no Stockholder shall request that PepperBall or its transfer agent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by PepperBall of any Transfer of such Stockholder’s Shares, unless such Transfer is made in compliance with this Agreement.

(d) Except as permitted by Section 2(b), during the Term of this Agreement, PepperBall will not register the Transfer (book-entry or otherwise) of any certificate or uncertified interest representing any of the Stockholder’s Shares and will enter a stop transfer instruction on any Transfer attempted in violation of this Agreement.

3. Representations and Warranties; Additional Covenants of the Stockholders. Each Stockholder hereby represents and warrants and covenants to SWAT as follows:

(a) Authorization. Each Stockholder has the power, corporate or otherwise, and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder have been duly and validly authorized by such Stockholder and no other proceedings, corporate or otherwise, on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder. The Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(b) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents, if any, of Stockholder, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give

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rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Stockholder is a party or by which any of its properties or assets including the Shares may be bound, or (iii) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to Stockholder or any of its properties or assets including the Shares.

(c) Title to Shares. Stockholder is the registered or beneficial owner of its Shares free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement. Such Shares are all the securities of PepperBall owned of record or beneficially by Stockholder on the date of this Agreement.

(d) Accredited Investor. Stockholder is an “accredited investor” within the meaning of the United States Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(e) Reliance by SWAT. Each Stockholder acknowledges that the execution and delivery of this Agreement is a material and substantial inducement for SWAT and Merger Sub to execute and deliver the Merger Agreement.

(f) Certain Actions. During the Term of this Agreement, each Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

(g) Conversion. Each Stockholder agrees to convert any shares of PepperBall Preferred Stock held by it into PepperBall Common Stock conditioned upon, and immediately prior to, the consummation of the Merger Transaction or to exchange any shares of PepperBall Preferred Stock held by it for SWAT Common Stock conditioned upon, and concurrently with, the consummation of the Merger Transaction, in accordance with the terms of PepperBall’s Certificate of Incorporation, as amended.

(h) No Solicitation. During the Term of this Agreement, except as permitted by Section of 5.5(b) of the Merger Agreement and solely to the extent of and in the Stockholder’s capacity as an officer or director of PepperBall, the Stockholder will not, directly or indirectly, and will instruct the Stockholder’s agents, representatives, affiliates, employees, officers and directors not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquires or the making of any proposal or offer (including, without limitation, any proposal or offer to the Stockholders of PepperBall) that constitutes, or may reasonably be expected to lead to, any acquisition of PepperBall (an “Acquisition”), or enter into or maintain or continue discussion or negotiate with any person or entity in furtherance of such inquires to obtain an Acquisition, or agree to or endorse an Acquisition, or authorize or permit any of the agents, representatives, affiliates (other than in the case of a limited partnership, the limited partners hereof), employees, officers and directors, to take any such action for each Stockholder who is also an officer or director of PepperBall. Stockholder shall notify SWAT immediately after receipt by Stockholder or any of Stockholder’s agents, representatives, affiliates, employees, officers and directors, of any proposal for, or inquiry respecting, an Acquisition or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of PepperBall by any person or entity that informs or has informed PepperBall or Stockholder that it is considering making or has made such a proposal or inquiry. Such notice to SWAT shall indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition, except in respect of the transactions contemplated by this Agreement, to the extent that such Stockholder is also an officer or director of PepperBall. Nothing contained in this Section 3(g) shall restrict, limit or prohibit the officers, directors, employees and principal stockholders of PepperBall from complying with their fiduciary duties to the stockholders of PepperBall including, without limitation, the provisions of Section 5.5(b) of the Merger Agreement.

(i) Acknowledgment and Approval of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement and that the Stockholder has reviewed and understands the terms hereof.

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(j) Ownership. Nothing contained in this Agreement shall be deemed to vest in SWAT any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder’s Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Stockholder’s Shares shall remain and belong to the Stockholder, and SWAT shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of PepperBall or exercise any power or authority to direct Stockholder in the voting of any of Stockholder’s Shares, except as otherwise provided herein, or the performance of Stockholder’s duties or responsibilities as a Stockholder of PepperBall.

4. General Provisions.

(a) Notices. All notices and other communications given or made pursuant this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party (or at such other addresses as shall be specified by notice given in accordance with this Section 4):

if to SWAT:

Security With Advanced Technology, Inc.

1722 Boxelder St., Suite 101

Louisville, CO 80027

Attention: Jeffrey McGonegal, CEO

Facsimile No.: (303) 439-0414

with a copy to:

Brownstein Hyatt Farber Schreck, LLP

410 17th Street, 22nd Floor

Denver, CO 80202

Attention: Adam J. Agron, Esq.

Facsimile No.: (303) 223-1111

if to a Stockholder:

then to the address for such Stockholder listed on the records of PepperBall if to PepperBall:

PepperBall Technologies, Inc.

6142 Nancy Ridge Drive, Suite 101

San Diego, CA 92121

Attention: Eric P. Wenaas, CEO

Facsimile No.: (858) 202-0078

with a copy to:

Morrison & Foerster LLP

12531 High Bluff Drive

San Diego, CA 92130

Attention: Scott M. Stanton, Esq.

Facsimile No.: (858) 720-5125

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(b) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application hereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application hereof, in any other jurisdiction.

(d) Entire Agreement; Amendment; Waiver. This Agreement, the Proxy and the Merger Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or further exercise hereof or the exercise of any other right, power or privilege.

(e) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by SWAT, on the one hand, or any Stockholder, on the other hand, by operation of law or otherwise without the prior written consent of the other party.

(f) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles hereof.

(h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(j) Termination. This Agreement and the Proxy and all obligations of the parties hereunder and thereunder, shall be effective as of the date first set forth above and terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement and (ii) the consummation of the Merger Transaction (the “Term”).

(k) Further Assurance. Each party to this Agreement agrees (i) to furnish upon request to the other party such further information, (ii) to execute and deliver to the other party such other documents and (iii) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

(l) Interpretation. The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of

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this Agreement, section and exhibit references are to the sections and exhibits of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PepperBall”		“SWAT”

PepperBall Technologies, Inc.		Security With Advanced Technology, Inc.

By:	/s/ ERIC P. WENAAS	By:	/s/ JEFFREY MCGONEGAL
Name:	Eric P. Wenaas	Name:	Jeffrey McGonegal
Title:	Chief Executive Officer	Title:	Chief Executive Officer

“STOCKHOLDERS”

/s/ ERIC P. WENAAS
Eric P. Wenaas

The John C. Stiska Trust dtd 11/14/00

/s/ JOHN C. STISKA
John C. Stiska, Trustee

Nash Family Trust, dtd 3/18/80, as amended

/s/ JEFFREY M. NASH
Jeffrey M. Nash, Trustee

/s/ JACK FITZPATRICK
Jack Fitzpatrick

Collato Family Trust dtd 1/9/89

/s/ RICHARD COLLATO
Richard Collato, Trustee

SCHEDULE A

STOCKHOLDERS

Name	Number and Type of Shares
Eric P. Wenaas	4,526,358; Common Stock
Eric P. Wenaas	137,194; Series A Convertible Preferred Stock
Eric P. Wenaas	869,567; Series B Convertible Preferred Stock
Collato Family Trust dtd 1/9/89	75,665; Common Stock
Jack Fitzpatrick	135,664; Common Stock
Nash Family Trust dtd 3/18/80, as amended	1,104,035; Common Stock
Nash Family Trust dtd 3/18/80, as amended	3,058; Series A Convertible Preferred Stock
Nash Family Trust dtd 3/18/80, as amended	19,386; Series B Convertible Preferred Stock
John C. Stiska Trust dtd 11/14/00	1,056,194; Common Stock
John C. Stiska Trust dtd 11/14/00	3,058; Series A Convertible Preferred Stock
John C. Stiska Trust dtd 11/14/00	19,386; Series B Convertible Preferred Stock

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder of PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), hereby irrevocably (to the fullest extent permitted by law), but subject to the termination provisions hereof, appoints Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of PepperBall that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of PepperBall issued or issuable in respect hereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of PepperBall as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and the matters set forth in the third paragraph hereof.

This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among PepperBall, SWAT and the undersigned Stockholder (the “Voting Agreement”).

SWAT is hereby authorized and empowered by the undersigned to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of PepperBall and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving PepperBall (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PepperBall under the Merger Agreement or which would result in any of the conditions to PepperBall’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter required under the Merger Agreement to close the Merger Transaction.

SWAT may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.

This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof.

This Proxy, and all obligations of the undersigned hereunder, shall terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement and (ii) the consummation of the Merger Transaction.

Dated: [            ], 2008

By:
Name:
Title:

Shares beneficially owned:

                         shares of PepperBall Common Stock

                        shares of PepperBall Preferred Stock

[Signature Page to Irrevocable Proxy]

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VOTING AGREEMENT

BY AND AMONG

SECURITY WITH ADVANCED TECHNOLOGY, INC.,

PEPPERBALL TECHNOLOGIES, INC.

AND

CERTAIN STOCKHOLDERS OF

SECURITY WITH ADVANCED TECHNOLOGY, INC.

Dated as of May 27, 2008

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VOTING AGREEMENT

VOTING AGREEMENT (the “Agreement”), dated as of May 27, 2008, by and among PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”), and the individuals listed on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, SWAT and PepperBall have negotiated a term sheet which describes the terms upon which PTI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SWAT, will merge with and into PepperBall with PepperBall surviving as the continuing entity (the “Merger Transaction”).

WHEREAS, as an inducement to PepperBall to consummate the Merger Transaction pursuant to an agreement and plan of merger and reorganization (the “Merger Agreement”), SWAT and the Stockholders have agreed to enter into this Agreement.

WHEREAS, as of the date hereof, each Stockholder is the registered owner of, or has the power to vote, the number of shares of common stock of SWAT (“SWAT Common Stock”) and/or the number of shares of preferred stock of SWAT (“SWAT Preferred Stock” and, together with the SWAT Common Stock, the “SWAT Stock”) as indicated on Schedule A.

NOW, THEREFORE for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

5. Voting of Shares.

(a) Voting of Shares and Proxy. During the Term (as defined below) of this Agreement, at every meeting of the stockholders of SWAT called, and at every adjournment hereof, and on every action or approval by written consent of the stockholders of SWAT, each Stockholder shall vote (or cause to be voted) the Shares (as defined in Section 1(b) below) owned by such Stockholder to be voted: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving SWAT (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SWAT under the Merger Agreement or which would result in any of the conditions to SWAT’s obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter required under the Merger Agreement to close the Merger Transaction.

(b) “Shares” shall mean: (i) all securities of SWAT (including all shares of SWAT Stock and all options, warrants and other rights to acquire SWAT Stock) owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of SWAT (including all shares of SWAT Stock and all additional options, warrants and other rights to acquire SWAT Stock) of which each Stockholder acquires ownership during the Term of this Agreement. In the event of a stock dividend or distribution, or any change in SWAT Stock by reason of any stock dividend or distribution, or any change in SWAT Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

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(c) Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to PepperBall a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law during the Term of this Agreement, with respect to the Shares owned by each Stockholder.

6. Restrictions on Transfer of Shares.

(a) Restrictions on Transfer of Shares Prior to the Consummation of the Merger Transaction. During the Term of this Agreement,, each Stockholder hereby agrees not to take any of the following actions, except in accordance with subsection (b) of this Section 2: (i) tender any of the Stockholder’s Shares; (ii) sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of the Stockholder’s Shares; (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the Stockholder’s Shares; (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with SWAT (except with respect to the approval of the Merger Agreement); (v) deposit any of the Stockholder’s Shares into a voting trust or depositary facility or, except as contemplated hereby, enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto; or (vi) enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares (any transaction referred to in clause (i), (ii), (iii), (iv), (v) or (vi) is hereinafter referred to as a “Transfer”).

(b) Notwithstanding subsection (a) above, each Stockholder may take an action described in subsection (a) of this Section 2 if (i) PepperBall gives its prior written consent to such action or (ii) the proposed transferee shall have executed a counterpart of this Agreement and the Proxy and shall have agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

(c) Except as permitted by Section 2(b), during the Term of this Agreement, no Stockholder shall request that SWAT or its transfer agent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by SWAT of any Transfer of such Stockholder’s Shares, unless such Transfer is made in compliance with this Agreement.

(d) Except as permitted by Section 2(b), during the Term of this Agreement, SWAT will not register the Transfer (book-entry or otherwise) of any certificate or uncertified interest representing any of the Stockholder’s Shares and will enter a stop transfer instruction on any Transfer attempted in violation of this Agreement.

7. Representations and Warranties; Additional Covenants of the Stockholders.

Each Stockholder hereby represents and warrants and covenants to PepperBall as follows:

(a) Authorization. Each Stockholder has the power, corporate or otherwise, and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder have been duly and validly authorized by such Stockholder and no other proceedings, corporate or otherwise, on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder. The Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(b) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents, if any, of Stockholder, or (ii) result in

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a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Stockholder is a party or by which any of its properties or assets including the Shares may be bound, or (iii) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to Stockholder or any of its properties or assets including the Shares.

(c) Title to Shares. Stockholder is the registered or beneficial owner of its Shares free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement. Such Shares are all the securities of SWAT owned of record or beneficially by Stockholder on the date of this Agreement.

(d) Accredited Investor. Stockholder is an “accredited investor” within the meaning of the United States Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(e) Reliance by PepperBall. Each Stockholder acknowledges that the execution and delivery of this Agreement is a material and substantial inducement for PepperBall to execute and deliver the Merger Agreement.

(f) Certain Actions. During the Term of this Agreement, each Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

(g) No Solicitation. During the Term of this Agreement, except as permitted by Section of 5.5(b) of the Merger Agreement and solely to the extent of and in the Stockholder’s capacity as an officer or director of SWAT, the Stockholder will not, directly or indirectly, and will instruct the Stockholder’s agents, representatives, affiliates, employees, officers and directors not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquires or the making of any proposal or offer (including, without limitation, any proposal or offer to the Stockholders of SWAT) that constitutes, or may reasonably be expected to lead to, any acquisition of SWAT (an “Acquisition”), or enter into or maintain or continue discussion or negotiate with any person or entity in furtherance of such inquires to obtain an Acquisition, or agree to or endorse an Acquisition, or authorize or permit any of the agents, representatives, affiliates (other than in the case of a limited partnership, the limited partners hereof), employees, officers and directors, to take any such action, for each Stockholder who is also an officer or director of SWAT. Stockholder shall notify PepperBall immediately after receipt by Stockholder or any of Stockholder’s agents, representatives, affiliates, employees, officers and directors, of any proposal for, or inquiry respecting, an Acquisition or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of SWAT by any person or entity that informs or has informed SWAT or Stockholder that it is considering making or has made such a proposal or inquiry. Such notice to PepperBall shall indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition, except in respect of the transactions contemplated by this Agreement, to the extent that such Stockholder is also an officer or director of SWAT. Nothing contained in this Section 3(g) shall restrict, limit or prohibit the officers, directors, employees and principal stockholders of SWAT from complying with their fiduciary duties to the stockholders of SWAT including, without limitation, the provisions of Section 5.5(b) of the Merger Agreement.

(h) Acknowledgment and Approval of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement and that the Stockholder has reviewed and understands the terms hereof.

(i) Ownership. Nothing contained in this Agreement shall be deemed to vest in PepperBall any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder’s Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Stockholder’s

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Shares shall remain and belong to the Stockholder, and PepperBall shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of SWAT or exercise any power or authority to direct Stockholder in the voting of any of Stockholder’s Shares, except as otherwise provided herein, or the performance of Stockholder’s duties or responsibilities as a Stockholder of SWAT.

8. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party (or at such other addresses as shall be specified by notice given in accordance with this Section 4):

if to SWAT:

Security With Advanced Technology, Inc.

1722 Boxelder St., Suite 101

Louisville, CO 80027

Attention: Jeffrey McGonegal, CEO

Facsimile No.: (303) 439-0414

with a copy to:

Brownstein Hyatt Farber Schreck, LLP

410 17th Street, 22nd Floor

Denver, CO 80202

Attention: Adam J. Agron, Esq.

Facsimile No.: (303) 223-1111

if to a Stockholder:

then to the address listed opposite such Stockholder’s name on Schedule A attached hereto.

if to PepperBall:

PepperBall Technologies, Inc.

6142 Nancy Ridge Drive, Suite 101

San Diego, CA 92121

Attention: Eric P. Wenaas, CEO

Facsimile No.: (858) 202-0078

with a copy to:

Morrison & Foerster LLP

12531 High Bluff Drive

San Diego, CA 92130

Attention: Scott M. Stanton, Esq.

Facsimile No.: (858) 720-5125

(b) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions

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hereof. If any provision of this Agreement, or the application hereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application hereof, in any other jurisdiction.

(d) Entire Agreement; Amendment; Waiver. This Agreement, the Proxy, and the Merger Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or further exercise hereof or the exercise of any other right, power or privilege.

(e) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by PepperBall, on the one hand, or any Stockholder, on the other hand, by operation of law or otherwise without the prior written consent of the other party.

(f) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles hereof.

(h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(j) Termination. This Agreement and the Proxy, and all obligations of the parties hereunder and thereunder, shall be effective as of the date first set forth above and terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement and (ii) the consummation of the Merger Transaction (the “Term”).

(k) Further Assurance. Each party to this Agreement agrees (i) to furnish upon request to the other party such further information, (ii) to execute and deliver to the other party such other documents and (iii) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

(l) Interpretation. The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, section and exhibit references are to the sections and exhibits of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or

5

delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PepperBall”		“SWAT”

PepperBall Technologies, Inc.		Security With Advanced Technology, Inc.

By:	/s/ ERIC P. WENAAS	By:	/s/ JEFFREY MCGONEGAL
Name:	Eric P. Wenaas	Name:	Jeffrey McGonegal
Title:	Chief Executive Officer	Title:	Chief Executive Officer

“STOCKHOLDERS”

/s/ GREGORY PUSEY
Gregory Pusey IRA

Cambridge Holdings, Ltd.

By:	/s/ GREGORY PUSEY
Gregory Pusey President

/s/ GREGORY PUSEY
Gregory Pusey

/s/ THOMAS MARINELLI
Thomas Marinelli

/s/ JEFFREY MCGONEGAL
Jeffrey McGonegal

McGonegal Family Partnership

By:	/s/ JEFFREY MCGONEGAL
Jeffrey McGonegal General Partner

[Signature Page to SWAT Stockholders Voting Agreement]

EXHIBIT A

STOCKHOLDERS

Name	Address	Number and Type of Shares

Gregory Pusey IRA	c/o Security With Advanced Technology, Inc. 1722 Boxelder St., Suite 101 Louisville, Colorado 80227	12,575 shares of Common Stock

Cambridge Holdings, Ltd.	c/o Security With Advanced Technology, Inc. 1722 Boxelder St., Suite 101 Louisville, Colorado 80227	6,007 shares of Common Stock

Gregory Pusey	c/o Security With Advanced Technology, Inc. 1722 Boxelder St., Suite 101 Louisville, Colorado 80227	272,221 shares of Common Stock 174 shares of Series A Preferred Stock 3,000 Shares of Series B Preferred Stock

Thomas Marinelli	c/o Security With Advanced Technology, Inc. 1722 Boxelder St., Suite 101 Louisville, Colorado 80227	34,101 shares of Common Stock

Jeffrey McGonegal	c/o Security With Advanced Technology, Inc. 1722 Boxelder St., Suite 101 Louisville, Colorado 80227	56,307 shares of Common Stock

McGonegal Family Partnership	c/o Security With Advanced Technology, Inc. 1722 Boxelder St., Suite 101 Louisville, Colorado 80227	1,087 shares of Common Stock

A-1

EXHIBIT B

IRREVOCABLE PROXY

The undersigned Stockholder of Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”), hereby irrevocably (to the fullest extent permitted by law), but subject to the termination provisions hereof, appoints PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of SWAT that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of SWAT issued or issuable in respect hereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of SWAT as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and the matters set forth in the third paragraph hereof.

This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among PepperBall, SWAT and the undersigned Stockholder (the “Voting Agreement”).

PepperBall is hereby authorized and empowered by the undersigned to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of SWAT and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving SWAT (other than the Merger Transaction) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SWAT under the Merger Agreement or which would result in any of the conditions to SWAT’s obligations under the Merger Agreement not being fulfilled; and (iii) in favor of any other matter required under the Merger Agreement to close the Merger Transaction.

PepperBall may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.

This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof.

A-1

This Proxy, and all obligations of the undersigned hereunder, shall terminate immediately, without any further action being required, upon the earlier of (i) any termination of the Merger Agreement and (ii) the consummation of the Merger Transaction.

Dated: [            ], 2008

By:
Name:
Title:

Shares beneficially owned:

                     shares of SWAT Common Stock

                     shares of SWAT Preferred Stock

[Signature Page to Irrevocable Proxy]

A-2

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of directors and officers.

SWAT’s articles of incorporation, as amended, and bylaws limit the liability of SWAT’s directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Colorado Business Corporation Act. This limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

SWAT’s bylaws require that SWAT defend and indemnify its officers and directors to the full extent permitted by Colorado law. Under Colorado law, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Under Colorado law, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was an officer or director against liability incurred in the proceeding if the officer or director:

•	acted in good faith;

•	if acting in an official capacity, reasonably believed that his or her conduct was in the best interests of the corporation; and

•	in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation.

Under Colorado law, a corporation may not indemnify an officer or director if:

•	in connection with a proceeding by or in the right of the corporation (i.e., a derivative action) in which the director or officer is adjudged liable to the corporation; or

•

in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated May 27, 2008, by and among PepperBall Technologies, Inc., a Delaware corporation, Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”) and PTI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SWAT. Certain schedules and exhibits referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request. (15)

3.1	Articles of Incorporation. (8)

3.2	Articles of Amendment to Articles of Incorporation. (8)

3.3	Articles of Amendment to Articles of Incorporation. (14)

3.4	Amended and Restated Bylaws. (8)

3.5	Amended and Restated Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. (13)

3.6	Second Amended and Restated Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. (1)

4.1	Specimen Stock Certificate. (8)

4.2	Form of October 2006 Convertible Promissory Note. (4)

4.3	Form of March and April 2007 Convertible Promissory Note. (7)

4.4	Form of Warrant “A” to Purchase Shares of Common Stock at an exercise price of $4.75 per share. (4)

4.5	Form of Warrant “B” to Purchase Shares of Common Stock at an exercise price of $5.00 per share. (7)

4.6	Warrant Agreement by and between A4S Security, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into June 2005 and Warrant Certificate. (8)

4.7	Warrant Agreement by and between A4S Security, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into September 29, 2006 and Warrant Certificate. (4)

4.8	Warrant Agreement by and between Security With Advanced Technology, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into March 26, 2007 and Warrant Certificate. (7)

4.9	Warrant Agreement by and between Security With Advanced Technology, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into April 12, 2007 and Warrant Certificate. (14)

4.10	Form of Registration Rights Agreement from December 2007 warrant conversion. (13)

5.1**	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1*	Employment Agreement between A4S Technologies, Inc. and Gregory Pusey dated March 25, 2005. (8)

10.2*	Employment Agreement between A4S Technologies, Inc. and Jeffrey McGonegal dated March 25, 2005. (8)

10.3*	Employment Agreement between Security With Advanced Technology, Inc. and Scott G. Sutton dated as of December 31, 2006. (14)

Exhibit No.	Description
10.4*	A4S Technologies, Inc. 2004 Stock Incentive Plan, as amended. (8)

10.5	Securities Purchase Agreement entered into September 29, 2006 by and between A4S Security, Inc. and the investors set forth on Schedule I thereto. (4)

10.6	Securities Purchase Agreement entered into March 26, 2007 by and between Security With Advanced Technology, Inc. and the investors set forth on Schedule I thereto. (7)

10.7	Securities Purchase Agreement entered into April 12, 2007 by and between Security With Advanced Technology, Inc. and the investors set forth on Schedule I thereto. (14)

10.8	Form of Subscription Agreement and Letter of Investment Intent. (4)

10.9	Registration Rights Agreement entered into as of September 29, 2006 by and among A4S Security, Inc. and the investors signatory thereto. (4)

10.10	First Amendment to Registration Rights Agreement dated December 15, 2006 by and among Security with Advanced Technology and the investors signatory thereto. (6)

10.11	Registration Rights Agreement entered into as of March 26, 2007 by and among A4S Security, Inc. and the investors signatory thereto. (4)

10.12	Registration Rights Agreement entered into as of April 12, 2007 by and among A4S Security, Inc. and the investors signatory thereto. (14)

10.13	Plan of Merger by and among A4S Security, Inc., Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., Sandy Sutton, Scott G. Sutton and Michael Cox, dated September 3, 2006. (9)

10.14	Code of Ethics. (8)

10.15	Registration Rights Agreement dated as of July 10, 2007 by and among Security With Advanced Technology, Inc. and Gary E. Gibson, Roy Urban, Ron Urban and Thomas G. Kotsiopoulos. (10)

10.16	Asset Purchase Agreement dated as of July 10, 2007 by and among Security With Advanced Technology, Inc., PCP Acquisition, Inc., Perfect Circle Projectiles, LLC and Gary E. Gibson. (10)

10.17	Consulting Agreement dated as of July 10, 2007 by and among PCP Acquisition, Inc., Perfect Circle Projectiles, LLC and Gary E. Gibson. (10)

10.18	Patent License Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC. (10)

10.19	Royalty Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC. (10)

10.20	Facilities Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC. (10)

10.21	Confidentiality and Non-Competition Agreement dated as of July 10, 2007 by Perfect Circle Projectiles, LLC and certain key employees of Perfect Circle Projectiles, LLC party thereto, for the benefit of PCP Acquisition, Inc. (10)

10.22	Warrant Conversion Agreement from September 2007 warrant conversion. (12)

10.23	Warrant Conversion Agreement from December 2007 warrant conversion. (13)

10.24	Voting Agreement dated May 27, 2008 by and among Security With Advanced Technology, Inc., PepperBall Technologies, Inc. and Certain Stockholders of PepperBall Technologies, Inc. (15)

10.25	Voting Agreement dated May 27, 2008 by and among Security With Advanced Technology, Inc., PepperBall Technologies, Inc. and Certain Stockholders of the Company. (15)

Exhibit No.	Description
10.26	Advance Promissory Note dated May 27, 2008 by PepperBall Technologies, Inc. in favor of the Company. (15)

10.27*	Jaycor Tactical Systems, Inc. 2000 Nonqualified Stock Option Plan. (1)

10.28*	PepperBall Technologies, Inc. 2000 Stock Option Plan. (1)

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of GHP Horwath, P.C. (1)

23.3	Consent of Haskell & White LLP. (1)

24.1	Powers of Attorney (included on signature page).

*	Management contract or compensatory plan or arrangement.
**	To be filed by amendment.
(1)	Filed herewith.
(2)	Incorporated by reference to the Form 8-K filed on June 22, 2006.
(3)	Incorporated by reference to the Form 8-K filed on September 5, 2006
(4)	Incorporated by reference to the Form 8-K filed on October 3, 2006.
(5)	Incorporated by reference to the Form 8-K filed on October 17, 2006.
(6)	Incorporated by reference to the Registration Statement on Form S-3 filed on January 11, 2007.
(7)	Incorporated by reference to the Form 8-K filed on March 27, 2007.
(8)	Incorporated by reference to the Registration Statement on Form SB-2 (333-124238).
(9)	Incorporated by reference to the Definitive Proxy Statement filed on November 30, 2006.
(10)	Incorporated by reference to the Form 8-K filed on July 13, 2007.
(11)	Incorporated by reference to the Registration Statement on Form S-3 filed on August 27, 2007.
(12)	Incorporated by reference to the Form 8-K filed on October 4, 2007.
(13)	Incorporated by reference to the Form 8-K filed on January 4, 2008.
(14)	Incorporated by reference to the Form 10-KSB filed on April 17, 2007.
(15)	Incorporated by reference to the Form 8-K filed on June 2, 2008.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Colorado, on July 30, 2008.

SECURITY WITH ADVANCED TECHNOLOGY, INC., a Colorado corporation

By:	/s/ JEFFREY G. MCGONEGAL
Name:	Jeffrey G. McGonegal
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey G. McGonegal and Gregory Pusey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ GREGORY PUSEY Gregory Pusey	Chairman of the board of directors and Secretary	July 30, 2008

/s/ JEFFREY G. MCGONEGAL Jeffrey G. McGonegal	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)	July 30, 2008

/s/ THOMAS R. MARINELLI Thomas R. Marinelli	Director	July 30, 2008

/s/ GAIL SCHOETTLER Gail Schoettler	Director	July 30, 2008

/s/ ROBERT J. WILLIAMS Robert J. Williams	Director	July 30, 2008

/s/ DAVID WELCH David Welch	Director	July 30, 2008

EXHIBITS INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated May 27, 2008, by and among PepperBall Technologies, Inc., a Delaware corporation, Security With Advanced Technology, Inc., a Colorado corporation (“SWAT”) and PTI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SWAT. Certain schedules and exhibits referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request. (15)

3.1	Articles of Incorporation. (8)

3.2	Articles of Amendment to Articles of Incorporation. (8)

3.3	Articles of Amendment to Articles of Incorporation. (14)

3.4	Amended and Restated Bylaws. (8)

3.5	Amended and Restated Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. (13)

3.6	Second Amended and Restated Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. (1)

4.1	Specimen Stock Certificate. (8)

4.2	Form of October 2006 Convertible Promissory Note. (4)

4.3	Form of March and April 2007 Convertible Promissory Note. (7)

4.4	Form of Warrant “A” to Purchase Shares of Common Stock at an exercise price of $4.75 per share. (4)

4.5	Form of Warrant “B” to Purchase Shares of Common Stock at an exercise price of $5.00 per share. (7)

4.6	Warrant Agreement by and between A4S Security, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into June 2005 and Warrant Certificate. (8)

4.7	Warrant Agreement by and between A4S Security, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into September 29, 2006 and Warrant Certificate. (4)

4.8	Warrant Agreement by and between Security With Advanced Technology, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into March 26, 2007 and Warrant Certificate. (7)

4.9	Warrant Agreement by and between Security With Advanced Technology, Inc. and Corporate Stock Transfer, Inc., as Warrant Agent, entered into April 12, 2007 and Warrant Certificate. (14)

4.10	Form of Registration Rights Agreement from December 2007 warrant conversion. (13)

5.1**	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1*	Employment Agreement between A4S Technologies, Inc. and Gregory Pusey dated March 25, 2005. (8)

10.2*	Employment Agreement between A4S Technologies, Inc. and Jeffrey McGonegal dated March 25, 2005. (8)

10.3*	Employment Agreement between Security With Advanced Technology, Inc. and Scott G. Sutton dated as of December 31, 2006. (14)

Exhibit No.	Description
10.4*	A4S Technologies, Inc. 2004 Stock Incentive Plan, as amended. (8)

10.5	Securities Purchase Agreement entered into September 29, 2006 by and between A4S Security, Inc. and the investors set forth on Schedule I thereto. (4)

10.6	Securities Purchase Agreement entered into March 26, 2007 by and between Security With Advanced Technology, Inc. and the investors set forth on Schedule I thereto. (7)

10.7	Securities Purchase Agreement entered into April 12, 2007 by and between Security With Advanced Technology, Inc. and the investors set forth on Schedule I thereto. (14)

10.8	Form of Subscription Agreement and Letter of Investment Intent. (4)

10.9	Registration Rights Agreement entered into as of September 29, 2006 by and among A4S Security, Inc. and the investors signatory thereto. (4)

10.10	First Amendment to Registration Rights Agreement dated December 15, 2006 by and among Security with Advanced Technology and the investors signatory thereto. (6)

10.11	Registration Rights Agreement entered into as of March 26, 2007 by and among A4S Security, Inc. and the investors signatory thereto. (4)

10.12	Registration Rights Agreement entered into as of April 12, 2007 by and among A4S Security, Inc. and the investors signatory thereto. (14)

10.13	Plan of Merger by and among A4S Security, Inc., Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., Sandy Sutton, Scott G. Sutton and Michael Cox, dated September 3, 2006. (9)

10.14	Code of Ethics. (8)

10.15	Registration Rights Agreement dated as of July 10, 2007 by and among Security With Advanced Technology, Inc. and Gary E. Gibson, Roy Urban, Ron Urban and Thomas G. Kotsiopoulos. (10)

10.16	Asset Purchase Agreement dated as of July 10, 2007 by and among Security With Advanced Technology, Inc., PCP Acquisition, Inc., Perfect Circle Projectiles, LLC and Gary E. Gibson. (10)

10.17	Consulting Agreement dated as of July 10, 2007 by and among PCP Acquisition, Inc., Perfect Circle Projectiles, LLC and Gary E. Gibson. (10)

10.18	Patent License Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC. (10)

10.19	Royalty Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC. (10)

10.20	Facilities Agreement dated as of July 10, 2007 by and between PCP Acquisition, Inc. and Perfect Circle Projectiles, LLC. (10)

10.21	Confidentiality and Non-Competition Agreement dated as of July 10, 2007 by Perfect Circle Projectiles, LLC and certain key employees of Perfect Circle Projectiles, LLC party thereto, for the benefit of PCP Acquisition, Inc. (10)

10.22	Warrant Conversion Agreement from September 2007 warrant conversion. (12)

10.23	Warrant Conversion Agreement from December 2007 warrant conversion. (13)

10.24	Voting Agreement dated May 27, 2008 by and among Security With Advanced Technology, Inc., PepperBall Technologies, Inc. and Certain Stockholders of PepperBall Technologies, Inc. (15)

10.25	Voting Agreement dated May 27, 2008 by and among the Security With Advanced Technology, Inc., PepperBall Technologies, Inc. and Certain Stockholders of the Company. (15)

Exhibit No.	Description
10.26	Advance Promissory Note dated May 27, 2008 by PepperBall Technologies, Inc. in favor of the Company. (15)

10.27*	Jaycor Tactical Systems, Inc. 2000 Nonqualified Stock Option Plan. (1)

10.28*	PepperBall Technologies, Inc. 2000 Stock Option Plan. (1)

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of GHP Horwath, P.C. (1)

23.3	Consent of Haskell & White LLP. (1)

24.1	Powers of Attorney (included on signature page).

*	Management contract or compensatory plan or arrangement.
**	To be filed by amendment.
(1)	Filed herewith.
(2)	Incorporated by reference to the Form 8-K filed on June 22, 2006.
(3)	Incorporated by reference to the Form 8-K filed on September 5, 2006
(4)	Incorporated by reference to the Form 8-K filed on October 3, 2006.
(5)	Incorporated by reference to the Form 8-K filed on October 17, 2006.
(6)	Incorporated by reference to the Registration Statement on Form S-3 filed on January 11, 2007.
(7)	Incorporated by reference to the Form 8-K filed on March 27, 2007.
(8)	Incorporated by reference to the Registration Statement on Form SB-2 (333-124238).
(9)	Incorporated by reference to the Definitive Proxy Statement filed on November 30, 2006.
(10)	Incorporated by reference to the Form 8-K filed on July 13, 2007.
(11)	Incorporated by reference to the Registration Statement on Form S-3 filed on August 27, 2007.
(12)	Incorporated by reference to the Form 8-K filed on October 4, 2007.
(13)	Incorporated by reference to the Form 8-K filed on January 4, 2008.
(14)	Incorporated by reference to the Form 10-KSB filed on April 17, 2007.
(15)	Incorporated by reference to the Form 8-K filed on June 2, 2008.